Use these links to rapidly review the document

TABLE OF CONTENTS 2
TABLE OF CONTENTS3

Subject to completion, as filed with the Securities and Exchange Commission on August 14, 2017.

Registration No. 333-218856

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEW BKH CORP.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	81-5248625 (I.R.S. Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-5100
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary
New BKH Corp.
601 Riverside Avenue
Jacksonville, Florida 32204
+1 (904) 854-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Michael J. Aiello Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10154 (212) 310-8000	Colleen E. Haley Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, Florida 32204 (904) 854-8100	William B. Sorabella Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective and the satisfaction of all other conditions to the completion of the transactions described in the enclosed document have been satisfied or waived.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 14, 2017

PRELIMINARY PROSPECTUS

83,309,940 shares

New BKH Corp.

Common Stock

(par value $0.0001 per share)

        This prospectus is being furnished in connection with the planned distribution by Fidelity National Financial, Inc., which we refer to as FNF, on a pro rata basis to the holders of its FNF Group common stock of all of the outstanding shares of its wholly-owned subsidiary New BKH Corp., which we refer to as New BKH, which will hold 98.46% of the shares of Class B common stock in Black Knight Financial Services, Inc., which we refer to as Black Knight, beneficially owned by FNF and 54.29% of the Class A units, which we refer to as Units or BKFS LLC Units, of Black Knight Financial Services, LLC, which we refer to as BKFS LLC. We refer to such distribution as the spin-off or the distribution. We expect that, immediately following the distribution, New BKH and Black Knight will each merge with wholly-owned subsidiaries of Black Knight Holdco Corp., which we refer to as New Black Knight, with New BKH and Black Knight surviving such mergers as wholly-owned subsidiaries of New Black Knight. We refer to such mergers as the New BKH merger and the BKFS merger respectively and together as the mergers.

        Each share of FNF Group common stock outstanding as of 5:00 p.m., New York City time, on the record date for the distribution, which we refer to as the record date, which has not yet been determined and FNF will publicly announce prior to the completion of the distribution and the mergers, will entitle its holder to receive its pro rata portion of the New BKH common stock. The distribution of shares will be made to a third party exchange agent in book-entry form for the benefit of the holders of FNF Group common stock. Immediately following the distribution, as consideration for the New BKH merger, each share of New BKH common stock will be converted into the right to receive one share of New Black Knight common stock. As a result, holders of FNF Group common stock will hold approximately 54.29% of the common stock of New Black Knight outstanding immediately following the mergers.

        It is expected that New Black Knight will apply to have its common stock listed on the New York Stock Exchange, which we refer to as NYSE.

        We expect that the distribution should be tax-free to holders of FNF Group common stock for U.S. federal income tax purposes.

        FNF does not require, and is not seeking, the approval of the holders of FNF Group common stock in connection with the distribution or the mergers. Black Knight is seeking the approval of its shareholders for the BKFS merger and approval by Black Knight shareholders is required for the mergers to take place.

        No action will be required of you to receive shares of common stock of New BKH in the distribution or the shares of New Black Knight common stock issued in exchange therefor immediately following the distribution, which means that:

  •
  you will not be required to pay for the New BKH common stock that you receive in the distribution or the New Black Knight common stock that you receive in the mergers; and

  •
  you do not need to surrender or exchange any of your FNF Group shares in order to receive the New BKH common shares, or take any other action in connection with the distribution.

        In reviewing this prospectus, you should carefully consider the matters described under "Risk Factors" beginning on page 18 of this prospectus for a discussion of certain factors that should be considered by recipients of the New BKH common stock.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this prospectus is [                        ], 2017.

        This prospectus is being furnished solely to provide information to holders of FNF Group common stock who will receive shares of our common stock in the distribution. It is not and is not to be construed as an inducement or encouragement to buy or sell any securities of FNF Group, Black Knight or New Black Knight. This prospectus describes our business, which will be the business of New Black Knight following the mergers, the business of Black Knight prior to the transactions, our relationships with FNF, Black Knight and New Black Knight and other information to assist you in evaluating the benefits and risks of holding or disposing of the shares that you will receive in the transactions. You should be aware of certain risks relating to the distribution, the mergers, the New Black Knight business and ownership of New Black Knight common stock, which are described under "Risk Factors".

        You should not assume that the information contained in this prospectus is accurate as of any date other than the date set forth on the cover. Changes to the information contained in this prospectus may occur after that date, and we undertake no obligation to update the information.

 INTRODUCTION

        On June 9, 2017, Black Knight and FNF, the indirect owner of approximately 98.46% of the Black Knight Class B common stock, announced a transaction involving the distribution of Black Knight's Class B common stock indirectly owned by FNF and 54.29% of the Class A units indirectly owned by FNF, which we refer to as Units or BKFS LLC Units, of Black Knight Financial Services, LLC, to the holders of its FNF Group common stock. This transaction involves the following steps:

  •
  Black Knight Holdings, Inc., a wholly-owned subsidiary of FNF, which we refer to as BKHI, will contribute to a newly formed corporation New BKH Corp., which we refer to as New BKH (i) all of the shares of Black Knight Class B common stock indirectly owned by FNF and (ii) all of the BKFS LLC Units indirectly owned by FNF, in exchange for 100% of the shares of New BKH common stock, which we refer to as the contribution; following which BKHI will convert into a limited liability company and will then distribute to FNF all of the shares of New BKH common stock held by BKHI;

  •
  shares of New BKH will be distributed as a dividend to holders of the FNF Group common stock, which we refer to as the distribution or the spin-off, and, together with the contribution, which we refer to as the separation; and

  •
  Black Knight and New BKH will merge with, and continue their existence as, subsidiaries of Black Knight Holdco Corp., which we refer to as New Black Knight, a newly-formed holding company established in connection with the transactions, collectively, which we refer to as the mergers.

        We refer to the separation and the mergers collectively as the transactions. The terms of the separation and mergers are set forth in the merger agreement and reorganization agreement, respectively, which are each described in this prospectus.

        In the distribution, each share of FNF Group common stock as of the record date for the distribution will entitle its holder to its pro rata portion of the New BKH common stock. Each share of New BKH common stock outstanding will immediately thereafter be converted into the right to receive in the mergers one share of New Black Knight common stock. As a result, holders of FNF Group common stock will hold approximately 54.29% of the common stock of New Black Knight outstanding immediately following the mergers.

        Because the shares of New BKH will immediately be converted into shares of New Black Knight, this prospectus describes the business, management, compensation and capital stock of New Black Knight.

i

        If you have any questions regarding the distribution, you can contact FNF prior to the distribution and New Black Knight following the distribution, each at the contact information listed below.

Fidelity National Financial, Inc.
601 Riverside Drive
Jacksonville, Florida 32204
Telephone: (904) 854-8100
Attention: Corporate Secretary

Black Knight Holdco Corp.
601 Riverside Avenue
Jacksonville, Florida 32204
Telephone: (904) 854-5100
Attention: Corporate Secretary

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

        Set forth below are commonly asked questions about the distribution, the mergers and the transactions contemplated thereby. You should read the sections entitled "The Transactions," "The Merger Agreement," "The Reorganization Agreement" and "Additional Agreements" of this prospectus for a more detailed description of the matters described below.

Q.
What are the transactions described in this document?

A.
Black Knight Financial Services, Inc., which we refer to as Black Knight, and Fidelity National Financial, Inc., which we refer to as FNF, the beneficial owner of approximately 98.46% of the outstanding shares of Class B common stock of Black Knight, which we refer to as the Black Knight Class B common stock, currently representing 54.29% of the voting securities of Black Knight common stock and 54.29% of the Class A units, which we refer to as BKFS LLC Units or Units, of Black Knight Financial Services, LLC, which we refer to as BKFS LLC, have entered into a transaction involving the indirect distribution of Black Knight shares and BKFS LLC Units held by FNF to the holders of its FNF Group common stock. This transaction involves the following steps:

•
Black Knight Holdings, Inc., a wholly-owned subsidiary of FNF that we refer to as BKHI, will contribute to a newly formed corporation New BKH Corp., which we refer to as New BKH (i) all of the shares of Black Knight Class B common stock indirectly owned by FNF and (ii) all of the BKFS LLC Units indirectly owned by FNF, in exchange for 100% of the shares of New BKH common stock, which we refer to as the contribution; following which BKHI will convert into a limited liability company and will then distribute to FNF all of the shares of New BKH common stock held by BKHI;

•
shares of New BKH will be distributed as a dividend to holders of the FNF Group common stock, which we refer to as the spin-off, and, together with the contribution, which we refer to as the separation; and

•
Black Knight and New BKH will merge with, and continue their existence as, subsidiaries of Black Knight Holdco Corp., which we refer to as New Black Knight, a newly-formed holding company established in connection with the transactions, collectively, which we refer to as the mergers.

  We refer to the separation and mergers collectively as the transactions. The terms of the separation and mergers are set forth in the reorganization agreement and the merger agreement, respectively, which are each described in this prospectus.

Q.
What is New BKH?

A.
New BKH is a wholly-owned subsidiary of FNF, newly formed for the purpose of effecting the transactions. Prior to the contribution, New BKH will have no assets. Following the contribution, New BKH will own the shares of Black Knight Class B common stock and the BKFS LLC Units indirectly owned by FNF.

Q.
What will I receive in the transactions?

A.
Each share of FNF Group common stock as of the record date for the distribution will entitle its holder to receive its pro rata portion of New BKH common stock. As of July 31, 2017, there were 273,030,898 shares of FNF Group common stock outstanding. Each share of New BKH common stock outstanding will immediately thereafter be converted into the right to receive one share of New Black Knight.

  As a result of the mergers, Black Knight shareholders (other than New BKH) will be entitled to receive one share of New Black Knight common stock for each share of Black Knight common stock that they own. See "The Merger Agreement—Merger Consideration—New BKH Exchange Ratio".

Q.
What are the reasons for the transactions?

A.
FNF's principal purposes and reasons for the transactions are:

•
The transactions should enable holders of FNF Group common stock to receive shares of New Black Knight in a manner that is generally tax-free to them;

•
The transactions may increase trading liquidity in New Black Knight's (as successor to Black Knight) common stock by increasing the float;

•
The FNF board believes that a completely independent Black Knight, as a subsidiary of New Black Knight with a fully-distributed common stock, will better enable Black Knight to pursue its strategic plans and create additional long-term value for former Black Knight shareholders;

•
The transactions should eliminate the overhang and potential price disruptions in Black Knight's common stock which could arise as a result of a controlling shareholder selling stock over a period of time;

•
The transactions will eliminate potential limitations arising from a controlling shareholder's right to veto proposals by Black Knight to issue common stock for purposes of funding strategic acquisitions or management compensation plans, if shareholder approval thereof would be required under NYSE rules;

•
The transactions should provide New Black Knight with a more effective tool for management compensation by increasing trading liquidity as well as eliminating potential limitations arising from FNF's ability to block proposals by Black Knight to issue common stock for purposes of funding management compensation plans;

•
The transactions will increase FNF's focus on becoming a title insurance company;

•
The transactions will facilitate New Black Knight's ability to use its equity as acquisition currency; and

•
The transactions should attract new shareholders to New Black Knight.

Q.
Who will control New Black Knight after the transactions?

A.
Although FNF holds a majority noncontrolling interest in the common shares of Black Knight today, immediately following the transactions FNF will no longer hold a controlling voting interest in the shares of Black Knight, and it is not expected that any person or group will hold a majority interest in New Black Knight.

Q.
What shareholder approvals are needed?

A.
No vote of FNF Group shareholders of any class is required in connection with the transactions. New BKH shareholders are not being requested to vote on the transactions, which will have already been approved by FNF as the sole shareholder of New BKH prior to the distribution.

  However, approval of the merger agreement requires the affirmative vote of (i) holders of a majority of the outstanding shares of Black Knight Class A common stock and Black Knight Class B common stock, voting together as a single class and entitled to vote thereon, and (ii) holders of a majority of the outstanding shares of Black Knight Class A common stock and

  Black Knight Class B common stock that are not owned, directly or indirectly, by FNF, any of its subsidiaries (including, without limitation, BKHI, New BKH, New Black Knight, New BKH Merger Sub, Inc. and BKFS Merger Sub, Inc.), collectively, which we refer to as the FNF affiliated shareholders, or any officers or directors of the FNF affiliated shareholders, voting together as a single class and entitled to vote thereon, in each case in favor of adoption of the merger agreement. Pursuant to the merger agreement, FNF has agreed to cause all Black Knight Class B common stock beneficially owned by it, currently representing approximately 54.29% of the total number of outstanding shares of Class A and Class B Black Knight common stock, to be voted in favor of the adoption of the merger agreement.

Q.
What should FNF Group shareholders do now?

A.
FNF Group shareholders should carefully read this prospectus, which contains important information on the distribution, the mergers, New BKH and New Black Knight. FNF Group shareholders are not required to take any action to approve the distribution, the mergers or any of the transactions contemplated thereby. No action will be required of you to receive shares of common stock of New BKH in the distribution or the shares of New Black Knight common stock issued in exchange therefor in the mergers. You will not be required to pay for the New BKH common stock that you receive in the distribution, or the New Black Knight common stock issued on the conversion thereof in the mergers, and you do not need to surrender or exchange any shares of your FNF Group common stock in order to receive the New BKH common stock or New Black Knight common stock, or take any other action in connection with the distribution or mergers.

Q.
Has FNF set a record date for the distribution of New BKH shares in the distribution?

A.
No. FNF will publicly announce the record date when it has been determined. This announcement will be made prior to completion of the distribution and the mergers.

Q.
When will the transactions occur?

A.
The transactions are expected to close by the end of the third quarter of 2017.

Q:
What will happen to the listing of shares of FNF Group common stock?

A:
Nothing. FNF Group common stock will continue to be traded on the New York Stock Exchange under the symbol "FNF".

Q:
Will the distribution affect the trading price of my shares of FNF Group common stock?

A:
Yes. We expect the trading price of FNF Group common stock immediately following the distribution to be lower than immediately prior to the distribution because the trading price will no longer reflect the value of Black Knight, which is being spun-off through the distribution of New BKH shares. Furthermore, until the market has fully analyzed the value of the FNF Group common stock without Black Knight, the price of FNF Group common stock may fluctuate.

Q:
What if I want to sell my shares of FNF Group common stock or my shares of New Black Knight common stock?

A:
You should consult with your financial advisors, such as your stockbroker, bank or tax advisor. None of FNF, New Black Knight or New BKH makes any recommendations on the purchase, retention or sale of FNF Group common stock or the New Black Knight common stock to be distributed immediately following the transactions.

v

  If you decide to sell any shares before the distribution, you should make sure your stockbroker, bank or other nominee understands whether you want to sell your FNF Group common stock or the New Black Knight common stock you will receive immediately following the transactions. If you own FNF Group common stock as of 5:00 p.m., New York City time, on the record date, which has not yet been determined, and sell those shares up to and including the distribution date, you will still receive the New BKH common stock, and the New Black Knight common stock issued upon conversion thereof in the mergers, that you would be entitled to receive in respect of the FNF Group common stock you owned as of 5:00 p.m., New York City time on the record date.

Q.
How will FNF distribute our shares of New BKH common stock?

A.
The distribution of New BKH common stock will be made to a third party exchange agent in book-entry form for the benefit of the holders of FNF Group common stock. Immediately following the distribution, as consideration for the New BKH merger, each share of New BKH common stock will be converted into the right to receive one share of New Black Knight common stock. At the effective time of the New BKH merger, New BKH will instruct the exchange agent to make book-entry credits for the shares of New Black Knight common stock that you are entitled to receive. Since shares of New Black Knight common stock will be in uncertificated book-entry form, you will receive share ownership statements in place of physical share certificates. See "The Transactions—Exchange of Black Knight and New BKH Shares".

Q.
What are the U.S. federal income tax consequences to me of the distribution?

A.
FNF has received a private letter ruling from the Internal Revenue Service, which we refer to as the IRS, regarding an issue relating to the tax-free treatment of the distribution, and the distribution is conditioned upon the receipt by FNF of an opinion from Deloitte Tax LLP, which we refer to as Deloitte Tax, tax advisor to FNF, to the effect that certain contributions made by FNF to BKHI and the distribution should qualify as a tax-free reorganization under Sections 368(a) and 355 of the Internal Revenue Code, which we refer to as IRC, and a distribution to which Sections 355 and 361 of the IRC applies, respectively. Accordingly, FNF and holders of FNF Group common stock pursuant to the mergers generally should recognize no gain or loss with respect to the distribution. The opinion will be based upon various factual representations and assumptions, as well as certain undertakings made by FNF, New BKH, and Black Knight. Any inaccuracy in the representations or assumptions upon which such tax opinion is based, or failure by FNF, New BKH, or Black Knight to comply with any undertakings made in connection with such tax opinion, could alter the conclusions reached in such opinion. Opinions with respect to these matters are not binding on the IRS or the courts. As a result, the conclusions expressed in these opinions could be challenged by the IRS and a court could sustain such a challenge.

  If, notwithstanding the receipt of the IRS ruling and an opinion of Deloitte Tax, the distribution were determined to be a taxable transaction, each holder of FNF Group common stock who receives shares of New BKH common stock in the distribution would generally be treated as receiving a taxable distribution in an amount equal to the total fair market value of such shares of New BKH common stock. In general, the distribution would be taxable as a dividend to the extent of FNF's current and accumulated earnings and profits. Any amount of the distribution in excess of FNF's earnings and profits would be treated first as a non-taxable return of capital to the extent of the holder's tax basis in its shares of FNF Group common stock, with any remaining amount taxed as gain from the sale or exchange of the FNF Group common stock. FNF would generally recognize taxable gain equal to the excess of the fair market value of the shares of New BKH common stock distributed by FNF in the distribution over FNF's tax basis in such stock.

  For further information concerning the U.S. federal income tax consequences of the distribution, see "Material U.S. Federal Income Tax Consequences of the Transactions."

Q.
How will New Black Knight's common stock trade?

A.
There is currently no public market for New Black Knight common stock. Following the transactions, New Black Knight is expected to trade on the New York Stock Exchange, which we refer to as NYSE.

Q:
Who is the exchange agent for the New BKH shares?

A:
Continental Stock Transfer & Trust Company, LLC will be the exchange agent for the New BKH shares.

Q:
Whom should I call with other questions?

A:
If you have any questions regarding the transactions, you can contact FNF prior to the distribution and New Black Knight following the distribution, each at the contact information listed below.

Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Telephone: (904) 854-8100
Attention: Corporate Secretary
Black Knight Holdco Corp.
601 Riverside Avenue
Jacksonville, Florida 32204
Tel. No. +1 (904) 854-5100
Attention: Corporate Secretary

SUMMARY

        This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the separation, the mergers and other transactions more fully and for a more complete description of the legal terms of the transactions, you should read carefully this entire document.

        Except as otherwise indicated or the context otherwise requires, the information included in this prospectus assumes the completion of the distribution and the mergers.

Black Knight Financial Services, Inc.

  Black Knight Financial Services, Inc.
  601 Riverside Avenue
  Jacksonville, Florida 32204
  Telephone: (904) 854-5100

        Black Knight Financial Services, Inc., which we refer to as Black Knight, together with its subsidiaries, is a leading provider of integrated technology, workflow automation, data and analytics to the mortgage and real estate industries. Black Knight's solutions facilitate and automate many of the mission-critical business processes across the entire mortgage loan life cycle, from origination until asset disposition. Black Knight differentiates itself by the breadth and depth of its comprehensive, integrated solutions and the insight it provides to its clients.

        Black Knight has market-leading positions in mortgage processing and technology solutions combined with comprehensive real estate data and extensive analytic capabilities. Black Knight solutions are utilized by U.S. mortgage originators and mortgage servicers, as well as other financial institutions, investors and real estate professionals, to support mortgage lending and servicing operations, analyze portfolios and properties, operate more efficiently, meet regulatory compliance requirements and mitigate risk.

        Black Knight was incorporated in the State of Delaware on October 27, 2014 and on May 26, 2015, it completed its initial public offering in which it issued and sold 20,700,000 shares of its Class A common stock at a price of $24.50 per share. Black Knight is a holding company with an "Up-C" structure and, its business, as described above, is conducted through Black Knight Financial Services LLC, which we refer to as BKFS LLC, and its subsidiaries. Black Knight has a sole managing member interest in BKFS LLC, which grants it the exclusive authority to manage, control and operate the business and affairs of BKFS LLC and its subsidiaries pursuant to the limited liability company agreement of BKFS LLC.

Fidelity National Financial, Inc.

  Fidelity National Financial, Inc.
  601 Riverside Avenue
  Jacksonville, Florida 32204
  Telephone: (904) 854-8100

        Fidelity National Financial, Inc., which we refer to as FNF, has organized its business into two groups, FNF Group and FNF Ventures, which we refer to as FNFV.

        Through FNF Group, FNF is a leading provider of (i) title insurance, escrow and other title-related services, including trust activities, trustee sales guarantees, recordings and reconveyances and home warranty products and (ii) technology and transaction services to the real estate and mortgage industries. FNF Group is the nation's largest title insurance company operating through its title insurance underwriters—Fidelity National Title Insurance Company, Chicago Title Insurance Company,

Commonwealth Land Title Insurance Company, Alamo Title Insurance and National Title Insurance of New York Inc.—which collectively issue more title insurance policies than any other title company in the United States. Through FNF's subsidiary ServiceLink Holdings, LLC, which we refer to as ServiceLink, FNF provides mortgage transaction services including title-related services and facilitation of production and management of mortgage loans. FNF Group also provides industry-leading mortgage technology solutions, including MSP®, the leading residential mortgage servicing technology platform in the U.S., through its majority-owned subsidiary, Black Knight.

        Through the FNFV group, FNF owns majority and minority equity investment stakes in a number of entities, including American Blue Ribbon Holdings, LLC, Ceridian HCM, Inc., Fleetcor Technologies, Inc. and Digital Insurance, Inc.

Black Knight Holdco Corp.

  Black Knight Holdco Corp.
  601 Riverside Avenue
  Jacksonville, Florida 32204
  Telephone: (904) 854-5100

        Black Knight Holdco Corp., which we refer to as New Black Knight, is a newly-formed corporation, which at the time of this disclosure has not been capitalized but will be prior to the distribution, that was organized in the State of Delaware on February 3, 2017 for the purpose of holding shares of Black Knight and New BKH Corp., which we refer to as New BKH, following the mergers and serving as the new public company parent of Black Knight. Following the transactions, it is anticipated that New Black Knight's common stock will be listed on New York Stock Exchange, which we refer to as the NYSE.

New BKH Corp.

  New BKH Corp.
  601 Riverside Avenue
  Jacksonville, Florida 32204
  Telephone: (904) 854-5100

        New BKH Corp. is a wholly-owned subsidiary of FNF. New BKH was organized in the State of Delaware on February 3, 2017 for the purpose of holding shares of Black Knight and the Class A units, which we refer to as the BKFS LLC Units or Units, of Black Knight Financial Services, LLC, which we refer to as BKFS LLC, and effecting the transactions.

New BKH Merger Sub, Inc. and BKFS Merger Sub, Inc.

        New BKH Merger Sub, Inc. and BKFS Merger Sub, Inc., which we refer to as Merger Sub One and Merger Sub Two respectively, are newly-formed corporations that were organized in the State of Delaware on February 3, 2017 for the purpose of effecting the transactions.

THL Interest Holders

    THL Equity Fund VI Investors (BKFS-LM), LLC
    THL Equity Fund VI Investors (BKFS-NB), LLC
    c/o Thomas H. Lee Partners, L.P.
    100 Federal Street, 35th Floor
    Boston, Massachusetts 02110
    Telephone: 617-227-1050

        Each of THL Equity Fund VI Investors (BKFS-LM), LLC and THL Equity Fund VI Investors (BKFS-NB), LLC, which we refer to together as the THL Interest Holders, is managed by an affiliate of Thomas H. Lee Partners, L.P. Each of the THL Interest Holders is a limited liability company formed in the State of Delaware for the purpose of holding shares of Black Knight and BKFS LLC Units.

The Transactions (see page 40)

The Separation (see page 40)

        Pursuant to the reorganization agreement, FNF will engage in a series of corporate transactions, which we refer to as the separation, including the following:

  •
  Black Knight Holdings, Inc., which we refer to as BKHI, will contribute to New BKH (i) all of the shares of Class B common stock of Black Knight, which we refer to as Black Knight Class B common stock, indirectly owned by FNF and (ii) all of the BKFS LLC Units indirectly owned by FNF, in exchange for 100% of the shares of New BKH common stock, which we refer to as the contribution; following which BKHI will convert into a limited liability company and will then distribute to FNF all of the shares of New BKH common stock held by BKHI; and

  •
  Immediately prior to the consummation of the mergers, FNF will cause all of the shares of New BKH common stock held by FNF to be distributed pro rata to the holders of the FNF Group common stock by means of book-entry transfer through the exchange agent, which we refer to as the spin-off; provided that such distribution shall be subject to the conversion of such shares of New BKH common stock into shares of New Black Knight common stock, pursuant to the merger agreement.

        After giving effect to the separation, New BKH, which will be 100% owned by holders of the FNF Group common stock, will own all of the shares of Black Knight Class B common stock and BKFS LLC Units beneficially owned by FNF prior to the separation.

The Contribution.

        FNF currently indirectly owns Black Knight common stock representing approximately 54.29% of the outstanding shares of Class A and Class B common stock of Black Knight. In order to effect the distribution of these interests to FNF Group shareholders, FNF will cause these interests to be contributed to New BKH prior to the distribution in exchange for all of the shares of New BKH common stock. As a result, following the contribution, New BKH will own all of the shares of Black Knight Class B common stock and BKFS LLC Units indirectly owned by FNF.

The Spin-Off.

        Immediately prior to the mergers, FNF will distribute all of the shares of New BKH common stock held by FNF on a pro rata basis to all of the holders of FNF Group common stock. FNF has not yet set the record date for the distribution. FNF will publicly announce the record date when it has been determined, which will be prior to completion of the distribution and the mergers. The distribution of shares will be made to a third party exchange agent in book-entry form for the benefit of the holders of the FNF Group common stock. After giving effect to the separation, New BKH, which will be 100% owned by holders of the FNF Group common stock, will own all of the shares of Black Knight Class B common stock and BKFS LLC Units indirectly owned by FNF prior to the separation. Immediately thereafter, each share of New BKH common stock will be converted into a right to receive one share of New Black Knight common stock. See "—The Mergers" below.

The Mergers (see page 41)

        Upon satisfaction or waiver of each of the conditions to the merger agreement and immediately after the separation, Merger Sub One will merge with and into New BKH, which we refer to as the New BKH merger. In the New BKH merger, each outstanding share of New BKH common stock (other than shares owned by New BKH) will be converted into one share of New Black Knight common stock. New BKH will be the surviving corporation in the New BKH merger.

        Upon satisfaction or waiver of each of the conditions to the merger agreement and immediately following the New BKH merger, Merger Sub Two will merge with and into Black Knight, which we refer to as the BKFS merger, and together with the New BKH merger, which we refer to as the mergers. In the BKFS merger, each outstanding share of Class A common stock of Black Knight, which we refer to as Black Knight Class A common stock, (other than shares owned by Black Knight) will be converted into one share of New Black Knight common stock. Black Knight will be the surviving corporation in the BKFS merger.

Conditions to Completion of the Mergers (see page 53)

        Consummation of the mergers is subject to the satisfaction of certain conditions, including, among others:

  •
  consummation of the separation, including the spin-off, in accordance with the reorganization agreement and applicable law;

  •
  obtaining the affirmative vote of (i) holders of a majority of the outstanding voting shares of Black Knight common stock and (ii) holders of a majority of the outstanding voting shares of Black Knight common stock that are not owned, directly or indirectly, by the FNF affiliated shareholders or any officers or directors of the FNF affiliated shareholders;

  •
  there being no law, injunction, judgment or ruling prohibiting the completion of the mergers or making the completion of the mergers illegal;

  •
  the Securities and Exchange Commission, which we refer to as the SEC, declaring effective the registration statement of New BKH on Form S-1, of which this prospectus forms a part in connection with the spin-off and the registration statement of New Black Knight on Form S-4;

  •
  the shares of New Black Knight common stock deliverable to certain shareholders of New BKH, Black Knight and the THL Interest Holders having been approved for listing on NYSE;

  •
  each party's compliance in all material respects with its obligations under the merger agreement;

  •
  no event or circumstance shall have occurred that has or would reasonably be expected to have a "material adverse effect" on New BKH;

  •
  Black Knight's receipt of an opinion from Deloitte Tax, or another nationally recognized accounting or law firm, in form and substance reasonably acceptable to Black Knight, to the effect that the BKFS merger will qualify as a "reorganization" within the meaning of Section 368(a) of the IRC, or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC; and

  •
  New BKH's receipt of an opinion from Deloitte Tax, or another nationally recognized accounting or law firm, in form and substance reasonably acceptable to FNF and New BKH, to the effect that the New BKH merger will qualify as a "reorganization" within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC.

Termination (see page 55)

        The merger agreement may be terminated:

  •
  by mutual consent of the parties;

  •
  by any of the parties if the mergers have not been completed by March 8, 2018, subject to certain extension rights;

  •
  by any of the parties if the mergers are permanently enjoined;

  •
  by any of the parties if the Black Knight shareholder approval is not obtained;

  •
  by Black Knight, on the one hand, and New BKH, on the other hand, upon an incurable material breach of the merger agreement by the other party or parties; or

  •
  by New BKH if the Black Knight Special Committee withdraws or modifies its recommendation to the Black Knight shareholders regarding the mergers.

THL Interest Exchange Agreement (see page 63)

        The THL Interest Exchange Agreement provides that immediately following the closing of the transactions contemplated by the merger agreement, the THL Interest Holders will contribute to New Black Knight all of the Black Knight Class B common stock and all of the BKFS LLC Units owned by the THL Interest Holders in exchange for a number of shares of New Black Knight common stock equal to the number shares of Black Knight Class B common stock contributed pursuant to the THL Exchange Agreement.

FNF's Reasons for the Transactions (see page 42)

        In the course of reaching its decision to approve and declare advisable the merger agreement, the reorganization agreement and the transactions contemplated thereby, the FNF board of directors considered a number of factors in its deliberations. Those factors are described in "The Transactions—FNF's Reasons for the Transactions".

Accounting Treatment (see page 44)

        After the completion of the transactions, Black Knight's Up-C structure will no longer be in place. As a result, Black Knight's consolidated statements of operations will reflect a higher effective tax rate more closely aligned with other C-corporations in the U.S. and will no longer reflect net earnings attributable to noncontrolling interests. Furthermore, the noncontrolling interest amount on our consolidated balance sheet immediately prior to completion of the transactions will be reclassified, resulting in an increase to shareholders' equity.

Certain Material U.S. Federal Income Tax Consequences of the Distribution and the Mergers (see page 177)

The Distribution

        FNF has received a private letter ruling from the IRS regarding an issue relating to the tax-free treatment of the distribution, and the distribution is conditioned upon the receipt by FNF of an opinion from Deloitte Tax to the effect that certain contributions made by FNF to BKHI and the distribution should qualify as a tax-free reorganization under Sections 368(a) and 355 of the IRC and a distribution to which Sections 355 and 361 of the IRC applies. Accordingly, FNF and holders of FNF Group common stock generally should recognize no gain or loss with respect to the distribution. The opinion will be based upon various factual representations and assumptions, as well as certain undertakings made by FNF, New BKH, and Black Knight. Any inaccuracy in the representations or assumptions upon which such tax opinion is based, or failure by FNF, New BKH, or Black Knight to comply with any undertakings made in connection with such tax opinion, could alter the conclusions reached in such opinion. Opinions with respect to these matters are not binding on the IRS or the courts. As a result, the conclusions expressed in these opinions could be challenged by the IRS and a court could sustain such a challenge.

        If, notwithstanding the receipt of the IRS ruling and an opinion of Deloitte Tax, if the distribution were determined to be a taxable transaction, each holder of FNF Group common stock who receives shares of New BKH common stock in the distribution would generally be treated as receiving a taxable distribution in an amount equal to the total fair market value of such shares of New BKH common stock. In general, the distribution would be taxable as a dividend to the extent of FNF's current and accumulated earnings and profits. Any amount of the distribution in excess of FNF's earnings and profits would be treated first as a non-taxable return of capital to the extent of the holder's tax basis in its shares of FNF Group common stock, with any remaining amount taxed as gain from the sale or exchange of the FNF Group common stock. FNF would generally recognize taxable gain equal to the excess of the fair market value of the shares of New BKH common stock distributed by FNF in the distribution over FNF's tax basis in such stock.

        For further information concerning the U.S. federal income tax consequences of the distribution, see "Material U.S. Federal Income Tax Consequences of the Transactions."

The Mergers

        A U.S. holder who exchanges Black Knight Class A common stock or New BKH common stock for New Black Knight common stock pursuant to the mergers will not recognize any gain or loss, for United States federal income tax purposes, upon the exchange, except for gain or loss with respect to cash received in lieu of New Black Knight fractional shares. Such holder will have a tax basis in the New Black Knight common stock received equal to the tax basis of the Black Knight Class A common stock or New BKH common stock surrendered therefor, reduced by any tax basis allocable to the fractional share interests in New Black Knight stock for which cash is received, provided either that the Black Knight Class A common stock or New BKH common stock exchanged does not have a tax basis that exceeds its fair market value or, if it does, that a certain election to reduce the tax basis of the New Black Knight common stock received to its fair market value is not made. The holding period for the New Black Knight common stock received will include the holding period for the Black Knight Class A common stock or New BKH common stock surrendered therefor.

Board of Directors and Management of New Black Knight (see page 43)

        The directors of New Black Knight following the mergers will consist of the following six members who are the same as the current Black Knight directors: David K. Hunt and Ganesh B. Rao as Class I directors, each of whom shall have a term expiring in 2019, Richard N. Massey and John D. Rood as Class II directors, each of whom shall have a term expiring in 2020 and William P. Foley, II and Thomas M. Hagerty as Class III directors, each of whom shall have a term expiring in 2018. See "Management of New Black Knight Following the Transactions—Board of Directors".

        The executive officers of Black Knight immediately prior to the effective time of the BKFS merger will be the initial executive officers of New Black Knight. See "Management of New Black Knight Following the Transactions—Management".

Listing (see page 45)

        It is anticipated that shares of New Black Knight will be listed on the NYSE.

Interests of Certain Persons in the Black Knight Merger (see page 43)

        You should be aware that some of the directors and officers of Black Knight have interests in the BKFS merger that may be in addition to or differ from those of Black Knight's shareholders, including, but not limited to:

  •
  the continued employment of Black Knight's executive officers as New Black Knight's executive officers and the continued service of Black Knight's directors as directors of New Black Knight;

  •
  the indemnification of officers and directors of Black Knight by New Black Knight for their services as such up to the time of the consummation of the mergers;

  •
  the fact that William P. Foley II is a director and Chairman of the board of FNF, and each of John D. Rood, Richard N. Massey and Thomas M. Hagerty are directors of FNF and are members of the Black Knight board of directors. FNF currently beneficially owns approximately 98.46% of the outstanding Class B common stock of Black Knight and approximately 54.29% of the outstanding BKFS LLC Units; and

  •
  the fact that Michael L. Gravelle, the Executive Vice President, General Counsel and Corporate Secretary of Black Knight is also the Executive Vice President, General Counsel and Corporate Secretary of FNF.

Visual Representation of the Transactions

Pre-Transaction Structure

BKHI's Contribution to New BKH

        BKHI will contribute to New BKH (i) all of the Black Knight Class B common stock indirectly owned by FNF and (ii) all of the BKFS LLC Units indirectly owned by FNF, in exchange for 100% of the shares of New BKH common stock.

Distribution of New BKH Common Stock to Holders of FNF Group Common Stock

        Shares of New BKH common stock will be distributed as a dividend to holders of FNF Group common stock.

The Mergers

        New BKH Merger Sub will merge with and into New BKH. In the New BKH merger, each outstanding share of New BKH common stock (other than shares owned by New BKH) will be converted into one share of New Black Knight common stock. New BKH will be the surviving corporation in the New BKH merger and will continue its existence as a subsdiary of New Black Knight.

        Immediately following the New BKH merger, BKFS Merger Sub will merge with and into Black Knight. In the BKFS merger, each outstanding share of Class A common stock of Black Knight (other than shares owned by Black Knight) will be converted into one share of New Black Knight common stock. Black Knight will be the surviving corporation in the BKFS merger and will continue its existence as a subsidiary of New Black Knight.

THL Interest Exchange

        THL Interest Holders will contribute to New Black Knight all of the Black Knight Class B common stock and all of the BKFS LLC Units owned by the THL Interest Holders in exchange for a number of shares of New Black Knight common stock equal to the number of shares of Black Knight Class B common stock contributed pursuant to the THL Exchange Agreement.

SUMMARY HISTORICAL FINANCIAL DATA

        The following tables present historical financial data and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related footnotes thereto, included elsewhere in this prospectus. Certain reclassifications have been made to the prior year amounts to conform with the 2016 presentation.

        On January 2, 2014, FNF acquired Lender Processing Services, Inc., which we refer to as LPS, and the transaction, which we refer to as the LPS Acquisition. As a result, LPS became an indirect, wholly-owned subsidiary of FNF. Following the LPS Acquisition, on January 3, 2014, a series of transactions were effected, which we refer to as the Internal Reorganization. Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Our History—Acquisition of LPS by FNF and Subsequent Reorganization" on page 81 for additional information on the LPS Acquisition and the Internal Reorganization.

        As a result of the Internal Reorganization, BKFS LLC acquired substantially all of the former Technology, Data and Analytics segment of LPS and Fidelity National Commerce Velocity, LLC, which we refer to as Commerce Velocity, a former indirect subsidiary of FNF. BKFS LLC did not acquire the former Transaction Services segment of LPS. On June 2, 2014, two wholly-owned subsidiaries of FNF contributed their respective interests in Property Insight, LLC, which we refer to as Property Insight, to BKFS LLC. In accordance with U.S. generally accepted accounting principles, which we refer to as GAAP, requirements for transactions between entities under common control, the Consolidated and Combined Financial Statements of BKFS LLC have been adjusted to reflect Commerce Velocity and Property Insight as of October 16, 2013, the date on which BKFS LLC was formed. LPS is considered the legal predecessor of BKFS LLC. For financial reporting purposes, BKFS LLC, including Commerce Velocity and Property Insight, is a predecessor for the period from October 16, 2013 through January 1, 2014. BKFS LLC is presented as the successor for periods subsequent to January 1, 2014.

Selected Historical Consolidated and Combined Financial Data of Black Knight

        The Consolidated Statements of Operations data for the years ended December 31, 2016, 2015 and 2014 and the Consolidated Balance Sheets data as of December 31, 2016 and 2015 are derived from the audited Consolidated Financial Statements of Black Knight and BKFS LLC included in the Annual Report on Form 10-K, filed on February 24, 2017 and included elsewhere in this prospectus. The selected historical financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 are derived from our unaudited consolidated financial statements, and the Quarterly Report on Form 10-Q filed with the SEC on July 28, 2017, included elsewhere in this prospectus. The Combined Statement of Operations data for the period from October 16, 2013 through December 31, 2013 and the Consolidated Balance Sheet data as of December 31, 2014 are derived from the audited Consolidated and Combined Financial Statements of Black Knight and BKFS LLC and are not included or incorporated by reference into this prospectus. The Combined Statement of Operations data for the period from October 16, 2013 through December 31, 2013 represents the combined financial data of Commerce Velocity and Property Insight that is not included or incorporated by reference into this prospectus.

        We have not presented historical information for New BKH or New Black Knight because these entities have not had any corporate activity since their formation other than the issuance of shares of common stock in connection with their initial capitalization.

	Successor					Predecessor

	Six months ended June 30, (Unaudited)
			Year ended December 31,			Period from October 16, 2013 through December 31, 2013

	2017	2016	2016	2015	2014

			(In millions, except per share data)
Statements of Operations Data:
Revenues	$520.3	$497.4	$1,026.0	$930.7	$852.1	$15.0
Expenses:
Operating expenses	287.5	281.2	582.6	538.2	514.9	16.9
Depreciation and amortization	102.9	97.4	208.3	194.3	188.8	1.1
Transition and integration costs	4.5	1.1	2.3	8.0	119.3	—

Total expenses	394.9	379.7	793.2	740.5	823.0	18.0

Operating income (loss)	125.4	117.7	232.8	190.2	29.1	(3.0)

Other income and expense:
Interest expense, net	(30.7)	(33.7)	(67.6)	(89.8)	(128.7)	—
Other expense, net	(16.5)	(4.8)	(6.4)	(4.6)	(12.0)	—

Total other expense, net	(47.2)	(38.5)	(74.0)	(94.4)	(140.7)	—

Earnings (loss) from continuing operations before income taxes	78.2	79.2	158.8	95.8	(111.6)	(3.0)
Income tax expense (benefit)	15.1	12.9	25.8	13.4	(5.3)	—

Net earnings (loss) from continuing operations	63.1	66.3	133.0	82.4	(106.3)	(3.0)
Loss from discontinued operations, net of tax	—	—	—	—	(0.8)	—

Net earnings (loss)	63.1	66.3	133.0	82.4	(107.1)	(3.0)
Less: Net earnings (loss) attributable to noncontrolling interests	42.7	43.5	87.2	62.4	(107.1)	(3.0)

Net earnings attributable to Black Knight	$20.4	$22.8	$45.8	$20.0	$—	$—

	Six months ended June 30, (Unaudited)
				May 26, 2015 through December 31, 2015
			Year ended December 31, 2016
	2017	2016
Net earnings per share attributable to Black Knight Class A common shareholders:
Basic	$0.30	$0.35	$0.69	$0.31

Diluted	$0.29	$0.34	$0.67	$0.29

Weighted average shares of Class A common stock outstanding:
Basic	67.7	65.9	65.9	64.4

Diluted	153.0	152.7	67.9	67.9

	Successor					Predecessor
	June 30, (Unaudited)
			December 31,
						December 31, 2013
	2017	2016	2016	2015	2014

			(In millions)
Balance Sheets Data:
Cash and cash equivalents	$99.3	$28.2	$133.9	$186.0	$61.9	$7.4
Total assets	$3,719.2	$3,703.8	$3,762.0	$3,703.7	$3,598.3	$88.1
Total debt (current and long-term)	$1,554.7	$1,620.8	$1,570.2	$1,661.5	$2,135.1	$—

Selected Historical Combined Financial Data of Commerce Velocity and Property Insight

        The following selected unaudited historical combined financial information has been derived from the unaudited financial information of Commerce Velocity and Property Insight that is not included or incorporated by reference into this prospectus.

        The selected unaudited financial information as of and for the year ended December 31, 2012 and the period January 1, 2013 through October 15, 2013 is derived from the historical financial records of FNF.

	January 1, 2013 through October 15, 2013	Year ended December 31, 2012
	(In millions)
Statements of Operations Data:
Revenues	$58.2	$73.5
Net (loss) earnings	$(7.2)	$4.1
Balance Sheets Data:
Total assets	$79.1	$90.4

Selected Historical Consolidated Financial Data of LPS

        The Consolidated Statement of Operations data for the day ended January 1, 2014 and the Consolidated Balance Sheet data as of January 1, 2014 are derived from the audited Consolidated Financial Statements of LPS. The Consolidated Statements of Operations data for the years ended December 31, 2013 and 2012 and Consolidated Balance Sheets data as of December 31, 2013 and 2012, are derived from the audited Consolidated Financial Statements of LPS not included elsewhere in this prospectus.

		Year ended December 31,
	Day ended January 1, 2014
		2013(1)	2012(1)
	(In millions, except per share data)
Statements of Operations Data:
Revenues	$—	$1,716.2	$1,991.3
Net (loss) earnings from continuing operations	$(39.0)	$104.2	$79.6
Net (loss) earnings	$(39.0)	$102.7	$70.4
Net earnings per share—basic from continuing operations		$1.22	$0.94
Net earnings per share—basic		$1.20	$0.83
Weighted average shares—basic		85.4	84.6
Net earnings per share—diluted from continuing operations		$1.21	$0.94
Net earnings per share—diluted		$1.19	$0.83
Weighted average shares—diluted		85.9	84.9
Balance Sheets Data:
Cash and cash equivalents	$278.4	$329.6	$236.2
Total assets	$2,446.6	$2,486.7	$2,445.8
Total debt (current and long-term)	$1,068.1	$1,068.1	$1,068.1
Cash dividends per share	$—	$0.40	$0.40

(1)
On June 30, 2014, we completed the sale of PCLender, the results of which have been included in discontinued operations.

Selected Quarterly Financial Data of Black Knight and BKFS LLC (Unaudited)

        Selected quarterly financial data is as follows:

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	(In millions, except per share data)
2017
Revenues	$258.1	$262.2
Earnings from continuing operations before income taxes and noncontrolling interests	$39.9	$38.3
Net earnings	$33.9	$29.2
Net earnings attributable to Black Knight	$12.2	$8.2
Basic earnings per share attributable to Black Knight	$0.18	$0.12
Diluted earnings per share attributable to Black Knight	$0.18	$0.11
2016
Revenues	$241.9	$255.5	$267.1	$261.5
Earnings from continuing operations before income taxes and noncontrolling interests	$39.3	$39.9	$38.7	$40.9
Net earnings	$33.1	$33.2	$32.4	$34.3
Net earnings attributable to Black Knight	$11.4	$11.4	$11.2	$11.8
Basic earnings per share attributable to Black Knight	$0.17	$0.17	$0.17	$0.18
Diluted earnings per share attributable to Black Knight	$0.17	$0.17	$0.16	$0.17
2015
Revenues	$227.2	$232.1	$233.6	$237.8
Earnings from continuing operations before income taxes and noncontrolling interests	$14.7	$8.2	$36.4	$36.5
Net earnings	$14.5	$7.8	$30.0	$30.1
Net earnings attributable to Black Knight		$0.3	$9.9	$9.8
Basic earnings per share attributable to Black Knight		$0.01	$0.15	$0.15
Diluted earnings per share attributable to Black Knight		$—	$0.15	$0.14
2014
Revenues	$202.5	$214.3	$215.0	$220.3
Net (loss) earnings from continuing operations	$(89.7)	$(24.6)	$(0.2)	$8.2
Net (loss) earnings	$(89.9)	$(24.4)	$(1.0)	$8.2

RISK FACTORS

        You should consider carefully the following risks or investment considerations related to the transactions, in addition to the other information in this prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the following risks actually occur, our business could be adversely affected.

Risks Relating to the Transactions

FNF's proposed plan to distribute shares of Black Knight is subject to inherent risks.

        The spin-off is subject to the filing and acceptance of a registration statement related to the distribution with the SEC, Black Knight shareholder approval and other customary closing conditions. No assurance can be given that any of the foregoing conditions will be met. The spin-off is subject to inherent risks and uncertainties including, among others: risks that the spin-off as a whole will not be consummated or that the distribution of Black Knight shares will not be consummated, increased demands on Black Knight's management team to accomplish the spin-off and significant transaction costs. In addition, no assurance can be given that New Black Knight will realize the potential strategic and financial benefits from the spin-off in the near term or at all, and no assurance can be given that the market will react favorably to the spin-off or any of the transactions contemplated thereby.

Officers and directors of Black Knight have certain interests in the BKFS merger that are different from, or in addition to, the interests of Black Knight shareholders. These interests may be perceived to have affected their decision to support or approve the BKFS merger.

        Black Knight officers and directors have certain interests in the mergers that are different from, or in addition to, the interests of shareholders of Black Knight. These interests include, but are not limited to:

  •
  the continued employment of substantially all of Black Knight's executive officers as New Black Knight's executive officers and the continued service of certain of Black Knight's directors as directors of New Black Knight;

  •
  the indemnification of officers and directors of Black Knight by New Black Knight for their services up to the time of the consummation of the mergers; and

  •
  the fact that certain directors and officers of Black Knight are also directors and current or former officers of FNF, which currently beneficially owns approximately 98.46% of the outstanding shares of Black Knight Class B common stock, currently representing approximately 54.29% of the voting securities of Black Knight, and approximately 54.29% of the outstanding BKFS LLC Units;

        See "The Transactions—Interests of Certain Persons in the Transactions."

If holders of FNF Group common stock who receive New Black Knight common stock in the transactions sell that stock immediately, it could cause a decline in the market price of New Black Knight common stock.

        All of the shares of New Black Knight common stock to be issued in the transactions will be registered with the SEC under the registration statement of which this prospectus is a part, and therefore will be immediately available for resale in the public market, except with respect to shares issued in the transactions to certain affiliates (as that term is defined in Rule 405 of the Securities Act). The number of holders of New Black Knight common stock immediately after the mergers will be substantially larger than the current number of holders of Black Knight common stock. Holders of FNF Group common stock who are not directors, officers or affiliates of FNF may elect to sell the New

Black Knight shares they receive immediately after the transactions. Directors, officers and other affiliates of FNF may immediately resell the New Black Knight shares they receive under Rule 144 of the Securities Act under certain conditions, one of which limits the amount of shares to the greater of 1% of the outstanding shares or the average weekly volume of trading of New Black Knight stock for the four weeks prior to their proposed sale. As a result of future sales of such common stock, or the perception that these sales could occur, the market price of New Black Knight common stock may decline and could decline significantly before or at the time the transactions are completed, or immediately thereafter. If this occurs, or if other holders of New Black Knight common stock sell significant amounts of New Black Knight common stock immediately after the transactions are completed, it is likely that these sales would cause a decline in the market price of New Black Knight common stock.

The spin-off could result in significant tax liability to FNF and to holders of FNF Group common stock, and under certain circumstances New Black Knight may have a significant indemnity obligation to FNF, which is not limited in amount or subject to any cap, if the spin-off is treated as a taxable transaction.

        FNF has received a private letter ruling from the IRS regarding an issue relating to the tax-free treatment of the spin-off, and the spin-off is conditioned upon the receipt by FNF of an opinion from Deloitte Tax to the effect that certain contributions made by FNF to BKHI and the spin-off should qualify as a tax-free reorganization under Sections 368(a) and 355 of the IRC and a spin-off to which Sections 355 and 361 of the IRC applies, respectively. The IRS private letter ruling is, and the opinion will be, based upon various factual representations and assumptions and, in the case of the opinion, certain undertakings, made by FNF, New BKH, and Black Knight. Any inaccuracy in the representations or assumptions upon which such tax opinion is based, or failure by FNF, New BKH, or Black Knight to comply with any undertakings made in connection with such tax opinion, could alter the conclusions reached in such opinion. Opinions with respect to these matters are not binding on the IRS, or the courts. As a result, the conclusions expressed in these opinions could be challenged by the IRS and a court could sustain such a challenge.

        Even if the spin-off otherwise qualifies for tax-free treatment under Sections 355, 361 and 368(a) of the IRC, the spin-off would result in a significant U.S. federal income tax liability to FNF (but not to holders of FNF Group common stock) under Section 355(e) of the IRC if one or more persons acquire a 50% or greater interest (measured by vote or value) in the stock of New BKH (including indirectly through acquisitions of New Black Knight common stock) as part of a plan or series of related transactions that includes the spin-off. Current U.S. federal income tax law generally creates a presumption that any acquisitions of the stock of New BKH within two years before or after the spin-off are part of a plan that includes the spin-off, although the parties may be able to rebut that presumption. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. New BKH does not expect that the mergers and the THL Interest Exchange, by themselves, will cause Section 355(e) to apply to the spin-off. Notwithstanding the IRS ruling and the opinion of Deloitte Tax described above, New BKH or New Black Knight might inadvertently cause or permit a prohibited change in the ownership of New BKH or New Black Knight to occur, thereby triggering a tax liability to FNF. If the spin-off is determined to be taxable to FNF, FNF would recognize gain equal to the excess of the fair market value of the New BKH common stock held by it immediately before the spin-off over FNF's tax basis therein. Open market purchases of New Black Knight common stock by third parties without any negotiation with New Black Knight will generally not cause Section 355(e) of the IRC to apply to the spin-off.

        Under the tax matters agreement, FNF will be obligated to indemnify New Black Knight and its subsidiaries for any losses and taxes resulting from the failure of the spin-off to be a tax-free transaction described under Sections 355, 361 and 368(a) of the IRC, unless the failure of the spin-off to be a tax-free transaction results from what we refer to as a "New Black Knight disqualifying action." A New Black Knight disqualifying action for which New Black Knight will be obligated to indemnify FNF includes (i) any action by New Black Knight or any of its subsidiaries, or the failure to take any action within their control which, negates the tax-free status of the transactions; or (ii) direct or indirect changes in ownership of New Black Knight or New BKH equity interests that cause the spin-off to be a taxable event to FNF as a result of the application of Section 355(e) of the IRC or to be a taxable event as a result of a failure to satisfy the "continuity of interest" or "device" requirements for tax-free treatment under Section 355 of the IRC.

        If it is subsequently determined, for whatever reason, that the spin-off does not qualify for tax-free treatment, holders of FNF Group common stock immediately prior to the spin-off could incur significant tax liabilities.

New Black Knight may decide to forgo certain transactions in order to avoid the risk of incurring significant tax-related liabilities.

        Under the tax matters agreement, New Black Knight will covenant not to take or fail to take any reasonably required action, following the spin-off, which action or failure to act, would (i) be inconsistent with any covenant or representation made by New Black Knight in any document related to the spin-off, or (ii) prevent, or be reasonably likely to prevent, the tax-free status of the spin-off. Further, the tax matters agreement will require that New Black Knight generally indemnify FNF and its subsidiaries for any taxes or losses resulting from any action by New Black Knight or its subsidiaries, or the failure to take any action within their control which, negates the tax-free status of the spin-off; or direct or indirect changes in ownership of New Black Knight or New BKH equity interests that cause the spin-off to be a taxable event to FNF as a result of the application of Section 355(e) of the IRC or to be a taxable event as a result of a failure to satisfy the "continuity of interest" or "device" requirements for tax-free treatment under Section 355 of the IRC. As a result, New Black Knight might determine to forgo certain transactions that might have otherwise been advantageous in order to preserve the tax-free treatment of the spin-off.

        In particular, New Black Knight might determine to continue to operate certain of its business operations for the foreseeable future even if a liquidation or sale of such business might have otherwise been advantageous. Moreover, in light of the mergers as well as certain other transactions that might be treated as part of a plan that includes the spin-off for purposes of Section 355(e) of the IRC (as discussed above), New Black Knight might determine to forgo certain transactions, including share repurchases, stock issuances, asset dispositions or other strategic transactions for some period of time following the mergers. In addition, New Black Knight's indemnity obligation under the tax matters agreement might discourage, delay or prevent a third party from entering into a change of control transaction with us for some period of time following the spin-off.

New Black Knight will be restricted from pursuing potential business opportunities under the non-competition agreement.

        Under the non-competition agreement, New Black Knight will agree to certain restrictions on the scope of the business that it may conduct for the ten-year period following completion of the transactions, including that New Black Knight will be prohibited from (i) engaging in title generation / escrow services, appraisal, or default and field services work (other than technology solutions for such settlement services) without the prior written consent of FNF (subject to an exception allowing New Black Knight to acquire a business engaged in such restricted services if at least 90% of such business' revenue is contributed by activities other than such restricted services) and (ii) engaging in certain transactions, such as a merger, sale of assets, or sale of greater than 5% of its equity interests, with a buyer that derives 10% or more of its revenue from such restricted services. Although Black Knight does not presently engage in any of these restrictive services and its current business is not restricted, as a result of these restrictions, New Black Knight may have to forgo certain transactions that might have otherwise been advantageous in compliance with its obligations under the non-competition agreement.

        In particular, the restriction on engaging in a merger, sale of assets, or sale of greater than 5% of its equity interests with a buyer that derives 10% or more of its revenue from restricted services may discourage a third party engaged in such restricted services from pursuing such a transaction with us during the ten-year period following completion of the transactions.

Risks Relating to New Black Knight's Business after the Mergers

        For purposes of this section, references to "Company," "we," "our," or "us" refers to New Black Knight.

If we are unable to protect our information systems against data corruption, cyber-based attacks or network security breaches, or if we are unable to provide adequate security in the electronic transmission of sensitive data, it could have a material adverse effect on our business, financial condition and results of operations.

        We are highly dependent on information technology networks and systems, including the Internet, to securely process, transmit and store electronic information. Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information, including non-public personal information, consumer data and proprietary business information. Cyber-based attacks against financial institutions to extort payment in return for the release of sensitive information are increasing. Unauthorized access, including through use of fraudulent schemes such as "phishing" schemes, could jeopardize the security of information stored in our systems. In addition, malware or viruses could jeopardize the security of information stored or used in a user's computer. If we are unable to prevent such security or privacy breaches, our operations could be disrupted, or we may suffer loss of reputation, financial loss, lawsuits and other regulatory imposed restrictions and penalties because of lost or misappropriated information, including sensitive consumer data, which could have a material adverse effect on our business, financial condition and results of operations. Likewise, our clients are increasingly imposing more stringent contractual obligations on us relating to our information security protections. If we are unable to maintain protections and processes at a level commensurate with that required by our large clients, it could negatively affect our relationships with those clients, increase our operating costs or subject us to liability under those contractual obligations, which could have a material adverse effect on our business, financial condition and results of operations.

We rely on our top clients for a significant portion of our revenues and profits, which makes us susceptible to the same macro-economic and regulatory factors that affect our clients. If these clients are negatively affected by current economic or regulatory conditions or otherwise experience financial hardship or stress, or if the terms of our relationships with these clients change, it could have a material adverse effect on our business, financial condition and results of operations.

        We operate in a consolidated industry and as a result, a small number of our clients have accounted for a significant portion of our revenues. We expect that a limited number of our clients will continue to represent a significant portion of our revenues for the foreseeable future. The significant portion of our revenues that a limited number of our clients currently represent may increase in the future. During the year ended December 31, 2016, our largest client, Wells Fargo, N.A., which we refer to as Wells Fargo, accounted for approximately 12% of our consolidated revenues and approximately 15% and 1% of the revenues from our Technology and Data and Analytics segments, respectively. During the year ended December 31, 2016, our five largest clients accounted for approximately 36% of our consolidated revenues, approximately 38% of our Technology segment revenues and approximately 28% of our Data and Analytics segment revenues.

        Our clients face continued pressure in the current economic and regulatory climate. Many of our relationships with these clients are long-standing and are important to our business and results of operations, but there is no guarantee that we will be able to retain or renew existing agreements or maintain our relationships on acceptable terms or at all. Additionally, we rely on cross-selling our products and services to our existing clients as a source of growth. The deterioration in or termination of any of these relationships could significantly reduce our revenues and could have a material adverse effect on our business, financial condition and results of operations. As a result, we may be disproportionately affected by declining revenues from, or loss of, a significant client. In addition, by virtue of their significant relationships with us, these clients may be able to exert pressure on us with respect to the pricing of our services.

The time and expense associated with switching from our competitors' software and services to ours may limit our growth.

        The costs for a mortgage lender or servicer to switch providers of technology, data and analytics solutions and services can be significant and the process can sometimes take 12 to 18 months to complete. As a result, potential clients may decide that it is not worth the time and expense to begin using our solutions and services, even if we offer competitive and economic advantages. If we are unable to convince these potential clients to switch to our software and services, our ability to increase market share will be limited, which could have a material adverse effect on our business, financial condition and results of operations.

We typically provide service level commitments under our client contracts. If we fail to meet these contractual commitments, we could be obligated to provide credits or refunds for prepaid amounts related to unused subscription services or face contract terminations, which could adversely affect our business, financial condition and results of operations.

        Our client agreements typically provide service level commitments measured on a daily and monthly basis. If we are unable to meet the stated service level commitments or suffer extended periods of unavailability for our applications, we may be contractually obligated to provide these clients with service credits or refunds or we could face contract terminations. If we suffer unscheduled downtime that exceeds the allowed downtimes under our agreements with our clients or if we experience any extended service outages, it could have a material adverse effect on our business, financial condition and results of operations.

Any failure to offer high-quality technical support services may adversely affect our relationships with our clients and could have a material adverse effect on our business, financial condition and results of operations.

        Once our applications and technology are deployed, our clients depend on our support organization to resolve technical issues relating thereto. We may be unable to respond adequately to accommodate short-term increases in client demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors. Increased client demand for these services, without corresponding revenues, could increase costs and adversely affect our results of operations. In addition, our sales process is highly dependent on our applications and business reputation and on positive recommendations from our existing clients. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation and our ability to sell our applications to existing and prospective clients, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our clients and we are subject to various governmental regulations, and a failure to comply with governmental regulations, or changes in these regulations, including changes that may result from changes in the political landscape could result in penalties, restrict or limit our or our clients' operations or make it more burdensome to conduct such operations, any of which could have a material adverse effect on our business, financial condition and results of operations.

        Many of our clients and our businesses are subject to various federal, state, local and foreign laws and regulations. Our failure to comply with applicable laws and regulations could restrict our ability to provide certain services or result in imposition of civil fines and criminal penalties, substantial regulatory and compliance costs, litigation expense, adverse publicity and loss of revenues.

        As a provider of electronic data processing to financial institutions, such as banks and credit unions, we are subject to regulatory oversight and examination by the Federal Financial Institutions Examination Council, which we refer to as FFIEC. We also may be subject to possible review by state agencies that regulate banks in each state in which we conduct our electronic processing activities.

        In addition, our businesses are subject to an increased degree of compliance oversight by regulators and by our clients. Specifically, the Consumer Financial Protection Bureau, which we refer to as CFPB, has authority to write rules affecting the business of, supervise, conduct examinations of, and enforce compliance as to federal consumer financial protection laws and regulations with respect to certain "non-depository covered persons" determined by the CFPB to be "larger participants" that offer consumer financial products and services. The CFPB and the prudential financial institution regulators such as the Office of the Comptroller of the Current, which we refer to as OCC, also have the authority to examine us in our role as a service provider to large financial institutions, although it is yet unclear how broadly they will apply this authority going forward. In addition, we believe some of our largest bank clients' regulators are requiring the banks to exercise greater oversight and perform more rigorous audits of their key vendors such as us.

        The Real Estate Settlement Procedures Act, which we refer to as RESPA, and related regulations generally prohibit the payment or receipt of fees or any other item of value for the referral of real estate-related settlement services. RESPA also prohibits fee shares or splits or unearned fees in connection with the provision of residential real estate settlement services, such as mortgage brokerage and real estate brokerage. Notwithstanding these prohibitions, RESPA permits payments for goods furnished or for services actually performed, so long as those payments bear a reasonable relationship to the market value of the goods or services provided. RESPA and related regulations may to some extent restrict our real estate-related businesses from entering into certain preferred alliance arrangements. The CFPB is responsible for enforcing RESPA.

        Changes to laws and regulations and regulatory oversight of our clients and us, including those that may result from changes in the political landscape, may cause us to increase our prices in certain situations or decrease our prices in other situations, may restrict our ability to implement price increases or otherwise limit the manner in which we conduct our business. We may also incur additional expense in keeping our technology services up to date as laws and regulations change, and we may not be able to pass those additional costs on to our clients. In addition, in response to increased regulatory oversight, participants in the mortgage lending industry may develop policies pursuant to which they limit the extent to which they can rely on any one vendor or service provider. Conversely, in an environment with less stringent regulatory oversight, prospective clients may choose to retain their in-house platforms, or current service providers, or seek alternative service providers who provide services that are less compliance and quality oriented at a lower price point. If we are unable to adapt our products and services to conform to the new laws and regulations, or if these laws and regulations have a negative effect on our clients, we may experience client losses or increased operating costs, which could have a material adverse effect on our business, financial condition and results of operations.

There may be consolidation in our end client market, which could reduce the use of our services by our clients and could have a material adverse effect on our business, financial condition and results of operations.

        Consolidations among existing or potential clients could reduce the number of our clients and potential clients. If our clients merge with, are acquired by or sell their servicing portfolios to other entities that are not our clients, or that use fewer of our services, they may discontinue or reduce their use of our services. In addition, if potential clients merge, our ability to increase our client base may be adversely affected and the ability of our customers to exert pressure on our pricing may increase. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Regulatory developments with respect to use of consumer data and public records could have a material adverse effect on our business, financial condition and results of operations.

        Because our databases include certain public and non-public personal information concerning consumers, we are subject to government regulation and potential adverse publicity concerning our use of consumer data. We acquire, store, use and provide many types of consumer data and related services that are subject to regulation under the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, the Driver's Privacy Protection Act and, to a lesser extent, various other federal, state and local laws and regulations. These laws and regulations are designed to protect the privacy of consumers and to prevent the unauthorized access and misuse of personal information in the marketplace. Our failure to comply with these laws, or any future laws or regulations of a similar nature, could result in substantial regulatory penalties, litigation expense and loss of revenues, which could have a material adverse effect on our business, financial condition and results of operations.

        In addition, some of our data suppliers face similar regulatory requirements and, consequently, they may cease to be able to provide data to us or may substantially increase the fees they charge us for this data, which may make it financially burdensome or impossible for us to acquire data that is necessary to offer our products and services. Further, many consumer advocates, privacy advocates and government regulators believe that existing laws and regulations do not adequately protect privacy or ensure the accuracy of consumer-related data. As a result, they are seeking further restrictions on the dissemination or commercial use of personal information to the public and private sectors as well as contemplating requirements relative to data accuracy and the ability of consumers to opt to have their personal data removed from databases such as ours. Any future laws, regulations or other restrictions limiting the dissemination or use of personal information may reduce the quality and availability of our solutions and services, which could have a material adverse effect on our business, financial condition and results of operations.

Participants in the mortgage industry are under intense scrutiny, and efforts by the government to reform the mortgage industry or address the troubled mortgage market and the current economic environment could have a material adverse effect on our business, financial condition and results of operations.

        Since the beginning of the housing crisis, the mortgage industry has been under intense scrutiny by governmental authorities, judges and the news media, among others. This scrutiny has included federal and state governmental review of all aspects of the mortgage lending business, and several actions to aid the housing market and the economy in general, and to implement more rigorous standards around mortgage servicing, with particular focus on loans that are in default.

        New national mortgage servicing rules have been implemented that, among other things, require very specific loan modification procedures to be followed and offered to the borrower before any foreclosure proceeding can be initiated or completed. These standards have further reduced the number of loans entering the foreclosure process and have negatively affected our default technology revenues and profits, and it is unclear what affect these standards will have on us in the future.

        Additional state and federal government actions directed at housing and the mortgage industry may occur and could have a material adverse effect on our business, financial condition and results of operations.

Our clients' relationships with government-sponsored enterprises, which we refer to as GSEs, are subject to change, which could have a material adverse effect on our business, financial condition and results of operations.

        Our clients have significant relationships with Fannie Mae and Freddie Mac, which are GSEs, tasked with working with financial institutions to provide liquidity to the mortgage market. They do this by purchasing loans from the lenders either for cash or in exchange for mortgage-backed securities that are backed by those loans and that, for a fee, carries the GSEs guarantee of timely payment of interest and principal to investors of those mortgage-backed securities. Because our clients service the loans owned by GSEs, we provide solutions and services for many of those loans. As a result of these relationships, GSEs have been able to implement changes to our pricing structure on certain products and services we provide. GSEs or other governmental agencies may be able to exert similar pressure on the pricing of our solutions and services in the future, which could have a material adverse effect on our business, financial condition and results of operations.

If we fail to adapt our solutions to technological changes or evolving industry standards, or if our ongoing efforts to upgrade our technology are not successful, we could lose clients and have difficulty attracting new clients for our solutions, which could have a material adverse effect on our business, financial condition and results of operations.

        The markets for our solutions are characterized by constant technological changes, frequent introductions of new products and services and evolving industry standards and regulations. Our future success will be significantly affected by our ability to successfully enhance our current solutions, and develop and introduce new solutions and services that address the increasingly sophisticated needs of our clients and their customers. These initiatives carry the risks associated with any new product or service development effort, including cost overruns, delays in delivery and performance issues. There can be no assurance that we will be successful in developing, marketing and selling new solutions and services that meet these changing demands, that we will not experience difficulties that could delay or prevent the successful development, introduction, and marketing of these solutions and services or that our new solutions and services and their enhancements will adequately meet the demands of the marketplace and achieve market acceptance. If our efforts are unsuccessful, it could have a material adverse effect on our business, financial condition and results of operations.

We operate in a competitive business environment and, if we are unable to compete effectively, it could have a material adverse effect on our business, financial condition and results of operations.

        The markets for our solutions are intensely competitive. Our competitors vary in size and in the scope and breadth of the services they offer. Some of our competitors have substantial resources. In addition, we expect that the markets in which we compete will continue to attract new competitors and new technologies. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures we face in the markets in which we operate will not have a material adverse effect on our business, financial condition and results of operations.

        Further, because many of our larger potential clients have historically developed their key processing applications in-house and therefore view their system requirements from a make-versus-buy perspective, we often compete against our potential clients' in-house capacities. As a result, gaining new clients in our mortgage processing business can be difficult. For banks and other potential clients, switching from an internally designed system to an outside vendor, or from one vendor of mortgage processing services to a new vendor, is a significant undertaking. These potential clients worry about potential disadvantages such as loss of custom functionality, increased costs and business disruption. As a result, these potential clients often resist change. There can be no assurance that our strategies for overcoming potential clients' reluctance to change will be successful, and if we are unsuccessful, it could have a material adverse effect on our business, financial condition and results of operations.

To the extent the availability of free or relatively inexpensive information increases, the demand for some of our data and information solutions may decrease, which could have a material adverse effect on our business, financial condition and results of operations.

        Public sources of free or relatively inexpensive information have become increasingly available recently, particularly through the Internet, and this trend is expected to continue. Governmental agencies in particular have increased the amount of information to which they provide free public access. Public sources of free or relatively inexpensive information may reduce demand for, or the price that clients are willing to pay for, our data and information solutions. To the extent that clients choose not to obtain data and information from us and instead rely on information obtained at little or no cost from these public sources, it could have a material adverse effect on our business, financial condition and results of operations.

We rely upon proprietary technology and information rights, and if we are unable to protect our rights, it could have a material adverse effect on our business, financial condition and results of operations.

        Our success depends, in part, upon our intellectual property rights. We rely primarily on a combination of patents, copyrights, trade secrets, and trademark laws and nondisclosure and other contractual restrictions on copying, distribution and creation of derivative products to protect our proprietary technology and information. This protection is limited, and our intellectual property could be used by others without our consent. In addition, patents may not be issued with respect to our pending or future patent applications, and our patents may not be upheld as valid or may not prevent the development of competitive products. Any infringement, disclosure, loss, invalidity of or failure to protect our intellectual property could have a material adverse effect on our business, financial condition and results of operations. Moreover, litigation may be necessary to enforce or protect our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.

        Such litigation could be time-consuming, result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition and results of operations.

If our applications or services are found to infringe the proprietary rights of others, we may be required to change our business practices and may also become subject to significant costs and monetary penalties, any of which could have a material adverse effect on our business, financial condition and results of operations.

        As our information technology applications and services develop, we may become increasingly subject to infringement claims. Any such claims, whether with or without merit, could:

  •
  be expensive and time-consuming to defend;

  •
  cause us to cease providing solutions that incorporate the challenged intellectual property;

  •
  require us to redesign our solutions, if feasible;

  •
  divert management's attention and resources; and

  •
  require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies.

        Any one or more of the foregoing outcomes could have a material adverse effect on our business, financial condition and results of operations. Additionally, we may be liable for damages for past infringement if a court determines that our software or technologies infringe upon a third party's patent or other proprietary rights.

If we are unable to successfully consummate and integrate acquisitions, it could have a material adverse effect on our business, financial condition and results of operations.

        One of our strategies to grow our business is to opportunistically acquire complementary businesses, technologies and services. This strategy will depend on our ability to find suitable acquisitions and finance them on acceptable terms. We may require additional debt or equity financing for future acquisitions, and doing so will be made more difficult by our substantial debt. Raising additional capital for acquisitions through debt financing could result in increased interest expense and may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional capital for acquisitions through equity financing, the ownership interests of existing shareholders will be diluted.

        If we are unable to acquire suitable acquisition candidates, we may experience slower growth. Further, we may face challenges in integrating any acquired business. These challenges include eliminating redundant operations, facilities and systems, coordinating management and personnel, retaining key employees, managing different corporate cultures and achieving cost reductions and cross-selling opportunities. Additionally, the acquisition and integration processes may disrupt our business and divert management attention and our resources. If we fail to successfully integrate acquired businesses, products, technologies and personnel, it could impair relationships with employees, clients and strategic partners, distract management attention from our core businesses, result in control failures and otherwise disrupt our ongoing business, any of which could have a material adverse effect on our business, financial condition and results of operations. We also may not be able to retain key management and other critical employees after an acquisition. In addition, we may be required to record future charges for impairment of goodwill and other intangible assets resulting from such acquisitions.

        Our profitability may be affected by gains or losses on any sales of businesses, or lost operating income or cash flows from such businesses. We also may be required to record asset impairment or restructuring charges related to divested businesses, or indemnify buyers for liabilities, which may reduce our profitability and cash flows. We may also be unable to negotiate such divestitures on terms acceptable to us. If we are unsuccessful in divesting such businesses, it could have a material adverse effect on our business, financial condition and results of operations.

Our reliance on third parties subjects us to risk and may disrupt or adversely affect our operations. In addition, we may not realize the full benefit of our third-party arrangements, which may result in increased costs, or may adversely affect the service levels we are able to provide our clients.

        We rely upon third parties for various business process and information technology services, including information security testing, telecommunications and software code development. Although we have contractual provisions with our providers that specify performance requirements, we do not ultimately control their performance, which may make our operations vulnerable to their performance failures. In addition, our failure to adequately monitor and regulate the performance of our third-party vendors could subject us to additional risk. Reliance on third parties also makes us vulnerable to changes in our vendors' businesses, financial condition and other matters outside of our control, including their violations of laws or regulations, which could increase our exposure to liability or otherwise increase the costs associated with the operation of our business. The failure of our providers to perform as expected or as contractually required could result in significant disruptions and costs to our operations and to the services we provide to our clients, which could have a material adverse effect on our business, financial condition and results of operations.

We depend on our ability to access data from external sources to maintain and grow our businesses. If we are unable to access needed data from these sources or if the prices charged for these services increase, the quality, pricing and availability of our solutions may be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations.

        We rely extensively upon data from a variety of external sources to maintain our proprietary and non-proprietary databases, including data from third-party suppliers, various government and public record sources and data contributed by our clients. Our data sources could cease providing or reduce the availability of their data to us, increase the price we pay for their data or limit our use of their data for a variety of reasons, including legislatively or judicially imposed restrictions on use. If a number of suppliers are no longer able or are unwilling to provide us with certain data, or if our public record sources of data become unavailable or too expensive, we may need to find alternative sources. If we are unable to identify and contract with suitable alternative data suppliers and efficiently and effectively integrate these data sources into our service offerings, we could experience service disruptions, increased costs and reduced quality of our services. Moreover, some of our suppliers compete with us in certain product offerings, which may make us vulnerable to unpredictable price increases from them. Significant price increases could require us to seek substitute sources of data on more favorable economic terms, which may not be available at all. Loss of such access or the availability of data in the future on commercially reasonable terms or at all may reduce the quality and availability of our services and solutions, which could have a material adverse effect on our business, financial condition and results of operations.

Our international third-party service providers and our own international operations subject us to additional risks, which could have a material adverse effect on our business, financial condition and results of operations.

        Over the last few years, we have sought to reduce our costs by utilizing lower-cost labor outside the U.S. in countries such as India. These countries may be subject to higher degrees of political and social instability than the U.S. and may lack the infrastructure to withstand political unrest or natural disasters. Such disruptions can affect our ability to deliver our solutions on a timely basis, if at all, and to a lesser extent can decrease efficiency and increase our costs. Weakness of the U.S. dollar in relation to the currencies used and higher inflation rates experienced in these countries may also reduce anticipated savings. Furthermore, the practice of utilizing labor based in foreign countries has come under increased scrutiny in the U.S. and, as a result, many of our clients may require us to use labor based in the U.S. We may not be able to pass on the increased costs of higher-priced U.S.-based labor to our clients, which could have a material adverse effect on our business, financial condition and results of operations.

        In addition, the foreign countries in which we have outsourcing arrangements or operate could adopt new legislation or regulations that could make it difficult, more costly or impossible for us to continue our foreign activities as currently being conducted. In addition, in many foreign countries, particularly in those with developing economies, it is common to engage in business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, which we refer to as FCPA, or other local anti-corruption laws. Any violations of FCPA or local anti-corruption laws by us or our subsidiaries, could result in substantial financial and other penalties, which could have a material adverse effect on our business, financial condition and results of operations.

We have substantial investments in recorded goodwill and other intangible assets as a result of prior acquisitions, and an economic downturn or troubled mortgage market could cause these investments to become impaired, requiring write-downs that could have a material adverse effect on our results of operations.

        Goodwill recorded on our balance sheet was approximately $2.3 billion, or approximately 62% of our total assets, as of June 30, 2017. Other intangible assets recorded on our balance sheet were approximately $265.3 million, or approximately 7% of our total assets. Current accounting rules require that goodwill and other indefinite lived intangible assets be assessed for impairment at least annually or whenever changes in circumstances indicate that the carrying amount may not be recoverable. Current accounting rules require that intangible assets with finite useful lives be assessed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Factors that may indicate the carrying value of our intangible assets, including goodwill, may not be recoverable include, but are not limited to, significant underperformance relative to historical or projected future results of operations, a significant decline in our stock price and market capitalization, and negative industry or economic trends. No goodwill or other intangible assets impairment charge was recorded during 2016. However, if there is an economic downturn in the future, the carrying amount of our goodwill or other intangible assets may no longer be recoverable, and we may be required to record an impairment charge, which could have a material adverse effect on our results of operations. We will continue to monitor our market capitalization and the effect of the economy to determine if there is an impairment of goodwill or other intangible assets in future periods.

If we fail to develop widespread brand awareness cost-effectively, it could have a material adverse effect on our business, financial condition and results of operations.

        We believe that developing and maintaining widespread awareness of our brand in a cost-effective manner is critical to our ability to achieve widespread acceptance of our technology and attract new clients. Brand promotion activities may not generate client awareness or increase revenues, and even if they do, any increase in revenues may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses, we may fail to attract or retain clients necessary to realize a sufficient return on our brand-building efforts, or to achieve the widespread brand awareness that is critical for broad client adoption of our applications, which could have a material adverse effect on our business, financial condition and results of operations.

We may experience system failures with respect to our technology solutions, damage or interruption that could harm our business and reputation and expose us to potential liability.

        We depend heavily upon the computer systems and our existing technology infrastructure located in our data centers and certain systems interruptions or events beyond our control could interrupt or terminate the delivery of our solutions and services to our clients and may interfere with our suppliers' ability to provide necessary data to us and our employees' ability to attend to work and perform their responsibilities.

        These potential interruptions include, but are not limited to, damage or interruption from hurricanes, floods, fires, power losses, telecommunications outages, terrorist attacks, acts of war, human errors and similar events. Our U.S. corporate offices and primary data center are located in Jacksonville, Florida, which is an area that is at high risk of hurricane and flood damage. In addition, acts of terrorism, which may be targeted at metropolitan areas that have higher population density than rural areas, could cause disruptions in our business or the economy as a whole. The servers that we use through various third-party service providers may also be vulnerable to similar disruptions, which could lead to interruptions, delays and loss of critical data. Such service providers may not have sufficient protection or recovery plans in certain circumstances, and our insurance may not be sufficient to compensate us for losses that may occur.

        Defects in our technology solutions, errors or delays in the processing of electronic transactions, or other difficulties could result in:

  •
  interruption of business operations;

  •
  delay in market acceptance;

  •
  us, or our clients, missing a regulatory deadline;

  •
  additional development and remediation costs;

  •
  diversion of technical and other resources;

  •
  loss of clients;

  •
  negative publicity; or

  •
  exposure to liability claims.

        Any one or more of the foregoing occurrences could have a material adverse effect on our business, financial condition and results of operations. Although we attempt to limit our potential liability through disclaimers and limitation-of-liability provisions in our license and client agreements, we cannot be certain that these measures will be successful in limiting our liability.

We may experience delays or difficulty in developing or implementing new, enhanced or existing software or hosting solutions, which may negatively affect our relationships with existing and potential clients, reduce or delay the generation of revenues or increase development and implementation costs, which could have a material adverse effect on our business, financial condition and results of operations.

        Our future financial performance depends upon the successful development, implementation and client acceptance of new, existing and enhanced versions of our software and hosting solutions. We continually seek to develop enhancements to our solutions, including updates in response to changes in applicable laws, as well as new offerings to supplement our existing solutions. As a result, we are subject to the risks inherent in the development and integration of new technologies, including defects or undetected errors in our technology solutions, difficulties in installing or integrating our technologies on platforms used by our clients, or other unanticipated performance, stability and compatibility problems. Any of these problems could result in material delays in the introduction or acceptance of our solutions, increased costs, decreased client satisfaction, breach of contract claims, harm to our industry reputation and reduced or delayed revenues. If we are unable to implement existing solutions or deliver new solutions or upgrades or other enhancements to our existing solutions on a timely and cost-effective basis, it could have a material adverse effect on our business, financial condition and results of operations.

Because our revenues from clients in the mortgage lending industry are affected by the strength of the economy and the housing market generally, including the volume of real estate transactions, a change in any of these conditions could have a material adverse effect on our business, financial condition and results of operations.

        Our revenues are primarily generated from technology, data and analytics we provide to the mortgage industry and, as a result, a weak economy or housing market may have a material adverse effect on our business, financial condition and results of operations. The volume of mortgage origination and residential real estate transactions is highly variable and reductions in these transaction volumes could have a direct effect on the revenues we generate from our technology business and some of our data and analytics businesses.

        The revenues we generate from our servicing technology depend upon the total number of mortgage loans processed on our mortgage servicing platform, which we refer to as MSP, which tends to be comparatively consistent regardless of economic conditions. However, in the event that a difficult economy or other factors lead to a decline in levels of home ownership and a reduction in the number of mortgage loans outstanding and we are not able to counter the effect of those events with increased market share or higher fees, our mortgage processing revenues could be adversely affected. Moreover, negative economic conditions, including increased unemployment or interest rates or a downturn in other general economic factors, among other things, could adversely affect the performance and financial condition of some of our clients in many of our businesses, which may have a material adverse effect on our business, financial condition and results of operations if these clients go bankrupt or otherwise exit certain businesses.

        A weaker economy and housing market tend to increase the volume of consumer mortgage defaults, which can increase revenues from our applications focused on supporting default management functions. However, government regulation of the mortgage industry in general, and the default and foreclosure process in particular, has greatly slowed the processing of defaulted mortgages in recent years and has changed the way many of our clients address mortgage loans in default. A downturn in the origination market and a concurrent slowdown or change in the way mortgage loans in default are addressed could have a material adverse effect on our business, financial condition and results of operations.

We have substantial indebtedness, which could have a negative effect on our financing options and liquidity position.

        As of June 30, 2017, we had approximately $1.6 billion of total debt outstanding.

        Our substantial indebtedness could have important consequences to us, including:

  •
  making us more vulnerable to economic downturns and adverse developments in our business, which may cause us to have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes and may limit our ability to pursue other business opportunities and implement certain business strategies;

  •
  requiring us to use a large portion of the money we earn to pay principal and interest on our debt, which could reduce the amount of money available to finance operations, acquisitions and other business activities;

  •
  exposing us to the risk of increased interest rates as $1.6 billion in principal amount of our debt bears interest at a floating rate as of June 30, 2017 (an increase of one percentage point in the applicable interest rate could cause an increase in interest expense of approximately $15.7 million on an annual basis ($9.7 million including the effect of our current interest rate swaps) based on the principal outstanding as of June 30, 2017, which may make it more difficult for us to service our debt);

  •
  exposing us to costs and risks associated with agreements limiting our exposure to higher interest rates, as such agreements may not offer complete protection from these risks, and we are subject to the risk that one or more of the counterparties to these agreements may fail to satisfy their obligations under such agreements; and

  •
  causing a competitive disadvantage if we have higher levels of debt than our competitors by reducing our flexibility in responding to changing business and economic conditions, including increased competition.

        Risks associated with our indebtedness could have a material adverse effect on our business, financial condition and results of operations.

Despite our indebtedness level, we still may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the Credit Agreement, dated May 27, 2015 by and between BKIS and JPMorgan Chase Bank, N.A., which we refer to as the Credit Agreement, governing the (i) $1,030.0 million term loan A facility, which was amended on April 26, 2017 to reflect a $300.0 million increase to the loan, which we refer to as the Term A Loan, (ii) $400.0 million term loan B facility, which was subsequently amended on February 27, 2017, which we refer to as the Term B Loan, and (iii) $500.0 million revolving credit facility, which was amended on April 26, 2017 to reflect a $100.0 million increase to the facility, which we refer to as the Revolving Credit Facility, and collectively with the Term A Loan and Term B Loan, which we refer to as the Facilities, impose operating and financial restrictions on our activities, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our outstanding debt levels, the risks related to our indebtedness that we will face could increase.

        See Note 4—"Long-Term Debt" to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70 hereto for a more detailed discussion of the debt refinancing.

Certain of our financing arrangements subject us to various restrictions that could limit our operating flexibility.

        The Credit Agreement, governing the Facilities impose operating and financial restrictions on our activities, and future debt instruments may as well. These restrictions include compliance with, or maintenance of, certain financial tests and ratios, including a minimum interest coverage ratio and maximum leverage ratio, and limit or prohibit our ability to, among other things:

  •
  create, incur or assume any additional debt and issue preferred stock;

  •
  create, incur or assume certain liens;

  •
  redeem and/or prepay certain subordinated debt we might issue in the future;

  •
  pay dividends on our stock or repurchase stock;

  •
  make certain investments and acquisitions;

  •
  enter into or permit to exit contractual limits on the ability of our subsidiaries to pay dividends to us;

  •
  enter new lines of business;

  •
  engage in mergers and acquisitions;

  •
  engage in specified sales of assets; and

  •
  enter into transactions with affiliates.

        These restrictions on our ability to operate our business could limit our ability to take advantage of financing, merger and acquisition and other corporate opportunities, which could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our outstanding debt instruments, which may not be successful.

        Our ability to make scheduled payments on or refinance our debt obligations depends on our financial condition and results of operations, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, could have a material adverse effect on our business, financial condition and results of operations. If we cannot make scheduled payments on our debt, we will be in default and holders of our outstanding debt could declare all outstanding principal and interest to be due and payable, and we could be forced into bankruptcy or liquidation.

Our risk management policies and procedures may prove inadequate for the risks we face, which could have a material adverse effect on our business, financial condition and results of operations.

        We have devoted significant resources to develop our risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our risk management strategies may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk, including risks that are unidentified or unanticipated. If our solutions change and as the markets in which we operate evolve, our risk management strategies may not always adapt to such changes. Some of our methods of managing risk are based upon our use of observed historical market behavior and management's judgment. Other of our methods of managing risk depend on the evaluation of information regarding markets, customers, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. As a result, these methods may not predict future risk exposures, which could be significantly greater than the historical measures or available information indicate. In addition, management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events, which may not be fully effective. While we employ a broad and diversified set of risk monitoring and risk mitigation techniques, those techniques and the judgments that accompany their application cannot anticipate every economic and financial outcome or the timing of such outcomes. If our risk management efforts are ineffective, we could suffer losses that could have a material adverse effect on our business, financial condition and results of operations. In addition, we could be subject to litigation, particularly from our clients, and sanctions or fines from regulators.

Certain members of our Board of Directors and certain of our officers and directors have interests and positions that could present potential conflicts.

        We are party to a variety of related party agreements and relationships with FNF, certain of FNF's subsidiaries and Thomas H. Lee Partners, L.P., a Delaware limited partnership, which we refer to as THL. Certain of our executive officers are employed by FNF or FNF's subsidiaries and certain of our directors serve on the boards of directors of FNF or its subsidiaries or affiliates or are affiliated with THL. As a result of the foregoing, there may be circumstances where certain of our executive officers and directors may be subject to conflicts of interest with respect to, among other things: (i) our ongoing relationships with FNF, FNF's subsidiaries or THL, including related party agreements and other arrangements with respect to the administration of tax matters, employee benefits and indemnification; (ii) the quality, pricing and other terms associated with services that we provide to FNF or its subsidiaries, or that they provide to us, under related party agreements; (iii) business opportunities arising for any of us, FNF, FNF's subsidiaries or THL; and (iv) conflicts of time with respect to matters potentially or actually involving or affecting us.

        We have in place a code of business conduct and ethics prescribing procedures for managing conflicts of interest and our chief compliance officer and audit committee are responsible for the review, approval, or ratification of any potential conflicts of interest transactions. Additionally, we expect that interested directors will abstain from decisions with respect to conflicts of interest as a matter of practice. However, there can be no assurance that such measures will be effective or that we will be able to resolve all potential conflicts, or that the resolution of any such conflicts will be no less favorable to us than if we were dealing with an unaffiliated third party.

Our senior leadership team is critical to our continued success and the loss of such personnel could have a material adverse effect on our business, financial condition and results of operations.

        Our future success substantially depends on the continued service and performance of the members of our senior leadership team. These personnel possess business and technical capabilities that are difficult to replace. We have attempted to mitigate this risk by entering into long-term (two to three year) employment contracts with the members of our senior management operating team. If we lose key members of our senior management operating team, we may not be able to effectively manage our current operations or meet ongoing and future business challenges, and this could have a material adverse effect on our business, financial condition and results of operations.

We may fail to attract and retain enough qualified employees to support our operations, which could have an adverse effect on our ability to expand our business and service our clients.

        Our business relies on large numbers of skilled employees and our success depends on our ability to attract, train and retain a sufficient number of qualified employees. If our attrition rate increases, our operating efficiency and productivity may decrease. We compete for employees not only with other companies in our industry but also with companies in other industries, such as software services, engineering services and financial services companies, and there is a limited pool of employees who have the skills and training needed to do our work. If our business continues to grow, the number of people we will need to hire will increase. We will also need to increase our hiring if we are not able to maintain our attrition rate through our current recruiting and retention policies. Increased competition for employees could have a material adverse effect on our ability to expand our business and service our clients, as well as cause us to incur greater personnel expenses and training costs.

We may not be able to effectively achieve our growth strategies, which could adversely affect our business, financial condition and results of operations.

        Our growth strategies depend in part on maintaining our competitive advantage with current solutions in new and existing markets, as well as our ability to develop new technologies and solutions to serve such markets. There can be no assurance that we will be able to compete successfully in new markets or continue to compete effectively in our existing markets. If we fail to introduce new technologies or solutions effectively or on a timely basis, or if we are not successful in introducing or obtaining regulatory or market acceptance for new solutions, we may lose market share and our results of operations or cash flows could be adversely affected.

Current and future litigation, investigations or other actions against us could be costly and time consuming to defend.

        We are from time to time subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our clients in connection with commercial disputes and employment claims made by our current or former employees. Litigation can result in substantial costs and may divert management's attention and resources, which may seriously harm our business, financial condition and results of operations. From time to time, we also receive requests for information from various state and federal regulatory authorities, some of which take the form of civil investigative demands or subpoenas. Some of these regulatory inquiries may result in violations of law, the assessment of fines for violations of regulations or settlement with such authorities requiring a variety of remedies.

        Although certain matters are subject to a cross-indemnity agreement between BKFS LLC and ServiceLink, there can be no assurance that we will not incur additional material costs and expenses in connection with ongoing or future investigations or claims, including but not limited to fines or penalties and legal costs, or be subject to other remedies, any of which could have a material adverse effect on our business, financial condition and results of operations. Insurance may not cover such investigations and claims, may not be sufficient for one or more such investigations and claims and may not continue to be available on terms acceptable to us. An investigation or claim brought against us that is uninsured or underinsured could result in unanticipated costs, management distraction or reputational harm, which could have a material adverse effect on our business, financial condition and results of operations and adversely affect the trading price of our stock.

Risks Related to Our Structure

        For purposes of this section, references to "Company," "we," "our," or "us" refers to New Black Knight.

Our certificate of incorporation and bylaws and provisions of Delaware law may discourage or prevent strategic transactions, including a takeover of our company, even if such a transaction would be beneficial to our shareholders.

        Provisions contained in our certificate of incorporation and bylaws and provisions of the Delaware General Corporation Law, or DGCL, could delay or prevent a third party from entering into a strategic transaction with us, as applicable, even if such a transaction would benefit our shareholders. For example, our certificate of incorporation and bylaws:

  •
  divide our Board of Directors into three classes with staggered three-year terms, which may delay or prevent a change of our management or a change of control;

  •
  authorize the issuance of "blank check" preferred stock that could be issued by us upon approval of our Board of Directors to increase the number of outstanding shares of capital stock, making a takeover more difficult and expensive;

  •
  provide that directors may be removed from office only for cause and that any vacancy on our Board of Directors may only be filled by a majority of our directors then in office, which may make it difficult for other shareholders to reconstitute our Board of Directors;

  •
  provide that special meetings of the shareholders may be called only upon the request of a majority of our Board of Directors or by the chairman of the Board of Directors or our chief executive officer; and

  •
  require advance notice to be given by shareholders for any shareholder proposals or director nominees.

        These restrictions and provisions could keep us from pursuing relationships with strategic partners and from raising additional capital, which could impede our ability to expand our business and strengthen our competitive position. These restrictions could also limit shareholder value by impeding a sale of us or BKFS LLC.

Risks Related to Owning Shares of Our Common Stock

        For purposes of this section, references to "Company," "we," "our," or "us" refers to New Black Knight.

The market price of our common stock may be volatile and you may lose all or part of your investment.

        The market price of our common stock could fluctuate significantly, and you may not be able to resell your shares at or above the price at which your shares were acquired. Those fluctuations could be based on various factors, including those described under "—Risks Relating to The Transactions" and the following:

  •
  our operating performance and the performance of our competitors and fluctuations in our operating results;

  •
  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  changes in earnings estimates or recommendations by research analysts who follow us or other companies in our industry;

  •
  global, national or local economic, legal and regulatory factors unrelated to our performance;

  •
  announcements by us or our competitors of new products, services, strategic investments or acquisitions;

  •
  actual or anticipated variations in our or our competitors' operating results, and our and our competitors' growth rates;

  •
  failure by us or our competitors to meet analysts' projections or guidance we or our competitors may give the market;

  •
  changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;

  •
  changes in accounting standards, policies, guidance, interpretations or principles;

  •
  the arrival or departure of key personnel;

  •
  the number of shares publicly traded;

  •
  future sales or issuances of our common stock, including sales, distributions or issuances by us, our officers or directors and our significant shareholders, including THL and certain of their affiliates; and

  •
  other developments affecting us, our industry or our competitors.

        In addition, in recent years the stock market has experienced significant price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, political and market conditions such as recessions or interest rate changes, may cause declines in the market price of our common stock and you may not realize any return on your investment in us and may lose some or all of your investment.

        As we primarily operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our products. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

        The trading market for our common stock is influenced in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

We do not intend to pay dividends for the foreseeable future.

        We may retain future earnings, if any, for future operations, expansion and debt repayment. We have not paid cash dividends to date and have no current plans to pay any cash dividends for the foreseeable future. As a result of our current dividend policy, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it. Any future determination to declare and pay cash dividends will be at the discretion of our Board of Directors and will depend on, among other things, our financial condition, results of operations, cash requirements, contractual restrictions and such other factors as our Board of Directors deems relevant. Our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdiction of organization or agreements of our subsidiaries, including agreements governing our indebtedness.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The statements contained in this Form S-1 or in our other documents or in oral presentations or other statements made by our management that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These forward-looking statements are based on New BKH management's beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as future financial and operating results of New BKH and are not statements of fact, actual results may differ materiality from those projected. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of these terms and other comparable terminology. New BKH undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:

  •
  our ability to successfully consummate the tax-free spin-off of New BKH from FNF;

  •
  uncertainties as to the timing of the spin-off of Black Knight from FNF;

  •
  uncertainties as to the approval of Black Knight's shareholders required in connection with the spin-off of Black Knight from FNF;

  •
  the possibility that the closing conditions to the mergers may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

  •
  the risk that shareholder litigation in connection with the spin-off of Black Knight from FNF may affect the timing or occurrence of the spin-off or result in significant costs of defense, indemnification and liability;

  •
  diversion of New Black Knight management's time and attention in connection with the spin-off of Black Knight from FNF;

  •
  security breaches against New Black Knight's information systems;

  •
  New Black Knight's ability to maintain and grow our relationships with our customers;

  •
  limitation of New Black Knight's growth due to the time and expense associated with switching from competitors' software and services;

  •
  providing credits or refunds for prepaid amounts or contract terminations in connection with New Black Knight's service level commitments;

  •
  New Black Knight's ability to offer high-quality technical support services;

  •
  changes to the laws, rules and regulations that affect New BKH, New Black Knight and New Black Knight's customers' businesses;

  •
  consolidation in New Black Knight's end client market;

  •
  regulatory developments with respect to use of consumer data and public records;

  •
  efforts by the government to reform or address the mortgage market and current economic environment;

  •
  New Black Knight's clients' relationships with GSEs;

  •
  New Black Knight's ability to adapt its services to changes in technology or the marketplace;

  •
  New Black Knight's ability to compete effectively;

  •
  risks associated with the availability of data;

  •
  New Black Knight's ability to protect its proprietary technology and information rights;

  •
  the effects of New Black Knight's substantial leverage on its ability to make acquisitions and invest in its business;

  •
  infringement on the proprietary rights of others by New Black Knight's applications or services;

  •
  New Black Knight's ability to successfully integrate strategic acquisitions;

  •
  New Black Knight's reliance on third parties;

  •
  New Black Knight's dependence on its ability to access data from external sources;

  •
  New Black Knight's international operations and third-party service providers;

  •
  New Black Knight's ability to develop widespread brand awareness cost-effectively;

  •
  system failures, damage or interruption with respect to New Black Knight's technology solutions;

  •
  delays or difficulty in developing or implementing new, enhanced or existing software or hosting solutions;

  •
  change in the strength of the economy and housing market generally;

  •
  New Black Knight's substantial indebtedness and any additional significant debt we incur;

  •
  the adequacy of New Black Knight's risk management policies and procedures;

  •
  New Black Knight's ability to achieve its growth strategies; and

  •
  litigation, investigations, subpoenas or other actions against New Black Knight's.

        See "Risk Factors" for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this Form S-1. Any forward-looking statement made by us in this Form S-1 speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Additional Information

        Our website address is www.fnf.com. We make available free of charge on or through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission, which we refer to as the SEC. However, the information found on our website is not part of this or any other report.

 THE TRANSACTIONS

        This section of the prospectus describes material aspects of the proposed transactions. This summary may not contain all of the information that is important to you. You should carefully read this entire prospectus, including the full text of the merger agreement and the reorganization agreement, which are filed as exhibits to the registration statement of which this prospectus forms a part, and the other documents we refer you to for a more complete understanding of the transactions. In addition, important business and financial information about New BKH is included elsewhere in this prospectus.

Introduction

        On June 9, 2017, FNF and Black Knight announced that they had entered into a transaction providing for the indirect spin-off of FNF's interest in Black Knight to the holders of FNF Group common stock. In order to accomplish the transactions, FNF, New BKH, New Black Knight, Merger Sub One, Merger Sub Two and Black Knight entered into a merger agreement and FNF, New BKH and Black Knight Holdings, Inc., which we refer to as BKHI, entered into a reorganization agreement. These agreements, which are described in greater detail in this prospectus, provide for (i) the contribution by BKHI of its Black Knight Class B common stock and its BKFS LLC Units to New BKH, (ii) the distribution by BKHI of all of the shares of capital stock of New BKH to FNF, (iii) the distribution by FNF of all of the shares of capital stock of New BKH to a third-party exchange agent to be held for the benefit of the holders of the FNF Group common stock, (iv) the merger of New BKH with and into Merger Sub One, a wholly-owned subsidiary of New Black Knight, and the conversion of New BKH shares into New Black Knight shares and (v) the merger of Black Knight with and into Merger Sub Two, a wholly-owned subsidiary of New Black Knight, and the conversion of Black Knight Class A common shares into New Black Knight shares. As a result, New Black Knight, owning Black Knight and New BKH, will be an independent publicly traded company.

The Separation

        Pursuant to the reorganization agreement, FNF will engage in a series of corporate transactions, which we refer to as the separation, including the following:

  •
  BKHI will contribute to New BKH (i) all of the Black Knight Class B common stock indirectly owned by FNF and (ii) all of the BKFS LLC Units indirectly owned by FNF, in exchange for 100% of the shares of New BKH common stock, which we refer to as the contribution; following which BKHI will convert into a limited liability company and will then distribute to FNF all of the shares of New BKH common stock held by BKHI; and

  •
  Immediately prior to the consummation of the mergers, FNF will cause all of the shares of New BKH common stock held by FNF to be distributed pro rata to the holders of the FNF Group common stock by means of book-entry transfer through the exchange agent, which we refer to as the spin-off; provided that such distribution shall be subject to the conversion of such shares of New BKH common stock into shares of New Black Knight common stock pursuant to the merger agreement.

        After giving effect to the separation, New BKH, which will be 100% owned by holders of the FNF Group common stock, will own all of the shares of Black Knight Class B common stock and BKFS LLC Units beneficially owned by FNF prior to the separation.

        The Contribution.    FNF currently indirectly owns Black Knight common stock representing approximately 54.29% of the outstanding shares of Class A and Class B common stock of Black Knight. In order to effect the distribution of these interests to FNF Group shareholders, FNF will cause these interests to be contributed to New BKH prior to the distribution in exchange for all of the shares of

New BKH common stock. As a result, following the contribution, New BKH will own all of the shares of Black Knight Class B common stock and BKFS LLC Units indirectly owned by FNF.

        The Spin-Off.    Immediately prior to the consummation of the mergers, FNF will distribute all of the shares of New BKH common stock held by FNF on a pro rata basis to all of the holders of FNF Group common stock. FNF has not yet set the record date for the distribution. FNF will publicly announce the record date when it has been determined, which will be prior to completion of the distribution and the mergers. The distribution of shares will be made to a third party exchange agent in book-entry form for the benefit of the holders of the FNF Group common stock. After giving effect to the separation, New BKH, which will be 100% owned by holders of the FNF Group common stock, will own all of the shares of Black Knight Class B common stock and BKFS LLC Units beneficially owned by FNF prior to the separation. Immediately thereafter, each share of New BKH common stock will be converted into a right to receive one share of New Black Knight common stock. See "—The Mergers" below.

        We expect that the distribution should be tax-free to holders of FNF Group common stock for U.S. federal income tax purposes.

The Mergers

New BKH Merger

        Upon satisfaction or waiver of each of the conditions to the merger agreement and immediately after the spin-off, Merger Sub One will merge with and into New BKH, which we refer to as the New BKH merger. New BKH will be the surviving corporation in the New BKH merger.

        In the New BKH merger, each outstanding share of New BKH common stock (other than shares owned by New BKH) will be converted into a number of shares of New Black Knight common stock equal to the New BKH exchange ratio. The New BKH exchange ratio is fixed pursuant to the merger agreement and will not be adjusted to reflect stock price changes prior to the date of the New BKH merger. We estimate that each holder of FNF Group common stock on the record date for the spin-off will receive approximately 0.305130 shares of New Black Knight common stock in the mergers for each share of FNF Group common stock held immediately prior to the time of the spin-off, although the exact number of New Black Knight shares to be received will be based on the number of FNF Group shares outstanding at the time of the mergers and therefore will not be determined until that time. New BKH shareholders will not receive any fractional shares in the merger. The exchange agent will aggregate and sell on the open market the fractional shares of New Black Knight common stock that would otherwise be issued in the New BKH merger, and if a New BKH shareholder would have been entitled to receive a fractional share of New Black Knight common stock in the New BKH merger, such shareholder will instead receive the net cash proceeds of the sale attributable to such fractional share.

BKFS Merger

        Upon satisfaction or waiver of each of the conditions to the merger agreement and immediately after the New BKH merger, Merger Sub Two will merge with and into Black Knight, which we refer to as the BKFS merger. Black Knight will be the surviving corporation in the BKFS merger.

        In the BKFS merger, each outstanding share of Black Knight Class A common stock (other than shares owned by Black Knight) will be converted into the right to receive one share of New Black Knight common stock. Each share of Black Knight common stock owned by Black Knight will be cancelled without consideration. Each share of Black Knight Class B common stock owned by New BKH and THL will remain issued and outstanding and will be unaffected by the BKFS merger.

Effects of the Mergers

        Neither of the mergers will occur unless both mergers occur, and following the mergers, Black Knight and New BKH will be subsidiaries of New Black Knight. Consummation of the mergers is conditioned on the separation, but the mergers are not a condition of the separation.

        Upon completion of the transactions, we estimate that Black Knight's former shareholders (other than FNF and its affiliates) will collectively own approximately 45.71% and holders of FNF Group common stock will collectively own approximately 54.29% of the common stock of New Black Knight.

FNF's Reasons for the Transactions

        The FNF board of directors has determined that the transactions are advisable, fair to and in the best interests of FNF and the holders of FNF Group common stock. In reaching this conclusion, the FNF board consulted with FNF's management and considered a variety of factors, including the factors described below:

  •
  The transactions should enable holders of FNF Group common stock to receive shares of New Black Knight in a manner that is generally tax-free to them;

  •
  The transactions may increase trading liquidity in New Black Knight's (as successor to Black Knight) common stock by increasing the float;

  •
  The FNF board believes that a completely independent Black Knight, as a subsidiary of New Black Knight with a fully-distributed common stock, will better enable Black Knight to pursue its strategic plans and create additional long-term value for former Black Knight shareholders;

  •
  The transactions should eliminate the overhang and potential price disruptions in Black Knight's common stock that could arise as a result of a controlling shareholder selling stock over a period of time;

  •
  The transactions will eliminate potential limitations arising from a controlling shareholder's right to veto proposals by Black Knight to issue common stock for purposes of funding strategic acquisitions or management compensation plans, if shareholder approval thereof would be required under NYSE rules;

  •
  The transactions should provide New Black Knight with a more effective tool for management compensation by increasing trading liquidity as well as eliminating potential limitations arising from FNF's ability to block proposals by Black Knight to issue common stock for purposes of funding management compensation plans;

  •
  The transactions will allow FNF to focus on becoming a dedicated title insurance company;

  •
  The transactions should allow New Black Knight to become eligible for index inclusion in the S&P Midcap 400 and potentially the S&P 500 because it is expected that following the completion of the transactions, New Black Knight will satisfy the S&P Index criteria related to public float that Black Knight does not currently satisfy;

  •
  The transactions will facilitate New Black Knight's ability to use its equity as acquisition currency; and

  •
  The transactions should attract new shareholders to New Black Knight.

        In the course of its deliberations, the FNF board also considered a variety of risks and other potentially negative factors associated with the transactions, including:

  •
  The potential tax liabilities that could arise as a result of the transactions;

  •
  That, while the mergers are expected to be completed, there is no assurance that all conditions to the parties' obligations to complete the transaction will be satisfied or waived, and as a result, it is possible that the transactions might not be completed;

  •
  The interests of certain of FNF's directors and executive officers and the interests of certain of Black Knight's directors and executive officers in the mergers described under "The Transactions—Interests of Certain Persons in the Transactions" below may differ from each other or from the interests of Black Knight shareholders; and

  •
  The costs of effecting the transactions, including the legal, accounting and financial advisor costs that FNF will incur in connection with implementing the transactions.

        After considering the positive and negative factors described above, the FNF board determined that the anticipated benefits of the transactions outweighed the risks and costs and approved the transactions. In light of the number, variety and complexity of the factors that the FNF board considered in determining the effect of the transactions, the FNF board did not believe it to be practicable to assign relative weights to the factors it considered. Rather, the FNF board conducted an overall analysis of the factors described above. In doing so, different members of the FNF board may have given different weight to different factors.

Board of Directors and Management of New Black Knight

        The directors of New Black Knight following the mergers will consist of the following six members who are the same as the current Black Knight directors: David K. Hunt and Ganesh B. Rao as Class I directors, each of whom shall have a term expiring in 2019, Richard N. Massey and John D. Rood as Class II directors, each of whom shall have a term expiring in 2020 and William P. Foley, II and Thomas M. Hagerty as Class III directors, each of whom shall have a term expiring in 2018. See "Management of New Black Knight Following the Transactions—Board of Directors".

        The executive officers of Black Knight immediately prior to the effective time of the BKFS merger will be the initial executive officers of New Black Knight. See "Management of New Black Knight Following the Transactions—Management".

Interests of Certain Persons in the Transactions

        In considering the recommendation of the Black Knight Special Committee to vote for the proposal to adopt the merger agreement, shareholders of Black Knight should be aware that members of the Black Knight board of directors and members of Black Knight's executive management have relationships, agreements or arrangements that provide them with interests in the BKFS merger that may be in addition to or differ from those of Black Knight's shareholders, including, but not limited to:

  •
  the continued employment of Black Knight's executive officers as New Black Knight's executive officers and the continued service of Black Knight's directors as directors of New Black Knight;

  •
  the indemnification of officers and directors of Black Knight by New Black Knight for their services as such up to the time of the consummation of the mergers;

  •
  the fact that William P. Foley II is a director and Chairman of the board of FNF, and each of John D. Rood, Richard N. Massey and Thomas M. Hagerty are directors of FNF and are members of the Black Knight board of directors. FNF currently beneficially owns approximately 98.46% of the outstanding Class B common stock of Black Knight and approximately 54.29% of the outstanding BKFS LLC Units; and

  •
  the fact that Michael L. Gravelle, the Executive Vice President, General Counsel and Corporate Secretary of Black Knight is also an Executive Vice President, General Counsel and Corporate Secretary of FNF.

        The Black Knight Special Committee was aware of these relationships, agreements and arrangements during its evaluation of the transactions and in making its decision to recommend to the Black Knight shareholders that they vote to adopt the merger agreement.

        Section 14A(b) of the Exchange Act and Item 402(t) of Regulation S-K under the Exchange Act require that companies provide their shareholders with the opportunity to vote to approve, on an advisory non-binding basis, any "golden parachute compensation" for Black Knight's named executive officers that is based on or otherwise relates to the transactions. Because no "golden parachute" or similar compensation arrangements were to be received by any of Black Knight's named executive officers based on or otherwise relating to the transactions, no disclosure is required under Item 402(t) of Regulation S-K and no advisory vote is required by Section 14A(b) and Rule 14(a)-21(c) under the Exchange Act.

Accounting Treatment

        After the completion of the transactions, Black Knight's Up-C structure will no longer be in place. As a result, our consolidated statements of operations will reflect a higher effective tax rate more closely aligned with other C-corporations in the U.S. and will no longer reflect net earnings attributable to noncontrolling interests. Furthermore, the noncontrolling interest amount on our consolidated balance sheet immediately prior to completion of the transactions will be reclassified, resulting in an increase to shareholders' equity.

Exchange of Black Knight and New BKH Shares

        As provided for in the merger agreement, New Black Knight has appointed Continental Stock Transfer & Trust Company, LLC as exchange agent, which we refer to as the exchange agent, for the purpose of exchanging shares of New Black Knight common stock for outstanding shares of Black Knight's Class A common stock and outstanding shares of New BKH's common stock. Promptly after the closing date of the mergers, the exchange agent will send to each record holder of certificated shares of Black Knight Class A common stock a letter of transmittal and instructions for exchanging their certificates for the applicable merger consideration. For additional information regarding the treatment of certificated shares, see "The Merger Agreement-Conversion of Shares; Exchange of Certificates" below.

        Accounts holding shares of Black Knight Class A common stock or New BKH common stock in book-entry form will be debited as of the effective time of the mergers and promptly thereafter credited with the applicable number of shares of New Black Knight common stock. No letters of transmittal will be delivered to holders of shares in book-entry form, and holders of book-entry shares of Black Knight Class A common stock or New BKH common stock will not need to take any action to receive their shares of New Black Knight common stock in the mergers.

Treatment of Restricted Stock and Other Equity-Based Awards

        In the BKFS merger, each outstanding Black Knight restricted stock award with respect to shares of Black Knight common stock granted under the Black Knight 2015 Omnibus Incentive Plan, which we refer each of as a Black Knight Restricted Stock Award, will be converted into a restricted share award with respect to the number of shares of New Black Knight common stock that is equal to the number of shares of Black Knight common stock subject to such Black Knight Restricted Stock Award immediately prior to the consummation of the BKFS merger, and on the same terms and conditions (including applicable vesting requirements) as applied to each such Black Knight Restricted Stock Award immediately prior to the consummation of the BKFS merger.

        See "—Interests of Certain Persons in the Transactions" above for a description of the treatment of certain grants held by directors of Black Knight.

Listing

        It is a condition to the BKFS merger that the shares of New Black Knight common stock to be issued in the mergers shall have been authorized for listing on the NYSE. If the BKFS merger is completed, Black Knight common stock will cease to be listed on the NYSE and will be deregistered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act.

Dividend Policy of New Black Knight

        New Black Knight does not anticipate any payment of quarterly dividends for the foreseeable future. The declaration and payment of dividends will be at the discretion of the New Black Knight board of directors and will be dependent upon its future earnings, financial condition and capital requirements.

THE MERGER AGREEMENT

        The following summary describes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The provisions of the merger agreement are extensive and not easily summarized. Accordingly, this summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety for a more complete understanding of the merger agreement.

        The merger agreement and this summary of its terms have been included with this prospectus to provide you with information regarding the terms of the merger agreement and are not intended to provide any other factual information about New Black Knight, FNF, New BKH or Black Knight. Information about New Black Knight, FNF, New BKH and Black Knight can be found elsewhere in this prospectus.

        The representations and warranties contained in the merger agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to disclosures not reflected in the merger agreement and to a contractual standard of materiality different from that generally applicable to shareholders. Furthermore, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of FNF, New BKH or Black Knight, because any party may take certain actions that are either expressly permitted in the confidential disclosures to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.

The Mergers

        To effect the combination of New BKH and Black Knight, New Black Knight was formed as a wholly-owned subsidiary of New BKH, with two wholly-owned subsidiaries, Merger Sub One and Merger Sub Two. At the effective time of the respective mergers:

  •
  Merger Sub One will merge with and into New BKH, and New BKH will be the surviving corporation in that merger; and

  •
  Merger Sub Two will merge with and into Black Knight, and Black Knight will be the surviving corporation in that merger.

        As a result of the mergers described above, and the conversion and exchange of securities described below (see "—Conversion of Shares; Exchange of Certificates"), New BKH and Black Knight will each become a subsidiary of New Black Knight, with New Black Knight as the new public parent company of New BKH and Black Knight.

Effective Time and Completion of the Mergers

        New BKH and Black Knight will file certificates of merger with the Delaware Secretary of State no later than the second business day after the date on which the last condition to completing the mergers is satisfied or, where permissible, waived or at such other time as the parties to the merger agreement may agree. The New BKH merger and the BKFS merger will become effective at the time and on the date on which those documents are filed, or later if the parties so agree and specify in those documents, provided that the New BKH merger will become effective immediately after the completion of the spin-off, and the BKFS merger will become effective immediately after the New BKH merger. The time that the New BKH merger becomes effective is referred to as the New BKH effective time. The time that the BKFS merger becomes effective is referred to as the merger effective time.

        As a result of the BKFS merger, certain holders of shares of Class A common stock of Black Knight were required to file notification and report forms, which we refer to as HSR Forms, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, for their acquisition of New Black Knight common stock. These HSR Forms were filed on June 22, 2017, and the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice granted early termination of the waiting period under the HSR Act, on and effective July 1, 2017.

        We cannot assure you when, or if, all the conditions to completion of the mergers will be satisfied or, where permissible, waived. See "—Conditions to Completion of the Mergers" below. The parties intend to complete the mergers as promptly as practicable, subject to receipt of the requisite shareholder and regulatory approvals.

Directors and Officers of New Black Knight after Completion of the Mergers

        The directors of New Black Knight following the mergers will consist of the following six members: David K. Hunt and Ganesh B. Rao as Class I directors, each of whom shall have a term expiring in 2019, Richard N. Massey and John D. Rood as Class II directors, each of whom shall have a term expiring in 2020 and William P. Foley, II and Thomas M. Hagerty as Class III directors, each of whom shall have a term expiring in 2018.

        The executive officers of Black Knight immediately prior to the effective time of the BKFS merger will be the initial executive officers of New Black Knight.

Certificate of Incorporation and Bylaws of New Black Knight

        The certificate of incorporation and bylaws of New Black Knight will be amended immediately following the spin-off, and such certificate of incorporation and bylaws shall be the certificate of incorporation and bylaws of New Black Knight until thereafter amended as provided therein or by applicable law. Additional information about the certificate of incorporation and bylaws of New Black Knight that will be in effect immediately after the mergers are completed can be found in the section "Description of Capital Stock of New Black Knight".

Merger Consideration

New BKH Exchange Ratio

        In the New BKH merger, each holder of New BKH shares will be entitled to receive one share of New Black Knight common stock in respect of each New BKH share held.

Black Knight Exchange Ratio

        In the BKFS merger, each holder of Black Knight Class A shares (other than New BKH) will be entitled to receive one share of New Black Knight common stock in respect of each Black Knight Class A share held.

Conversion of Shares; Exchange of Certificates

        At the New BKH effective time:

  •
  each share of New BKH common stock (other than each issued share of New BKH common stock that is owned by New BKH, which will be cancelled) issued and outstanding immediately prior to the New BKH effective time will be converted into the right to receive one New Black Knight common stock; and

  •
  each share of Merger Sub One common stock issued and outstanding immediately prior to the New BKH effective time will be converted into one share of New BKH common stock as the surviving corporation in the New BKH merger.

        At the merger effective time:

  •
  each share of Black Knight Class A common stock issued and outstanding immediately prior to the merger effective time (other than each issued share of Black Knight Class A common stock that is owned by Black Knight, which will be cancelled) will be converted into the right to receive one share of New Black Knight common stock;

  •
  each share of Black Knight Class B common stock will remain issued and outstanding until the exchange contemplated by the THL Interest Exchange Agreement (as defined below); and

  •
  each share of Merger Sub Two common stock issued and outstanding immediately prior to the merger effective time will be, in the aggregate, converted into that number of shares of Class A common stock of Black Knight as the surviving corporation in the merger equal to the number of shares of Class A Black Knight common stock that are outstanding immediately prior to the merger effective time (other than each issued share of Black Knight Class A common stock that is owned by Black Knight, which will be cancelled).

        For information on the treatment of restricted stock and other stock based awards for Black Knight, see "The Transactions—Treatment of Restricted Stock and Other Equity-Based Awards" beginning on page 44.

        Promptly after the merger effective time, the exchange agent will mail a letter of transmittal to each holder of record of a stock certificate which immediately prior to the New BKH effective time or the merger effective time, as applicable, represented outstanding shares of New BKH common stock or Black Knight Class A common stock, which at the New BKH effective time or the merger effective time, as applicable, were converted into the right to receive the applicable merger consideration. This mailing will contain instructions on how to surrender shares of New BKH common stock or Black Knight Class A common stock in exchange for the applicable merger consideration the holder is entitled to receive under the merger agreement. When you deliver your New BKH stock certificates or Black Knight Class A stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your stock certificates will be cancelled.

        No dividends or other distributions with respect to New Black Knight common stock with a record date after the merger effective time will be paid to the holder of any unsurrendered stock certificates with respect to the shares of New Black Knight common stock that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of any fractional shares of New Black Knight common stock will be paid to any such holder, in each case until the holder of such stock certificate surrenders such stock certificate.

        Following surrender of any stock certificate, the record holder will receive, without interest:

  •
  promptly following the time of such surrender, the amount of cash payable in lieu of any fractional shares of New Black Knight common stock to which such holder is entitled and the amount of dividends or other distributions, payable with respect to that number of whole shares of New Black Knight common stock issuable in exchange for such stock certificate, with a record date after the merger effective time and paid with respect to New Black Knight common stock prior to such surrender; and

  •
  at the appropriate payment date, the amount of dividends or other distributions with a record date after the merger effective time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of New Black Knight common stock.

        For a description of the treatment of shares of New BKH common stock and Black Knight Class A common stock held in book-entry form, see "The Transactions—Exchange of Black Knight Shares and New BKH Shares" above.

Representations and Warranties

Reciprocal Representations and Warranties

        The representations and warranties made by FNF, New BKH and Black Knight relate to, among other things:

  •
  corporate organization and similar corporate matters; and

  •
  authorization of the merger agreement, absence of conflicts and governmental approvals.

FNF Representations and Warranties

        In addition, the representations and warranties made by FNF relate to, among other things:

  •
  information supplied in connection with this prospectus and the registration statement of which it is a part;

  •
  brokers and other advisors;

  •
  ownership by FNF of Black Knight Class B common stock

  •
  ownership by FNF of BKFS LLC Class A units;

  •
  legal proceedings;

  •
  compliance with laws; and

  •
  no other express or implied representations regarding information provided in connection with the transactions.

New BKH Representations and Warranties

        In addition, the representations and warranties made by New BKH relate to, among other things:

  •
  capital structure;

  •
  absence of material assets and liabilities;

  •
  legal proceedings;

  •
  compliance with laws; and

  •
  no other express or implied representations regarding information provided in connection with the transactions.

Black Knight Representations and Warranties

        In addition, the representations and warranties made by Black Knight relate to, among other things:

  •
  capital structure;

  •
  voting requirements, including the vote of the holders of a majority of the outstanding shares of Black Knight Class A common stock and Black Knight Class B common stock that are not owned, directly or indirectly by the FNF affiliated shareholders or any officers or directors of the FNF affiliated shareholders;

  •
  documents filed with the SEC and absence of certain liabilities;

  •
  information supplied in connection with this prospectus and the registration statement of which it is a part;

  •
  brokers and other advisors;

  •
  no interest in New BKH common stock (or FNF Group common stock) or rights to acquire, or other benefits or rights of, any shares of New BKH common stock; and

  •
  no other express or implied representations regarding information provided in connection with the transactions.

Conduct of Business Pending the Mergers

        FNF and New BKH have agreed not to, and not to permit their respective subsidiaries to, among other things, undertake the following actions without the consent of Black Knight (subject to certain exceptions specified in the merger agreement), which shall not be unreasonably withheld, delayed or conditioned:

  •
  amend organizational documents of New Black Knight, New BKH, Merger Sub One or Merger Sub Two;

  •
  dispose of or encumber any of the shares of Black Knight beneficially owned by FNF or any BKFS LLC Units;

  •
  make any changes in the capital structure of New Black Knight, New BKH, Merger Sub One or Merger Sub Two;

  •
  enter into any transaction or any contract which is not contemplated by the merger agreement and the transactions contemplated therein; or

  •
  take any action that would prevent, materially delay or materially impair the consummation of the New BKH merger or the BKFS merger and the other transactions contemplated in the merger agreement or the ability of New BKH to perform in all material respects under the merger agreement.

        In addition, New BKH shall not, and shall not permit any of New Black Knight, Merger Sub One or Merger Sub Two to, except consistent with the merger agreement or with the consent of Black Knight, engage in any business or activity.

        Black Knight has agreed not to, and not to permit its respective subsidiaries to, among other things, undertake the following actions without the consent of New BKH (subject to certain exceptions specified in the merger agreement), which shall not be unreasonably withheld, delayed or conditioned:

  •
  issue shares, securities, equity interests or capital stock of Black Knight or any of its subsidiaries, other than in connection with the exercise of existing stock based awards or pursuant to the Black Knight stock plan in the ordinary course consistent with past practice;

  •
  pay any dividend on the Black Knight common stock other than regular quarterly dividends consistent with past practice and repurchases by Black Knight of Black Knight common stock;

  •
  split, combine or reclassify any shares of Black Knight common stock;

  •
  other than as may be approved by the Black Knight shareholders at the June 14, 2017 shareholders meeting, amend or waive any rights under, or accelerate vesting under, the Black Knight stock plan or any right to acquire capital stock of Black Knight or similar agreement;

  •
  directly or indirectly acquire any person (other than a subsidiary of Black Knight) if such acquisition would reasonably be expected to materially impede or delay the ability of the parties to satisfy the conditions to the mergers;

  •
  make any investment in any person (other than a subsidiary of Black Knight) if such investment would reasonably be expected to materially impede or delay the ability of the parties to satisfy the conditions to the mergers;

  •
  other than in the ordinary course of business consistent with past practice, enter into any contract providing for payments in excess of $100,000 that would be breached by, or would require the consent of a third party in order to continue in full force upon, or would result in the acceleration of any obligation or vesting of any benefit as a result of, the completion of the transactions; or

  •
  agree to take any of the foregoing actions.

Black Knight Board Recommendation Change

        The merger agreement also provides that neither Black Knight's board of directors nor the Black Knight Special Committee will withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to New BKH, its approval and recommendation of the merger agreement and the transactions contemplated thereby (any such change is referred to as an Black Knight board recommendation change) unless the Black Knight board of directors or the Black Knight Special Committee determines in good faith (after consultation with legal counsel) that the failure to change its recommendation or the failure to make a disclosure to the shareholders of BKFS would reasonably be likely to constitute a violation of applicable law or be expected to be inconsistent with its fiduciary duties under applicable law.

Additional Agreements

        Black Knight, FNF and New BKH have agreed to cooperate with each other and, among other things, to use reasonable best efforts to promptly:

  •
  take all actions necessary under the merger agreement and applicable laws to consummate the mergers as soon as practicable;

  •
  obtain all approvals, consents, registrations, permits, authorizations and other confirmations required by applicable laws or applicable regulatory authorities, including applicable antitrust laws; and

  •
  supply any information or materials required by applicable laws or applicable regulatory materials.

        Notwithstanding the foregoing, pursuant to the merger agreement, neither Black Knight nor New BKH (nor FNF on behalf of New BKH) shall, without the other party's prior written consent, commit to any divestiture transaction or agree to any restriction on its business in furtherance of obtaining the approval of any governmental authority. The merger agreement also contains covenants relating to cooperation in the preparation of this prospectus and additional agreements relating to, among other things, consultation regarding transition matters, access to information, confidentiality, notification of certain matters and public announcements.

Special Meeting

        As soon as practicable following the date of the merger agreement, Black Knight will call and hold a special meeting of its shareholders for the purpose of obtaining the Black Knight shareholder approval. The obligation to call and hold such shareholders meeting will not be affected by, among other things:

  •
  the commencement, public proposal, public disclosure or communication to Black Knight of any Black Knight Takeover Proposal (as defined below); or

  •
  the withdrawal or modification of (x) Black Knight's board of directors' approval and recommendation of the transactions or (y) such board of directors' approval of, or the Black Knight Special Committee's recommendation that such board of directors approve, the BKFS merger.

        "Black Knight Takeover Proposal" means any inquiry, proposal or offer from any person or "group" (as defined in Section 13(d) of the Exchange Act), other than FNF and its subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Black Knight (including securities of its subsidiaries) equal to 10% or more of Black Knight's consolidated assets or to which 10% or more of Black Knight's revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership of any Black Knight Class B common stock or BKFS LLC Units beneficially owned by FNF, or 10% or more of any class of equity securities of Black Knight, (C) tender offer or exchange offer that if consummated would result in any person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 10% or more of any class of equity securities of Black Knight or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Black Knight or any of its subsidiaries; in each case, other than the transactions contemplated by the transaction agreements.

        In accordance with the merger agreement, FNF, which currently beneficially owns approximately 98.46% of the outstanding Black Knight Class B common stock currently representing approximately 54.29% of the outstanding voting securities of Black Knight, has agreed to vote all of such shares in favor of the adoption of the merger agreement.

Separation and Spin-Off

        Concurrently with the execution of the merger agreement, FNF and New BKH entered into the reorganization agreement. Prior to the spin-off, FNF, New BKH, New Black Knight or Black Knight, as applicable, will enter into the tax matters agreement and the BKFS LLC Services Agreement (as defined below), the reverse services agreement (as defined below), the sales promotion agreement (as defined below) and the non-competition agreement (as defined below). A description of these agreements is included in the sections entitled "The Reorganization Agreement" and "Additional Agreements".

        In the merger agreement, FNF and New BKH have agreed to use their respective reasonable best efforts, and cause their respective subsidiaries to use their respective reasonable best efforts, (i) to execute and deliver the tax matters agreement, BKFS services agreement, reverse services agreement, sales promotion agreement and the non-competition agreement, (ii) to complete the separation pursuant to which all of FNF's indirect interests in the Black Knight Class B common stock and BKFS LLC Units will be contributed to New BKH on and subject to the terms and conditions of the reorganization agreement, (iii) to execute and deliver the other agreements related to the separation at or prior to the spin-off and (iv) to effect the spin-off immediately prior to the closing of the mergers in accordance with the reorganization agreement.

        Prior to the closing of the mergers, each of FNF and New BKH will not, and will cause their subsidiaries and the other parties to the transaction agreements contemplated by the mergers not to, amend, modify, terminate or abandon any of the transaction agreements (other than the merger agreement) or to agree to amend, modify, terminate or abandon the separation or any agreement or instrument entered into in accordance therewith or to waive any term or condition applicable thereto without the prior written consent of Black Knight.

Indemnification

        From and after the merger effective time, New Black Knight will indemnify the individuals who at or prior to the merger effective time were directors or officers of Black Knight with respect to all acts or omissions by them in their capacities as such at any time prior to the merger effective time, to the fullest extent (i) required by the Black Knight organizational documents as in effect on the date of the merger agreement, (ii) required by any indemnification agreement between Black Knight and any such director or officer as in effect on the date of the merger agreement or as of the merger effective time and (iii) permitted under applicable law. New Black Knight will also, for six years following the merger effective time, subject to certain limitations, maintain coverage under a directors and officers liability insurance policy with respect to claims arising from facts or events that occurred on or before the completion of the transactions contemplated by the merger agreement at a level at least equal to that which Black Knight is maintaining prior to the mergers.

Fees and Expenses

        Each party pays its fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, provided that FNF and Black Knight shall each pay 50% of all fees and expenses incurred in connection with the filings of the New BKH Form S-1 and the New Black Knight Form S-4 of which this prospectus forms a part of.

Certain Restricted Acquisitions

        From and after the date of the merger agreement and prior to the first to occur of the effective time of the BKFS merger and the termination of the merger agreement, FNF and its subsidiaries and affiliates will not (i) acquire, directly or indirectly, any additional shares of Black Knight common stock or any other rights to purchase or receive additional shares of Black Knight common stock or (ii) enter into or acquire, directly or indirectly, any derivative contract with respect to any shares of Black Knight common stock or enter into any other hedging or other similar transaction that has the effect of providing FNF or any such subsidiary or affiliate, directly or indirectly, with the economic benefits, voting rights or risks of ownership of any shares of Black Knight common stock (other than in each case any acquisition from or contract entered into with Black Knight or any of its subsidiaries).

        From and after the effective time of the spin-off and prior to the first to occur of the effective time of the New BKH merger and the termination of the merger agreement, FNF will not acquire, directly or indirectly, any New BKH interest.

Conditions to Completion of the Mergers

        The parties will not complete the mergers unless each of the following conditions is satisfied or waived:

  •
  the separation and spin-off have been completed in accordance with the reorganization agreement and applicable law;

  •
  obtaining the affirmative vote of (i) holders of a majority of the outstanding voting shares of Black Knight common stock and (ii) holders of a majority of the outstanding voting shares of Black Knight common stock that are not owned, directly or indirectly, by the FNF affiliated shareholders or any officers or directors of the FNF affiliated shareholders;

  •
  all regulatory approvals necessary for the completion of the mergers have been obtained and are in full force and effect;

  •
  no law, injunction, judgment or ruling prohibiting the completion of the mergers or making the completion of the mergers illegal is in effect;

  •
  the New BKH Form S-1, of which this prospectus forms a part, and the New Black Knight Form S-4, have been declared effective by the SEC and are not subject to any stop order or initiated or threatened proceedings seeking a stop order; and

  •
  the shares of New Black Knight common stock deliverable to certain shareholders of New BKH and Black Knight and the shares of New Black Knight common stock deliverable to certain affiliates of Thomas H. Lee Partners, LP, which we refer to as the THL Interest Holders, as contemplated by the exchange agreement, have been approved for listing on NYSE.

        Black Knight's obligations to complete the BKFS merger are also subject to the satisfaction or waiver of each of the following additional conditions:

  •
  the accuracy of the representations and warranties of FNF and New BKH, except as would not, individually or in the aggregate, have a New BKH material adverse effect (subject to certain exceptions);

  •
  FNF's performance in all material respects of all obligations that are required by the merger agreement to be performed on or prior to the closing of the mergers;

  •
  Each of New BKH, New Black Knight, Merger Sub One and Merger Sub Two having performed in all material respects all their respective obligations required by the merger agreement to be performed on or prior to the closing of the mergers;

  •
  each of the parties (other than FNF and its subsidiaries) to the transaction agreements shall have entered into such agreements and performed in all material respects all obligations required to be performed by such party under such agreements and each such agreement shall be in effect;

  •
  Black Knight's receipt of an opinion from Deloitte Tax, or another nationally recognized accounting or law firm, in form and substance reasonably satisfactory to Black Knight, to the effect that the BKFS merger will qualify as a "reorganization" within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC;

  •
  since December 31, 2016, there shall not have been any change, circumstance, effect, development or occurrence that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a New BKH material adverse effect; and

  •
  Black Knight shall have received the original stock certificates for the Black Knight common stock beneficially owned by FNF and the Merger Sub One and Merger Sub Two shares.

        FNF's and New BKH's obligations to complete the New BKH merger are also subject to the satisfaction or waiver of each of the following additional conditions:

  •
  the accuracy of the representations and warranties of Black Knight, except as would not, individually or in the aggregate, have a Black Knight material adverse effect (subject to certain exceptions);

  •
  Black Knight's performance in all material respects of all obligations that are required by the merger agreement to be performed on or prior to the closing of the mergers;

  •
  New Black Knight's joinder to the Reorganization Agreement; and

  •
  New BKH's receipt of an opinion from Deloitte Tax, or another nationally recognized accounting or law firm, in form and substance reasonably acceptable to New BKH and FNF, to the effect that the New BKH merger will qualify as a "reorganization" within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC.

        For purposes of the merger agreement, the term "material adverse effect" means, with respect to any party, any fact, circumstance, effect, change, event, occurrence or development, which we refer to as an Effect, that, individually or in the aggregate with other Effects,

  •
  has, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of such party and its subsidiaries taken as a whole; or

  •
  materially impairs the ability of such party and its affiliates to consummate, or prevents or materially impedes or delays, the transactions contemplated by the merger agreement;

        No Effect resulting from any of the following, either individually or in the aggregate, shall constitute or be taken into account in determining whether there has been a material adverse effect:

  (a)
  any change or development relating to the United States economy in general;

  (b)
  any change or development affecting the industry in which such party operates in general;

  (c)
  the execution and delivery of the merger agreement or the announcement or performance of the merger agreement and the transactions, including, to the extent arising therefrom, any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of Black Knight (in each case, other than in respect of required consents and approvals);

  (d)
  acts of war or terrorism or natural disasters or other calamities;

  (e)
  changes in any laws or regulations or applicable accounting regulations or principles or the interpretations thereof;

  (f)
  the fact, in and of itself (and not the underlying causes thereof) that New BKH or any of its subsidiaries or Black Knight failed to meet any projections, forecasts, or revenue or earnings predictions for any period;

  (g)
  any change, in and of itself (and not the underlying causes thereof) in the stock price of the FNF Group common stock or Black Knight Class A common stock; or

  (h)
  changes in GAAP or the interpretation thereof;

        provided, that, with respect to the preceding clauses (a), (b), (d) or (h), any such Effect shall be taken into account if and to the extent it disproportionally affects such party and its subsidiaries, taken as a whole, compared to other companies operating in the industries in which such party and its subsidiaries operate.

Termination

        Black Knight and New BKH may terminate the merger agreement at any time with the consent of the Black Knight Special Committee and the board of directors of New BKH, respectively, prior to the completion of the mergers by mutual written consent.

        Either Black Knight, with the prior approval of the Black Knight Special Committee, or New BKH may (subject to certain exceptions set forth in the merger agreement) terminate the merger agreement by written notice to the other party:

  •
  if the transactions contemplated by the merger agreement are not completed prior to March 8, 2018, provided that if all conditions have been satisfied by such date, other than obtaining the requisite regulatory approvals, then such date shall be extended for up to 90 days;

  •
  if any final, nonappealable order or injunction prohibits the completion of the transactions contemplated by the merger agreement or a law or regulation makes the completion of such transactions illegal; or

  •
  if the Black Knight shareholder approval is not obtained at the Black Knight shareholders meeting or at any adjournment or postponement thereof.

        Black Knight may terminate the merger agreement with the prior approval of the Black Knight Special Committee by written notice to New BKH if:

  •
  there has been a breach or failure by FNF and/or New BKH of any of its representations, warranties, covenants or agreements in the merger agreement or the reorganization agreement such that the related closing conditions would not be satisfied and such breach or failure cannot be cured by March 8, 2018, unless FNF or New BKH cures such breach within thirty (30) calendar days; or

  •
  if an injunction or other restraint that enjoins or prevents the transactions has become final and nonappealable.

        New BKH may terminate the merger agreement by written notice to Black Knight if:

  •
  there has been a breach or failure to perform by Black Knight of any of its representations, warranties, covenants or agreements in the merger agreement such that the related closing conditions would not be satisfied and such breach or failure cannot be cured by March 8, 2018, unless Black Knight cures such breach or failure within thirty (30) calendar days;

  •
  if an injunction or other restraint that enjoins or prevents the transactions has become final and nonappealable; or

  •
  a Black Knight board recommendation change (as recommended by the Black Knight Special Committee) shall have occurred.

Effect of Termination

        In the event the merger agreement is terminated as described above, the merger agreement will become null and void and none of Black Knight, FNF, New BKH, New Black Knight, Merger Sub One or Merger Sub Two or their respective directors, officers and affiliates, will have any liability under the merger agreement except that nothing shall relieve any party from liability for fraud or any willful breach of the merger agreement and FNF shall be liable for any willful breach of the merger agreement by New BKH, New Black Knight, Merger Sub One or Merger Sub Two. Certain designated provisions of the merger agreement, including the payment of fees and expenses and confidentiality restrictions, will survive the termination of the merger agreement.

Amendment, Extension and Waiver

        The merger agreement may be amended in writing by action taken or authorized by Black Knight's, FNF's and New BKH's respective boards of directors (but in the case of Black Knight, only following approval thereof by the Black Knight Special Committee), at any time before or after receipt of the Black Knight shareholder approval. Following approval of the transactions by the shareholders of Black Knight, however, there cannot be any amendment which by law would require further approval by such shareholders without such approval.

        At any time before the completion of the mergers, Black Knight, FNF, New BKH, New Black Knight, Merger Sub One or Merger Sub Two may, by written action taken or authorized by their respective boards of directors (and in the case of Black Knight, following approval by the Black Knight Special Committee) to the extent legally allowed:

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement;

  •
  extend the time for the performance of any of the obligations or other acts provided for in the merger agreement; and waive compliance with any of the agreements or conditions contained in the merger agreement.

THE REORGANIZATION AGREEMENT

        The following summary describes the material provisions of the reorganization agreement and is qualified in its entirety by reference to the complete text of the reorganization agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The provisions of the reorganization agreement are extensive and not easily summarized. Accordingly, this summary may not contain all of the information about the reorganization agreement that is important to you. We encourage you to read the reorganization agreement carefully in its entirety for a more complete understanding of the reorganization agreement.

        The reorganization agreement and this summary of its terms have been included with this prospectus to provide you with information regarding the terms of the reorganization agreement and are not intended to provide any other factual information about FNF or New BKH. Information about FNF and New BKH can be found elsewhere in this prospectus.

        The representations and warranties contained in the reorganization agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to effect the separation if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to disclosures not reflected in the reorganization agreement and a contractual standard of materiality different from that generally applicable to shareholders. Furthermore, you should not rely on the covenants in the reorganization agreement as actual limitations on the respective businesses of FNF or New BKH, because any party may take certain actions that are either expressly permitted in the confidential disclosures to the reorganization agreement or are otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.

General

        New BKH has entered into a reorganization agreement with BKHI and FNF to provide for, among other things, the principal corporate transactions required to effect the spin-off, certain conditions to the spin-off and provisions governing the relationship between New BKH and FNF with respect to and resulting from the spin-off, which we refer to as the reorganization agreement. Pursuant to the merger agreement, as of the completion of the mergers, New Black Knight will become jointly and severally liable with New BKH for New BKH's obligations under the reorganization agreement.

        Pursuant to the reorganization agreement, FNF will engage in a series of corporate transactions, which we refer to as the separation, including the following:

  •
  BKHI will contribute to New BKH (i) all of the Black Knight Class B common stock indirectly owned by FNF and (ii) all of the BKFS LLC Units indirectly owned by FNF, in exchange for 100% of the shares of New BKH common stock; following which BKHI will convert into a limited liability company and will then distribute to FNF all of the shares of New BKH common stock held by BKHI, which we refer to as the contribution; and

  •
  FNF will cause all of the shares of New BKH common stock to be distributed pro rata to the holders of the FNF Group common stock by means of book-entry transfer through the exchange agent, which we refer to as the spin-off; provided that such distribution shall be subject to the conversion of such shares of New BKH common stock into shares of New Black Knight common stock, pursuant to the merger agreement.

Representations and Warranties

        FNF makes representations to New BKH relating to, among other things:

  •
  corporate organization and similar corporate matters;

  •
  capital structure;

  •
  ownership by FNF of the Black Knight common stock and BKFS LLC Units;

  •
  authorization of the reorganization agreement and absence of conflicts;

  •
  brokers and other advisors; and

  •
  no other express or implied representations regarding information provided in connection with the transactions.

Covenants

        FNF and New BKH, as applicable, among other things, have agreed to take or not take (as applicable) the following actions:

  •
  Each party shall take all actions reasonably necessary to carry out the purposes and intent of the reorganization agreement and the transactions contemplated thereby.

  •
  Each party shall afford each other reasonable access to any information in its possession or under its control needed to (i) comply with the U.S. or foreign law; (ii) to enable a party to institute or defend against any action proceeding in any U.S. or foreign court; and (iii) to enable the parties to implement the transactions contemplated by the reorganization agreement.

  •
  Each party will preserve the confidentiality of and not make any public announcement concerning the reorganization agreement or the transactions contemplated thereby, without first obtaining the prior written consent of the other party, during the period from the date of the reorganization agreement through the merger effective time, subject to customary exceptions, including disclosures required by law, court order or government regulation.

  •
  FNF shall use commercially reasonable efforts to obtain an opinion from Deloitte Tax, or other nationally recognized accounting or law firm, and FNF shall not undertake any action which could reasonably be expected to result in the private letter ruling received by FNF from the IRS not remaining in full force and effect.

  •
  Each party shall use their respective reasonable efforts, and cause their respective subsidiaries to use their respective reasonable efforts, (i) complete the transactions contemplated by the reorganization agreement, and (ii) execute and deliver the other documents and instruments required to effect the transactions contemplated by the reorganization agreement.

Indemnification

        The reorganization agreement provides that New BKH will, on the terms and subject to the limitations set forth in the reorganization agreement, from and after the New BKH Effective Time, indemnify, defend and hold harmless the FNF Entities (as defined therein) from and against any losses incurred by the FNF Entities to the extent arising out of or relating to the assets and businesses owned or operated by the New BKH Entities before and after the closing, including any losses to the extent resulting from any Liability (as defined therein) of the New BKH Entities, whether incurred before or after the closing. Further, FNF will, from and after the Closing (as defined therein), indemnify, defend and hold harmless the New BKH Entities from and against any losses incurred by the New BKH Entities to the extent arising out of or relating to the assets and businesses owned or operated by the FNF Entities before and after the Closing, including any losses to the extent resulting from any Liability of the FNF Entities, whether incurred before or after the Closing. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, please see "Additional Agreements—Other Transaction Agreements—Tax Matters Agreement" below.

Conditions to Completion of the Separation

        The parties will not complete the separation unless each of the following conditions is satisfied or waived:

  •
  no law, injunction, regulation or court order prohibits the separation;

  •
  the performance in all material respects of all obligations that are required by the reorganization agreement to be performed on or prior to the closing of the separation;

  •
  the accuracy of the representations and warranties of FNF and New BKH in all material respects (subject to certain exceptions);

  •
  FNF having received an opinion from Deloitte Tax or other nationally recognized accounting or law firm, dated as of the Closing Date (as defined therein), in form and substance reasonably acceptable to FNF, substantially to the effect that certain contributions made by FNF to BKHI and the spin-off should qualify as a tax-free reorganization under Sections 368(a) and 355 of the IRC and a distribution to which Sections 355 and 361 of the IRC applies, respectively; and

  •
  the private letter ruling received by FNF from the IRS in connection with the spin-off remaining in full force and effect.

        At the closing of the separation, FNF and New BKH, as applicable, will execute and deliver the tax matters agreement and the BKFS LLC Services Agreement.

Termination

        The reorganization agreement may be terminated by the mutual agreement of FNF, New BKH and Black Knight. In addition, the reorganization agreement may be terminated by FNF if the merger agreement is terminated.

 ADDITIONAL AGREEMENTS

Other Transaction Agreements

Tax Matters Agreement

        Prior to the effective time of the spin-off, FNF, New Black Knight and New BKH will enter into a tax matters agreement that governs their respective rights, responsibilities and obligations with respect to taxes, the filing of tax returns, the control of audits and other tax matters.

        References in this summary description of the tax matters agreement to the terms "tax" or "taxes" mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any tax authority and shall include any transferee liability in respect of taxes. In addition, references to the "New Black Knight Group" mean: New Black Knight and, after the closing of the mergers, each of its direct and indirect subsidiaries, including any corporations that would be members of the affiliated group of which New Black Knight is the common parent corporation if they were includible corporations under Section 1504(b) of the IRC (in each case, including any successors thereof); and references to the "FNF Group" mean FNF and each of its present and future direct and indirect subsidiaries, including any corporations that would be members of the affiliated group of which FNF is the common parent corporation if they were includible corporations under Section 1504(b) of the IRC (in each case, including any successors thereof) other than a member of the New Black Knight Group.

        Under the tax matters agreement, FNF will be required to indemnify the New Black Knight Group for (i) any taxes of New BKH, BKHI or New Black Knight (except for taxes otherwise required to be indemnified by New Black Knight, as described below) with respect to a pre-spin-off taxable period, (ii) any taxes (except for taxes otherwise required to be indemnified by New Black Knight) pursuant to Treasury regulations Section 1.1502-6 (or comparable provision under any other applicable law) by reason of New BKH, BKHI, or New Black Knight having been a member of an FNF Group on or prior to the spin-off date, (iii) any taxes resulting from the contributions or the spin-off failing to qualify as a reorganization within the meaning of Section 368(a) of the IRC and a distribution to which Section 355 of the IRC applies, (iv) any taxes arising as a result of the separation (other than taxes set forth in clause (iii), above), and (v) all transfer taxes, except, in each case, for taxes that arise from or are attributable to what we refer to as a New Black Knight disqualifying action (as such term is described below).

        New Black Knight will be required to indemnify the FNF Group for (i) any taxes of New BKH or New Black Knight attributable to a post-spin-off taxable period, (ii) any taxes, including with respect to a pre-spin-off taxable period, attributable to the ownership of BKFS LLC units by BKHI and other FNF Group members (excluding any taxes arising from any transfer of the BKFS LLC units by BKHI or any FNF Group member) except to the extent BKFS LLC previously made a tax distribution to BKHI or an FNF Group member in respect of such taxes, (iii) any taxes that arise from or are attributable to (a) any action by New Black Knight or any of its subsidiaries, or the failure to take any action within their control which, negates the tax-free status of the transactions; or (b) direct or indirect changes in ownership of New Black Knight or New BKH equity interests that cause the spin-off to be a taxable event to FNF as a result of the application of Section 355(e) of the IRC or to be a taxable event as a result of a failure to satisfy the "continuity of interest" or "device" requirements for tax-free treatment under Section 355 of the IRC (clauses (a) and (b), together, which we refer to as New Black Knight disqualifying actions.

        FNF will be responsible for preparing and filing all tax returns that include one or more members of the FNF Group and one or more members of the New Black Knight Group for taxable periods beginning on or before the spin-off date. After the spin-off date, New Black Knight will prepare and file all tax returns filed by BKFS LLC that report taxes that will be reflected on a tax return of a member of the FNF Group, and FNF will have review and approval rights with respect to such tax returns.

        Generally, each of FNF and New Black Knight will be entitled to any refunds, credits, or offsets relating to taxes allocated to and paid by its respective group under the tax matters agreement. The members of the New Black Knight Group will be required to waive their rights to carryback any tax attribute to a pre-spin-off taxable period of an FNF consolidated tax return to the extent permitted by applicable law. If such member is unable to elect to forego such carryback, the FNF will be entitled to any refunds resulting from such carryback.

        If a party to the tax matters agreement receives a notice of a tax audit from a tax authority, and believes it may have a suffered or could potentially suffer any tax liability for which it may request indemnification, it must inform the party liable to make such indemnification payment, which we refer to as the indemnifying party. The indemnifying party will have the right to control such audit and compromise or settle such tax audit, provided that the indemnified party must consent to such compromise or settlement to the extent that the indemnified party may be materially affected by such compromise or settlement. FNF and New Black Knight will each have the right to jointly control any audit or proceeding relating to taxes incurred in connection with a failure of the separation to qualify for tax-free treatment, and neither FNF nor New Black Knight will be permitted to compromise or settle any such audit or proceeding without the other party's consent.

        To the extent permitted by applicable tax law, FNF, New Black Knight and New BKH agree to treat any payments made under the tax matters agreement as a capital contribution or distribution (as applicable) immediately prior to the spin-off. The amount of any indemnification payment made under the tax matters agreement will be reduced by the amount of any reduction in taxes actually realized by the party receiving such payment as a result of the event giving rise to the indemnification payment by the end of the taxable year in which the indemnity payment is made, and will be increased if and to the extent necessary to ensure that, after all required taxes on the indemnity payment are paid (including taxes applicable to any increases in the indemnity payment), the indemnified party receives the amount it would have received if the indemnity payment was not taxable.

        Finally, New Black Knight and its subsidiaries will be restricted by certain covenants related to the spin-off. These restrictive covenants require that none of New Black Knight and its subsidiaries will:

  •
  take, or fail to take, any action following the spin-off if such action, or failure to act, would be inconsistent with any covenant or representation made by New Black Knight or any of its subsidiaries in any transaction document, or prohibit certain separation transactions related to the spin-off or the spin-off from qualifying for tax-free treatment for U.S. federal income tax purposes;

  •
  during the restricted period, enter into any agreement, understanding, arrangement or substantial negotiations, pursuant to which any person or persons would (directly or indirectly) acquire, or have the right to acquire, New Black Knight or New BKH equity interests (other than in connection with the mergers); or

  •
  during the restricted period, sell or transfer, or cease to actively engage in, its active trade or business for purposes of Section 355(b) of the IRC.

        Notwithstanding the foregoing, New Black Knight and its affiliates may take an action prohibited by the foregoing if (i) FNF receives prior written notice describing the proposed action in reasonable detail, and (ii) New Black Knight delivers to FNF either (x) an opinion from a nationally recognized

U.S. tax advisor providing that the completion of a proposed action by the New Black Knight Group (or any member thereof) would not affect the tax-free status of the transactions; or (y) a private letter ruling from the IRS providing that the completion of a proposed action by the New Black Knight Group should not affect the tax-free status of the transactions, in each case in form and substance satisfactory to FNF; provided, however, that under certain circumstances, New Black Knight shall be permitted to (A) redeem its shares on the open market pursuant to a certain share repurchase program and to issue reasonable New Black Knight equity-based compensation for services rendered to a member of the New Black Knight Group if such person is permitted to receive New Black Knight stock under Safe Harbor VIII in Treasury regulations section 1.355-7(d), (B) repurchase equity interests of New Black Knight from any person who acquired such equity interests pursuant to the BKFS merger or the THL Interest Exchange Agreement, or (C) issue equity in the manner described in U.S. Treasury Regulation Section 1.355-7(d)(9).

BKFS LLC Services Agreement

        Prior to the effective time of the spin-off, FNF will enter into a Second Amended and Restated Corporate Services Agreement with BKFS LLC, which we refer to as the BKFS LLC Services Agreement. Pursuant to such agreement, FNF will provide BKFS LLC with certain corporate services, such as real estate brokerage and portfolio management, facilities management, corporate (general) accounting support, Oracle eBusiness application support, treasury, tax, corporate accounts payable, corporate 1099 support, insurance/risk management, payroll support, human resources support, litigation and dispute management services, purchasing, corporate legal, corporate aircraft, corporate finance, and corporate travel. FNF will also provide knowledge transfer services and take such steps as are reasonably required to facilitate a smooth and efficient transition of records and responsibilities to BKFS LLC prior to the termination of the agreement. The BKFS LLC Services Agreement terminates after the date upon which all corporate services or transition assistance have been terminated or upon the mutual agreement of the parties. BKFS LLC may terminate corporate services by providing 90 days written notice to FNF.

Reverse Services Agreement

        Prior to the effective time of the spin-off, BKFS LLC will enter into an Amended and Restated Reverse Corporate Services Agreement with FNF, which we refer to as the reverse services agreement. Pursuant to such agreement, BKFS LLC will provide FNF with certain corporate legal services. BKFS LLC will also provide knowledge transfer services and take such steps as are reasonably required in order to facilitate a smooth and efficient transition of records and responsibilities to FNF prior to the termination of the agreement. The reverse services agreement terminates after the date upon which all corporate services or transition assistance has been terminated or upon the mutual agreement of the parties. FNF may terminate corporate services by providing 90 days written notice to BKFS LLC.

Sales Promotion Agreement

        Prior to the effective time of the spin-off, FNF will enter into a Sales Promotion Agreement with New Black Knight, which we refer to as the sales promotion agreement. Pursuant to such agreement, each party agrees to co-operate with the other party in promoting such party's products and services to its customers. If such promotional activities are mutually advantageous, each party shall identify any customers who may be interested in the services of the other party, so that the parties can coordinate appropriate engagement of such promotional activities. The sales promotion agreement has an initial term of five years, and will renew automatically for additional five year terms unless terminated by either party with at least 90 days written notice prior to the start of the next term.

Non-Competition Agreement

        Prior to the effective time of the spin-off, New Black Knight will enter into a Non-Competition Agreement with FNF, which we refer to as the non-competition agreement. Pursuant to such agreement, New Black Knight will not, among other things, without the prior written consent of FNF, engage in or acquire any businesses engaged in title generation/escrow services, appraisal, or default and field services work (other than technology solutions for such services). Such restrictions are subject to an exception allowing New Black Knight to acquire a business engaged in such restricted services if at least 90% of such business' revenue is contributed by activities other than such restricted services. New Black Knight will also agree not to engage in certain transactions such as a merger, sale of assets, or sale of greater than 5% of its equity interests to a buyer that derives 10% or more of its revenue from such restricted services. The non-competition agreement terminates on the tenth anniversary of the date of entry into such agreement.

Certain Other Transactions and Relationships

THL Interest Exchange Agreement

General

        New Black Knight and Black Knight have entered into an interest exchange agreement, which we refer to as the THL Interest Exchange Agreement, with as the THL Interest Holders. The THL Interest Exchange Agreement provides that immediately following the closing of the transactions contemplated by the merger agreement, the THL Interest Holders will contribute to New Black Knight all of the Black Knight Class B common stock and all of the BKFS LLC Units owned by the THL Interest Holders in exchange for shares of New Black Knight common stock, which equals the number of shares of Black Knight Class B common stock held by the THL Interest Holders.

Representations and Warranties

        Each of New Black Knight and Black Knight makes representations to the THL Interest Holders relating to, among other things:

  •
  corporate organization and similar corporate matters;

  •
  authorization of the THL Interest Exchange Agreement and absence of conflicts;

  •
  capital structure;

  •
  delivery of the merger agreement;

  •
  valid issuance of the shares of New Black Knight common stock; and

  •
  exemption from registration requirements.

        Each of the THL Interest Holders makes representations to the New Black Knight and Black Knight relating to, among other things:

  •
  corporate organization and similar corporate matters;

  •
  authorization of the THL Interest Exchange Agreement and absence of conflicts;

  •
  valid title to the Black Knight Class B common stock and BKFS LLC Units;

  •
  acknowledgement of certain securities law restrictions; and

  •
  certain other customary representations of the acquirer in a private placement.

Covenants:

        New Black Knight, Black Knight and the THL Interest Holders, as applicable, among other things, have agreed to take the following actions:

  •
  New Black Knight will use commercially reasonable efforts to cause its shares to be approved for listing on the NYSE;

  •
  each party shall take all actions necessary to consummate the transactions contemplated by the THL Interest Exchange Agreement and fulfill at the earliest practicable date all of the conditions to each party's respective obligations;

  •
  New Black Knight will promptly advise the THL Interest Holders of any fact, change, event or circumstance that New Black Knight believes would cause any condition to the transactions contemplated by the THL Interest Exchange Agreement not to be satisfied; and

  •
  all of Black Knight's rights under the registration rights agreement with the THL Interest Holders shall have been assigned to New Black Knight.

        Effective upon the closing of the transactions contemplated by the THL Interest Exchange Agreement, all of Black Knight's rights and obligations under its existing registration rights agreement, dated May 26, 2015, will be assigned to New Black Knight and the resale of the shares of New Black Knight common stock received by the THL Interest Holders will be subject to such registration rights agreement.

Conditions to Exchange Closing

        The parties will not complete the exchange unless each of the following conditions is satisfied or waived:

  •
  no law, injunction, regulation or court order prohibits the exchange;

  •
  each of the mergers shall have become effective;

  •
  the representations and warranties of New Black Knight and the THL Interest Holders qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects (subject to certain exceptions); and

  •
  the parties performance in all material respects of its respective obligations that are required by the THL Interest Exchange Agreement to be performed on or prior to the closing.

Termination

        The THL Interest Exchange Agreement terminates automatically upon the valid termination of the merger agreement.

SELECTED HISTORICAL FINANCIAL DATA

        The following tables present historical financial data and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related footnotes thereto, included elsewhere in this prospectus. Certain reclassifications have been made to the prior year amounts to conform with the 2016 presentation.

        On January 2, 2014, FNF acquired Lender Processing Services, Inc., which we refer to as LPS, and the transaction, which we refer to as the LPS Acquisition. As a result, LPS became an indirect, wholly-owned subsidiary of FNF. Following the LPS Acquisition, on January 3, 2014, a series of transactions were effected, which we refer to as the Internal Reorganization. Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Our History—Acquisition of LPS by FNF and Subsequent Reorganization" on page 81 for additional information on the LPS Acquisition and the Internal Reorganization.

        As a result of the Internal Reorganization, BKFS LLC acquired substantially all of the former Technology, Data and Analytics segment of LPS and Fidelity National Commerce Velocity, LLC, which we refer to as Commerce Velocity, a former indirect subsidiary of FNF. BKFS LLC did not acquire the former Transaction Services segment of LPS. On June 2, 2014, two wholly-owned subsidiaries of FNF contributed their respective interests in Property Insight, LLC, which we refer to as Property Insight, to BKFS LLC. In accordance with U.S. generally accepted accounting principles, which we refer to as GAAP, requirements for transactions between entities under common control, the Consolidated and Combined Financial Statements of BKFS LLC have been adjusted to reflect Commerce Velocity and Property Insight as of October 16, 2013, the date on which BKFS LLC was formed. LPS is considered the legal predecessor of BKFS LLC. For financial reporting purposes, BKFS LLC, including Commerce Velocity and Property Insight, is a predecessor for the period from October 16, 2013 through January 1, 2014. BKFS LLC is presented as the successor for periods subsequent to January 1, 2014.

Selected Historical Consolidated and Combined Financial Data of Black Knight

        The Consolidated Statements of Operations data for the years ended December 31, 2016, 2015 and 2014 and the Consolidated Balance Sheets data as of December 31, 2016 and 2015 are derived from the audited Consolidated Financial Statements of Black Knight and BKFS LLC included in the Annual Report on Form 10-K, filed on February 24, 2017 and included elsewhere in this prospectus. The selected historical financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 are derived from our unaudited consolidated financial statements, and the Quarterly Report on Form 10-Q filed with the SEC on July 28, 2017, included elsewhere in this prospectus. The Combined Statement of Operations data for the period from October 16, 2013 through December 31, 2013 and the Consolidated Balance Sheet data as of December 31, 2014 are derived from the audited Consolidated and Combined Financial Statements of Black Knight and BKFS LLC and are not included or incorporated by reference into this prospectus. The Combined Statement of Operations data for the period from October 16, 2013 through December 31, 2013 represents the combined financial data of Commerce Velocity and Property Insight that is not included or incorporated by reference into this prospectus.

        We have not presented historical information for New BKH or New Black Knight because these entities have not had any corporate activity since their formation other than the issuance of shares of common stock in connection with their initial capitalization.

	Successor					Predecessor

	Six months ended June 30, (Unaudited)
			Year ended December 31,			Period from October 16, 2013 through December 31, 2013

	2017	2016	2016	2015	2014

			(In millions, except per share data)
Statements of Operations Data:
Revenues	$520.3	$497.4	$1,026.0	$930.7	$852.1	$15.0
Expenses:
Operating expenses	287.5	281.2	582.6	538.2	514.9	16.9
Depreciation and amortization	102.9	97.4	208.3	194.3	188.8	1.1
Transition and integration costs	4.5	1.1	2.3	8.0	119.3	—

Total expenses	394.9	379.7	793.2	740.5	823.0	18.0

Operating income (loss)	125.4	117.7	232.8	190.2	29.1	(3.0)

Other income and expense:
Interest expense, net	(30.7)	(33.7)	(67.6)	(89.8)	(128.7)	—
Other expense, net	(16.5)	(4.8)	(6.4)	(4.6)	(12.0)	—

Total other expense, net	(47.2)	(38.5)	(74.0)	(94.4)	(140.7)	—

Earnings (loss) from continuing operations before income taxes	78.2	79.2	158.8	95.8	(111.6)	(3.0)
Income tax expense (benefit)	15.1	12.9	25.8	13.4	(5.3)	—

Net earnings (loss) from continuing operations	63.1	66.3	133.0	82.4	(106.3)	(3.0)
Loss from discontinued operations, net of tax	—	—	—	—	(0.8)	—

Net earnings (loss)	63.1	66.3	133.0	82.4	(107.1)	(3.0)
Less: Net earnings (loss) attributable to noncontrolling interests	42.7	43.5	87.2	62.4	(107.1)	(3.0)

Net earnings attributable to Black Knight	$20.4	$22.8	$45.8	$20.0	$—	$—

	Six months ended June 30, (Unaudited)
				May 26, 2015 through December 31, 2015
			Year ended December 31, 2016
	2017	2016
Net earnings per share attributable to Black Knight Class A common shareholders:
Basic	$0.30	$0.35	$0.69	$0.31

Diluted	$0.29	$0.34	$0.67	$0.29

Weighted average shares of Class A common stock outstanding:
Basic	67.7	65.9	65.9	64.4

Diluted	153.0	152.7	67.9	67.9

	Successor					Predecessor
	June 30, (Unaudited)
			December 31,
						December 31, 2013
	2017	2016	2016	2015	2014

			(In millions)
Balance Sheets Data:
Cash and cash equivalents	$99.3	$28.2	$133.9	$186.0	$61.9	$7.4
Total assets	$3,719.2	$3,703.8	$3,762.0	$3,703.7	$3,598.3	$88.1
Total debt (current and long-term)	$1,554.7	$1,620.8	$1,570.2	$1,661.5	$2,135.1	$—

Selected Historical Combined Financial Data of Commerce Velocity and Property Insight

        The following selected unaudited historical combined financial information has been derived from the unaudited financial information of Commerce Velocity and Property Insight that is not included or incorporated by reference into this prospectus.

        The selected unaudited financial information as of and for the year ended December 31, 2012 and the period January 1, 2013 through October 15, 2013 is derived from the historical financial records of FNF.

	January 1, 2013 through October 15, 2013	Year ended December 31, 2012
	(In millions)
Statements of Operations Data:
Revenues	$58.2	$73.5
Net (loss) earnings	$(7.2)	$4.1
Balance Sheets Data:
Total assets	$79.1	$90.4

Selected Historical Consolidated Financial Data of LPS

        The Consolidated Statement of Operations data for the day ended January 1, 2014 and the Consolidated Balance Sheet data as of January 1, 2014 are derived from the audited Consolidated Financial Statements of LPS. The Consolidated Statements of Operations data for the years ended December 31, 2013 and 2012 and Consolidated Balance Sheets data as of December 31, 2013 and 2012, are derived from the audited Consolidated Financial Statements of LPS not included elsewhere in this prospectus.

		Year ended December 31,
	Day ended January 1, 2014
		2013(1)	2012(1)
	(In millions, except per share data)
Statements of Operations Data:
Revenues	$—	$1,716.2	$1,991.3
Net (loss) earnings from continuing operations	$(39.0)	$104.2	$79.6
Net (loss) earnings	$(39.0)	$102.7	$70.4
Net earnings per share—basic from continuing operations		$1.22	$0.94
Net earnings per share—basic		$1.20	$0.83
Weighted average shares—basic		85.4	84.6
Net earnings per share—diluted from continuing operations		$1.21	$0.94
Net earnings per share—diluted		$1.19	$0.83
Weighted average shares—diluted		85.9	84.9
Balance Sheets Data:
Cash and cash equivalents	$278.4	$329.6	$236.2
Total assets	$2,446.6	$2,486.7	$2,445.8
Total debt (current and long-term)	$1,068.1	$1,068.1	$1,068.1
Cash dividends per share	$—	$0.40	$0.40

(1)
On June 30, 2014, we completed the sale of PCLender, the results of which have been included in discontinued operations.

Selected Quarterly Financial Data of Black Knight and BKFS LLC (Unaudited)

        Selected quarterly financial data is as follows:

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	(In millions, except per share data)
2017
Revenues	$258.1	$262.2
Earnings from continuing operations before income taxes and noncontrolling interests	$39.9	$38.3
Net earnings	$33.9	$29.2
Net earnings attributable to Black Knight	$12.2	$8.2
Basic earnings per share attributable to Black Knight	$0.18	$0.12
Diluted earnings per share attributable to Black Knight	$0.18	$0.11
2016
Revenues	$241.9	$255.5	$267.1	$261.5
Earnings from continuing operations before income taxes and noncontrolling interests	$39.3	$39.9	$38.7	$40.9
Net earnings	$33.1	$33.2	$32.4	$34.3
Net earnings attributable to Black Knight	$11.4	$11.4	$11.2	$11.8
Basic earnings per share attributable to Black Knight	$0.17	$0.17	$0.17	$0.18
Diluted earnings per share attributable to Black Knight	$0.17	$0.17	$0.16	$0.17
2015
Revenues	$227.2	$232.1	$233.6	$237.8
Earnings from continuing operations before income taxes and noncontrolling interests	$14.7	$8.2	$36.4	$36.5
Net earnings	$14.5	$7.8	$30.0	$30.1
Net earnings attributable to Black Knight		$0.3	$9.9	$9.8
Basic earnings per share attributable to Black Knight		$0.01	$0.15	$0.15
Diluted earnings per share attributable to Black Knight		$—	$0.15	$0.14
2014
Revenues	$202.5	$214.3	$215.0	$220.3
Net (loss) earnings from continuing operations	$(89.7)	$(24.6)	$(0.2)	$8.2
Net (loss) earnings	$(89.9)	$(24.4)	$(1.0)	$8.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The following tables present selected unaudited pro forma combined financial information about our combined balance sheet and statement of earnings, after giving effect to the separation, the mergers and the THL Interest Exchange, as described below. The information under "Unaudited Pro Forma Combined Balance Sheet" in the table below gives effect to the separation, the mergers and the THL Interest Exchange as if all had been consummated on June 30, 2017. The information under "Unaudited Pro Forma Combined Statement of Earnings" in the table below gives effect to the separation, the mergers and the THL Interest Exchange as if all had been consummated on January 1, 2016, the beginning of the earliest time period presented. This unaudited pro forma combined financial information was prepared using the accounting for transactions between entities under common control under U.S. generally accepted accounting principles, or GAAP, which is subject to change and interpretation.

        Subject to and in accordance with the reorganization agreement, FNF will engage in a series of corporate transactions, which we refer to as the separation, including the following:

  •
  Black Knight Holdings, Inc., which we refer to as BKHI, will contribute to New BKH (i) all of the shares of Class B common stock of Black Knight, which we refer to as Black Knight Class B common stock, indirectly owned by FNF and (ii) all of the BKFS LLC Units indirectly owned by FNF, in exchange for 100% of the shares of New BKH common stock, which we refer to as the contribution; following which BKHI will convert into a limited liability company and will then distribute to FNF all of the shares of New BKH common stock held by BKHI; and

  •
  Immediately prior to the consummation of the mergers, FNF will cause all of the shares of New BKH common stock held by FNF to be distributed pro rata to the holders of the FNF Group common stock by means of book-entry transfer through the exchange agent, which we refer to as the spin-off; provided that such distribution shall be subject to the conversion of such shares of New BKH common stock into shares of New Black Knight common stock, pursuant to the merger agreement.

        After giving effect to the separation, New BKH, which will be 100% owned by holders of the FNF Group common stock, will own all of the shares of Black Knight Class B common stock and BKFS LLC Units beneficially owned by FNF prior to the separation.

        Upon satisfaction or waiver of each of the conditions to the merger agreement and immediately after the separation, Merger Sub One will merge with and into New BKH, which we refer to as the New BKH merger. In the New BKH merger, each outstanding share of New BKH common stock (other than shares owned by New BKH) will be exchanged for one share of New Black Knight common stock.

        Upon satisfaction or waiver of each of the conditions to the merger agreement and immediately following the New BKH merger, Merger Sub Two will merge with and into Black Knight, which we refer to as the BKFS merger, and together with the New BKH merger, which we refer to as the mergers. In the BKFS merger, each outstanding share of Class A common stock of Black Knight, which we refer to as Black Knight Class A common stock, (other than shares owned by Black Knight) will be exchanged for one share of New Black Knight common stock.

        The THL Interest Exchange Agreement provides that immediately following the closing of the transactions contemplated by the merger agreement, the THL Interest Holders will contribute to New Black Knight all of the Black Knight Class B common stock and all of the BKFS LLC Units owned by the THL Interest Holders in exchange for a number of shares of New Black Knight common stock equal to the number of shares of Black Knight Class B common stock contributed.

        The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the statement of earnings, expected to have a continuing effect on the combined results. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. See the section entitled "Where You Can Find More Information." In addition, the unaudited pro forma combined financial information was based on and should be read in conjunction with the following, which are included elsewhere in this prospectus:

  •
  separate audited consolidated financial statements of Black Knight as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014, and the related notes included elsewhere in this prospectus; and

  •
  separate unaudited condensed consolidated financial statements of Black Knight as of June 30, 2017 and for the three and six month periods ended June 30, 2017 and 2016, and the related notes included elsewhere in this prospectus.

        The unaudited pro forma combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project our future financial position or operating results. Also, the unaudited pro forma combined financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes.

        The unaudited pro forma combined financial information may not reflect all cost savings, operating synergies or revenue enhancements that we may achieve as a result of the transactions or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. The unaudited pro forma combined financial information also does not reflect future costs that may be incurred in the future as a result of these transactions or the costs to transition certain corporate functions from FNF to Black Knight.

 Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2017
(In millions)

	Black Knight	Pro Forma Adjustments	Note Reference	Pro Forma New Black Knight
ASSETS
Current assets:
Cash and cash equivalents	$99.3	$—		$99.3
Trade receivables, net	163.6	—		163.6
Prepaid expenses and other current assets	58.7	—		58.7
Receivables from related parties	11.0	(11.0)	(h)	—

Total current assets	332.6	(11.0)		321.6
Property and equipment, net	170.7	—		170.7
Computer software, net	432.7	—		432.7
Other intangible assets, net	265.3	—		265.3
Goodwill	2,306.8	—		2,306.8
Other non-current assets	211.1	—		211.1

Total assets	$3,719.2	$(11.0)		$3,708.2

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$45.8	$—		$45.8
Accrued compensation and benefits	39.1	—		39.1
Payables to related parties	—	14.4	(h)	14.4
Current portion of long-term debt	55.0	—		55.0
Deferred revenues	47.2	—		47.2

Total current liabilities	187.1	14.4		201.5
Deferred revenues	91.2	—		91.2
Deferred income taxes, net	12.4	292.8	(a)	305.2
Long-term debt, net of current portion	1,499.7	—		1,499.7
Other non-current liabilities	2.9	8.3	(i)	11.2

Total liabilities	1,793.3	315.5		2,108.8

Equity:
Class A common stock	—	—	(b)	—
Class B common stock	—	—	(b)	—
Preferred stock	—	—	(b)	—
Additional paid-in capital	816.5	646.2	(c)	1,462.7
Retained earnings	86.1	50.1	(c)	136.2
Accumulated other comprehensive earnings	0.1	0.4	(c)	0.5
Treasury stock, at cost	(46.6)	46.6	(g)	—

Total shareholders' equity	856.1	743.3		1,599.4
Noncontrolling interests	1,069.8	(1,069.8)	(c)	—

Total equity	1,925.9	(326.5)		1,599.4

Total liabilities and equity	$3,719.2	$(11.0)		$3,708.2

        See the accompanying notes to the unaudited pro forma combined financial information, which are an integral part of this information. The pro forma adjustments are explained in Note 2, Pro Forma Adjustments.

 Unaudited Pro Forma Combined Statement of Earnings
For the Six Months Ended June 30, 2017
(In millions, except per share amounts)

	Black Knight	Pro Forma Adjustments	Note Reference	Pro Forma New Black Knight
Revenues	$520.3	$—		$520.3
Expenses:
Operating expenses	287.5	—		287.5
Depreciation and amortization	102.9	—		102.9
Transition and integration costs	4.5	—		4.5

Total expenses	394.9	—		394.9

Operating income	125.4	—		125.4

Other income and expense:
Interest expense	(30.7)	—		(30.7)
Other expense, net	(16.5)	—		(16.5)

Total other expense, net	(47.2)	—		(47.2)

Earnings before income taxes	78.2	—		78.2
Income tax expense	15.1	18.8	(d)	33.9

Net earnings	63.1	(18.8)		44.3
Less: Net earnings attributable to noncontrolling interests	42.7	(42.7)	(e)	—

Net earnings attributable to Black Knight	$20.4	$23.9		$44.3

Net earnings per share attributable to Class A common shareholders:
Basic	$0.30	$(0.01)	(f)	$0.29

Diluted	$0.29	$—	(f)	$0.29

Weighted average shares of Class A common stock outstanding:
Basic	67.7	84.8	(f)	152.5

Diluted	153.0	—	(f)	153.0

 Unaudited Pro Forma Combined Statement of Earnings
For the Year Ended December 31, 2016
(In millions, except per share amounts)

	Black Knight	Pro Forma Adjustments	Note Reference	Pro Forma New Black Knight
Revenues	$1,026.0	$—		$1,026.0
Expenses:
Operating expenses	582.6	—		582.6
Depreciation and amortization	208.3	—		208.3
Transition and integration costs	2.3	—		2.3

Total expenses	793.2	—		793.2

Operating income	232.8	—		232.8

Other income and expense:
Interest expense	(67.6)	—		(67.6)
Other expense, net	(6.4)	—		(6.4)

Total other expense, net	(74.0)	—		(74.0)

Earnings before income taxes	158.8	—		158.8
Income tax expense	25.8	30.1	(d)	55.9

Net earnings	133.0	(30.1)		102.9
Less: Net earnings attributable to noncontrolling interests	87.2	(87.2)	(e)	—

Net earnings attributable to Black Knight	$45.8	$57.1		$102.9

Net earnings per share attributable to Class A common shareholders:
Basic	$0.69	$(0.01)	(f)	$0.68

Diluted	$0.67	$—	(f)	$0.67

Weighted average shares of Class A common stock outstanding:
Basic	65.9	84.8	(f)	150.7

Diluted	67.9	84.8	(f)	152.7

        See the accompanying notes to the unaudited pro forma combined financial information, which are an integral part of this information. The pro forma adjustments are explained in Note 2, Pro Forma Adjustments.

Notes to the Unaudited Pro Forma Combined Financial Information

(1)
Basis of Presentation

  The unaudited pro forma combined financial information was prepared on the basis of accounting for transactions between entities under common control and is based on the historical consolidated financial statements of Black Knight and deferred tax liabilities of BKHI that are being merged into New Black Knight. In accordance with GAAP requirements for transactions between entities under common control, the values of the assets and liabilities that are being merged into New Black Knight are based on their historical book values as of June 30, 2017.

  After completion of the separation, the mergers and the THL Interest Exchange, BKFS LLC will become an indirect wholly-owned subsidiary of New Black Knight. New Black Knight will continue to conduct its business through BKFS LLC and its subsidiaries.

(2)
Pro Forma Adjustments

  This note should be read in conjunction with other notes in the unaudited pro forma combined financial statements. Adjustments included in the column under the heading "Pro Forma Adjustments" represent the following:

  (a)
  To record the net deferred tax liability resulting from New Black Knight's ownership of BKFS LLC and its subsidiaries after the transactions are completed. The net deferred tax liability primarily relates to the purchase accounting fair value adjustments recorded for computer software, intangibles and goodwill as a result of the FNF acquisition of LPS.

  (b)
  Immediately following the transactions, our authorized capital stock will consist of 550,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. New Black Knight will not have any shares of Class B common stock.

  (c)
  To record adjustments to Additional paid-in capital, Retained earnings, Accumulated other comprehensive loss and Noncontrolling interests to reflect the new ownership structure after the separation, the mergers and the THL Interest Exchange are completed. The most significant change is the elimination of noncontrolling interests as New Black Knight will only have one class of common stock outstanding. The pro forma adjustments to the June 30, 2017 balances are as follows (in millions):

Additional paid-in-capital:
Reclassify Noncontrolling interests to Additional paid-in-capital	$1,069.8
Less the effect of the adjustment to record the effect of net earnings and tax distributions previously attributed to Noncontrolling interests	(83.8)
Less the effect of the adjustment to record the effect of unrealized gains/losses on interest rate swaps and foreign currency translation adjustments previously attributed to Noncontrolling interests	(0.4)
Reduce Additional paid-in-capital for the net deferred tax liability resulting from New Black Knight's ownership of BKFS LLC and its subsidiaries after the transactions are completed	(292.8)
Reduce Additional paid-in-capital for the cancelation of shares of Black Knight Class A common stock owned by Black Knight immediately prior to the BKFS merger	(46.6)

Total adjustments to Additional paid-in-capital	$646.2

Retained earnings:
Adjustment to record the effect of net earnings and tax distributions previously attributed to Noncontrolling interests	$83.8
Adjustment to record a related party payable resulting from the timing of income tax payments and our expected tax structure after the separation, the mergers and the THL Interest Exchange	(25.4)
Adjustment to record a reserve related to an uncertain tax position within BKHI that will remain following the separation, the mergers and the THL Interest Exchange	(8.3)

$50.1

Accumulated other comprehensive loss:
Adjustment to record the effect of unrealized gains/losses on interest rate swaps and foreign currency translation adjustments previously attributed to Noncontrolling interests	$0.4

Noncontrolling interests:
Reclassify Noncontrolling interests to Additional paid-in-capital	$(1,069.8)

  (d)
  To record income tax expense of $18.8 million for the six months ended June 30, 2017 and $30.1 million for the year ended December 31, 2016 in order to reflect our expected tax structure after the separation, the mergers and the THL Interest Exchange. For the purposes of the unaudited pro forma combined financial information, we have estimated a tax rate of 43.4% for the six months ended June 30, 2017 and 35.2% for the year ended December 31, 2016.

  (e)
  To record adjustments to Net earnings attributable to noncontrolling interests to reflect the new ownership structure after the separation, the mergers and the THL Interest Exchange are completed as New Black Knight will only have one class of common stock outstanding.

  (f)
  The unaudited pro forma combined basic and diluted earnings per share for the periods presented are based on the combined basic and diluted weighted-average shares outstanding to be issued by New Black Knight.

  (g)
  To record the cancelation of shares of Black Knight Class A common stock owned by Black Knight immediately prior to the BKFS merger.

  (h)
  To record a related party payable resulting from the timing of income tax payments and our expected tax structure after the separation, the mergers and THL interest Exchange.

  (i)
  To record a reserve related to an uncertain tax position within BKHI that will remain following the separation, the mergers and the THL Interest Exchange.

        For purposes of the pro forma calculation, we have assumed that all shares of Black Knight's Class B common stock are converted to shares of New Black Knight's Class A common stock.

UNAUDITED COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

        The following table presents unaudited comparative historical per share data for Black Knight and pro forma per share data for New Black Knight, after giving effect to the separation, the mergers and the THL Interest Exchange. The pro forma per share data of New Black Knight in the table below gives effect to the transactions as if all had been consummated on January 1, 2016, the beginning of the earliest time period presented, for purposes of presenting basic and diluted earnings per share and cash dividends declared per share for the six months ended June 30, 2017 and for the year ended December 31, 2016; and we have assumed the separation, the mergers and the THL Interest Exchange were completed on June 30, 2017 and December 31, 2016 for purposes of presenting the book value per share as of June 30, 2017 and December 31, 2016. This unaudited pro forma combined financial information was prepared using the accounting for transactions between entities under common control under GAAP, which is subject to change and interpretation.

 For the Six Months Ended June 30, 2017
(In millions, except per share amounts)

	Historical	Pro Forma(1)
Basic:
Net earnings attributable to Black Knight	$20.4	$44.3
Shares used for basic net earnings per share:
Weighted average shares of Class A common stock outstanding	67.7	152.5

Basic net earnings per share	$0.30	$0.29

Diluted:
Earnings before income taxes	$78.2	$78.2
Income tax expense excluding the effect of noncontrolling interests	33.9	33.9

Net earnings / Net earnings attributable to Black Knight	$44.3	$44.3
Shares used for diluted net earnings per share:
Weighted average shares of Class A common stock outstanding	67.7	152.5
Weighted average shares of Class B common stock outstanding	84.8	—
Dilutive effect of unvested restricted shares of Class A common stock	0.5	0.5

Weighted average shares of common stock, diluted	153.0	153.0

Diluted net earnings per share	$0.29	$0.29

Dividends declared per diluted share of Class A common stock	$—	$—

Book value per diluted share of common stock	$12.55	$10.42

(1)
The unaudited pro forma basic and diluted net earnings per share data for New Black Knight assumes that all shares of Black Knight's Class B common stock are converted to shares of New Black Knight's common stock after giving effect to the separation, the mergers and the THL Interest Exchange. The unaudited pro forma diluted net earnings per share data includes the effect of unvested restricted shares.

 For the Year Ended December 31, 2016
(In millions, except per share amounts)

	Historical	Pro Forma(1)
Basic:
Net earnings attributable to Black Knight	$45.8	$102.9
Shares used for basic net earnings per share:
Weighted average shares of Class A common stock outstanding	65.9	150.7

Basic net earnings per share	$0.69	$0.68

Diluted:
Net earnings attributable to Black Knight	$45.8	$102.9
Shares used for diluted net earnings per share:
Weighted average shares of Class A common stock outstanding	65.9	150.7
Dilutive effect of unvested restricted shares of Class A common stock	2.0	2.0

Weighted average shares of Class A common stock, diluted	67.9	152.7

Diluted net earnings per share	$0.67	$0.67

Dividends declared per diluted share of Class A common stock	$—	$—

Book value per diluted share of common stock	$12.60	$10.66

        The unaudited pro forma basic and diluted net earnings per share data for New Black Knight assumes that all shares of Black Knight's Class B common stock are converted to shares of New Black Knight's common stock after giving effect to the separation, the mergers and the THL Interest Exchange. The unaudited pro forma diluted net earnings per share data includes the effect of unvested restricted shares.

PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

        The following information on per share market price and dividend information is for Black Knight.

        Prior to May 20, 2015, there was no active public market for Black Knight's common stock. On May 20, 2015, Black Knight became a listed company on NYSE and has traded under the ticker symbol "BKFS".

        The following table sets forth, for the periods indicated, the high and low closing prices per share of our Class A common stock as reported on NYSE from May 20, 2015 to the date indicated. Black Knight has not paid any dividends.

	High	Low
Year ended December 31, 2017
First quarter	$40.00	$34.45
Second quarter	$41.90	$38.10
Year ended December 31, 2016
First quarter	$31.66	$26.00
Second quarter	37.60	28.89
Third quarter	41.04	37.00
Fourth quarter	40.38	35.75
Year Ended December 31, 2015
Second quarter (since May 20, 2015)	$30.87	$27.11
Third quarter	35.35	28.54
Fourth quarter	36.25	32.07

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The statements in the discussion and analysis regarding industry outlook, our expectations regarding the performance of our business, our liquidity and capital resources and the other non-historical statements are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements." Our actual results may differ materially from those contained in or implied by the forward-looking statements. You should read the following discussion together with the sections entitled "Risk Factors," Selected Historical Financial Data," "—Liquidity and Capital Resources" and the financial statements and the related notes thereto included elsewhere in this prospectus. For purposes of this section, references to "Company," "we," "our," or "us" refers to Black Knight.

Overview

        We are a holding company that conducts business through our interest in BKFS LLC. Through its subsidiaries, BKFS LLC is a leading provider of integrated technology, workflow automation, data and analytics to the mortgage and real estate industries. Our solutions facilitate and automate many of the mission-critical business processes across the entire mortgage loan life cycle, from origination until asset disposition. We believe we differentiate ourselves by the breadth and depth of our comprehensive, integrated solutions and the insight we provide to our clients.

        We have market-leading positions in mortgage processing and technology solutions combined with comprehensive real estate data and extensive analytic capabilities. Our solutions are utilized by U.S. mortgage originators and mortgage servicers, as well as other financial institutions, investors and real estate professionals, to support mortgage lending and servicing operations, analyze portfolios and properties, operate more efficiently, meet regulatory compliance requirements and mitigate risk.

        The U.S. mortgage market is undergoing significant change, and mortgage market participants have been subjected to more stringent oversight in recent years. Regulators have increasingly focused on better disclosure, improved risk mitigation and enhanced oversight. Mortgage lenders large and small have experienced higher costs in order to comply with this higher level of regulation. Despite these new regulatory requirements, the mortgage industry remains a competitive marketplace with numerous large lenders and smaller institutions competing for new loan originations. In order to comply with the increased regulatory requirements and compete more effectively, mortgage market participants have continued to outsource mission-critical functions to third party technology providers that can offer comprehensive and integrated solutions, which are also cost-effective, due to their deep domain expertise and economies of scale.

        We believe our comprehensive end-to-end, integrated solutions differentiate us from other technology providers serving the mortgage industry and position us particularly well for evolving opportunities in this market. We have served the mortgage and real estate industries for over 50 years and utilize this experience to design and develop solutions that fit our clients' ever-evolving needs. Our proprietary technology platforms and data and analytics capabilities reduce manual processes, improve compliance and quality, mitigate risk and deliver significant cost savings to our clients. Our scale allows us to continually and cost-effectively invest in our business in order to meet evolving industry requirements and maintain our position as an industry-standard platform for mortgage market participants.

        The table below summarizes active first and second lien mortgages on our mortgage servicing platform (in millions) and the related market data (in millions), reflecting our leadership in the mortgage servicing technology market:

	First lien mortgages as of June 30,				Second lien mortgages as of June 30,
	2017		2016		2017		2016
Active loans	31.4		31.3		2.0		1.1
Market size	50.8	(1)	50.7	(1)	15.4	(2)	15.8	(2)
Market share	62%		62%		13%		7%

(1)
According to the May Black Knight Mortgage Monitor Report as of May 31, 2017 and 2016 for U.S. first lien mortgages.

(2)
According to the May 2017 Equifax National Consumer Credit Trends Report as of March 31, 2017 and June 30, 2016 for U.S. second lien mortgages.

        Our business is organized into two segments:

        Technology—offers software and hosting solutions that support loan servicing, loan origination and settlement services.

        Data and Analytics—offers data and analytics solutions to the mortgage, real estate and capital markets industries. These solutions include property ownership data, lien data, servicing data, automated valuation models, collateral risk scores, prepayment and default models, lead generation and other data solutions.

        We offer our solutions to a wide range of clients across the mortgage and real estate industries. The quality and breadth of our solutions contributes to the long-standing nature of our relationships with our clients, the majority of whom enter into long-term contracts across multiple products that are embedded in their mission critical workflow and decision processes. Given the contractual nature of our revenues and stickiness of our client relationships, our revenues are highly visible and recurring in nature. Due to our integrated suite of solutions and our scale in the mortgage market, we are able to drive significant operating leverage, which we believe enables our clients to operate more efficiently while allowing us to generate strong margins and cash flow.

        The following table sets forth the revenues from continuing operations for our reporting segments and corporate organization (in millions):

	Six months ended June 30,		Year ended December 31,
	2017	2016	2016	2015	2014
Technology	$441.1	$415.6	$855.8	$765.8	$708.2
Data and Analytics	81.8	86.1	177.5	174.3	156.6
Corporate and Other(1)	(2.6)	(4.3)	(7.3)	(9.4)	(12.7)

Total	$520.3	$497.4	$1,026.0	$930.7	$852.1

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

Our History

        We are a majority-owned subsidiary of FNF. Our business generally represents a reorganization of the former Technology, Data and Analytics segment of Lender Processing Services, Inc., which we refer to as LPS, a former provider of integrated technology, data and services to the mortgage lending industry in the U.S. that FNF acquired in January 2014. Our business also includes the businesses of Fidelity National Commerce Velocity, LLC, which we refer to as Commerce Velocity and Property Insight, LLC, which we refer to as Property Insight, two companies that were contributed to us by FNF. ServiceLink, another majority-owned subsidiary of FNF, operates the Transaction Services businesses of the former LPS as well as FNF's legacy ServiceLink businesses.

Acquisition of LPS by FNF and Subsequent Reorganization

        On January 2, 2014, FNF acquired LPS, which we refer to as the LPS Acquisition, and as a result, LPS became an indirect, wholly-owned subsidiary of FNF. Upon the closing of the LPS Acquisition, the shares of LPS common stock, which previously traded under the ticker symbol "LPS" on the NYSE, ceased trading on, and were delisted from, the NYSE.

        Following the LPS Acquisition, on January 3, 2014, a series of transactions were effected, which we refer to as the Internal Reorganization, pursuant to which (i) LPS was converted into a limited liability company and renamed BKIS, a Delaware limited liability company; (ii) the former Transaction Services businesses of LPS were transferred by BKIS to BKHI, a Delaware corporation and wholly-owned subsidiary of FNF, and contributed by BKHI to another of its then wholly-owned subsidiaries, ServiceLink, a Delaware limited liability company; (iii) BKFS LLC acquired all of the membership interests of BKIS; and (iv) all of the outstanding membership interests of Commerce Velocity were contributed by BKHI to BKFS LLC.

        As a result of the Internal Reorganization, BKFS LLC owns substantially all of the former Technology, Data and Analytics segment of LPS and Commerce Velocity. BKFS LLC did not acquire the former Transaction Services segment of LPS.

        Following the Internal Reorganization, BKFS LLC issued, in the aggregate, 35.0% of the Units, to (i) certain affiliates of THL, which we refer to as the THL Affiliates, and (ii) THL Black Knight I Holding Corp. and THL Investors Black Knight I Holding Corp., together, which we refer to as the THL Intermediaries, each of which is a Delaware corporation and an affiliate of THL, formed for the purpose of holding investments in BKFS LLC.

        Following the Internal Reorganization and the subsequent issuance of Units to THL, BKFS LLC was majority-owned by FNF through its wholly-owned subsidiary, BKHI, and certain affiliates of FNF and BKHI, and minority owned by THL through the THL Affiliates and THL Intermediaries.

Contribution of Property Insight

        On June 2, 2014, as part of an additional internal reorganization, two wholly-owned subsidiaries of FNF contributed to BKFS LLC their respective interests in Property Insight, which provides property information used by title insurance underwriters, title agents and closing attorneys to underwrite title insurance policies for real property sales and transfers. As a result, BKFS LLC is the sole member of Property Insight. In connection with the Property Insight contribution, BKFS LLC issued an additional 6.4 million Units to certain affiliates of BKHI. As a result of this issuance, THL Affiliates' and THL Intermediaries' combined percentage ownership in BKFS LLC was reduced from 35.0% to 32.9%, and FNF's percentage of beneficial ownership of BKFS LLC increased from 65.0% to 67.1%.

        Effective January 1, 2017, Property Insight realigned its commercial relationship with FNF. See further discussion under "—Realignment of Property Insight" below.

Initial Public Offering

        On May 26, 2015, we completed our initial public offering, which we refer to as IPO, in which we issued and sold 20,700,000 shares of our Class A common stock at a price of $24.50 per share. In connection with our IPO, we effected several reorganization transactions, which we refer to as the Offering Reorganization. See Note 1 to the Notes to Consolidated Financial Statements on Black Knight's Annual Report on page F-10 for a more detailed discussion of the IPO.

2016 Acquisitions

        On May 16, 2016, Black Knight completed its acquisition of eLynx Holdings, Inc., which we refer to as eLynx, a leading lending document and data delivery platform. eLynx helps clients in the financial services and real estate industries electronically capture and manage documents and associated data throughout the document lifecycle. Black Knight purchased eLynx to augment its origination technologies. This acquisition positions Black Knight to electronically support the full mortgage origination process.

        On June 22, 2016, Black Knight completed its acquisition of Motivity Solutions, Inc., which we refer to as Motivity, which provides customized mortgage business intelligence software solutions. Motivity will be integrated with Black Knight's LoanSphere product suite, including the LoanSphere Data Hub, to provide clients with deeper insights into their origination and servicing operations and portfolios.

Planned Distribution of FNF's Ownership Interest

        On December 7, 2016, we announced that FNF's Board of Directors approved a tax-free plan, which we refer to as the Distribution Plan, whereby FNF intends to distribute all 83.3 million shares of Black Knight common stock that it currently owns to FNF Group shareholders. We expect the Distribution Plan to be effectuated through four newly-formed corporations, New BKH, New Black Knight, Merger Sub One and Merger Sub Two as follows:

  •
  BKHI will contribute all of its 83.3 million shares of Black Knight Class B common stock and all of its Units to New BKH in exchange for 100% of the shares of New BKH common stock;

  •
  Following which BKHI will convert into a limited liability company and will then distribute to FNF all of the shares of New BKH common stock held by BKHI;

  •
  Immediately thereafter, FNF will distribute the shares of New BKH common stock to its shareholders, which we refer to as the spin-off, provided that such distribution shall be subject to the conversion of such shares of New BKH common stock into shares of New Black Knight common stock;

  •
  Immediately following the spin-off, Merger Sub One will merge with and into New BKH, which we refer to as the New BKH merger;

  •
  In the New BKH merger, each outstanding share of New BKH common stock (other than shares owned by New BKH) will be exchanged for one share of New Black Knight common stock;

  •
  Immediately following the New BKH merger, Merger Sub Two will merge with and into Black Knight, which we refer to as the BKFS merger;

  •
  In the BKFS merger, each outstanding share of Black Knight Class A common stock (other than shares owned by Black Knight and New BKH) will be exchanged for one share of New Black Knight common stock; and

  •
  New Black Knight will be the public company following the completion of the distribution and mergers.

        The Distribution Plan is subject to the filing and acceptance of registration statements for the Black Knight spin-off with the SEC; Black Knight shareholder approval; and other customary closing conditions.

        Significant progress was made on the planned distribution of FNF's ownership interest in Black Knight during the second quarter, with several milestones achieved. FNF announced the receipt of the private letter ruling from the Internal Revenue Service approving certain aspects relating to the tax-free spin-off of the Black Knight shares on May 10, 2017, formal agreements with FNF were signed on June 8, 2017, preliminary Registration Statements on Forms S-4 and S-1 were filed with the SEC on June 13, 2017 and June 21, 2017, respectively, comments from the SEC were received on July 10, 2017 and Amendment No. 1 to Forms S-1 and S-4 were filed with the SEC on July 18, 2017. Once the SEC declares the Registration Statements on Forms S-1 and S-4 effective, the proxy statement/prospectus will be mailed to shareholders and the shareholder vote will be held at the earliest twenty business days after the mailing. The closing of the Distribution Plan is still expected by the end of the third quarter of 2017.

Realignment of Property Insight

        Effective January 1, 2017, Property Insight, a Black Knight subsidiary that provides information used by title insurance underwriters, title agents and closing attorneys to source and underwrite title insurance for real property sales and transfer, realigned its commercial relationship with FNF. In connection with the realignment, Property Insight employees responsible for title plant posting and maintenance were transferred to FNF. Under the new commercial arrangement, Black Knight continues to own the title plant technology and retain sales responsibility for third parties, other than FNF. As a result of the realignment, Black Knight no longer recognizes revenues or expense related to title plant posting and maintenance, but charges FNF a license fee for use of the technology to access and maintain the title plant data. Had the realignment taken place on January 1, 2016, Black Knight revenues and expenses for 2016 would have been lower by approximately $30 million with essentially no effect to operating income. This transaction did not result in any gain or loss.

Share Repurchase Program

        On January 31, 2017, our Board of Directors authorized a three-year share repurchase program, effective February 3, 2017, under which the Company may repurchase up to 10 million shares of its Class A common stock. The timing and volume of share repurchases will be determined by our management based on ongoing assessments of the capital needs of the business, the market price of Black Knight common stock and general market conditions. The repurchase program authorizes us to purchase Black Knight common stock from time to time through February 2, 2020, through open market purchases, negotiated transactions or other means, in accordance with applicable securities laws and other restrictions. During the three months ended June 30, 2017, we repurchased approximately 1.2 million shares of our Class A common stock for $46.6 million, or an average of $39.18 per share. At the end of the second quarter, we had approximately 8.8 million shares remaining under our share repurchase program. We anticipate that the New Black Knight board of directors will authorize a share repurchase program authorizing the repurchase of shares of New Black Knight's common stock, which program is anticipated to be consistent with the current Black Knight share repurchase program.

Term B Loan Repricing

        On February 27, 2017, Black Knight InfoServ, LLC, which we refer to as BKIS, entered into a First Amendment to Credit and Guaranty Agreement, which we refer to as the Credit Agreement First

Amendment or the Term B Loan Repricing, with JPMorgan Chase Bank, N.A. as administrative agent. Pursuant to the Credit Agreement First Amendment, the Term B Loan, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70, bears interest at rates based upon, at the option of BKIS, either (i) the base rate plus a margin of 125 basis points, or (ii) the Eurodollar rate plus a margin of 225 basis points, subject to a Eurodollar rate floor of 75 basis points. The Term B Loan matures on May 27, 2022. In addition, the Credit Agreement First Amendment permits the Distribution Plan.

Debt Refinancing and Senior Notes Redemption

        On April 26, 2017, BKIS entered into a Second Amendment to Credit and Guaranty Agreement, which we refer to as the Credit Agreement Second Amendment, with the JPMorgan Chase Bank, N.A. as administrative agent, the guarantors party thereto, the other agents party thereto and the lenders party thereto. The Credit Agreement Second Amendment increases (i) the aggregate principal amount of the Term A Loan, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70, by $300.0 million to $1,030.0 million and (ii) the aggregate principal amount of commitments under the Revolving Credit Facility, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70, by $100.0 million to $500.0 million. The Credit Agreement Second Amendment also reduces the pricing applicable to the loans under the Term A Loan and Revolving Credit Facility by 25 basis points and reduces the unused commitment fee applicable to the Revolving Credit Facility by 5 basis points. The Term A Loan and Revolving Credit Facility bear interest at rates based upon, at the option of BKIS, either (i) the base rate plus a margin of between 25 and 100 basis points depending on the total leverage ratio of BKFS LLC and its restricted subsidiaries on a consolidated basis, which we refer to as the Consolidated Leverage Ratio, and (ii) the Eurodollar rate plus a margin of between 125 and 200 basis points depending on the Consolidated Leverage Ratio, subject to a Eurodollar rate floor of zero basis points. In addition, BKIS will pay an unused commitment fee of between 15 and 30 basis points on the undrawn commitments under the Revolving Credit Facility, also depending on the Consolidated Leverage Ratio. Pursuant to the terms of the Credit Agreement Second Amendment, the Term A Loan and the Revolving Credit Facility mature on February 25, 2022.

        On April 26, 2017, we redeemed the outstanding Senior Notes, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70, at a price of 104.825%, which we refer to as the Redemption, and paid $0.7 million in accrued interest.

THL Secondary Offering

        On May 8, 2017, Black Knight announced the pricing of an underwritten secondary offering of 5,000,000 shares of its Class A common stock, which we refer to as the Offering, by affiliates of THL pursuant to a shelf registration statement on Form S-3 filed with the SEC on May 8, 2017. Affiliates of THL in the Offering granted the underwriter an option to purchase up to 750,000 additional shares, which we refer to as the Overallotment Option. The Offering closed on May 12, 2017, and the full exercise of the Overallotment Option closed on May 18, 2017. The Company did not sell any shares and did not receive any proceeds related to the Offering or Overallotment Option. See Note 1 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-60 for the change in ownership percentages related to these transactions.

Our Corporate Structure

        Black Knight conducts its business through BKFS LLC and its subsidiaries. We have a sole managing member interest in BKFS LLC, which grants us the exclusive authority to manage, control and operate the business and affairs of BKFS LLC and its subsidiaries, pursuant to the terms of its Second Amended and Restated Limited Liability Company Agreement, which we refer to as the LLC

Agreement. Under the terms of the LLC Agreement, we are authorized to manage the business of BKFS LLC, including enter into contracts, manage bank accounts, hire employees and agents, incur and pay debts and expenses, merge or consolidate with other entities and pay taxes. We consolidate BKFS LLC in our consolidated financial statements and report noncontrolling interests related to the Units in BKFS LLC held by BKHI and certain THL Affiliates. Shareholders of Black Knight indirectly control BKFS LLC through our managing member interest.

        FNF, through BKHI, and certain THL Affiliates hold Units and a number of shares of our Class B common stock equal to the number of Units held by each such owner. These owners have the right to exchange their Units, together with the corresponding shares of our Class B common stock, which will be canceled in connection with an exchange, for cash from BKFS LLC or, at our option, shares of our Class A common stock pursuant to the terms of the LLC Agreement.

        Our corporate structure prior to the transactions contemplated herein, as described above, is commonly referred to as an "Up-C" structure, which is often used by partnerships and limited liability companies when they undertake an initial public offering. Our Up-C structure allows the owners of BKFS LLC to realize tax benefits associated with ownership interests in an entity that is treated as a partnership, or "passthrough" entity, for income tax purposes. These benefits include limiting entity level corporate taxes. Because Units are exchangeable for cash from BKFS LLC or, at our option, shares of our Class A common stock, the Up-C structure also provides the owners of BKFS LLC potential liquidity that holders of privately held limited liability companies are not typically afforded. The owners of BKFS LLC also have voting rights in Black Knight equal to those of holders of our Class A common stock through their ownership of shares of our Class B common stock. Black Knight also holds Units and receives the same benefits as the other holders of Units on account of its ownership in an entity treated as a partnership, or passthrough entity, for income tax purposes. Meanwhile, holders of our Class A common stock have economic and voting rights similar to those of holders of common stock of non-Up-C structured public companies. Following the consummation of the transactions contemplated herein, the Up-C structure will be removed.

        Generally, we receive a pro-rata share of any distributions made by BKFS LLC to its members, which include us, BKHI and certain THL Affiliates. However, pursuant to the LLC Agreement, BKFS LLC is required to make tax distributions to help each of the holders of the Units pay taxes according to such holder's allocable share of taxable income rather than on a pro-rata basis. Additionally, tax distributions are required to be made based upon an assumed tax rate, and, under certain circumstances, BKFS LLC may make tax distributions that, in the aggregate, exceed the amount of taxes that BKFS LLC would have paid if it were a similarly situated corporate taxpayer. Funds used by BKFS LLC to satisfy its tax distribution obligations are not available for reinvestment in our business. See "Risk Factors—Risks Related to Our Structure".

        Black Knight is a holding company and its sole asset is its interest in BKFS LLC. Black Knight, through our sole managing member interest, has 100% of the voting power in BKFS LLC and, through our ownership of Units, we had 44.5% of the economic interests in BKFS LLC immediately following the IPO. Investors in Black Knight hold an indirect interest in BKFS LLC through us.

Basis of Presentation

        As a result of the Internal Reorganization, IPO and Offering Reorganization, and for the purposes of this "Management's Discussion and Analysis of Financial Condition and Results of Operations," our financial position, results of operations and cash flows include:

  •
  the consolidated financial position, results of operations and cash flows of Black Knight for all periods following the completion of our IPO on May 26, 2015; and

  •
  the consolidated financial position, results of operations and cash flows of BKFS LLC, including the results of operations and cash flows of the businesses of Commerce Velocity and Property Insight for the time period beginning on January 1, 2014 through May 25, 2015, the day prior to the completion of our IPO.

Business Trends and Conditions

General

        The U.S. mortgage market is large, and the loan life cycle is complex and consists of several stages. The mortgage loan life cycle includes origination, servicing and default. Mortgages are originated to finance home purchases or refinance existing mortgages. Once a mortgage is originated, it is serviced on a periodic basis by mortgage servicers, which may not be the lenders that originated the mortgage. Furthermore, if a mortgage experiences default, it triggers a set of multifaceted processes with an assortment of potential outcomes depending on a mix of variables.

        Underlying the three major components of the mortgage loan life cycle are the technology, data and analytics support behind each process, which has become increasingly critical to industry participants due to the complexity of regulatory requirements. As the industry has grown in complexity, participants have responded by outsourcing to large scale specialty providers, automating manual processes and seeking end-to-end solutions that support the processes required to manage the entire mortgage loan life cycle.

        The U.S. mortgage market has seen significant change over the past few years and is expected to continue to evolve going forward. Key regulatory actions arising from the recent financial crisis, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as Dodd-Frank Act, and the establishment of the Consumer Financial Protection Bureau , which we refer to as CFPB, impose new and evolving standards for market participants. These regulatory changes have spurred lenders and servicers to seek technology solutions that facilitate the meeting of compliance obligations in the face of a changing regulatory environment while remaining efficient and profitable.

  •
  Evolving regulation.  Most U.S. mortgage market participants have become subject to increased regulatory oversight and regulatory requirements as federal and state governments have enacted various new laws, rules and regulations. One example of such legislation is the Dodd-Frank Act, which contained broad changes for many sectors of the financial services and lending industries and established the CFPB, the federal regulatory agency responsible for regulating consumer financial protection within the United States. It is our experience that mortgage lenders have become more focused on minimizing the risk of non-compliance with these evolving regulations and are looking toward technologies and solutions that help them comply with the increased regulatory oversight and requirements.

  •
  Lenders increasingly focused on core operations.  As a result of greater regulatory scrutiny and the higher cost of doing business, we believe lenders have become more focused on their core operations and customers. We believe that lenders are increasingly shifting from in-house technologies to solutions with third-party providers who can provide better technology and services more efficiently. Lenders require these vendors to provide best-in-class technology and deep domain expertise and to assist them in maintaining regulatory compliance.

  •
  Growing role of technology in the U.S. mortgage industry.  Banks and other lenders and servicers have become increasingly focused on technology automation and workflow management to operate more efficiently and meet their regulatory guidelines. We believe that vendors must be able to support the complexity of the market, display extensive industry knowledge and possess the financial resources to make the necessary investments in technology to support lenders.

  •
  Increased demand for enhanced transparency and analytic insight.  As U.S. mortgage market participants work to minimize the risk in lending, servicing and capital markets, they rely on the integration of data and analytics with technologies that enhance the decision making process. These industry participants rely on large comprehensive third party databases coupled with enhanced analytics to achieve these goals.

Mortgage Originations

        Our various businesses are affected differently by the level of mortgage originations, including refinancing transactions. MSP is minimally affected by varying levels of mortgage originations because it earns revenues based on the total number of mortgage loans it processes, which tend to stay more constant than the market for originations. Our origination technology and some of our data businesses may be affected by the volume of real estate transactions and mortgage originations, but many of our client contracts for origination technology contain minimum charges.

Economic Conditions

        Our various businesses may also be affected by general economic conditions. For example, in the event that a difficult economy or other factors lead to a significant decline in levels of home ownership and a significant reduction in the number of mortgage loans outstanding and we are not able to counter the effect of those events with increased market share or higher fees, it could have a material adverse effect on our mortgage processing revenues. In contrast, we believe that a weaker economy tends to increase the volume of consumer mortgage defaults, which can increase the revenues in our specialty servicing technology business that is used to service residential mortgage loans in default. Also, interest rates tend to decline in a weaker economy driving higher than normal refinance transactions that provide potential volume increases to our origination technology offerings, most specifically the Exchange platform.

Regulatory Requirements

        In recent years, there has been an increased legislative and regulatory focus on consumer protection practices. As a result, federal and state governments have enacted various new laws, rules and regulations. One example of such legislation is the Dodd-Frank Act, which was signed into law in July 2010. The Dodd-Frank Act contains broad changes for many sectors of the financial services and lending industries and established the CFPB, a new federal regulatory agency responsible for regulating consumer financial protection within the U.S. This has led banks and other lenders to seek technology solutions that assist them in satisfying their regulatory compliance obligations in the face of a changing regulatory environment. We have developed solutions that target this need, which has resulted in additional revenues.

        The CFPB has issued guidance that applies to "supervised service providers," which the CFPB has defined to include service providers, like us, to CFPB-supervised banks and non-banks. In addition, the Dodd-Frank Act contains the Mortgage Reform and Anti-Predatory Lending Act that imposes a number of additional requirements on lenders and servicers of residential mortgage loans. It is difficult to predict the form that new rules or regulations implemented by the CFPB or other regulations implemented under other requirements of the Dodd-Frank Act may take, what additional legislative or regulatory changes may be approved in the future, or whether those changes may require us to change our business practices or incur increased costs of compliance.

Critical Accounting Estimates

        Our discussion and analysis of our financial condition and results of operations is based upon audited consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosures with respect to contingent liabilities and assets at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Certain of our accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. On an ongoing basis, we evaluate our estimates including those related to revenue recognition, goodwill and other intangible assets and computer software. These judgments are based on our historical experience, terms of our existing contracts, our evaluation of trends in the industry, information provided by our clients and information available from outside sources as appropriate. Our actual results may differ from those estimates. See Note 3 to the Notes to Consolidated Financial Statements on page F-16 for additional description of the significant accounting policies that have been followed in preparing our Consolidated Financial Statements.

        The accounting policies described below are the ones that we consider to be the most critical to an understanding of our financial condition and results of operations and that require the most complex and subjective management judgment.

Revenue Recognition

        We recognize revenues in accordance with Financial Accounting Standards Board, Accounting Standards Codification, which we refer to as ASC, Topic 605, Revenue Recognition. Recording revenues requires judgment, including determining whether an arrangement includes multiple elements, whether any of the elements are essential to the functionality of any other elements and the allocation of the consideration based on each element's relative selling price. Clients receive certain contract elements over time and changes to the elements in an arrangement or, in our determination, to the relative selling price for these elements, could materially affect the amount of earned and unearned revenues reflected in our financial statements.

        The primary judgments relating to our revenue recognition include determining whether (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the seller's price to the buyer is fixed or determinable; and (iv) collectability is reasonably assured. Judgment is also required to determine whether an arrangement involving more than one deliverable contains more than one unit of accounting and how the arrangement consideration should be measured and allocated to the separate units of accounting.

        If the deliverables under a contract are software related, we determine the appropriate units of accounting and how the arrangement consideration should be measured and allocated to the separate units. This determination, as well as management's ability to establish vendor specific objective evidence, which we refer to as VSOE, of the fair value for the individual deliverables can affect both the amount and the timing of revenue recognition under these agreements. The inability to establish VSOE of the fair value for each contract deliverable results in having to record deferred revenues and/or applying the residual method. For arrangements where we determine VSOE of the fair value for software maintenance using a stated renewal rate within the contract, we use judgment to determine whether the renewal rate represents fair value for that element as if it had been sold on a stand-alone basis. For a small percentage of revenues, we use contract accounting when the arrangement with the client includes significant customization, modification or production of software. For elements accounted for under contract accounting, revenues are recognized using the percentage-of-completion method since reasonably dependable estimates of revenues and contract hours applicable to various elements of a contract can be made.

        We are often party to multiple concurrent contracts with the same client. These situations require judgment to determine whether the individual contracts should be aggregated or evaluated separately for purposes of revenue recognition. In making this determination we consider the timing of negotiating and executing the contracts, whether the different elements of the contracts are interdependent and whether any of the payment terms of the contracts are interrelated.

        Due to the large number, broad nature and average size of individual contracts we are a party to, the effect of judgments and assumptions we apply in recognizing revenues for any single contract is not likely to have a material effect on our consolidated operations. However, the broader accounting policy assumptions that we apply across similar arrangements or classes of clients could significantly influence the timing and amount of revenues recognized in our results of operations.

Goodwill and Other Intangible Assets

        We have significant intangible assets that were acquired through business acquisitions. These assets consist of purchased client relationships, contracts, intellectual property and the excess of purchase price over the fair value of identifiable net assets acquired (goodwill).

        As of June 30, 2017, goodwill was $2,306.8 million. Goodwill is not amortized, but is tested for impairment annually or more frequently if circumstances indicate potential impairment. In evaluating the recoverability of goodwill, we perform a qualitative analysis to determine whether it is more likely than not that our fair value exceeds our carrying value. Based on the results of this analysis, an annual goodwill impairment test may be completed based on an analysis of the discounted future cash flows generated by the underlying assets. The process of determining whether or not an asset, such as goodwill, is impaired or recoverable relies on projections of future cash flows, operating results and market conditions. Such projections are inherently uncertain and, accordingly, actual future cash flows may differ materially from projected cash flows. In evaluating the recoverability of goodwill, we perform an annual goodwill impairment test on our reporting units based on an analysis of the discounted future net cash flows generated by the reporting units' underlying assets. Such analyses are particularly sensitive to changes in estimates of future net cash flows and discount rates. Changes to these estimates might result in material changes in the fair value of the reporting units and determination of the recoverability of goodwill that may result in charges against earnings and a reduction in the carrying value of our goodwill. We have completed our annual goodwill impairment analysis in each of the past three years and as a result, no impairment charges were recorded to goodwill in 2016, 2015 and 2014.

        As of June 30, 2017, intangible assets, net of accumulated amortization, were $265.3 million, which consists primarily of client relationships and client contracts. Long-lived assets and intangible assets with definite useful lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The valuation of these assets involves significant estimates and assumptions concerning matters such as client retention, future cash flows and discount rates. If any of these assumptions change, it could affect the recoverability of the carrying value of these assets. Client relationships are amortized over their estimated useful lives using an accelerated method that takes into consideration expected client attrition rates over a period of up to 10 years from the acquisition date. All intangible assets that have been determined to have indefinite lives are not amortized, but are reviewed for impairment at least annually in accordance with ASC Topic 350, Intangibles-Goodwill and Other, or ASC 350. The initial determination of estimated useful lives and the allocation of the purchase price to the fair values of the intangible assets other than goodwill require significant judgment and may affect the amount of future amortization of such intangible assets.

        Definite-lived intangible assets are amortized over their estimated useful lives ranging from 5 to 10 years using accelerated methods. There is an inherent uncertainty in determining the expected useful life of or cash flows to be generated from intangible assets. We have not historically experienced material changes in these estimates but could be subject to them in the future.

Computer Software

        Computer software includes the fair value of software acquired in business combinations, purchased software and capitalized software development costs. As of June 30, 2017, computer software, net of accumulated amortization, was $432.7 million. Purchased software is recorded at cost and amortized using the straight-line method over its estimated useful life. Software acquired in business combinations is recorded at its fair value and amortized using straight-line or accelerated methods over its estimated useful life, ranging from 3 years to 10 years.

        Capitalized software development costs are accounted for in accordance with either ASC Topic 985, Software, Subtopic 20, Costs of Software to Be Sold, Leased, or Marketed, or ASC 350, Subtopic 40, Internal-Use Software. For computer software products to be sold, leased, or otherwise marketed (ASC 985-20 software), all costs incurred to establish the technological feasibility are research and development costs, and are expensed as they are incurred. Costs incurred subsequent to establishing technological feasibility, such as programmers' salaries and related payroll costs and costs of independent contractors, are capitalized and amortized on a product-by-product basis commencing on the date of general release to clients. We do not capitalize any costs once the product is available for general release to clients. For internal-use computer software products (ASC 350-40 software), internal and external costs incurred during the preliminary project stage are expensed as they are incurred. Internal and external costs incurred during the application development stage are capitalized and amortized on a product-by-product basis commencing on the date the software is ready for its intended use. We do not capitalize any costs once the software is ready for its intended use. Internally developed software costs are amortized using straight-line or accelerated methods over the estimated useful life. Useful lives of computer software range from 3 years to 10 years.

        We also assess the recorded value of computer software for impairment on a regular basis by comparing the carrying value to the estimated future cash flows to be generated by the underlying software asset. There is an inherent uncertainty in determining the expected useful life of or cash flows to be generated from computer software. We have not historically experienced material changes in these estimates but could be subject to them in the future.

Factors Affecting the Comparability of Our Results of Operations

        As a result of a number of factors, our results of operations for periods prior to the IPO and the debt refinancing, as described in Note 11 to the Notes to Consolidated Financial Statements on page F-35 are not comparable to periods thereafter, and our historical results of operations may not be comparable to our results of operations in future periods and our results of operations may vary from period to period. Set forth below is a brief discussion of the key factors affecting the comparability of our results of operations.

        Expenses Associated with the Internal Reorganization.    In connection with the Internal Reorganization, we incurred significant transaction costs and transition and integration expenses in 2014, including employee severance, bonuses under our short-term compensation program, referred to as the Synergy Incentive Program, that rewarded our executive officers for maximizing cost reductions relating to the LPS Acquisition and certain other non-recurring professional fees and other costs.

        Related Party Transactions.    We are party to certain transactions with entities that became our related parties on January 2, 2014 as part of the LPS Acquisition. For example, prior to our IPO, we had a management agreement with each of THL Managers VI, LLC and FNF pursuant to which we received consulting services in exchange for a fee for such services in the annual amount of $3.2 million to THL Managers VI, LLC and $5.8 million to FNF. Following our IPO, we no longer pay these management fees. The other related party transactions with FNF, THL, THL Managers VI, LLC, THL Affiliates and ServiceLink do not have a material effect on the comparability of our results of operations.

        Interest Expense.    We used a portion of the proceeds from our IPO to reduce our outstanding debt by repaying a portion of the 5.75% senior notes due 2023, which we refer to as Senior Notes, and former intercompany notes, as described in Note 11 to the Notes to Consolidated Financial Statements on page F-35. On May 27, 2015, we entered into a credit agreement for new facilities with lower interest rates to refinance the remaining balance of our former intercompany notes and former mirror note with FNF. On February 27, 2017, we amended our credit agreement and repriced our term B loan facility reducing the margin by 75 basis points. We further amended our credit agreement on April 26, 2017 to refinance our term A loan facility, increasing the aggregate principal amount by $300.0 million, and Revolving Credit Facility, increasing the aggregate principal amount of commitments by $100.0 million. The second amendment reduced the pricing applicable to the loans under the term A facility and Revolving Credit Facility by 25 basis points and reduced the unused commitment fee applicable to the Revolving Credit Facility by 5 basis points. We also redeemed the Senior Notes on April 26, 2017. For the period from May 26, 2015 through April 25, 2017, we paid FNF a guarantee fee for its guarantee of the Senior Notes. Our total long-term debt outstanding decreased from $2,135.1 million at December 31, 2014 to $1,661.5 million as of December 31, 2015. Our total long-term debt outstanding further declined to $1,570.2 million as of December 31, 2016, and decreased to $1,554.7 million as of June 30, 2017. As a result of the decrease in total long-term debt outstanding and the lower interest rates with the new facilities, our interest expense is significantly lower in periods following our IPO.

        Income Taxes.    Our effective tax rate for the years ended December 31, 2016, 2015 and 2014 was 16.2%, 14.0% and 4.7%, respectively. The increase in the effective tax rate is primarily due to the fact that following the IPO we are taxed as a corporation on our 44.5% ownership interest in BKFS LLC.

        Cost Reduction Actions.    In connection with the LPS Acquisition, we put action plans in place to reduce operating costs and increase our profitability. We also put the Synergy Incentive Program in place to incentivize our management team to accomplish planned cost reductions. As a result of the actions taken during 2014, we have reduced our operating expenses as a percent of revenues. Substantially all of our planned cost reduction actions were complete as of September 30, 2014.

Key Components of Results of Operations

Revenues

        We generate revenues primarily through contractual arrangements that we enter into with clients to provide services, software and software-related services either individually or as part of an integrated offering of multiple services. These arrangements occasionally include offerings from more than one business unit to the same client.

        The following is a description of our revenues by segment:

Technology

        Our Technology segment revenues are primarily derived from hosted software, licensed software and software-related services. In some cases, these services are offered in combination with one another, and in other cases we offer them individually. Revenues from hosted software are typically volume-based and depend on factors such as the number of accounts processed, frequently subject to volume minimums; transactions processed; and computer resources utilized.

Data and Analytics

        Our Data and Analytics segment revenues are primarily derived from data and valuation-related services. Our Data and Analytics segment owns or licenses data assets that primarily include loan information and property sales and characteristic information. We both license our data directly to our clients and provide our clients with analytical products and workflow solutions for risk management, multiple listing services, title insurance underwriting, collateral assessment and loan quality reviews.

Expenses

        The following is a brief description of the components of our expenses:

  •
  Operating expenses include payroll, employee benefits, occupancy costs, data processing costs, program design and development costs and professional services.

  •
  Transition and integration costs for the six months ended June 30, 2017 primarily represent legal and professional fees related to the planned distribution of FNF's ownership interest in Black Knight. In 2016, these consist of incremental costs associated with acquisitions and professional services related to the planned distribution of FNF's ownership interest. In 2015, these consist of costs related to our IPO, as well as member management fees through May 25, 2015. In 2014, these consisted of incremental costs associated with executing the LPS Acquisition, as well as the related transitioning costs including employee severance, expenses associated with our Synergy Incentive Program, certain other non-recurring professional and other costs as well as member management fees paid to FNF and THL Managers VI, LLC.

  •
  Depreciation and amortization expense consists of our depreciation related to investments in property and equipment, including information technology hardware, as well as amortization of purchased and developed software and other intangible assets, principally client relationships recorded in connection with acquisitions. It also includes the amortization of previously deferred implementation-related expenses.

  •
  Interest expense subsequent to May 26, 2015, consists of interest on the Senior Notes, interest on our new credit facilities, commitment fees on our Revolving Credit Facility, administrative agent fees, rating agency fees and a guarantee fee that we paid FNF for its guarantee of the Senior Notes. See Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on Black Knight's Quarterly Report on page F-70 and Note 11 in the Notes to Consolidated Financial Statements on Black Knight's Annual Report on page F-35, for a more detailed discussion of our Interest expense. In 2014 and 2015 through May 26, 2015, Interest expense consisted of interest on the Senior Notes and interest on the former intercompany notes and the former mirror note that were payable to FNF.

  •
  Other expense, net for the six months ended June 30, 2017 primarily consisted of amounts related to the Senior Notes redemption, Term A Loan and Revolving Credit Facility refinancing and Term B Loan repricing, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70 and the resolution of a legacy legal matter. Other expense, net for 2016 primarily consisted of litigation-related costs primarily associated with the Merion Capital legal matter, as described in Note 12 to the Notes to Consolidated Financial Statements on page F-41. Other expense, net for 2015 includes a $4.8 million net loss on the partial redemption of the Senior Notes, as described in Note 11 to the Notes to Consolidated Financial Statements on page F-35. In 2014, Other expense, net consisted of costs associated with the Merion Capital legal matter that resulted from the LPS Acquisition, including interest and estimated costs to defend ourselves in this matter. On September 18, 2014, we reached an agreement with Merion Capital to resolve an interest motion and FNF paid Merion Capital the merger consideration (cash and stock). As of December 31, 2014, Black Knight had incurred expenses of $11.9 million in connection with this matter, including $9.0 million for interest accrued through the settlement date and a $2.9 million accrual for legal defense expenses.

  •
  Income tax expense (benefit) represents federal, state, local and foreign taxes based on income attributable to Black Knight in multiple jurisdictions.

Results of Operations

Key Performance Metrics

        We use Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin for financial and operational decision making and as a means to evaluate period-to-period comparisons. Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures, which we believe are useful for investors in evaluating our overall financial performances. Black Knight believes these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA for the Technology and Data and Analytics segments are presented in conformity with ASC Topic 280, Segment Reporting. These measures are reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

  •
  Adjusted Revenues—We define Adjusted Revenues as Revenues adjusted to include the revenues that were not recorded by Black Knight during the periods presented due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. These adjustments are reflected in Corporate and Other.

  •
  Adjusted EBITDA—We define Adjusted EBITDA as Net earnings, with adjustments to reflect the addition or elimination of certain income statement items including, but not limited to:

  •
  Depreciation and amortization;

  •
  Interest expense;

  •
  Income tax expense (benefit);

  •
  Other expense, net;

  •
  Loss (gain) from discontinued operations, net of tax;

  •
  deferred revenue purchase accounting adjustment recorded in accordance with GAAP;

  •
  equity-based compensation, including related payroll taxes;

  •
  transition and integration costs;

  •
  costs associated with debt and/or equity offerings, including the planned tax-free spin-off of Black Knight from FNF;

  •
  member management fees paid to FNF and THL Managers, LLC;

    •
    spin-off related transition costs;

    •
    acquisition-related costs; and

    •
    significant legal and regulatory matters.

        These adjustments are reflected in Corporate and Other.

  •
  Adjusted EBITDA Margin—Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Adjusted Revenues.

Consolidated Results of Operations

  Interim Periods

        The following table sets forth the consolidated statements of operations of Black Knight for the periods indicated (dollars in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues	$262.2	$255.5	$520.3	$497.4
Expenses:
Operating expenses	142.0	144.4	287.5	281.2
Depreciation and amortization	50.1	49.2	102.9	97.4
Transition and integration costs	3.3	1.1	4.5	1.1

Total expenses	195.4	194.7	394.9	379.7

Operating income	66.8	60.8	125.4	117.7
Operating margin	25.5%	23.8%	24.1%	23.7%
Interest expense	(14.0)	(16.9)	(30.7)	(33.7)
Other expense, net	(14.5)	(4.0)	(16.5)	(4.8)

Earnings before income taxes	38.3	39.9	78.2	79.2
Income tax expense	9.1	6.7	15.1	12.9

Net earnings	$29.2	$33.2	$63.1	$66.3

Key Performance Metrics (Non-GAAP)
Adjusted Revenues	$263.4	$257.5	$522.9	$501.7

Adjusted EBITDA	$126.3	$116.5	$245.7	$226.6

Adjusted EBITDA Margin	47.9%	45.2%	47.0%	45.2%

        Reconciliations of the above non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below (in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues	$262.2	$255.5	$520.3	$497.4
Deferred revenue purchase accounting adjustment	1.2	2.0	2.6	4.3

Adjusted Revenues	$263.4	$257.5	$522.9	$501.7

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net earnings	$29.2	$33.2	$63.1	$66.3
Depreciation and amortization	50.1	49.2	102.9	97.4
Interest expense	14.0	16.9	30.7	33.7
Income tax expense	9.1	6.7	15.1	12.9
Other expense, net	14.5	4.0	16.5	4.8

EBITDA	116.9	110.0	228.3	215.1
Deferred revenue purchase accounting adjustment	1.2	2.0	2.6	4.3
Equity-based compensation	4.9	3.4	10.3	6.1
Debt and/or equity offering expenses	2.2	0.1	3.4	0.1
Spin-off related transition costs	1.1	—	1.1	—
Acquisition-related costs	—	1.0	—	1.0

Adjusted EBITDA	$126.3	$116.5	$245.7	$226.6

Adjusted EBITDA Margin	47.9%	45.2%	47.0%	45.2%

Three Months Ended June 30, 2017 Compared to Three Months Ended June 30, 2016 and Six Months Ended June 30, 2017 Compared to Six Months Ended June 30, 2016

Revenues

        Consolidated Revenues were $262.2 million in the three months ended June 30, 2017 compared to $255.5 million in the 2016 period, an increase of $6.7 million, or 3%. Consolidated Revenues were $520.3 million in the six months ended June 30, 2017 compared to $497.4 million in the 2016 period, an increase of $22.9 million, or 5%. The change in revenues is discussed further at the segment level below.

        The following table sets forth revenues by segment for the periods presented (in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Technology	$220.5	$213.2	$441.1	$415.6
Data and Analytics	42.9	44.3	81.8	86.1
Corporate and Other (1)	(1.2)	(2.0)	(2.6)	(4.3)

Total	$262.2	$255.5	$520.3	$497.4

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

  Technology

        Revenues were $220.5 million in the three months ended June 30, 2017 compared to $213.2 million in the 2016 period, an increase of $7.3 million, or 3%. Our servicing technology business contributed $12.0 million of this increase, primarily driven by favorable client mix, price increases and higher transactional volumes. Our origination technology business declined $4.7 million, primarily driven by lower consulting revenues and volumes on the Exchange as a result of a decline in refinancing originations, partially offset by the eLynx Holdings, Inc., which we refer to as eLynx, acquisition.

        Revenues were $441.1 million in the six months ended June 30, 2017 compared to $415.6 million in the 2016 period, an increase of $25.5 million, or 6%. Our servicing technology business contributed $29.5 million of this increase, primarily driven by higher average loan volumes on our servicing platform, which increased 2.8% to 32.6 million average loans, price increases and higher transactional volumes. Our origination technology business declined $4.0 million, primarily driven by lower consulting revenues, volumes on the Exchange as a result of a decline in refinancing originations and client contract termination fees, partially offset by the eLynx acquisition.

  Data and Analytics

        Revenues were $42.9 million in the three months ended June 30, 2017 compared to $44.3 million in the 2016 period, a decrease of $1.4 million, or 3%. The decrease was driven by the effect of the Property Insight realignment, partially offset by incremental revenues from the Motivity acquisition and growth in our property data and multiple listing service businesses. Had the realignment taken place on January 1, 2016, Black Knight revenues for the three months ended June 30, 2016 would have been lower by $7.8 million.

        Revenues were $81.8 million in the six months ended June 30, 2017 compared to $86.1 million in the 2016 period, a decrease of $4.3 million, or 5%. The decrease was driven by the effect of the Property Insight realignment, partially offset by incremental revenues from the Motivity acquisition and growth in our property data and multiple listing service businesses. Had the realignment taken place on January 1, 2016, Black Knight revenues for the six months ended June 30, 2016 would have been lower by $15.0 million.

Operating Expenses

        Consolidated Operating expenses were $142.0 million in the three months ended June 30, 2017 compared to $144.4 million in the 2016 period, a decrease of $2.4 million, or 2%. Consolidated Operating expenses were $287.5 million in the six months ended June 30, 2017 compared to $281.2 million in the 2016 period, an increase of $6.3 million, or 2%. The changes in operating expenses are discussed further at the segment level below.

        The following table sets forth operating expenses by segment for the periods presented (in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Technology	$91.0	$90.3	$184.7	$177.3
Data and Analytics	33.0	37.5	66.5	72.5
Corporate and Other	18.0	16.6	36.3	31.4

Total	$142.0	$144.4	$287.5	$281.2

  Technology

        Operating expenses were $91.0 million in the three months ended June 30, 2017 compared to $90.3 million in the 2016 period, an increase of $0.7 million, or 1%. The increase was primarily due to the eLynx acquisition, partially offset by lower personnel and IT costs.

        Operating expenses were $184.7 million in the six months ended June 30, 2017 compared to $177.3 million in the 2016 period, an increase of $7.4 million, or 4%. The increase was primarily due to the eLynx acquisition.

  Data and Analytics

        Operating expenses were $33.0 million in the three months ended June 30, 2017 compared to $37.5 million in the 2016 period, a decrease of $4.5 million, or 12%. The decrease was primarily driven by the Property Insight realignment, partially offset by the Motivity acquisition and the effect of costs associated with the data hub.

        Operating expenses were $66.5 million in the six months ended June 30, 2017 compared to $72.5 million in the 2016 period, a decrease of $6.0 million, or 8%. The decrease was primarily driven by the Property Insight realignment, partially offset by the Motivity acquisition and the effect of costs associated with the data hub.

  Corporate and Other

        Operating expenses were $18.0 million in the three months ended June 30, 2017 compared to $16.6 million in the 2016 period, an increase of $1.4 million, or 8%. The increase was primarily driven by higher equity-based compensation, partially offset by lower incentive bonus accruals.

        Operating expenses were $36.3 million in the six months ended june 30, 2017 compared to $31.4 million in the 2016 period, an increase of $4.9 million, or 16%. The increase was primarily driven by higher equity-based compensation and professional fees, partially offset by lower incentive bonus accruals.

Depreciation and Amortization

        Consolidated Depreciation and amortization was $50.1 million in the three months ended June 30, 2017 compared to $49.2 million in the 2016 period, an increase of $0.9 million, or 2%. Consolidated Depreciation and amortization was $102.9 million in the six months ended June 30, 2017 compared to $97.4 million in the 2016 period, an increase of $5.5 million, or 6%. The changes in depreciation and amortization are discussed further at the segment level below.

        The following table sets forth depreciation and amortization by segment for the periods presented (in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Technology	$23.5	$25.8	$50.6	$51.2
Data and Analytics	3.8	2.3	7.3	4.4
Corporate and Other (1)	22.8	21.1	45.0	41.8

Total	$50.1	$49.2	$102.9	$97.4

(1)
Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

  Technology

        Depreciation and amortization was $23.5 million in the three months ended June 30, 2017 compared to $25.8 million in the 2016 period, a decrease of $2.3 million, or 9%. The decrease is primarily due to lower deferred contract costs amortization.

        Depreciation and amortization was $50.6 million in the six months ended June 30, 2017 compared to $51.2 million in the 2016 period, a decrease of $0.6 million, or 1%.

  Data and Analytics

        Depreciation and amortization was $3.8 million in the three months ended June 30, 2017 compared to $2.3 million in the 2016 period, an increase of $1.5 million, or 65%. The increase is primarily due to increased depreciation from both computer hardware and new software development.

        Depreciation and amortization was $7.3 million in the six months ended June 30, 2017 compared to $4.4 million in the 2016 period, an increase of $2.9 million, or 66%. The increase is primarily due to increased depreciation from both computer hardware and new software development.

Transition and Integration Costs

        Consolidated Transition and integration costs were $3.3 million in the three months ended June 30, 2017 compared to $1.1 million in the 2016 period, an increase of $2.2 million. Consolidated Transition and integration costs were $4.5 million in the six months ended June 30, 2017 compared to $1.1 million in the 2016 period, an increase of $3.4 million. Transition and integration costs for the 2017 period primarily represents legal and professional fees related to the planned distribution of FNF's ownership interests in Black Knight. Transition and integration costs for the 2016 period primarily represent costs associated with the eLynx and Motivity acquisitions.

Operating Income (Loss)

        Consolidated Operating income was $66.8 million in the three months ended June 30, 2017 compared to $60.8 million in the 2016 period, an increase of $6.0 million, or 10%. Consolidated Operating income was $125.4 million in the six months ended June 30, 2017 compared to $117.7 million in the 2016 period, an increase of $7.7 million, or 7%. The changes in operating income (loss) are discussed further at the segment level below.

        The following table sets forth operating income (loss) by segment for the periods presented (in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Technology	$106.0	$97.1	$205.8	$187.1
Data and Analytics	6.1	4.5	8.0	9.2
Corporate and Other	(45.3)	(40.8)	(88.4)	(78.6)

Total	$66.8	$60.8	$125.4	$117.7

  Technology

        Operating income was $106.0 million in the three months ended June 30, 2017 compared to $97.1 million in the 2016 period, an increase of $8.9 million, or 9%. Operating margin was 48.1% in the three months ended June 30, 2017 compared to 45.5% in 2016. The increase in operating income is primarily due to revenue growth within servicing technology and lower depreciation and amortization.

        Operating income was $205.8 million in the six months ended June 30, 2017 compared to $187.1 million in the 2016 period, an increase of $18.7 million, or 10%. Operating margin was 46.7% in the six months ended June 30, 2017 compared to 45.0% in 2016. The increase in operating income is primarily due to revenue growth within servicing technology and lower depreciation and amortization.

  Data and Analytics

        Operating income was $6.1 million in the three months ended June 30, 2017 compared to $4.5 million in the 2016 period, an increase of $1.6 million, or 36%. Operating margin was 14.2% in the three months ended June 30, 2017 compared to 10.2% in 2016. The increase is primarily due to the effect of the Property Insight realignment, partially offset by costs associated with Motivity and the data hub and higher depreciation and amortization.

        Operating income was $8.0 million in the six months ended June 30, 2017 compared to $9.2 million in the 2016 period, a decrease of $1.2 million, or 13%. Operating margin was 9.8% in the six months ended June 30, 2017 compared to 10.7% in 2016. The decrease is primarily due to the effect of costs associated with Motivity and the data hub and higher depreciation and amortization.

  Corporate and Other

        Operating loss was $45.3 million in the three months ended June 30, 2017 compared to $40.8 million in the 2016 period, an increase of $4.5 million, or 11%. The increase was primarily driven by higher equity-based compensation and legal and professional fees related to the planned distribution of FNF's ownership interest in Black Knight, partially offset by lower incentive bonus accruals.

        Operating loss was $88.4 million in the six months ended June 30, 2017 compared to $78.6 million in the 2016 period, an increase of $9.8 million, or 12%. The increase was primarily driven by higher equity-based compensation and legal and professional fees related to the planned distribution of FNF's ownership interest in Black Knight, partially offset by lower incentive bonus accruals.

Interest Expense

        Consolidated Interest expense was $14.0 million in the three months ended June 30, 2017 compared to $16.9 million in the 2016 period, a decrease of $2.9 million, or 17%. Consolidated Interest expense was $30.7 million in the six months ended June 30, 2017 compared to $33.7 million in the 2016 period, a decrease of $3.0 million, or 9%. The decrease is driven by lower interest from the Term B Loan repricing and debt refinancing.

Other Expense, Net

        Consolidated Other expense, net was $14.5 million in the three months ended June 30, 2017 compared to $4.0 million in the 2016 period. The 2017 amount was primarily related to the Senior Notes redemption, Term A Loan and Revolving Credit Facility refinancing and the resolution of a legacy legal matter. Consolidated Other expense, net was $16.5 million in the six months ended June 30, 2017 compared to $4.8 million in the 2016 period. The 2017 amount primarily includes the amounts included in the second quarter and the Term B Loan repricing.

Income Tax Expense

        Consolidated Income tax expense was $9.1 million in the three months ended June 30, 2017 compared to $6.7 million in the 2016 period. Consolidated Income tax expense was $15.1 million in the six months ended June 30, 2017 compared to $12.9 million in the 2016 period. Our effective tax rate was 23.8% in the three months ended June 30, 2017 compared to 16.8% in the 2016 period. Our effective tax rate was 19.3% in the six months ended June 30, 2017 compared to 16.3% in the 2016 period. The increase is related to certain discrete items recorded during the quarter. These rates are lower than the typical federal and state statutory rate because of the effect of our noncontrolling interests.

Adjusted Revenues

        Consolidated Adjusted Revenues were $263.4 million in the three months ended June 30, 2017 compared to $257.5 million in the 2016 period, an increase of $5.9 million, or 2%. The increase was driven by favorable client mix, price increases, higher transactional volumes and the eLynx and Motivity acquisitions, partially offset by the effect of the Property Insight realignment.

        Consolidated Adjusted Revenues were $522.9 million in the six months ended June 30, 2017 compared to $501.7 million in the 2016 period, an increase of $21.2 million, or 4%. The increase was driven by higher average loan volumes on our servicing platform, price increases, higher transactional volumes and the eLynx and Motivity acquisitions, partially offset by the effect of the Property Insight realignment.

Adjusted EBITDA and Adjusted EBITDA Margin

        Consolidated Adjusted EBITDA was $126.3 million in the three months ended June 30, 2017 compared to $116.5 million in the 2016 period, an increase of $9.8 million, or 8%. Consolidated Adjusted EBITDA was $245.7 million in the six months ended June 30, 2017 compared to $226.6 million in the 2016 period, an increase of $19.1 million, or 8%. The changes in Adjusted EBITDA are discussed further at the segment level below.

        Consolidated Adjusted EBITDA Margin was 47.9% in the three months ended June 30, 2017 compared to 45.2% in the 2016 period, an increase of 270 basis points. Consolidated Adjusted EBITDA Margin was 47.0% in the six months ended June 30, 2017 compared to 45.2% in the 2016 period, an increase of 180 basis points. The changes in Adjusted EBITDA Margin are discussed further at the segment level below.

        The following tables set forth Adjusted EBITDA (in millions) and Adjusted EBITDA Margin by segment for the periods presented:

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Technology	$129.5	$122.9	$256.4	$238.3
Data and Analytics	9.9	6.8	15.3	13.6
Corporate and Other	(13.1)	(13.2)	(26.0)	(25.3)

Total	$126.3	$116.5	$245.7	$226.6

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Technology	58.7%	57.6%	58.1%	57.3%
Data and Analytics	23.1%	15.3%	18.7%	15.8%
Corporate and Other	N/A	N/A	N/A	N/A

Total	47.9%	45.2%	47.0%	45.2%

  Technology

        Adjusted EBITDA was $129.5 million in the three months ended June 30, 2017 compared to $122.9 million in the 2016 period, an increase of $6.6 million, or 5%, with an Adjusted EBITDA Margin of 58.7%, an increase of 110 basis points from the 2016 period. The increase was primarily driven by incremental margins on revenue growth.

        Adjusted EBITDA was $256.4 million in the six months ended June 30, 2017 compared to $238.3 million in the 2016 period, an increase of $18.1 million, or 8%, with an Adjusted EBITDA Margin of 58.1%, an increase of 80 basis points from the 2016 period. The increase was primarily driven by incremental margins on revenue growth.

  Data and Analytics

        Adjusted EBITDA was $9.9 million in the three months ended June 30, 2017 compared to $6.8 million in the 2016 period, an increase of $3.1 million, or 46%, with an Adjusted EBITDA Margin of 23.1%, compared to 15.3% in the prior year period, an increase of 780 basis points from the 2016 period. The Adjusted EBITDA Margin increase was primarily due to the effect of incremental revenue growth and the Property Insight realignment, partially offset by costs associated with Motivity and the data hub.

        Adjusted EBITDA was $15.3 million in the six months ended June 30, 2017 compared to $13.6 million in the 2016 period, an increase of $1.7 million, or 13%, with an Adjusted EBITDA Margin of 18.7%, compared to 15.8% in the 2016 period, an increase of 290 basis points from the 2016 period. The Adjusted EBITDA Margin increase was primarily due to the effect of incremental revenue growth and the Property Insight realignment, partially offset by costs associated with Motivity and the data hub.

  Annual Periods

        The following table sets forth the consolidated statements of operations of Black Knight and BKFS LLC for the periods indicated (dollars in millions):

	Year ended December 31,
	2016	2015	2014
Revenues	$1,026.0	$930.7	$852.1
Expenses:
Operating expenses	582.6	538.2	514.9
Depreciation and amortization	208.3	194.3	188.8
Transition and integration costs	2.3	8.0	119.3

Total expenses	793.2	740.5	823.0

Operating income	232.8	190.2	29.1
Operating margin	22.7%	20.4%	3.4%
Interest expense	(67.6)	(89.8)	(128.7)
Other expense, net	(6.4)	(4.6)	(12.0)

Earnings (loss) from continuing operations before income taxes	158.8	95.8	(111.6)
Income tax expense (benefit)	25.8	13.4	(5.3)

Net earnings (loss) from continuing operations	133.0	82.4	(106.3)
Loss from discontinued operations, net of tax	—	—	(0.8)

Net earnings (loss)	$133.0	$82.4	$(107.1)

Key Performance Metrics (Non-GAAP)
Adjusted Revenues	$1,033.3	$940.3	$864.9

Adjusted EBITDA	$463.1	$413.5	$354.9

Adjusted EBITDA Margin	44.8%	44.0%	41.0%

        Reconciliations of the above non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below (in millions):

	Year ended December 31,
	2016	2015	2014
Revenues	$1,026.0	$930.7	$852.1
Deferred revenue purchase accounting adjustment	7.3	9.6	12.8

Adjusted Revenues	$1,033.3	$940.3	$864.9

Net earnings (loss)	$133.0	$82.4	$(107.1)
Depreciation and amortization	208.3	194.3	188.8
Interest expense	67.6	89.8	128.7
Income tax expense (benefit)	25.8	13.4	(5.3)
Other expense, net	6.4	4.6	12.0
Discontinued operations, net of tax	—	—	0.8

EBITDA	441.1	384.5	217.9
Deferred revenue purchase accounting adjustment	7.3	9.6	12.8
Equity-based compensation	12.4	11.4	6.4
Transition and integration costs	—	—	110.3
Debt and/or equity offering expenses	0.6	4.4	—
Management fees	—	3.6	9.0
Acquisition-related costs	1.7	—	—
Legal and regulatory matters	—	—	(1.5)

Adjusted EBITDA	$463.1	$413.5	$354.9

Adjusted EBITDA Margin	44.8%	44.0%	41.0%

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Revenues

        Consolidated Revenues were $1,026.0 million in 2016 and $930.7 million in 2015, an increase of $95.3 million, or 10%. The change in revenues is discussed further at the segment level below.

        The following table sets forth revenues of Black Knight and BKFS LLC by segment for the periods presented (in millions):

	Year ended December 31,
	2016	2015
Technology	$855.8	$765.8
Data and Analytics	177.5	174.3
Corporate and Other(1)	(7.3)	(9.4)

Total	$1,026.0	$930.7

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

Technology

        Revenues were $855.8 million in 2016 compared to $765.8 million in 2015, an increase of $90.0 million, or 12%. Our servicing technology business contributed $48.3 million of this increase,

primarily driven by higher average loan volumes on our core servicing platform, which increased 5.4% to 31.9 million average loans, price increases and new client wins. Our origination technology business contributed $41.7 million of this increase, primarily driven by prior year client implementations, higher transaction volumes on a platform that provides a fully interconnected network of originators, agents, settlement services providers and investors in the U.S., which we refer to as the Exchange, and revenues attributable to eLynx, partially offset by lower net professional services revenue.

Data and Analytics

        Revenues were $177.5 million in 2016 compared to $174.3 million in 2015, an increase of $3.2 million, or 2%. The increase was primarily driven by the Motivity Solutions acquisition partially offset by lower upfront revenues from long-term strategic license deals.

Operating Expenses

        Consolidated Operating expenses were $582.6 million in 2016 compared to $538.2 million in 2015, an increase of $44.4 million, or 8%. The changes in operating expenses are discussed further at the segment level below.

        The following table sets forth operating expenses of Black Knight and BKFS LLC by segment for the periods presented (in millions):

	Year ended December 31,
	2016	2015
Technology	$368.0	$341.4
Data and Analytics	151.0	145.5
Corporate and Other	63.6	51.3

Total	$582.6	$538.2

Technology

        Operating expenses were $368.0 million in 2016 compared to $341.4 million in 2015, an increase of $26.6 million, or 8%. In our origination technology business, the increase was primarily driven by the addition of eLynx and lower capitalized software development and deferred implementation costs. Our servicing technology business experienced a decrease in operating expenses, primarily driven by lower personnel costs.

Data and Analytics

        Operating expenses were $151.0 million in 2016 compared to $145.5 million in 2015, an increase of $5.5 million, or 4%. The increase was primarily driven by the Motivity Solutions acquisition and higher data-related costs, which were partially offset by reductions in other operating expenses, primarily lower personnel costs.

Corporate and Other

        Operating expenses were $63.6 million in 2016 compared to $51.3 million in 2015, an increase of $12.3 million, or 24%. The increase was primarily driven by higher incentive bonus accruals, higher compensation and employee-related costs as we expanded certain corporate functions, including risk management, in 2016 to support our continued growth and a full year of public company costs.

Depreciation and Amortization

        Consolidated Depreciation and amortization was $208.3 million in 2016 compared to $194.3 million in 2015. The changes in depreciation and amortization are discussed further at the segment level below.

        The following table sets forth depreciation and amortization of Black Knight and BKFS LLC by segment for the periods presented (in millions):

	Year ended December 31,
	2016	2015
Technology	$106.2	$93.3
Data and Analytics	8.8	7.2
Corporate and Other(1)	93.3	93.8

Total	$208.3	$194.3

(1)
Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

Technology

        Depreciation and amortization was $106.2 million in 2016 compared to $93.3 million in 2015, an increase of $12.9 million, or 14%. The main drivers of this increase are the amortization of deferred contract costs relating to client implementations, including accelerated amortization of $4.1 million related to certain deferred implementation costs, and the amortization from new software development offset by lower amortization of customer relationship assets.

Data and Analytics

        Depreciation and amortization was $8.8 million in 2016 compared to $7.2 million in 2015, an increase of $1.6 million, or 22%, primarily due to amortization from new software development.

Transition and Integration Costs

        Consolidated Transition and integration costs were $2.3 million in 2016 compared to $8.0 million in 2015. Transition and integration costs for the year ended December 31, 2016 primarily represent costs associated with the eLynx and Motivity acquisitions and professional services related to the planned distribution of FNF's ownership interest in Black Knight. Transition and integration costs during the year ended December 31, 2015 represent management fees paid to FNF and THL through May 25, 2015, prior to the IPO, and costs related to the IPO.

Operating Income (Loss)

        Consolidated Operating income was $232.8 million in 2016 compared to $190.2 million in 2015, an increase of $42.6 million, or 22%. The change in operating income (loss) is discussed further at the segment level below.

        The following table sets forth operating income (loss) of Black Knight and BKFS LLC by segment for the periods presented (in millions):

	Year ended December 31,
	2016	2015
Technology	$381.6	$331.1
Data and Analytics	17.7	21.6
Corporate and Other	(166.5)	(162.5)

Total	$232.8	$190.2

Technology

        Operating income was $381.6 million in 2016 compared to $331.1 million in 2015, an increase of $50.5 million, or 15%. Operating margin was 44.6% in 2016 compared to 43.2% in 2015. The increases in operating income and operating margin are due to strong incremental margins on the revenue growth and the benefit of prior year cost actions that were partially offset by higher depreciation and amortization.

Data and Analytics

        Operating income was $17.7 million in 2016 compared to $21.6 million in 2015, a decrease of $3.9 million. Operating margin was 10.0% in 2016 compared to 12.4% in 2015. The decrease is primarily due to the net impact of lower upfront revenues from long-term strategic license deals in the current year and higher depreciation and amortization.

Corporate and Other

        Operating loss was $166.5 million in 2016 compared to $162.5 million in 2015, an increase of $4.0 million, or 2%. The increase was primarily driven by higher incentive bonus accruals, higher compensation and employee-related costs as we expanded certain corporate functions, including risk management, in 2016 to support our continued growth and a full year of public company costs, partially offset by lower Transition and integration costs in 2016.

Interest Expense, Net

        Consolidated Interest expense, net was $67.6 million in 2016 compared to $89.8 million in 2015, a decrease of $22.2 million, or 25%. The decrease is attributable to the new credit facilities entered into during 2015, as well as lower debt outstanding following the IPO.

Other Expense, Net

        Consolidated Other expense, net was $6.4 million in 2016 compared to $4.6 million in 2015. The increase is primarily driven by legal fees associated with litigation matters.

Income Tax Expense

        Consolidated Income tax expense was $25.8 million in 2016 compared to $13.4 million in 2015. Our effective tax rate was 16.2% in 2016 compared to 14.0% in 2015. These rates are lower than the typical federal and state statutory rate because of the effect of our noncontrolling interests.

Adjusted EBITDA and Adjusted EBITDA Margin

        Consolidated Adjusted EBITDA was $463.1 million in 2016 compared to $413.5 million in 2015. The changes in Adjusted EBITDA are discussed further at the segment level below.

        Consolidated Adjusted EBITDA Margin was 44.8% in 2016 compared to 44.0% in 2015. The changes in Adjusted EBITDA Margin are discussed further at the segment level below.

        The following tables set forth Adjusted EBITDA (in millions) and Adjusted EBITDA Margin by segment for the periods presented:

	Year ended December 31,
	2016	2015
Technology	$487.8	$424.4
Data and Analytics	26.5	28.8
Corporate and Other	(51.2)	(39.7)

Total	$463.1	$413.5

	Year ended December 31,
	2016	2015
Technology	57.0%	55.4%
Data and Analytics	14.9%	16.5%
Corporate and Other	N/A	N/A

Total	44.8%	44.0%

Technology

        Adjusted EBITDA was $487.8 million in 2016 compared to $424.4 million in 2015, an increase of $63.4 million, or 15%, with an Adjusted EBITDA Margin of 57.0%, an increase of 160 basis points from the prior year. The increase was primarily driven by incremental margins on revenue growth and the benefit of prior year cost actions.

Data and Analytics

        Adjusted EBITDA was $26.5 million in 2016 compared to $28.8 million in 2015, with an Adjusted EBITDA Margin of 14.9% in 2016 compared 16.5% in 2015. The decrease was primarily driven by higher data-related costs and lower upfront revenues from long-term strategic licensing deals, which were partially offset by reductions in other operating expenses, primarily lower personnel costs.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Revenues

        Consolidated Revenues were $930.7 million in 2015 compared to $852.1 million in 2014. The change in revenues is discussed further at the segment level below.

        The following table sets forth revenues of Black Knight and BKFS LLC by segment for the periods presented (in millions):

	Year ended December 31,
	2015	2014
Technology	$765.8	$708.2
Data and Analytics	174.3	156.6
Corporate and Other	(9.4)	(12.7)

Total	$930.7	$852.1

Technology

        Revenues were $765.8 million in 2015 compared to $708.2 million in 2014, an increase of $57.6 million or 8%. Our servicing technology business contributed $25.3 million of this increase, primarily driven by higher average loan counts on our core servicing platform, which increased 3.8% to 30.3 million average loans, price increases and increased usage and communication fees. Our origination technology business contributed $32.3 million of this increase, primarily driven by an $18.4 million increase in professional services as well as revenues from new clients implementations and Closing Insight clients.

Data and Analytics

        Revenues were $174.3 million in 2015 compared to $156.6 million in 2014, an increase of $17.7 million or 11%. The increase was driven primarily by additional revenues from long-term strategic license deals.

Operating Expenses

        Consolidated Operating expenses were $538.2 million in 2015 compared to $514.9 million in 2014. The changes in operating expenses are discussed further at the segment level below.

        The following table sets forth operating expenses of Black Knight and BKFS LLC by segment for the periods presented (in millions):

	Year ended December 31,
	2015	2014
Technology	$341.4	$338.2
Data and Analytics	145.5	140.2
Corporate and Other	51.3	36.5

Total	$538.2	$514.9

Technology

        Operating expenses were $341.4 million in 2015 compared to $338.2 million in 2014, an increase of $3.2 million, or 1%.

Data and Analytics

        Operating expenses were $145.5 million in 2015 compared to $140.2 million in 2014, an increase of $5.3 million, or 4%. The increase was primarily driven by the buyout of a strategic data partner.

Corporate and Other

        Operating expenses were $51.3 million in 2015 compared to $36.5 million in 2014, an increase of $14.8 million, or 41%. The increase was primarily driven by a one-time charge for the accelerated vesting of 4.4 million restricted shares in connection with the IPO, the addition of public company costs, a non-recurring insurance benefit in 2014, professional fees and severance expenses related to cost-reduction efforts.

Depreciation and Amortization

        Consolidated Depreciation and amortization was $194.3 million in 2015 compared to $188.8 million in 2014. The changes in depreciation and amortization are discussed further at the segment level below.

        The following table sets forth depreciation and amortization of Black Knight and BKFS LLC by segment for the periods presented (in millions):

	Year ended December 31,
	2015	2014
Technology	$93.3	$84.7
Data and Analytics	7.2	6.5
Corporate and Other	93.8	97.6

Total	$194.3	$188.8

Technology

        Depreciation and amortization was $93.3 million in 2015 compared to $84.7 million in 2014, an increase of $8.6 million, or 10%. The main driver of the increase is the amortization of deferred contract costs relating to client implementations. These costs are capitalized and then amortized over the life of the respective contracts.

Data and Analytics

        Depreciation and amortization was $7.2 million in 2015 compared to $6.5 million in 2014, representing an increase of $0.7 million, or 11%.

Transition and Integration Costs

        Consolidated Transition and integration costs in 2015 primarily represent management fees paid to FNF and THL through May 25, 2015, prior to the IPO, and costs related to the IPO. The transition and integration costs in 2014 primarily represent legal and professional fees related to the LPS Acquisition, severance, transaction-related bonuses and management fees paid to FNF and THL.

Operating Income (Loss)

        Consolidated Operating income was $190.2 million in 2015 compared to $29.1 million in 2014. The change in operating income (loss) is discussed further at the segment level below.

        The following table sets forth operating income (loss) of Black Knight and BKFS LLC by segment for the periods presented (in millions):

	Year ended December 31,
	2015	2014
Technology	$331.1	$285.3
Data and Analytics	21.6	9.9
Corporate and Other	(162.5)	(266.1)

Total	$190.2	$29.1

Technology

        Operating income was $331.1 million in 2015 compared to $285.3 million in 2014, an increase of $45.8 million, or 16%. The increase was driven mainly by the revenues growth and expense reductions discussed above. Operating margin was 43.2% in 2015 compared to 40.3% in 2014. The increase was driven by the incremental benefit from cost reduction actions taken in 2014 as well as high incremental margins on the revenues growth discussed above.

Data and Analytics

        Operating income was $21.6 million in 2015 compared to $9.9 million in 2014, an increase of $11.7 million. Operating margin was 12.4% in 2015 compared to 6.3% in 2014. The increase was driven by the incremental benefit from cost reduction actions taken in 2014 as well as high incremental margins on the revenues growth discussed above.

Corporate and Other

        Operating loss was $162.5 million in 2015 compared to $266.1 million in 2014, a decrease of $103.6 million. The loss in 2015 includes $8.0 million of transition and integration costs compared to $114.7 million in 2014.

Interest Expense, Net

        Consolidated Interest expense, net was $89.8 million in 2015 compared to $128.7 million in 2014, a decrease of $38.9 million, or 30%. The decrease is attributable to the credit facilities entered into during the second quarter of 2015 as well as lower debt outstanding following the IPO. See Note 11 to the Notes to Consolidated Financial Statements on page F-35, for a more detailed discussion of the changes to our debt.

Other Expense, Net

        Consolidated Other expense, net was $4.6 million in 2015 compared to $12.0 million in 2014. The decrease is primarily driven by reduced legal fees associated with litigation matters in 2015, partially offset by a loss on the partial redemption of the Senior Notes in 2015.

Income Tax Expense (Benefit)

        Consolidated Income tax expense (benefit) was $13.4 million in 2015 compared to $(5.3) million in 2014. Our effective tax rate was 14.0% in 2015 compared to 4.7% in 2014.

Adjusted EBITDA and Adjusted EBITDA Margin

        Consolidated Adjusted EBITDA was $413.5 million in 2015 compared to $354.9 million in 2014. The changes in Adjusted EBITDA are discussed further at the segment level below.

        Consolidated Adjusted EBITDA Margin was 44.0% in 2015 compared to 41.0% in 2014. The changes in Adjusted EBITDA Margin are discussed further at the segment level below.

        The following tables set forth Adjusted EBITDA (in millions) and Adjusted EBITDA Margin by segment for the periods presented:

	Year ended December 31,
	2015	2014
Technology	$424.4	$370.0
Data and Analytics	28.8	16.4
Corporate and Other	(39.7)	(31.5)

Total	$413.5	$354.9

	Year ended December 31,
	2015	2014
Technology	55.4%	52.2%
Data and Analytics	16.5%	10.5%
Corporate and Other	N/A	N/A

Total	44.0%	41.0%

Technology

        Adjusted EBITDA was $424.4 million in 2015 compared to $370.0 million in 2014, an increase of $54.4 million, or 15%, with an Adjusted EBITDA Margin of 55.4%, an increase of 320 basis points from the prior year. The increase was primarily driven by incremental margins on revenue growth and the incremental benefit of cost actions taken in 2014.

Data and Analytics

        Adjusted EBITDA was $28.8 million in 2015 compared to $16.4 million in 2014, an increase of $12.4 million, or 76%, with an Adjusted EBITDA Margin of 16.5%, an increase of 600 basis points from the prior year, which was primarily driven by higher upfront revenues from long-term strategic licensing deals.

Liquidity and Capital Resources

Cash Requirements

        Our primary sources of liquidity are our existing cash balances, cash flows from operations and borrowings on our Revolving Credit Facility, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page 70.

        Our primary cash requirements include operating expenses, debt service payments (principal and interest), capital expenditures (including property, equipment and computer software expenditures) and income tax payments and may include business acquisitions, share repurchases and/or dividends. Our cash requirements may also include tax distributions to holders of BKFS LLC Units, the timing and amount of which will be dependent upon the taxable income allocable to such holders. BKFS LLC made tax distributions of $38.3 million during the six months ended June 30, 2017 for the 2016 tax year. Tax distributions are also expected to be made quarterly during 2017 for the 2017 tax year (relating to the period before the planned distribution of FNF's ownership interest).

        As of June 30, 2017, we had cash and cash equivalents of $99.3 million and debt of $1,572.0 million, excluding debt issuance costs and original issue discount. We believe our cash flow from operations and available cash and cash equivalents are sufficient to meet our liquidity needs, including the repayment of our outstanding debt, for at least the next 12 months. We anticipate that to the extent that we require additional liquidity, it will be funded through borrowings on our Revolving Credit Facility, the incurrence of other indebtedness, equity issuance or a combination thereof. We cannot be assured that we will be able to obtain this additional liquidity on reasonable terms, or at all. The loss of the largest lender on our Revolving Credit Facility would reduce our borrowing capacity by $41.3 million. Additionally, our liquidity and our ability to meet our obligations and fund our capital requirements are also dependent on our future financial performance, which is subject to general economic, financial and other factors that are beyond our control. Accordingly, we cannot be assured that our business will generate sufficient cash flow from operations or that future borrowings will be available from additional indebtedness or otherwise to meet our liquidity needs. Although we have no specific current plans to do so, if we decide to pursue one or more significant acquisitions, we may incur additional debt or sell additional equity to finance such acquisitions.

Cash Flows

        The following table provides a summary of cash flows from operating, investing and financing activities of Black Knight and BKFS LLC for the periods presented (in millions):

	Six months ended June 30,
	2017	2016
Cash flows provided by operating activities	$123.4	$122.4
Cash flows used in investing activities	(30.5)	(189.7)
Cash flows used in financing activities	(127.5)	(90.5)

Net decrease in cash and cash equivalents	$(34.6)	$(157.8)

	Year ended December 31,
	2016	2015	2014
Cash flows provided by operating activities	$325.7	$248.2	$19.4
Cash flows used in investing activities	(230.2)	(102.5)	(65.4)
Cash flows (used in) provided by financing activities	(147.6)	(21.6)	107.9

Net (decrease) increase in cash and cash equivalents	$(52.1)	$124.1	$61.9

Operating Activities

Interim Periods

        Cash provided by operating activities was $123.4 million and $122.4 million for the six months ended June 30, 2017 and 2016, respectively. The increase in cash provided by operating activities in the six months ended June 30, 2017 compared to the 2016 period is primarily related to increased earnings excluding the increase in non-cash expenses from the loss on extinguishment of debt, depreciation and amortization and equity-based compensation, partially offset by an increase in working capital.

Annual Periods

        Cash provided by operating activities was $325.7 million, $248.2 million and $19.4 million in 2016, 2015 and 2014, respectively. The increase in cash provided by operating activities in 2016 compared to 2015 is primarily related to increased earnings. The increase in cash provided by operating activities in 2015 compared to 2014 is primarily related to increased earnings in 2015 as well as non-recurring costs paid in 2014 relating to the LPS Acquisition.

Investing Activities

Interim Periods

        Cash used in investing activities was $30.5 million and $189.7 million for the six months ended June 30, 2017 and 2016, respectively. The decrease in cash used in investing activities in the six months ended June 30, 2017 as compared to the 2016 period is related to the eLynx and Motivity acquisitions in 2016 and lower capital expenditures in 2017.

Annual Periods

        Cash used in investing activities was $230.2 million, $102.5 million and $65.4 million in 2016, 2015 and 2014, respectively. The increase in cash used in investing activities in 2016 compared to 2015 is primarily related to the eLynx and Motivity acquisitions that were partially offset by lower capital expenditures in 2016 and a one-time investment in our property records database from the buyout of a strategic data partner in 2015. The increase in cash used in investing activities in 2015 as compared to 2014 is primarily related to increased capital expenditures in 2015 due to the timing of our capital projects.

Financing Activities

Interim Periods

        Cash used in financing activities was $127.5 million and $90.5 million for the six months ended June 30, 2017 and 2016, respectively. The 2017 period includes cash outflows related to the Senior Notes redemption and related redemption fee of $408.8 million, purchases of treasury stock of $46.6 million, tax distributions to BKFS LLC members of $38.3 million, debt service payments of $12.0 million, capital lease payments of $9.0 million, debt issuance costs of $8.5 million and tax withholding payments for restricted share vesting of $4.3 million, partially offset by cash inflows of $400.0 million in borrowings. In the 2016 period, we had cash outflows of $97.0 million in debt service payments and tax distributions to BKFS LLC members of $48.5 million, partially offset by cash inflows of $55.0 million in borrowings.

Annual Periods

        Cash (used in) provided by financing activities was $(147.6) million, $(21.6) million and $107.9 million in 2016, 2015 and 2014, respectively. 2016 includes debt service payments of $149.0 million, tax distributions to BKFS LLC members of $48.6 million and capital lease payments of $5.0 million, partially offset by cash inflows of $55.0 million in borrowings. In 2015, we had cash inflows of $1,299.0 million in borrowings, net of original issue discount, and $479.3 million in gross proceeds from the IPO. These were offset by cash outflows of $1,745.9 million in debt service payments, $20.6 million in debt issuance costs, $17.3 million to the THL Intermediaries in connection with their merger with and into us in connection with the IPO, $11.8 million in call premium on the partial redemption of the Senior Notes, $4.2 million in costs attributable to the IPO and a $0.1 million distribution to members for income taxes. 2014 includes cash inflows of $469.0 million from the LPS Acquisition and Internal Reorganization and $88.0 million in borrowings. These amounts were offset by $432.2 million in debt service payments and a $16.9 million distribution to members.

Financing

        On February 27, 2017, we amended our credit agreement and repriced our term B loan facility reducing the margin by 75 basis points. We further amended our credit agreement on April 26, 2017 to refinance our term A loan facility, increasing the aggregate principal amount by $300.0 million, and Revolving Credit Facility, increasing the aggregate principal amount of commitments by $100.0 million. The second amendment reduced the pricing applicable to the loans under the term A facility and Revolving Credit Facility by 25 basis points and reduced the unused commitment fee applicable to the Revolving Credit Facility by 5 basis points. We also redeemed the Senior Notes on April 26, 2017.

        For a description of our financing arrangements, see Note 4—Long-Term Debt to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70, which is included in Item 2 of Part 1 on Black Knight's Quarterly Report on Form 10-Q filed with the SEC on July 28, 2017.

Contractual Obligations

        Our long-term contractual obligations generally include our debt and related interest payments, data processing and maintenance commitments, purchase commitments, operating lease payments and capital lease payments on certain computer equipment.

        Other than Long-term debt and Interest on long-term debt in the table below, there were no significant changes to contractual obligations from those disclosed in the Annual Report on Form 10-K for the year ended December 31, 2016. As of June 30, 2017, our required annual payments relating to long-term debt contractual obligations were as follows (in millions):

As of June 30, 2017

		Payments due by period
	Total	2017	2018 - 2019	2020 - 2021	Thereafter
Long-term debt	$1,572.0	$27.8	$136.8	$239.7	$1,167.7
Interest on long-term debt(1)	219.0	25.4	96.9	87.1	9.6

Total	$1,791.0	$53.2	$233.7	$326.8	$1,177.3

(1)
These calculations include the effect of our interest rate swaps and assume that (a) applicable margins remain constant; (b) the Term A Loan, Term B Loan and Revolving Credit Facility variable rate debt is priced at the one-month LIBOR rate in effect as of June 30, 2017; (c) only mandatory debt repayments are made; and (d) no refinancing occurs at debt maturity.

As of December 31, 2016

        As of December 31, 2016, our required annual payments relating to these contractual obligations (other than those related to long-term debt) were as follows (in millions):

		Payments due by period
	Total	2017	2018 - 2019	2020 - 2021	Thereafter
Data processing and maintenance commitments	63.9	36.1	27.4	0.4	—
Purchase obligation	18.5	18.5	—	—	—
Operating lease payments	23.8	9.4	10.8	3.5	0.1
Capital lease payments	5.0	5.0	—	—	—
Other(2)	51.9	5.3	18.3	16.5	11.8

Total	$163.1	$74.3	$56.5	$20.4	$11.9

(2)
Other includes the guarantee fee paid to FNF for their guarantee of the Senior Notes, commitment fees on our Revolving Credit Facility and rating agency fees.

        We entered into a one-year capital lease agreement commencing January 1, 2017 with a bargain purchase option for certain computer equipment. The leased equipment was valued based on the net present value of the minimum lease payments, which was $8.4 million (net of imputed interest of $0.1 million) and will be paid in 2017.

        On February 27, 2017, we repriced our Term B Loan, and on April 26, 2017, we refinanced our Term A Loan and Revolving Credit Facility and redeemed the outstanding Senior Notes, as described in Note 4 to the Notes to the Condensed Consolidated Financial Statements (Unaudited) on page F-70.

Share Repurchase Program

        On January 31, 2017, our Board of Directors authorized a three-year share repurchase program, effective February 3, 2017, under which the Company may repurchase up to 10 million shares of its Class A common stock. The timing and volume of share repurchases will be determined by our management based on ongoing assessments of the capital needs of the business, the market price of Black Knight common stock and general market conditions. The repurchase program authorizes us to purchase Black Knight common stock from time to time through February 2, 2020, through open market purchases, negotiated transactions or other means, in accordance with applicable securities laws and other restrictions. During the three months ended June 30, 2017, we repurchased approximately 1.2 million shares of our Class A common stock for $46.6 million, or an average of $39.18 per share. At the end of the second quarter, we had approximately 8.8 million shares remaining under our share repurchase program. We anticipate that the New Black Knight board of directors will authorize a share repurchase program authorizing the repurchase of shares of New Black Knight's common stock, which program is anticipated to be consistent with the current Black Knight share repurchase program.

Indemnifications and Warranties

        We often agree to indemnify our clients against damages and costs resulting from claims of patent, copyright, trademark infringement or breaches of confidentiality associated with use of our software through software licensing agreements. Historically, we have not made any payments under such indemnifications, but continue to monitor the conditions that are subject to the indemnifications to identify whether a loss has occurred that is both probable and estimable that would require recognition. In addition, we warrant to clients that our software operates substantially in accordance with the software specifications. Historically, no costs have been incurred related to software warranties and none are expected in the future, and as such, no accruals for warranty costs have been made.

Capital Stock Transactions

        On May 26, 2015, we completed the IPO of 18,000,000 shares of our Class A common stock at an offering price of $24.50 per share. We granted the underwriters a 30-day option to purchase an additional 2,700,000 shares of our Class A common stock at the offering price, which was exercised in full. A total of 20,700,000 shares of Class A common stock were issued on May 26, 2015, with net proceeds of $475.1 million, after deducting $32.1 million for the underwriters' discount and IPO-related expenses. See Note 1 to the Notes to Consolidated Financial Statements on page F-10, for a more detailed discussion of the IPO.

Off-Balance Sheet Arrangements

        We do not have any material off-balance sheet arrangements other than operating leases and interest rate swaps.

Critical Accounting Policies

        There have been no material changes to our critical accounting policies described in our Annual Report on Form 10-K for the year ended December 31, 2016.

Recent Accounting Pronouncements

        See Note 3 to the Notes to Consolidated Financial Statements on page F-16, for a description of recent accounting pronouncements.

Quantitative and Qualitative Disclosure about Market Risk

        In the normal course of business, we are routinely subject to a variety of risks, as described in Item 1A. Risk Factors of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 and in our other filings with the Securities and Exchange Commission.

        The risks related to our business also include certain market risks that may affect our debt and other financial instruments. At present, we face the market risks associated with our cash equivalents and with interest rate movements on our outstanding debt.

Market Risk

        We regularly assess market risks and have established policies and business practices designed to protect against the adverse effects of these exposures. We are exposed to market risks primarily from changes in interest rates. We use interest rate swaps to manage interest rate risk. We do not use interest rate swaps for trading purposes, to generate income or to engage in speculative activity.

Interest Rate Risk

        In addition to existing cash balances and cash provided by operating activities, we use fixed rate and variable rate debt to finance our operations. We are exposed to interest rate risk on these debt obligations and related interest rate swaps. We had $1,572.0 million in long-term debt principal outstanding as of June 30, 2017. The Senior Notes were redeemed on April 26, 2017 and represented all of our fixed-rate long-term debt obligations.

        The credit facilities as described in Note 4 to the Condensed Consolidated Financial Statements (Unaudited) represent our variable rate long-term debt obligations as of June 30, 2017. The principal outstanding related to these facilities was $1,572.0 million as of June 30, 2017. We performed a sensitivity analysis on the principal amount of our long-term debt subject to variable interest rates as of June 30, 2017. This sensitivity analysis is based solely on the principal amount of such debt as of June 30, 2017, and does not take into account any changes that occurred in the prior 12 months or that may take place in the next 12 months in the amount of our outstanding debt or in the notional amount of outstanding interest rate swaps. Further, in this sensitivity analysis, the change in interest rates is assumed to be applicable for an entire year. An increase of 100 basis points in the applicable interest rate would cause an increase in interest expense of $15.7 million on an annual basis ($9.7 million including the effect of our current interest rate swaps). A decrease of 100 basis points in the applicable rate would cause a decrease in interest expense of $13.8 million on an annual basis ($7.8 million including the effect of our current interest rate swaps) as the LIBOR rate was 1.25% as of June 30, 2017.

        On March 7, 2017, we entered into an interest rate swap agreement to hedge forecasted monthly interest rate payments on $200.0 million of our floating rate debt, which we refer to as the March 2017 Swap Agreement. Under the terms of the March 2017 Swap Agreement, we receive payments based on the 1-month LIBOR rate and pay a fixed rate of 2.08%. The effective term for the March 2017 Swap Agreement is March 31, 2017 through March 31, 2022.

        On January 20, 2016, we entered into two interest rate swap agreements to hedge forecasted monthly interest rate payments on $400.0 million of our floating rate debt ($200.0 million notional value each) , which we refer to as the January 2016 Swap Agreements, and together with the March 2017 Swap Agreement, which we refer to as the Swap Agreements. Under the terms of the January 2016 Swap Agreements, we receive payments based on the 1-month LIBOR rate and pay a weighted average fixed rate of 1.01%. The effective term for the January 2016 Swap Agreements is February 1, 2016 through January 31, 2019.

        The Swap Agreements were designated as cash flow hedging instruments. A portion of the amount included in Accumulated other comprehensive earnings (loss) is reclassified into Interest expense as a yield adjustment as interest payments are made on the hedged debt. In accordance with the authoritative guidance for fair value measurements, the inputs used to determine the estimated fair value of our interest rate swaps are level 2 inputs. We have considered our own credit risk and the credit risk of the counterparties when determining the fair value of our Swap Agreements.

Evaluation of Disclosure Controls and Procedures

        As of June 30, 2017, under the supervision and with the participation of our Chief Executive Officer, which we refer to as CEO, and Executive Vice President and Chief Financial Officer, which we refer to as CFO, management has evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as of the end of the period covered by Black Knight's Quarterly Report on Form 10-Q, filed with the SEC on July 28, 2017.

        There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their control objectives.

        Based on that evaluation, our CEO and CFO concluded that as of June 30, 2017, our disclosure controls and procedures were effective to provide reasonable assurance that the information required to be disclosed by us in the reports we file or submit with the SEC are recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and is accumulated and communicated to our management, including the principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

        There was no change in our internal control over financial reporting identified in connection with the evaluation required by Rules 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the period covered by Black Knight's Quarterly Report on Form 10-Q, filed with the SEC on May 5, 2017, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

BUSINESS OF NEW BLACK KNIGHT

        New Black Knight is a newly-formed corporation that has been established to own the shares of Black Knight and New BKH following the mergers. As a result, the discussion below describes the business of New Black Knight following the mergers, consisting of the operations of Black Knight. Except as otherwise specifically identified, the descriptions below are of the business of Black Knight. For purposes of this section, references to "Company," "we," "our," or "us" refers to Black Knight.

        We are a holding company that conducts business through our interest in BKFS LLC. Through its subsidiaries, BKFS LLC is a leading provider of integrated technology, workflow automation, data and analytics to the mortgage and real estate industries. Our solutions facilitate and automate many of the mission-critical business processes across the entire mortgage loan life cycle, from origination until asset disposition. We believe we differentiate ourselves by the breadth and depth of our comprehensive, integrated solutions and the insight we provide to our clients.

        We have market-leading positions in mortgage processing and technology solutions combined with comprehensive real estate data and extensive analytic capabilities. Our solutions are utilized by U.S. mortgage originators and mortgage servicers, as well as other financial institutions, investors and real estate professionals, to support mortgage lending and servicing operations, analyze portfolios and properties, operate more efficiently, meet regulatory compliance requirements and mitigate risk.

        The U.S. mortgage market is undergoing significant change, and mortgage market participants have been subjected to more stringent oversight in recent years. Regulators have increasingly focused on better disclosure, improved risk mitigation and enhanced oversight. Mortgage lenders large and small have experienced higher costs in order to comply with this higher level of regulation. Despite these new regulatory requirements, the mortgage industry remains a competitive marketplace with numerous large lenders and smaller institutions competing for new loan originations. In order to comply with the increased regulatory requirements and compete more effectively, mortgage market participants have continued to outsource mission-critical functions to third party technology providers that can offer comprehensive and integrated solutions, which are also cost-effective, due to their deep domain expertise and economies of scale.

        We believe our comprehensive end-to-end, integrated solutions differentiate us from other technology providers serving the mortgage industry and position us particularly well for evolving opportunities in this market. We have served the mortgage and real estate industries for over 50 years and utilize this experience to design and develop solutions that fit our clients' ever-evolving needs. Our proprietary technology platforms and data and analytics capabilities reduce manual processes, improve compliance and quality, mitigate risk and deliver significant cost savings to our clients. Our scale allows us to continually and cost-effectively invest in our business in order to meet evolving industry requirements and maintain our position as an industry-standard platform for mortgage market participants.

        The table below summarizes active first and second lien mortgages on our MSP (in millions) and the related market data (in millions), reflecting our leadership in the mortgage servicing technology market:

	First lien mortgages as of June 30,				Second lien mortgages as of June 30,
	2017		2016		2017		2016
Active loans	31.4		31.3		2.0		1.1
Market size	50.8	(1)	50.7	(1)	15.4	(2)	15.8	(2)
Market share	62%		62%		13%		7%

(1)
According to the May Black Knight Mortgage Monitor Report as of May 31, 2017 and 2016 for U.S. first lien mortgages.

(2)
According to the May 2017 Equifax National Consumer Credit Trends Report as of March 31, 2017 and June 30, 2016 for U.S. second lien mortgages.

        Our business is organized into two segments:

        Technology—offers software and hosting solutions that support loan servicing, loan origination and settlement services.

        Data and Analytics—offers data and analytics solutions to the mortgage, real estate and capital markets industries. These solutions include property ownership data, lien data, servicing data, automated valuation models, collateral risk scores, prepayment and default models, lead generation and other data solutions.

        We offer our solutions to a wide range of clients across the mortgage and real estate industries. The quality and breadth of our solutions contributes to the long-standing nature of our relationships with our clients, the majority of whom enter into long-term contracts across multiple products that are embedded in their mission critical workflow and decision processes. Given the contractual nature of our revenues and stickiness of our client relationships, our revenues are highly visible and recurring in nature. Due to our integrated suite of solutions and our scale in the mortgage market, we are able to drive significant operating leverage, which we believe enables our clients to operate more efficiently while allowing us to generate strong margins and cash flow.

Our History

        Prior to the transactions contemplated herein, we were a majority-owned subsidiary of FNF. Our business generally represents a reorganization of the former Technology, Data and Analytics segment of LPS, a former provider of integrated technology, data and services to the mortgage lending industry in the U.S. that FNF acquired in January 2014. Our business also includes the businesses of Commerce Velocity and Property Insight, two companies that were contributed to us by FNF. ServiceLink, another majority-owned subsidiary of FNF, operates the Transaction Services businesses of the former LPS as well as FNF's legacy ServiceLink businesses.

Acquisition of LPS by FNF and Subsequent Reorganization

        On January 2, 2014, FNF closed the LPS Acquisition and as a result, LPS became an indirect, wholly-owned subsidiary of FNF. Upon the closing of the LPS Acquisition, the shares of LPS common stock, which previously traded under the ticker symbol "LPS" on the NYSE, ceased trading on, and were delisted from, the NYSE.

        Following the LPS Acquisition, on January 3, 2014, the Internal Reorganization was effected, pursuant to which (i) LPS was converted into a limited liability company and renamed BKIS, a

Delaware limited liability company; (ii) the former Transaction Services businesses of LPS were transferred by BKIS to BKHI, a Delaware corporation and wholly-owned subsidiary of FNF, and contributed by BKHI to another of its then wholly-owned subsidiaries, ServiceLink, a Delaware limited liability company; (iii) BKFS LLC acquired all of the membership interests of BKIS; and (iv) all of the outstanding membership interests of Commerce Velocity were contributed by BKHI to BKFS LLC.

        As a result of the Internal Reorganization, BKFS LLC owns substantially all of the former Technology, Data and Analytics segment of LPS and Commerce Velocity. BKFS LLC did not acquire the former Transaction Services segment of LPS.

        Following the Internal Reorganization, BKFS LLC issued, in the aggregate, 35.0% of the Units of BKFS LLC, to (i) the THL Affiliates and (ii) the THL Intermediaries, each of which is a Delaware corporation and an affiliate of THL, formed for the purpose of holding investments in BKFS LLC.

        Following the Internal Reorganization and the subsequent issuance of Units to THL, BKFS LLC was majority-owned by FNF through its wholly-owned subsidiary, BKHI, and certain affiliates of FNF and BKHI, and minority owned by THL through the THL Affiliates and THL Intermediaries.

Contribution of Property Insight

        On June 2, 2014, as part of an additional internal reorganization, two wholly-owned subsidiaries of FNF contributed to BKFS LLC their respective interests in Property Insight, which provides property information used by title insurance underwriters, title agents and closing attorneys to underwrite title insurance policies for real property sales and transfers. As a result, BKFS LLC is the sole member of Property Insight. In connection with the Property Insight contribution, BKFS LLC issued an additional 6.4 million Units to certain affiliates of BKHI. As a result of this issuance, THL Affiliates' and THL Intermediaries' combined percentage ownership in BKFS LLC was reduced from 35.0% to 32.9%, and FNF's percentage of beneficial ownership of BKFS LLC increased from 65.0% to 67.1%.

        Effective January 1, 2017, Property Insight realigned its commercial relationship with FNF. See further discussion under "—Realignment of Property Insight" below.

Initial Public Offering

        On May 26, 2015, we completed our IPO in which we issued and sold 20,700,000 shares of our Class A common stock at a price of $24.50 per share. In connection with our IPO, we effected the Offering Reorganization. See Note 1 to the Notes to Consolidated Financial Statements on page F-10, for a more detailed discussion of the IPO.

2016 Acquisitions

        On May 16, 2016, Black Knight completed its acquisition of eLynx. eLynx helps clients in the financial services and real estate industries electronically capture and manage documents and associated data throughout the document lifecycle. Black Knight purchased eLynx to augment its origination technologies. This acquisition positions Black Knight to electronically support the full mortgage origination process.

        On June 22, 2016, Black Knight completed its acquisition of Motivity, which provides customized mortgage business intelligence software solutions. Motivity will be integrated with Black Knight's LoanSphere product suite, including the LoanSphere Data Hub, to provide clients with deeper insights into their origination and servicing operations and portfolios.

Planned Distribution of FNF's Ownership Interest

        On December 7, 2016, we announced that FNF's Board of Directors approved a tax-free plan, which we refer to as the Distribution Plan, whereby FNF intends to distribute all 83.3 million shares of Black Knight common stock that it currently owns to FNF Group shareholders. We expect the Distribution Plan to be effectuated through four newly-formed corporations, New BKH, New Black Knight, Merger Sub One and Merger Sub Two as follows:

  •
  BKHI will contribute all of its 83.3 million shares of Black Knight Class B common stock and all of its Units to New BKH in exchange for 100% of the shares of New BKH common stock;

  •
  Following which BKHI will convert into a limited liability company and will then distribute to FNF all of the shares of New BKH common stock held by BKHI;

  •
  Immediately thereafter, FNF will distribute the shares of New BKH common stock to its shareholders, which we refer to as the spin-off, provided that such distribution shall be subject to the conversion of such shares of New BKH common stock into shares of New Black Knight common stock;

  •
  Immediately following the spin-off, Merger Sub One will merge with and into New BKH, which we refer to as the New BKH merger;

  •
  In the New BKH merger, each outstanding share of New BKH common stock (other than shares owned by New BKH) will be exchanged for one share of New Black Knight common stock;

  •
  Immediately following the New BKH merger, Merger Sub Two will merge with and into Black Knight, which we refer to as the BKFS merger;

  •
  In the BKFS merger, each outstanding share of Black Knight Class A common stock (other than shares owned by Black Knight and New BKH) will be exchanged for one share of New Black Knight common stock; and

  •
  New Black Knight will be the public company following the completion of the distribution and mergers.

        The Distribution Plan is subject to the filing and acceptance of registration statements for the Black Knight spin-off with the SEC; Black Knight shareholder approval; and other customary closing conditions.

        Significant progress was made on the planned distribution of FNF's ownership interest in Black Knight during the second quarter, with several milestones achieved. FNF announced the receipt of the private letter ruling from the Internal Revenue Service approving certain aspects relating to the tax-free spin-off of the Black Knight shares on May 10, 2017, formal agreements with FNF were signed on June 8, 2017, preliminary Registration Statements on Forms S-4 and S-1 were filed with the SEC on June 13, 2017 and June 21, 2017, respectively, comments from the SEC were received on July 10, 2017 and Amendment No. 1 to Forms S-1 and S-4 were filed with the SEC on July 18, 2017. Once the SEC declares the Registration Statements on Forms S-1 and S-4 effective, the proxy statement/prospectus will be mailed to shareholders and the shareholder vote will be held at the earliest twenty business days after the mailing. The closing of the Distribution Plan is still expected by the end of the third quarter of 2017.

Realignment of Property Insight

        Effective January 1, 2017, Property Insight, a Black Knight subsidiary that provides information used by title insurance underwriters, title agents and closing attorneys to source and underwrite title insurance for real property sales and transfer, realigned its commercial relationship with FNF. In connection with the realignment, Property Insight employees responsible for title plant posting and maintenance were transferred to FNF. Under the new commercial arrangement, Black Knight continues to own the title plant technology and retain sales responsibility for third parties, other than FNF. As a result of the realignment, Black Knight no longer recognizes revenues or expense related to title plant posting and maintenance, but charges FNF a license fee for use of the technology to access and maintain the title plant data. Had the realignment taken place on January 1, 2016, Black Knight revenues and expenses for 2016 would have been lower by approximately $30 million with essentially no effect to operating income. This transaction did not result in any gain or loss.

Share Repurchase Program

        On January 31, 2017, our Board of Directors authorized a three-year share repurchase program, effective February 3, 2017, under which the Company may repurchase up to 10 million shares of its Class A common stock. The timing and volume of share repurchases will be determined by our management based on ongoing assessments of the capital needs of the business, the market price of Black Knight common stock and general market conditions. The repurchase program authorizes us to purchase Black Knight common stock from time to time through February 2, 2020, through open market purchases, negotiated transactions or other means, in accordance with applicable securities laws and other restrictions. During the three months ended June 30, 2017, we repurchased approximately 1.2 million shares of our Class A common stock for $46.6 million, or an average of $39.18 per share. At the end of the second quarter, we had approximately 8.8 million shares remaining under our share repurchase program. We anticipate that the New Black Knight board of directors will authorize a share repurchase program authorizing the repurchase of shares of New Black Knight's common stock, which program is anticipated to be consistent with the current Black Knight share repurchase program.

Term B Loan Repricing

        On February 27, 2017, Black Knight InfoServ, LLC, which we refer to as BKIS, entered into a First Amendment to Credit and Guaranty Agreement, which we refer to as the Credit Agreement First Amendment or the Term B Loan Repricing, with JPMorgan Chase Bank, N.A. as administrative agent. Pursuant to the Credit Agreement First Amendment, the Term B Loan, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70, bears interest at rates based upon, at the option of BKIS, either (i) the base rate plus a margin of 125 basis points, or (ii) the Eurodollar rate plus a margin of 225 basis points, subject to a Eurodollar rate floor of 75 basis points. The Term B Loan matures on May 27, 2022. In addition, the Credit Agreement First Amendment permits the Distribution Plan.

Debt Refinancing and Senior Notes Redemption

        On April 26, 2017, BKIS entered into a Second Amendment to Credit and Guaranty Agreement, which we refer to as the Credit Agreement Second Amendment, with the JPMorgan Chase Bank, N.A. as administrative agent, the guarantors party thereto, the other agents party thereto and the lenders party thereto. The Credit Agreement Second Amendment increases (i) the aggregate principal amount of the Term A Loan, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70, by $300.0 million to $1,030.0 million and (ii) the aggregate principal amount of commitments under the Revolving Credit Facility, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70, by $100.0 million to $500.0 million. The Credit Agreement Second Amendment also reduces the pricing applicable to the loans under the Term A Loan and Revolving Credit Facility by 25 basis points and reduces the unused commitment fee applicable to the Revolving Credit Facility by 5 basis points. The Term A Loan and Revolving Credit Facility bear interest at rates based upon, at the option of BKIS, either (i) the base rate plus a margin of between 25 and 100 basis points depending on the total leverage ratio of

BKFS LLC and its restricted subsidiaries on a consolidated basis, which we refer to as the Consolidated Leverage Ratio, and (ii) the Eurodollar rate plus a margin of between 125 and 200 basis points depending on the Consolidated Leverage Ratio, subject to a Eurodollar rate floor of zero basis points. In addition, BKIS will pay an unused commitment fee of between 15 and 30 basis points on the undrawn commitments under the Revolving Credit Facility, also depending on the Consolidated Leverage Ratio. Pursuant to the terms of the Credit Agreement Second Amendment, the Term A Loan and the Revolving Credit Facility mature on February 25, 2022.

        On April 26, 2017, we redeemed the outstanding Senior Notes, as described in Note 4 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-70, at a price of 104.825%, which we refer to as the Redemption, and paid $0.7 million in accrued interest.

THL Secondary Offering

        On May 8, 2017, Black Knight announced the pricing of an underwritten secondary offering of 5,000,000 shares of its Class A common stock, which we refer to as the Offering, by affiliates of THL pursuant to a shelf registration statement on Form S-3 filed with the SEC on May 8, 2017. Affiliates of THL in the Offering granted the underwriter an option to purchase up to 750,000 additional shares, which we refer to as the Overallotment Option. The Offering closed on May 12, 2017, and the full exercise of the Overallotment Option closed on May 18, 2017. The Company did not sell any shares and did not receive any proceeds related to the Offering or Overallotment Option. See Note 1 to the Notes to Condensed Consolidated Financial Statements (Unaudited) on page F-60 for the change in ownership percentages related to these transactions.

Our Industry

        The U.S. mortgage market is large, and the loan life cycle is complex and consists of several stages. The mortgage loan life cycle includes origination, servicing and default. Mortgages are originated to finance home purchases or refinance existing mortgages. Once a mortgage is originated, it is serviced on a periodic basis by mortgage servicers, which may not be the lenders that originated the mortgage. Furthermore, if a mortgage experiences default, it triggers a set of multifaceted processes with an assortment of potential outcomes depending on a mix of variables.

        Underlying the three major components of the mortgage loan life cycle are the technology, data and analytics support behind each process, which has become increasingly critical to industry participants due to the complexity of regulatory requirements. As the industry has grown in complexity, participants have responded by outsourcing to large scale specialty providers, automating manual processes and seeking end-to-end solutions that support the processes required to manage the entire mortgage loan life cycle.

Overview of the Mortgage Servicing Market

        The U.S. mortgage servicing market is comprised of first and second lien mortgage loans. As of December 31, 2016, the first lien mortgage market represents 50.9 million mortgage loans according to the Black Knight Mortgage Monitor Report. As of December 31, 2016, the second lien mortgage market represents 14.8 million mortgage loans according to the February 2017 Equifax National Consumer Credit Trends Report. Even through housing downturns, the mortgage servicing market generally remains stable, as the total number of first lien mortgage loans outstanding tends to stay more constant than mortgage originations. The number of second lien mortgage loans outstanding can vary based on a number of factors including loan-to-value ratios, interest rates and lenders' desire to own such loans.

        While delinquent mortgages typically represent a small portion of the overall loan servicing market, the mortgage default process is long and complex and involves multiple parties, a significant exchange of data and documentation and extensive regulatory requirements. Providers in the default process must be able to meet strict regulatory guidelines, which we believe are best met through the use of technology.

Overview of the Mortgage Origination Market

        The U.S. mortgage origination market consists of both purchase and refinance originations. The mortgage origination process is complex and involves multiple parties, significant data exchange and significant regulatory oversight, which requires scale and substantial industry experience. According to the MBA Mortgage Finance Forecast as of July 20, 2017 (for 2017 and 2016) and January 19, 2017 (for 2015), the U.S. mortgage origination market for purchase and refinance originations by year is estimated as follows (in billions):

	2017	2016	2015
Mortgage Originations:
Purchase	$1,089.0	$990.0	$903.0
Refinance	538.0	901.0	776.0

Total	$1,627.0	$1,891.0	$1,679.0

Recent Trends in the Mortgage Industry

        The U.S. mortgage market has seen significant change over the past few years and is expected to continue to evolve going forward. Key regulatory actions arising from the recent financial crisis, such as the Dodd-Frank Act and the establishment of the CFPB, impose new and evolving standards for market participants. These regulatory changes have spurred lenders and servicers to seek technology solutions that facilitate the meeting of compliance obligations in the face of a changing regulatory environment while remaining efficient and profitable.

  •
  Evolving regulation.  Most U.S. mortgage market participants have become subject to increased regulatory oversight and regulatory requirements as federal and state governments have enacted various new laws, rules and regulations. One example of such legislation is the Dodd-Frank Act, which contained broad changes for many sectors of the financial services and lending industries and established the CFPB, the federal regulatory agency responsible for regulating consumer financial protection within the U.S. It is our experience that mortgage lenders have become more focused on minimizing the risk of non-compliance with these evolving regulations and are looking toward technologies and solutions that help them comply with the increased regulatory oversight and requirements.

  •
  Lenders increasingly focused on core operations.  As a result of greater regulatory scrutiny and the higher cost of doing business, we believe lenders have become more focused on their core operations and customers. We believe lenders are increasingly shifting from in-house technologies to solutions with third-party providers who can provide better technology and services more efficiently. Lenders require these vendors to provide best-in-class technology and deep domain expertise and to assist them in maintaining regulatory compliance.

  •
  Growing role of technology in the U.S. mortgage industry.  Banks and other lenders and servicers have become increasingly focused on technology automation and workflow management to operate more efficiently and meet their regulatory guidelines. We believe vendors must be able to support the complexity of the market, display extensive industry knowledge and possess the financial resources to make the necessary investments in technology to support lenders.

  •
  Increased demand for enhanced transparency and analytic insight.  As U.S. mortgage market participants work to minimize the risk in lending, servicing and capital markets, they rely on the integration of data and analytics with technologies that enhance the decision making process. These industry participants rely on large comprehensive third-party databases coupled with enhanced analytics to achieve these goals.

Our Solutions

        Our solutions provide U.S. mortgage industry participants with a comprehensive, integrated technology and workflow management solution set that is supported by what we believe is industry-leading data and analytics to enhance capabilities and drive efficiencies while assisting our clients to maintain regulatory compliance.

Technology Solutions

        Our Technology segment offers leading software and hosting solutions that facilitate and automate many of the mission-critical business processes across the life cycle of a mortgage. These solutions primarily consist of mortgage origination and servicing, processing and workflow management software applications coupled with related support and services.

        Our clients in this segment are primarily mortgage lenders and servicers. We believe they use our technology and services to reduce their operating costs, improve their ability to provide superior customer service and enhance the quality and consistency of various aspects of their mortgage operations. We work with our clients to enhance and integrate our software and services in order to assist them in gaining the greatest value from the solutions we provide.

        The primary applications and services within our Technology segment are as follows:

  •
  Servicing Technology.  MSP is a SaaS application that automates loan servicing, including loan setup and ongoing processing, customer service, accounting and reporting to the secondary mortgage market and investor reporting. MSP serves as a core application and database of record for first and second lien mortgages.

    When a bank hires us to process its mortgage portfolio, we provide a hosted software solution and system support personnel whose role is to ensure our system remains up and running 24 hours a day, seven days a week, to monitor our programs and interfaces effectively, to make system and application changes as necessary and to assist our clients with their responsibilities to be compliant with applicable laws and regulations.

    We have also developed web-based workflow information systems, which we refer to as LoanSphere Bankruptcy and LoanSphere Foreclosure. These applications can be used for managing and automating a wide range of different workflow processes involving non-performing loans. In addition, we offer LoanSphere Invoicing, which can be used to organize images of paper documents within a particular file, to capture information from imaged documents, to manage invoices and to provide multiple users access to key data needed for various types of monitoring and process management.

  •
  Origination Technology.  We offer two solutions that automate and facilitate the origination of mortgage loans in the U.S.: Empower, which supports retail and wholesale loan originations, and LendingSpace, which supports correspondent loan originations, which are originations that are funded by one lender, who sells the loan to another lender who services the loan or sells it on the secondary market. Our loan origination technologies are enhanced to assist with the changing regulatory requirements and are used to improve loan quality and store documents and images.

    We also offer the Exchange and the Insight suite of solutions. The Exchange is a platform that provides a fully interconnected network of originators, agents, settlement services providers and investors in the U.S. This secure and integrated one-to-many platform allows lenders and their service providers to connect and do business electronically. Our Insight suite consists of Closing Insight, Quality Insight and Valuation Insight. Closing Insight and Quality Insight are solutions integrated with the Exchange and are designed to help lenders meet loan quality and disclosure requirements established by GSEs, the CFPB and the FHFA. Valuation Insight is a tool for lenders to validate and quality control appraisals and other valuation types used in collateral analysis.

    Our eLynx solutions connect the various parties and systems associated with lending transactions enabling lenders, partners and consumers to exchange data quickly and efficiently. Our eLynx platform hosts a range of on-demand services that provide electronic document delivery, signature, closings and post-close services accessible to lenders of all sizes.

        We build all of our technology platforms to be scalable, secure, flexible, standards-based and web connected for easy use by our clients. Further, we have a history of being able to bring solutions to market quickly due to investments that we have made in integrating our technology and development processes.

Data and Analytics Solutions

        Our Data and Analytics segment supports and enhances our technology solutions and is designed to help lenders and servicers make more informed decisions, improve performance, identify and predict risk and generate more qualified leads. We believe, based on our knowledge of the industry and competitors, that we have aggregated one of the largest residential real estate data sets in the U.S. that is derived from both proprietary and public data sources. Utilizing this data, subject to any applicable use restrictions, and our deep history and understanding of the mortgage market, we have created detailed real estate data solutions that assist in portfolio management, valuations, property records, lead generation and improved risk analysis for all aspects of origination, servicing, default and capital markets/investing. In addition, we deliver data, analytics and technology solutions to customers in the real estate, title insurance, MLS and other industries that rely on property data-centric solutions to make informed decisions and run their businesses.

        Our primary data and analytics services are as follows:

  •
  Property, Mortgage Performance Data and MLS.  We make our real estate database available to our clients in a standard, normalized format. We provide a rich and diverse data set for title production activities. We also provide tax status data on properties and offer a number of value-added analytic services designed to enable our clients to utilize our data to assess and mitigate risk, determine property values, track market performance and generate leads. We also provide an MLS system to large MLS groups in the U.S. and Canada.

  •
  Mortgage and Real Estate Analytics.  We offer a broad range of property valuation services that allow our clients to analyze the value of underlying properties. These include, among others, automated valuation models, collateral risk scores, appraisal review services and valuation reconciliation services. To deliver these services, we utilize proprietary algorithms, detailed real estate statistical analysis and modified physical property inspections. These offerings are designed to reduce risk in origination, servicing and default transactions as well as aid investors in analysis of property and real estate assets. These offerings can be tailored to meet client needs and any regulatory requirements.

  •
  Enterprise Business Intelligence.  We offer technological solutions that help mortgage lenders and servicers better leverage their extensive data assets by collecting, linking and storing loan data from their applications and from industry sources in a central location and delivering visualization and actionable insights into the data to support proactive decision making at all levels of the enterprise. In addition, we provide near real-time access to information to provide real-time analytics, enabling proactive management of operations through key performance indicators, scorecards, dashboards and on-demand dynamic reporting.

Our Competitive Strengths

        We believe our competitive strengths include the following:

  •
  Market leadership with comprehensive and integrated solutions.  We are a leading provider of comprehensive and integrated solutions to the mortgage industry. One or more of our solutions are utilized by 23 of the top 25 servicers and 22 of the top 25 originators in the U.S. according to Inside Mortgage Finance as of December 31, 2016. We believe our leadership position is, in part, the result of our unique expertise and insight developed from over 50 years serving the needs of customers in the mortgage industry. We have used this insight to develop an integrated and comprehensive suite of proprietary technology, data and analytics solutions to automate many of the mission-critical business processes across the entire mortgage loan life cycle. These integrated solutions are designed to reduce manual processes, assist in improving organizational compliance and mitigating risk, and to ultimately deliver significant cost savings to our clients.

  •
  Broad and deep client relationships with significant recurring revenues.  We have long-standing, sticky relationships with our largest clients. We frequently enter into long-term contracts with our mortgage servicing and loan origination clients that contain volume minimums and provide for annual increases. Our products are typically embedded within our clients' mission-critical workflow and decision making processes across various parts of their organizations.

  •
  Extensive data assets and analytics capabilities.  We develop and maintain large, accurate and comprehensive data sets on the mortgage and housing industry that we believe are competitively differentiated. Our unique data sets provide a combination of public and proprietary data in real-time and each of our data records features a large number of attributes. Our data scientists utilize our data sets, subject to any applicable use restrictions, and comprehensive analytical capabilities to create highly customized reports, including models of customer behavior for originators and servicers, portfolio analytics for capital markets and government agencies and proprietary market insights for real estate agencies. Our data and analytics capabilities are also embedded into our technology platform and workflow products, providing our clients with integrated and comprehensive solutions.

  •
  Scalable and cost-effective operating model.  We believe we have a highly attractive and scalable operating model derived from our market leadership, hosted technology platforms and the large number of clients we serve across the mortgage industry. Our scalable operating model provides us with significant benefits. Our scale and operating leverage allows us to add incremental clients to our existing platforms with limited incremental cost. As a result, our operating model drives attractive margins and generates significant cash flow. Also, by leveraging our scale and leading market position, we are able to make cost-effective investments in our technology platform to assist with the evolving regulatory and compliance requirements, further increasing our value proposition to clients.

  •
  World class management team with depth of experience and track record of success.  Our management team has an average of over 20 years of experience in the banking technology and mortgage processing industries and a proven track record of strong execution capabilities. Following the Acquisition, we have significantly improved our operations and enhanced our go-to-market strategy, further integrated our technology platforms, expanded our data and analytics capabilities and introduced several new innovative products. We executed all of these projects while delivering attractive revenues growth and strong profitability.

Our Strategy

        Our comprehensive and integrated technology platforms, robust data and analytic capabilities, differentiated business model, broad and deep client relationships and other competitive strengths enable us to pursue multiple growth opportunities. We intend to continue to expand our business and grow through the following key strategies:

  •
  Further penetration of our solutions with existing clients.  We believe our established client base presents a substantial opportunity for growth. We seek to capitalize on the trend of standardization and increased adoption of leading third party solutions and increase the number of solutions provided to our existing client base. We intend to broaden and deepen our client relationships by cross-selling our suite of end-to-end technology solutions, as well as our robust data and analytics. By helping our clients understand the full extent of our comprehensive solutions and the value of leveraging the multiple solutions we offer, we believe we can expand our existing relationships by allowing our clients to focus on their core businesses and their customers.

  •
  Win new clients in existing markets.  We intend to attract new clients by leveraging the value proposition provided by our technology platform and comprehensive solutions offering. In particular, we believe there is a significant opportunity to penetrate the mid-tier mortgage originators and servicers market. We believe these institutions can benefit from our proven solutions suite in order to address complex regulatory requirements and compete more effectively in the evolving mortgage market. We intend to continue to pursue this channel and benefit from the low incremental cost of adding new customers to our scaled technology infrastructure.

  •
  Continue to innovate and introduce new solutions.  Our long-term vision is to be the industry-leading provider for participants of the mortgage industry for their platform, data and analytic needs. We intend to enhance what we believe is a leadership position in the industry by continuing to innovate our solutions and refine the insight we provide to our clients. We have a strong track record of introducing and developing new solutions that span the mortgage loan life cycle, are tailored to specific industry trends and enhance our clients' core operating functions. By working in partnership with key clients, we have been able to develop and market new and advanced solutions to our client base that meet the evolving demands of the mortgage industry. In addition, we will continue to develop and leverage insights from our large public and proprietary data assets to further improve our customer value proposition.

  •
  Selectively pursue strategic acquisitions.  The core focus of our strategy is to grow organically. However, we may selectively evaluate strategic acquisition opportunities that would allow us to expand our footprint, broaden our client base and deepen our product and service offerings. We believe that there are meaningful synergies that result from acquiring small companies that provide best-of-breed single point solutions. Integrating and cross-selling these point solutions into our broader client base and integrating acquisitions into our efficient operating environment would potentially result in revenues and cost synergies.

Our Clients

        We have numerous clients in each category of service that we offer across the mortgage continuum. A significant focus of our marketing efforts is on the top U.S. mortgage originators and servicers; although, we also provide our solutions to a number of other financial institutions, investors, attorneys, trustees and real estate professionals.

        The U.S. mortgage industry is concentrated among the top 25 mortgage institutions and our most significant and long-term relationships tend to follow the industry landscape. We typically provide an extensive number of solutions to each client. Because of the depth of these relationships, we derive a significant portion of our aggregate revenues from our largest clients.

        During the year ended December 31, 2016, Wells Fargo, N.A. accounted for approximately 12% of our consolidated revenues, approximately 15% of our Technology segment revenues and approximately 1% of our Data and Analytics segment revenues.

        During the year ended December 31, 2016, our five largest clients accounted for approximately 36% of our consolidated revenues, approximately 38% of our Technology segment revenues and approximately 28% of our Data and Analytics segment revenues. However, the revenues in each case are spread across a range of services and are subject to multiple separate contracts. Although the diversity of the services we provide to each of these clients reduces the risk that we would lose all of the revenues associated with any of these clients, a significant deterioration in our relationships with or the loss of any one or more of these clients could have a significant effect on our results of operations. See "Risk Factors—Risks Relating to New Black Knight's Business after the Mergers—We rely on our top clients for a significant portion of our revenues and profits, which makes us susceptible to the same macro-economic and regulatory factors that affect our clients."

Sales and Marketing

        Our sales and marketing efforts are focused on both generating new clients as well as cross-selling our broad service offerings to existing clients.

        We have teams of experienced sales personnel with subject matter expertise in particular services and in the needs of particular types of clients. A significant portion of our potential clients in each of our business lines is targeted via direct and/or indirect field sales, as well as inbound and outbound telemarketing efforts. Marketing activities include direct marketing, print and electronic advertising, media relations, web-based activities, thought leadership, client meetings and conferences, tradeshow and convention activities and other targeted initiatives.

        Given the broad range of solutions we offer and the concentration and scale of many of our existing clients, we have the opportunity to expand our sales to our existing client base through cross-selling efforts. We have established a core team of account managers that cross-sell the full range of our services to existing and potential clients at the top U.S. mortgage originators and servicers, as well as a number of other financial institutions, investors and real estate professionals. The individuals who participate in this effort spend a significant amount of their time on sales and marketing efforts.

        We engage in strategic account reviews, during which our executives share their knowledge of clients and the market in order to determine the best sales approach on a client-by-client basis. As a result, we have created an effective cross-selling culture within our organization.

Research and Development

        Our research and development activities relate primarily to the design, development and enhancement of our processing systems and related software applications. We expect to continue our practice of investing an appropriate level of resources to maintain, enhance and extend the functionality of our proprietary systems and existing software applications, to develop new and innovative software applications and systems in response to the needs of our clients and to enhance the capabilities surrounding our infrastructure. We work with our clients to determine the appropriate timing and approach to introducing technology or infrastructure changes to our applications and services.

Patents, Trademarks and Other Intellectual Property

        We rely on a combination of contractual restrictions, internal security practices and copyright and trade secret laws to establish and protect our software, technology, data and expertise. Further, we have developed a number of brands that have accumulated goodwill in the marketplace, and we rely on the above to protect our rights in that area. We intend to continue our policy of taking all measures we deem necessary to protect our copyright, trade secret and trademark rights.

Competition

        A number of the businesses in which we engage are highly competitive. Competitive factors in processing businesses include the quality of the technology-based application or service, application features and functions, ease of delivery and integration, ability of the provider to maintain, enhance and support the applications or services and pricing. We believe that our integrated technology and economies of scale in the mortgage processing business provide us with a competitive advantage in each of these categories. Based on our knowledge of the industry and competitors, we also believe that no single competitor offers the depth and breadth of solutions we are able to offer.

        Technology.    With respect to our Technology segment, we compete with our customers' internal technology departments and other providers of similar systems, such as Ellie Mae, Inc., Fiserv, Inc., Fidelity National Information Services, Inc., or FIS, Mortgage Cadence and WiPro Gallagher Solutions. Competitive factors include the quality of the technology-based application or service, application features and functions, ease of delivery and integration, ability of the provider to maintain, enhance and support the applications or services, and pricing. We believe that our integrated technology and economies of scale in the mortgage processing business provide us with a competitive advantage in each of these categories.

        Data and Analytics.    In our Data and Analytics segment, we primarily compete with CoreLogic, Inc., First American Financial Corporation, in-house capabilities and certain niche providers. We compete based on the breadth and depth of our data, the exclusive nature of some of our key data sets and the capabilities to create highly customized reports. We believe that the quality of the data we offer is distinguished by the broad range of our data sources, including non-public sources, the volume of records we maintain, our ability to integrate our data and analytics with our technology solutions and the ability to leverage our market leading position in the mortgage origination and servicing industries.

Government Regulation

        Various aspects of our businesses are subject to federal and state regulations. Our failure to comply with any applicable laws and regulations could result in restrictions on our ability to provide certain services, as well as the possible imposition of civil fines and criminal penalties.

        As a provider of electronic data processing to financial institutions, such as banks and credit unions, we are subject to regulatory oversight and examination by the FFIEC, an interagency body of the Federal Reserve Board, the CFPB, the OCC, the FDIC and various other federal and state regulatory authorities. We also may be subject to possible review by state agencies that regulate banks in each state in which we conduct our electronic processing activities.

        Our financial institution clients are required to comply with various privacy regulations imposed under state and federal law, including the Gramm-Leach-Bliley Act. These regulations place restrictions on the use of non-public personal information. All financial institutions must disclose detailed privacy policies to their customers and offer them the opportunity to direct the financial institution not to share information with third parties. The regulations, however, permit financial institutions to share information with non-affiliated parties who perform services for the financial institutions. As a provider of services to financial institutions, we are required to comply with the same privacy regulations and are generally bound by the same limitations on disclosure of the information received from our clients as those that apply to the financial institutions themselves.

        The most recent financial crisis resulted in increased scrutiny of all parties involved in the mortgage industry by governmental authorities with the most recent focus being on those involved in the foreclosure process. This scrutiny has included federal and state governmental review of all aspects of the mortgage lending business, including an increased legislative and regulatory focus on consumer protection practices. The Dodd-Frank Act is one example of such legislation. It is difficult to predict the final form that regulations or other rule-makings to implement the various requirements of the Dodd-Frank Act may take, what additional legislative or regulatory changes may be approved in the future, or whether those changes may require us to change our business practices, incur increased costs of compliance or adversely affect our results of operations.

Employees

        As of June 30, 2017, we had approximately 4,270 employees and approximately 160 independent contractors. None of our workforce currently is unionized. We have not experienced any work stoppages, and we consider our relations with employees to be good.

Financial Information by Operating Segment

        In addition to our two reporting segments, we have a corporate organization that consists primarily of general and administrative expenses that are not included in the other segments. For financial information by reporting segment, see Note 17 to the Notes to Consolidated Financial Statements on Black Knight's Annual Report on page F-50.

MANAGEMENT OF NEW BLACK KNIGHT FOLLOWING THE TRANSACTIONS

        For purposes of this section, references to "Company," "we," "our," or "us" refers to New Black Knight.

Board of Directors

        Pursuant to the terms of the merger agreement, immediately prior to the effectiveness of the mergers, the board of directors of New Black Knight will consist of six directors, divided into three classes of approximately equal size and serve for staggered three-year terms. At each annual meeting of shareholders, directors will be elected to succeed the class of directors whose term has expired. The term for Class I directors, which will initially consist of David K. Hunt and Ganesh B. Rao, will expire in 2019. The term for Class II directors, which will initially consist of Richard N. Massey and John D. Rood, will expire in 2020. The term for Class III directors, which will initially consist of William P. Foley, II and Thomas M. Hagerty, will expire in 2018.

        The following table sets forth the names, ages (as of July 31, 2017) and titles of the expected members of New Black Knight's board of directors following the mergers. Certain biographical information with respect to those directors follows the table.

Name	Positions held	Age
William P. Foley, II	Executive Chairman of the Board	72
Thomas M. Hagerty	Director	54
David K. Hunt	Director	71
Ganesh B. Rao	Director	40
Richard N. Massey	Director	61
John D. Rood	Director	62

        William P. Foley, II.    William P. Foley, II has served as Black Knight's Executive Chairman since December 2014 and as Executive Chairman of BKFS LLC from January 2014 until May 2015. In addition, Mr. Foley has served as Chairman of the board of directors of FNF since 1984, and served as Executive Chairman of FNF from October 2006 until January 2016. Mr. Foley also served as Chief Executive Officer of FNF from 1984 until May 2007 and as President of FNF from 1984 until December 1994. Between March 2012 and May 2017, Mr. Foley served as the Vice Chairman of the board of directors of FIS. Prior to that, he served as Executive Chairman of FIS from February 2006 through February 2011 and as non-executive Chairman of FIS from February 2011 to March 2012. Mr. Foley has also served as Co-Executive Chairman of CF Corporation since April 2016. Mr. Foley served as the Chairman of the board of directors of LPS from July 2008 until March 2009, and within the past five years has served as a director of Remy International, Inc. Mr. Foley also serves on the boards of directors of the Foley Family Charitable Foundation and the Cummer Museum of Arts and Gardens, and is a founder, trustee and director of the Folded Flag Foundation. Mr. Foley is also Executive Chairman and Chief Executive Officer of Black Knight Sports and Entertainment LLC, which is the company that owns the Vegas Golden Knights, a National Hockey League team. After receiving his B.S. degree in engineering from the United States Military Academy at West Point, Mr. Foley served in the U.S. Air Force, where he attained the rank of captain.

        Mr. Foley's qualifications to serve on our board of directors include his 33 years as a director and executive officer of FNF, his experience as a board member of LPS and FIS and as an executive officer and director of public and private companies in a wide variety of industries, and his strong track record of building and maintaining shareholder value and successfully negotiating and implementing mergers and acquisitions.

        Thomas M. Hagerty.    Thomas M. Hagerty has served on Black Knight's board of directors since December 2014 and served on the board of managers of BKFS LLC since January 2014. In addition, Mr. Hagerty has served as a director of FNF since 2005. Mr. Hagerty is a Managing Director of THL, which he joined in 1988. Mr. Hagerty currently serves as a director of FNF, FleetCor Technologies, Ceridian HCM Holdings, Inc. and FIS. Mr. Hagerty formerly served on the boards of Hawkeye Energy Holdings, First Bancorp and Moneygram International.

        Mr. Hagerty's qualifications to serve on our board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of THL, a leading private equity firm, and his experience in enhancing value at such companies, along with his expertise in corporate finance.

        David K. Hunt.    David K. Hunt has served on Black Knight's board of directors since December 2014 and served on the board of managers of BKFS LLC from April 2014 until May 2015. In addition, Mr. Hunt has served as a director of FIS since June 2001 and as a director of LPS from February 2010 until January 2014, when LPS was acquired by FNF. Since December 2005, Mr. Hunt has been a private investor. He previously served as the non-executive Chairman of the Board of OnVantage, Inc. from October 2004 until December 2005. From May 1999 to October 2004, he served as the Chairman and Chief Executive Officer of PlanSoft Corporation, an internet-based business-to-business solutions provider in the meeting and convention industry.

        Mr. Hunt's qualifications to serve on our board of directors include his long familiarity with our business and industry that he acquired as a director of LPS and FIS, as well as Mr. Hunt's prior services as chairman of LPS' risk and compliance committee and his deep understanding of the regulatory environment and other challenges facing our industry.

        Ganesh B. Rao.    Ganesh B. Rao has served on Black Knight's board of directors since December 2014 and served on the board of managers of BKFS LLC from January 2014 until May 2015. Mr. Rao is a Managing Director of THL, which he joined in 2000. Prior to joining THL, Mr. Rao worked at Morgan Stanley & Co. Incorporated in the Mergers & Acquisitions Department. Mr. Rao also worked at Greenlight Capital, a hedge fund. Mr. Rao is currently a director of Ceridian HCM Holdings, Inc., MoneyGram International and Prime Risk Partners. Mr. Rao is a former director of Nielsen Holdings, N.V.

        Mr. Rao's qualifications to serve on our board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of THL, and his experience with enhancing value at such companies, along with his expertise in corporate finance.

        Richard N. Massey.    Richard N. Massey has served on Black Knight's board of directors since December 2014 and served on the board of managers of BKFS LLC from January 2014 until May 2015. In addition, Mr. Massey has served as a director of FNF since February 2006. Mr. Massey has been a partner of Westrock Capital, LLC, a private investment partnership, since January 2009. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 to January 2009. From 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey also serves as a director of CF Corporation, as Chairman of the board of directors of Bear State Financial, Inc., and as a director of Oxford American Literary Project and the Arkansas Razorback Foundation. Between November 2006 and May 2017, Mr. Massey served as a director of FIS.
        Mr. Massey's qualifications to serve on our board of directors include his experience in corporate finance and investment banking and as a financial and legal advisor to public and private businesses, as well as his expertise in identifying, negotiating and consummating mergers and acquisitions.

        John D. Rood.    John D. Rood has served on Black Knight's board of directors since December 2014 and served on the board of BKFS LLC from January 2014 until May 2015. Mr. Rood is the founder and Chairman of The Vestcor Companies, a real estate firm with 30 years of experience in multifamily development and investment. In addition, Mr. Rood has served on the board of FNF since May 2013. From 2004 to 2007, Mr. Rood served as the US Ambassador to the Commonwealth of the Bahamas. Mr. Rood previously served on the board of Alico, Inc., and currently serves on several private boards. He was appointed by Governor Jeb Bush to serve on the Florida Fish and Wildlife Commission where he served until 2004. He was appointed by Governor Charlie Crist to the Florida Board of Governors, which oversees the State of Florida University System, where he served until 2013. Mr. Rood was appointed by Mayor Lenny Curry to the JAXPORT Board of Directors, where he served from October 2015 to July 2016. Governor Rick Scott appointed Mr. Rood to the Florida Prepaid College Board in July 2016, where Mr. Rood serves as Chairman of the Board, and to the Enterprise Florida, Inc. board of directors in September 2016.

        Mr. Rood's qualifications to serve on our board of directors include his experience in the real estate industry, his leadership experience as a United States Ambassador, his financial literacy and his experience as a director on boards of both public and private companies.

Committees of the Board

        New Black Knight's board will have four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee and a risk committee. The charter of each committee will be available on the Investors page of New Black Knight's website at www.bkfs.com. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under "Additional Information" above. Black Knight currently qualifies as a "controlled company" within the meaning of the NYSE rules. Under these rules, Black Knight is not required to have a majority of independent directors or a compensation committee and nominating and governance committee composed entirely of independent directors. Following the closing of the transactions, New Black Knight will not qualify as a "controlled company," and will comply with the NYSE independence requirements, subject to a permitted "phase-in" period.

Corporate Governance and Nominating Committee

        Following this offering, the members of the corporate governance and nominating committee will be Thomas M. Hagerty (Chair) and Richard N. Massey.

        We expect the primary functions of the corporate governance and nominating committee to be:

  •
  making recommendations to our board directors as to changes to the size of the board of directors or any committee thereof;

  •
  evaluating, nominating and recommending individuals for membership on our board of directors and considering nominations by shareholders of candidates for election to our board of directors;

  •
  reviewing the independence of each director in light of the independence criteria of the NYSE and any other independence standards applicable to directors, and submitting a recommendation to our board of directors with respect to each director's independence;

  •
  developing and recommending to our board directors standards to be applied in making determinations as to the absence of material relationships between the Company and a director;

  •
  identifying and recommending to our board of directors members of our board of directors qualified to fill vacancies on any committee of the board of directors;

  •
  overseeing the evaluation of the performance of our board of directors and reporting to our board of directors at least annually on findings, recommendations and any other matters deemed appropriate; and

  •
  developing a set of corporate governance guidelines, and at least annually reviewing and making any changes to such principles.

        We expect the corporate governance and nominating committee will consider, among other things, the following criteria in fulfilling its duty to recommend nominees for election as directors:

  •
  personal qualities and characteristics, accomplishments and reputation in the business community;

  •
  current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

  •
  ability and willingness to commit adequate time to the board and committee matters;

  •
  the fit of the individual's skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and

  •
  diversity of viewpoints, background, experience and other demographics of our board.

        We expect the corporate governance and nominating committee will consider qualified candidates for directors suggested by current directors, management and our shareholders. We expect the corporate governance and nominating committee and the board will apply the same criteria in evaluating candidates nominated by shareholders as in evaluating candidates recommended by other sources. Shareholders can suggest qualified candidates for director to the corporate governance and nominating committee by writing to our Corporate Secretary at 601 Riverside Avenue, Jacksonville, Florida 32204. The submission must provide the information required by, and otherwise comply with the procedures set forth in, Section 3.1 of our bylaws. Section 3.1 also requires that the nomination notice be submitted by a prescribed time in advance of the meeting.

Audit Committee

        Following this offering, the members of our audit committee will be John D. Rood (Chair), David K. Hunt and Richard N. Massey. We expect that the board will determine that each of the audit committee members is financially literate and independent as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange, and that each of Messrs. Rood, Hunt, and Massey is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission.

        We expect the primary functions of the audit committee will include:

  •
  appointing, compensating and overseeing our independent registered public accounting firm;

  •
  overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

  •
  discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

  •
  establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;

  •
  approving audit and non-audit services provided by our independent registered public accounting firm;

  •
  discussing earnings press releases and financial information provided to analysts and rating agencies;

  •
  discussing with management our policies and practices with respect to risk assessment and risk management;

  •
  reviewing any material transaction between our chief financial officer or senior vice president—finance that has been approved in accordance with our Code of Ethics for Senior Financial Officers, and providing prior written approval of any material transaction between us and our chief executive officer; and

  •
  producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

        We expect the audit committee to be a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

Compensation Committee

        Following this offering, the members of the compensation committee will be Richard N. Massey (Chair) and Thomas M. Hagerty.

        We expect the functions of the compensation committee will include the following:

  •
  reviewing and approving the corporate goals and objectives relevant to compensation of the company's CEO and Executive Chairman, evaluating the CEO's and Executive Chairman's performance in light of those goals and objectives and determining and approving the CEO's and Executive Chairman's compensation level based on this evaluation;

  •
  setting salaries and approving incentive compensation awards other than equity-based awards, as well as compensation policies for all Section 16 officers as designated by our board of directors, and recommending to our board of directors equity-based incentive awards for board approval;

  •
  reviewing and recommending to our board of directors policies with respect to equity compensation arrangements that are subject to board approval;

  •
  overseeing our compliance with the requirement under applicable stock exchange rules that, with limited exceptions, shareholders approve equity compensation plans;

  •
  evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

  •
  authorizing and approving any employment or severance agreements and amendments with all designated section 16 officers;

  •
  reviewing, discussing with management and recommending to our board of directors for inclusion in our annual proxy statement or annual report on Form 10-K the compensation discussion and analysis section;

  •
  reviewing and approving the annual compensation risk assessment conducted by management for inclusion in our proxy statement or annual report on Form 10-K;

  •
  preparing the report of the compensation committee that the SEC requires in our annual proxy statement;

  •
  considering the results of shareholder say-on-pay votes and recommending to our board of directors any change to the frequency of say-on-pay votes;

  •
  reviewing and approving the form and amount of compensation of our board of directors' non-management directors;

  •
  evaluating and recommending to our board of directors the type and amount of compensation to be paid or awarded to board members;

  •
  reporting to our board of directors;

  •
  reviewing the adequacy of its charter on an annual basis; and

  •
  reviewing and evaluating, at least annually, the performance of the compensation committee, including compliance of the compensation committee with its charter.

        For more information regarding the responsibilities of the compensation committee, please refer to the section of this prospectus entitled "Compensation Of Executive Officers—Compensation Discussion and Analysis" below.

Risk Committee

        Following this offering, the members of the risk committee will be John D. Rood (Chair), David K. Hunt and Ganesh B. Rao. We expect Messrs. Rood and Hunt will be deemed to be independent by our board.

        We expect the risk committee's functions will include, among other things:

  •
  oversight of our enterprise risk management program;

  •
  oversight of our compliance program; and

  •
  oversight of the enterprise risk management and compliance functions.

Management

        Pursuant to the merger agreement, the executive officers of Black Knight immediately prior to the mergers will become the executive officers of New Black Knight. Black Knight anticipates that its senior management team will continue to manage the business of New Black Knight.

        The following table sets forth the names, ages (as of July 31, 2017) and titles of the expected members of New Black Knight's senior management following the mergers. Certain biographical information with respect to those senior managers follows the table.

Name	Positions held	Age
William P. Foley, II	Executive Chairman of the Board	72
Thomas J. Sanzone	President and Chief Executive Officer	56
Joseph M. Nackashi	President	54
Kirk T. Larsen	Executive Vice President and Chief Financial Officer	46
Anthony Orefice	Executive Vice President and Chief Operating Officer	56
Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary	55

        Thomas J. Sanzone.    Mr. Sanzone has served as Black Knight's Chief Executive Officer since December 2014, Black Knight's President from December 2014 to July 2017, and served as the Chief Executive Officer of BKFS LLC since January 2014. Mr. Sanzone has more than 25 years of experience in the financial services industry and has served as chief information officer and chief administration officer at some of the world's largest global financial institutions. Prior to joining BKFS LLC, Mr. Sanzone was executive vice president at Booz Allen Hamilton from 2011 to 2013. Mr. Sanzone also served as chief administrative officer at Merrill Lynch from 2007 to 2009. Prior to Merrill Lynch, Mr. Sanzone served as Chief Information Officer and a member of the Executive Board at Credit

Suisse, and in various roles at Citigroup and Salomon Brothers. Mr. Sanzone serves on the board of trustees of Hofstra University.

        Joseph M. Nackashi.    Mr. Nackashi has served as Black Knight's President since July 2017, President of Black Knight's Servicing Technologies division since January 2014, and served as Black Knight's Chief Information Officer from January 2014 until June 2015. Mr. Nackashi previously served as Executive Vice President and Chief Information Officer of LPS from July 2008 until LPS was acquired by FNF in January 2014. Prior to that, he served as Senior Vice President and Chief Technology Officer of FIS, from which LPS was spun off, since 2006, and as Senior Vice President and Chief Technology Officer of various predecessor entities of FIS since 2000.

        Kirk T. Larsen.    Mr. Larsen has served as Black Knight's Executive Vice President and Chief Financial Officer since December 2014 and served as the Chief Financial Officer of BKFS LLC since January 2014. Mr. Larsen also served as the Chief Financial Officer of ServiceLink from January 2014 to April 2015. Prior to joining BKFS LLC, Mr. Larsen served as the Corporate Executive Vice President, Finance and Treasurer of FIS from July 2013 until December 2013 and as Senior Vice President and Treasurer from October 2009 until July 2013. Mr. Larsen joined FIS with the acquisition of Metavante Technologies, Inc. He served as Treasurer and Vice President of Investor Relations of Metavante Corporation from February 2008 to October 2009 and as its Vice President, Financial Planning, Analysis and Investor Relations from August 2007 to February 2008. Prior to joining Metavante Corporation, Mr. Larsen was the Director, Investor Relations and Investments of Rockwell Automation, Inc. and held roles of increasing responsibility with Rockwell Automation, Inc. since 1999. Prior to joining Rockwell Automation, Inc. Mr. Larsen was an audit manager at Ernst & Young LLP.

        Anthony Orefice.    Mr. Orefice has served as Black Knight's Executive Vice President and Chief Operating Officer since December 2014 and as Executive Vice President and Chief Operating Officer for BKFS LLC since January 2014. Prior to that, Mr. Orefice served as an associate partner at the technology consulting firm Booz Allen Hamilton from 2011 to 2013. Prior to that, Mr. Orefice served as Managing Director and Chief Operating Officer for Global Markets Technology at Bank of America Merrill Lynch, where he was responsible for Merrill Lynch's Corporate Technology platform from 2007 to 2009; and as Managing Director and Global Head of Prime Finance Technology at Citigroup, where he joined as Director of Fixed Income Sales and Ecommerce Technology.

        Michael L. Gravelle.    Mr. Gravelle has served as the Executive Vice President, General Counsel and Corporate Secretary of Black Knight since December 2014 and as the Executive Vice President, General Counsel and Corporate Secretary of BKFS LLC since January 2014. Mr. Gravelle has also served as Executive Vice President, General Counsel and Corporate Secretary of FNF since January 2010. Mr. Gravelle served in the capacity of Executive Vice President, Legal of FNF since May 2006 and Corporate Secretary of FNF since April 2008. Mr. Gravelle joined FNF in 2003, serving as Senior Vice President. Mr. Gravelle joined a subsidiary of FNF in 1993, where he served as Vice President, General Counsel and Secretary beginning in 1996 and as Senior Vice President, General Counsel and Corporate Secretary beginning in 2000. Mr. Gravelle also served as Executive Vice President, Chief Legal Officer and Corporate Secretary of FIS from January 2010 through January 2013, and Senior Vice President, General Counsel and Corporate Secretary of Remy International, Inc. from February 2013 through March 2015.

Corporate Governance Guidelines

        We expect our corporate governance guidelines will provide for, along with the charters of the committees of the board of directors, a framework for the functioning of the board of directors and its committees and to establish a common set of expectations as to how the board of directors should perform its functions. These guidelines will cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Executive Chairman of the board of directors, Chief Executive Officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be posted on the Investors page of our website which is located at www.bkfs.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under "Cautionary Statement Concerning Forward-Looking Statements—Additional Information" above.

Code of Ethics and Business Conduct

        We expect our board of directors will adopt a Code of Ethics for Senior Financial Officers, which will be applicable to our Chief Executive Officer, our Chief Financial Officer and our Senior Vice President, Finance, and a Code of Business Conduct and Ethics, which will be applicable to all our directors, officers and employees. The purpose of these codes will be to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. We expect our codes of ethics will demonstrate our commitment to continuing Black Knight's standards for ethical business practices. We believe our reputation for integrity will be one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. We expect that under our codes of ethics, an amendment to or a waiver or modification of any ethics policy applicable to our directors or executive officers must be disclosed to the extent required under Securities and Exchange Commission and/or New York Stock Exchange rules. We intend to disclose any such amendment or waiver by posting it on the Investors page of our website at www.bkfs.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under "Cautionary Statement Concerning Forward-Looking Statements—Additional Information" above.

        Copies of our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers will be available for review on the Investors page of our website at www.bkfs.com.

Review, Approval or Ratification of Transactions with Related Persons

        We expect that our codes of ethics will define a "conflict of interest" as occurring when an individual's private interest interferes or appears to interfere with our interests, and can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Anything that would present a conflict for a director, officer or employee would also likely present a conflict if it is related to a member of his or her family. We expect our code of ethics to state that clear conflict of interest situations involving directors, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:

  •
  any significant ownership interest in any supplier or customer;

  •
  any consulting or employment relationship with any customer, supplier or competitor; and

  •
  selling anything to us or buying anything from us, except on the same terms and conditions as comparable directors, officers or employees are permitted to so purchase or sell.

        We expect it will be our policy to review all relationships and transactions in which we and our directors, executive officers (or their respective immediate family members), certain shareholders and certain other related persons, including FNF and THL (as defined in Article VI of our amended and restated certificate of incorporation) are participants in order to determine whether the director or officer in question has or may have a direct or indirect material interest. Our Chief Compliance Officer, together with our legal staff, will be primarily responsible for developing and implementing procedures to obtain the necessary information from our directors and officers regarding transactions to/from related persons. We anticipate that any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest will be discussed promptly with our Chief Compliance Officer. The Chief Compliance Officer, together with our legal staff, will then review the transaction or relationship, and consider the material terms of the transaction or relationship, including the importance of the transaction or relationship to us, the nature of the related person's interest in the transaction or relationship, whether the transaction or relationship would likely impair the judgment of a director or executive officer to act in our best interest, and any other factors such officer deems appropriate. We expect that after reviewing the facts and circumstances of each transaction, the Chief Compliance Officer, with assistance from the legal staff, will determine whether the director or officer in question has a direct or indirect material interest in the transaction and whether or not to approve the transaction in question.

        With respect to our Chief Executive Officer, Chief Financial Officer and Senior Vice President, Finance, we expect our codes of ethics to require that each such officer must:

  •
  discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with our General Counsel;

  •
  in the case of our Chief Financial Officer and Senior Vice President, Finance, obtain the prior written approval of our General Counsel for all material transactions or relationships that could reasonably be expected to give rise to a conflict of interest; and

  •
  in the case of our Chief Executive Officer, obtain the prior written approval of the audit committee for all material transactions that could reasonably be expected to give rise to a conflict of interest.

        We expect that in the case of any material transactions or relationships involving our Chief Financial Officer or our Senior Vice President, Finance, the General Counsel will be required to submit a list of any approved material transactions semi-annually to the audit committee for its review.

        Under Securities and Exchange Commission rules, certain transactions in which we are or will be a participant and in which our directors, executive officers, certain shareholders and certain other related persons, including FNF and THL (each as defined in Article VI of our amended and restated certificate of incorporation) had or will have a direct or indirect material interest are required to be disclosed in this related person transactions section of our proxy statement. In addition to the procedures above, we expect our audit committee will review and approve or ratify any such transactions that are required to be disclosed. We expect the committee to make these decisions based on its consideration of all relevant factors. We expect that the review may be before or after the commencement of the transaction. We expect that if a transaction is reviewed and not approved or ratified, the committee will recommend a course of action to be taken.

COMPENSATION OF EXECUTIVE OFFICERS

        For purposes of this section, references to "Company," "we," "our," or "us" refers to Black Knight.

Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        In this compensation discussion and analysis, we provide an overview of our approach to compensating our named executive officers in 2016, including the objectives of our compensation programs and the principles upon which our compensation programs and decisions are based. In 2016, our named executive officers were:

  •
  William P. Foley, II, Executive Chairman

  •
  Thomas J. Sanzone, President and Chief Executive Officer

  •
  Kirk T. Larsen, Executive Vice President and Chief Financial Officer

  •
  Anthony Orefice, Executive Vice President and Chief Operating Officer

  •
  Michael L. Gravelle, Executive Vice President, General Counsel and Corporate Secretary

EXECUTIVE SUMMARY

Financial Highlights

        2016 was an exceptional year for Black Knight as we delivered strong financial results, generating revenues of $1,026.0 million (representing growth of 10.2% compared to 2015), net earnings of $133.0 million (representing growth of 61.4% compared to 2015) and Adjusted EBITDA of $463.1 million (representing growth of 12.0% compared to 2015), driven by strong growth in our Servicing Technology and Origination Technology businesses and the benefit of lower interest expense following the refinancing that we completed in connection with our initial public offering in May 2015.

        Reflecting the strong financial results, significant new sales wins and strength of our business model, our shares outperformed broad market and sector indices in 2016. The closing price of our stock on December 30, 2016 was $37.80, an increase of 14.3% above the closing price on December 31,

2015. These results compare to a total return of 12.0% for the S&P 500 and 12.0% for the S&P North American Technology Sector Index for the period from December 31, 2015 to December 30, 2016.

        Adjusted EBITDA is a non-GAAP financial measure. Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" on pages 39 and 40 of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Our Compensation Programs are Driven by Our Business Objectives

        Our compensation committee believes it is important to reward our executives for strong performance in an industry with significant operational and regulatory challenges, and to incentivize them to continue to take actions to deliver strong results for our investors by expanding our client relationships, continuing to innovate our solutions set and pursuing new market opportunities. At the same time, our compensation committee believes it is important to disincentivize our executives from taking unnecessary risks. The compensation committee believes that our compensation programs are structured to foster these goals.

        We believe that our executive compensation programs are structured in a manner to support our Company and to achieve our business objectives. For 2016, our executive compensation approach was designed with the following goals:

  •
  Sound Program Design.  We designed our compensation programs to fit with our Company, our strategy and our culture. There are many facets and considerations that enter into this equation, some of which are discussed below in "—Compensation Best Practices." Consequently, we aim to deliver a sound compensation program, reflecting a comprehensive set of data points and supporting our success.

  •
  Pay for Performance.  We designed our compensation programs so that a substantial majority of our executives' compensation is tied to our performance. We used pre-defined performance goals under our cash-based Black Knight Financial Services Incentive Plan, which we refer to as the Annual Incentive Plan, to make pay-for-performance the key driver of the cash compensation levels paid to our named executive officers. For 2016, the corporate performance measures for our Annual Incentive Plan included Adjusted Revenues and Adjusted EBITDA. These performance measures are key components in the way we and our investors view our operating success and are highly transparent and objectively determinable. To complement the Annual Incentive Plan, we used performance-based restricted stock awards in 2015 and 2016. These grants tie executives to our shareholder return and our operating performance over the long term. Also, these performance-based awards are linked to our executive stock ownership guidelines, where together the grants and the guidelines strongly promote long term stock ownership and provide direct alignment with our shareholders.

  •
  Competitiveness.  Total compensation is intended to be competitive in order to attract, motivate and retain highly qualified and effective executives who can build shareholder value over the long term. The level of pay our compensation committee sets for each named executive officer is influenced by the executive's leadership abilities, scope of responsibilities, experience, effectiveness, and individual performance achievements, as well as a detailed assessment of the compensation paid by our peers.

  •
  Incentive Pay Balance.  We believe the portion of total compensation contingent on performance should increase with an executive's level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial and strategic business results. Long-term incentive compensation opportunities should significantly outweigh short-term cash-based opportunities. Annual objectives should be compatible with sustainable long-term performance.

  •
  Investor Alignment and Risk Assumption.  We place a strong emphasis on delivering long-term results for our investors and clients and discourage excessive risk-taking by our executive officers.

  •
  Good Governance.  Good compensation governance plays a prominent role in our approach to compensation. As discussed in the next section, our compensation committee, our Executive Chairman, and our President and Chief Executive Officer review current trends in compensation governance and adopt policies that work for Black Knight.

        We believe it is important to deliver strong results for our investors and clients, and we believe our practice of linking compensation with corporate performance will help us to accomplish that goal.

Compensation Best Practices

        We take a proactive approach to compensation governance. Our compensation committee regularly reviews our compensation programs and makes adjustments that it believes are in the best interests of the Company and our investors. As part of this process, our compensation committee reviews compensation trends and considers current best practices, and makes changes in our compensation programs when the committee deems it appropriate, all with the goal of continually improving our approach to executive compensation. We are also committed to hearing and responding to the views of our shareholders. Throughout 2016, our officers met with investors on numerous occasions, both in group and one-on-one settings. The investors with whom we met in 2016 represented 5 of our top 15 shareholders, who collectively owned more than 85% of our shares as of December 31, 2016 (excluding shares owned by FNF and THL). At these meetings, our officers discuss a variety of topics, including our operational and stock performance, corporate governance and executive compensation matters. We report and discuss these meetings with our board or applicable board committees, as appropriate. Notable best practices that we have adopted include the following:

  •
  We set a high ratio of performance-based compensation to total compensation, and a low ratio of non-performance-based compensation, including fixed benefits, perquisites and salary, to total compensation.

  •
  The number and amount of perquisites provided to our named executive officers are minimal.

  •
  We adopted aggressive stock ownership guidelines and linked the guidelines to a holding period requirement for executives and directors who have not met the guidelines.

  •
  We do not provide income tax reimbursements on any form of executive compensation, such as executive perquisites, change in control compensation or other payments.

  •
  We have a policy to clawback any overpayments of incentive-based or equity-based compensation that were attributable to restated financial results.

  •
  Our compensation committee sets maximum levels of awards payable under our Annual Incentive Plan, and our equity incentive plan has a limited award pool.

  •
  We do not permit the re-pricing of stock options or any equivalent form of equity incentive.

  •
  Our long-term equity incentive awards utilize a vesting schedule of at least three years, and under the proposed amendment and restatement of our omnibus incentive plan, awards granted under the amended and restated plan will vest no sooner than one-year after the grant date, except in the case of unanticipated, early vesting due to death, disability or a change in control, with a standard carveout for awards relating to no more than 5% of the plan's share reserve.

  •
  We use a performance-based vesting provision in restricted stock grants to our officers, including our named executive officers.

  •
  Our named executive officers' employment agreements do not contain multi-year guarantees for salary increases, non-performance-based bonuses or guaranteed equity compensation.

  •
  Employment agreements do not allow tax gross-ups for compensation paid due to a change of control and do not contain single trigger severance payment arrangements related to a change of control.

  •
  We only pay dividends or dividend equivalents on equity awards that vest.

  •
  We have separated the positions of Chief Executive Officer and Executive Chairman.

  •
  Our compensation committee uses an independent compensation consultant who reports solely to the compensation committee and does not provide separate services to management.

OVERVIEW OF OUR COMPENSATION PROGRAMS

Principal Components of Compensation

        We link a significant portion of each named executive officer's total annual compensation to performance goals that are intended to deliver measurable results. Executives are generally rewarded only when and if the pre-established performance goals are met or exceeded. We also believe that material ownership stakes for executives assist in aligning executives' interests with those of shareholders and strongly motivates executives to build long-term value. We structure our compensation programs to assist in creating this link.

        The following chart illustrates the principal elements of our named executive officer compensation program in 2016:

Fixed Compensation	Short-Term Incentives	Long-Term Incentives
Base Salary	Annual Cash Incentive	Performance-Based Restricted Stock	Benefits
Fixed cash component with annual merit increase opportunity based on individual performance results.	Annual cash award for profitability, growth and operating strength during the year.	Annual restricted stock grants with service and performance-based vesting conditions tied to operating strength and efficiency. Restricted stock vesting is also tied to our stock ownership guidelines to promote significant long term stock ownership.	Employee stock purchase plan; FNF 401(k) plan and deferred compensation plan (Mr. Gravelle only); and limited perquisites.

Link To Performance	Link To Performance	Link to Performance
Individual performance	Adjusted Revenues and Adjusted EBITDA	Adjusted EBITDA and Shareholder Returns

        The principal components of our executive compensation program for 2016 were base salaries, annual cash incentives under our Annual Incentive Plan, and long-term performance-based equity incentive awards. In 2016, our compensation committee placed heavy emphasis on the at-risk, performance-based components of performance-based cash incentives and performance-based equity incentive awards. The compensation committee determined the appropriate value of each component of compensation after considering each executive's level of responsibility, the individual skills, experience and potential contribution of each executive, and the ability of each executive to impact Company-wide performance and create long-term value. As shown in the table below, at least 63% of total compensation was based on performance-based incentives. Benefits comprised less than 3% of total compensation.

        The compensation committee believes a significant portion of an executive officer's compensation should be allocated to compensation that effectively aligns the interests of our executives with the long-term interests of our investors. In particular, with respect to Messrs. Foley and Sanzone, our compensation committee considered the critical role they play in our organization, especially with respect to achieving our strategic goals and long-term growth and success, and the paramount importance of retaining their services and continued focus and dedication. The structure and terms of the compensation provided to Messrs. Foley and Sanzone is also reflective of the role they play within our organization, with the substantial majority being performance-based contingent upon achievement of specified performance objectives.

Allocation of Total Compensation for 2016

        The following tables show the allocation of 2016 total compensation for our named executive officers, as reported in the Summary Compensation Table below, among the various components. The compensation committee believed this allocation to be appropriate after consideration of the factors described above.

Name	Salary	Performance- Based Restricted Stock	Annual Cash Incentive	Benefits & Other Compensation	Total Compensation	Performance Based Compensation(1)
Thomas J. Sanzone	8.7%	59.1%	31.7%	0.5%	100%	90.8%
Kirk T. Larsen	19.4%	44.5%	34.6%	1.5%	100%	79.1%
Anthony Orefice	35.2%	0.0%	63.0%	1.8%	100%	63.0%
William P. Foley, II	5.1%	60.1%	33.2%	1.6%	100%	93.3%
Michael L. Gravelle	20.2%	41.0%	36.1%	2.7%	100%	77.1%

(1)
Calculated from Total Compensation, less the amounts included in "Salary" and "Benefits and Other Compensation."

 Executive Chairman
2016 Compensation Mix

Average of Other
Named Executive Officers'
2016 Compensation Mix

Analysis of Compensation Components

        Note that the financial measures used as performance targets for our named executive officers described in this discussion are non-GAAP measures and differ from the comparable GAAP measures reported in our financial statements. We explain how we use these non-GAAP measures in our discussions about incentives below.

Base Salary

        Base salaries reflect the fixed component of the compensation for an executive officer's ongoing contribution to the operating performance of his or her area of responsibility. We provide Messrs. Foley, Sanzone, Larsen, Orefice and Gravelle with base salaries that are intended to provide them with a level of assured, regularly paid cash compensation that is competitive and reasonable. In February of 2016, Mr. Sanzone's base salary was increased from $650,000 to $750,000 per year based on an assessment of his performance and his importance to the company, the company's performance under his leadership, the increase in his responsibilities following our initial public offering, and to bring his salary closer to the 50th percentile of our peer group. In January 2016, Mr. Foley's base salary was increased from $212,500 to $600,000, reflecting his increased focus on Black Knight, in accordance with his amended and restated employment agreement. Mr. Foley receives an annual retainer of $780,000 and board meeting fees from FNF for his service as non-executive Chairman and his ServiceLink base salary has been eliminated. Mr. Gravelle, who also serves as Executive Vice President, General Counsel and Corporate Secretary of FNF, also receives a base salary of $352,000 from FNF. Our compensation committee reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers' positions or responsibilities. When establishing base salary levels, our compensation committee considers the peer compensation data provided by our compensation consultant, Strategic Compensation Group, LLC, which we refer to as SCG, as well as a number of qualitative factors, including the named executive officer's experience, knowledge, skills, level of responsibility and performance.

Annual Performance-Based Cash Incentive

        In 2016, we awarded annual cash incentive opportunities to each executive officer under our Annual Incentive Plan. We use the Annual Incentive Plan to provide a form of at-risk, performance-based pay that is focused on achievement of critical, objectively measureable, financial objectives. These financial objectives are tied to our annual budget and our strategic planning process. It is reviewed in detail and approved by our board. The 2016 annual cash incentives were conditioned upon the achievement of pre-defined financial objectives for fiscal year 2016, which were determined by our compensation committee. The payout formula under our incentive plans are based on objective (and not subjective) criteria, except with regard to negative discretion, where the compensation committee has the authority to reduce (but not increase) an executive's incentive. The performance measures used under our incentive plans are formulaic, established by the compensation committee in writing not later than 90 days into the applicable performance period, and, as applicable, payment amounts are determined based on the audited and reported financial results.

        Our annual cash incentives play an important role in our approach to total compensation. They motivate participants to work hard and proficiently toward improving our operating performance and achieving our business plan for a fiscal year, and require that we achieve defined annual financial performance goals before participants become eligible for an incentive payout. We believe that achieving our financial objectives is a result of executing our business strategy, strengthening our services and solutions, improving client satisfaction and gaining new clients, and is important to delivering long-term value for our shareholders. In addition, the cash incentive program helps to attract and retain a highly qualified workforce and to maintain a market competitive compensation program.

        In the first quarter of 2016, our compensation committee approved the 2016 fiscal year financial performance objectives and a target incentive opportunity for our executive officers as well as the potential incentive opportunity range for threshold and maximum performance. No annual incentive payments are payable to an executive officer if the pre-established, threshold performance levels are not met, and payments are capped at the maximum performance payout level. Award targets under the Annual Incentive Plan were established by our compensation committee as described above for our executive officers as a percentage of each individual's base salary. Our executive officers' 2016 target percentages were the same as their 2015 target percentages, except that Mr. Foley's target percentage was increased from 225% to 250%, reflecting his increased focus on our business, in accordance with his amended and restated employment agreement.

        The amount of the annual incentives actually paid depends on the level of achievement of the pre-established goals as follows:

  •
  If threshold performance is not achieved, no incentive will be paid.

  •
  If threshold performance is achieved, the incentive payout will equal 50% of the executive officer's target incentive opportunity.

  •
  If target performance is achieved, the incentive payout will equal 100% of the executive officer's target incentive opportunity.

  •
  If maximum performance is achieved, the incentive payout will equal 200% of the executive officer's target incentive opportunity, except for Mr. Foley, whose maximum incentive payout is equal to 300% of his target incentive opportunity.

  •
  Between these levels, the payout is prorated.

        Threshold performance levels were established to challenge our executive officers. Maximum performance levels were established to limit annual incentive awards so as to avoid excessive compensation while encouraging executives to reach for performance beyond the target levels. An important tenet of our pay for performance philosophy is to utilize our compensation programs to motivate our executives to achieve performance levels that reach beyond what is expected of us as a Company.

        Target performance levels are intended to be difficult to achieve, but not unrealistic. The performance targets were based on discussions between management and our compensation committee. In setting 2016 performance metrics, our compensation committee considered the absolute performance with additional consideration given to prior year performance (with the 2016 target goals set above 2015 achievement) and the 2016 business plan.

        The 2016 performance metrics were Adjusted Revenues and Adjusted EBITDA, weighted 40% and 60%, respectively. For 2016, we replaced Adjusted Revenues growth with Adjusted Revenues because we thought it would be clearer and more readily understood if the goal were stated as the actual Adjusted Revenues figure, rather than as a comparison to prior year Adjusted Revenues. Achieving the Adjusted Revenues target still required growth in Adjusted Revenues from the prior year Adjusted Revenues. We replaced Adjusted EBITDA margin, which was based on our Adjusted EBITDA divided by Adjusted Revenues, with specified Adjusted EBITDA goals, due to a shift following our initial public offering from focusing on Adjusted EBITDA margin to achievement of absolute Adjusted EBITDA goals to enhance our enterprise valuation, and because we thought that expressing the Adjusted EBITDA goal as the actual targeted Adjusted EBITDA amount would be more readily understood by award recipients and our shareholders. These performance metrics are among the most important measures in evaluating the financial performance of our business, and they can have a significant effect on long-term value creation and the investing community's expectations. In the following table, we explain how we calculate the performance measures and why we use them.

Performance Measure	Weight	How Calculated	Reason for Use
Adjusted Revenues	40%	We define Adjusted Revenues as GAAP Revenues adjusted to include the revenues that were not recorded by Black Knight during the respective period due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. For annual incentive purposes, we also exclude the effect of acquisitions and divestitures.	Adjusted Revenues is an important measure of our growth, our ability to satisfy our clients and gain new clients and the effectiveness of our services and solutions. Adjusted Revenues is widely followed by investors.
Adjusted EBITDA	60%
		We define Adjusted EBITDA as net earnings, with adjustments to reflect the addition or elimination of certain income statement items including, but not limited to (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) the deferred revenue purchase accounting adjustment recorded in accordance with GAAP; (v) equity-based compensation; (vi) charges associated with significant legal and regulatory matters; (vii) exit costs, impairments and other charges; (viii) costs associated with debt and equity offerings; (ix) acquisition-related costs; (x) discontinued operations and (xi) other expenses, net. For annual incentive purposes, we also exclude the effect of acquisitions and divestitures.
			Adjusted EBITDA reflects our operating strength and efficiency. It also reflects our ability to convert revenue into operating profits for shareholders. Adjusted EBITDA is a common basis for enterprise valuation by investment analysts and is widely followed by investors.

        Adjusted Revenues and Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors in evaluating our overall financial performance. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

        Set forth below are the relative percentage weights of the 2016 performance metrics, the threshold, target and maximum performance levels for each performance metric and 2016 performance results. Our compensation committee set the Adjusted Revenue and Adjusted EBITDA targets for the 2016 incentives above 2015 actual results, reflecting the committee's commitment to using rigorous goals that incentivize and reward continued growth in these important measures. For information on the ranges of possible payments under our Annual Incentive Plan, see "—Grants of Plan-Based Awards" under the column "Estimated Future Possible Payouts Under Non-Equity Incentive Plan Awards." Dollar amounts are in millions.

Performance Metric	Weight	Threshold	Target	Maximum	Performance Result(1)	Payout Factor
Adjusted Revenues	40%	$990.0	$1,000.0	$1,010.0	$1,009.5	195%
Adjusted EBITDA	60%	$438.0	$449.2	$460.4	$456.8	168%

(1)
As noted above, excludes the effects of acquisitions and divestitures in 2016.

        For 2016, we assigned a relative percentage weight of 40% to the Adjusted Revenues performance metric and 60% to the Adjusted EBITDA performance metric. The percentage weight of each performance metric equates to the maximum percentage of incentive awards payable upon achieving the threshold, target or maximum performance level determined for such performance metric. The relative percentage weights for the performance metrics sum to 100%, and therefore 100% of the annual incentive awards would potentially be payable if target performance levels were achieved for both of the 2016 performance metrics.

        The table below shows each named executive officer's 2016 target incentive opportunity and the amounts actually paid under the Annual Incentive Plan.

Name	2016 Base Salary	2016 Annual Incentive Target	2016 Incentive Pay Target	Actual Performance Multiplier	2016 Total Incentive Earned
Thomas J. Sanzone	$750,000	200%	$1,500,000	178.7%	$2,680,500
Kirk T. Larsen	$435,000	100%	$435,000	178.7%	$777,345
Anthony Orefice	$425,000	100%	$425,000	178.7%	$759,475
William P. Foley, II	$600,000	250%	$1,500,000	257.4%	$3,861,000
Michael L. Gravelle	$148,000	100%	$148,000	178.7%	$264,476

Long-Term Equity Incentives

Performance-Based Restricted Stock

        We typically approve our long-term equity incentive awards during the first quarter as the compensation committee begins its consideration of our compensation strategy for the year. In February 2016, we used our Omnibus Incentive Plan to grant long-term incentive awards to our executive officers (other than Mr. Orefice who received a long-term incentive award in December 2015) in the form of performance-based restricted stock. The performance-based restricted stock awards granted in 2016 vest over four years (three years for Mr. Foley) based on continued employment with us and provided we achieve a performance target of Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016. The Adjusted EBITDA goal of $413 million was consistent with our 2015 actual Adjusted EBITDA. The awards were designed with a primary objective of creating a long-term retention incentive, the value of which is tied to our stock price performance, and a secondary objective of requiring that management achieve Adjusted EBITDA results that were equal to or better than the prior year performance.

        We achieved Adjusted EBITDA, adjusted as described above for purposes of the awards, of $456.8 million for this period. We selected Adjusted EBITDA because it is one of the most important measures in evaluating our operating strength and efficiency. It also reflects our ability to convert revenue into operating profits for shareholders and our progress toward achieving our long-term strategy. It is a key measure used by investors and has a significant effect on our long-term stock price. If the performance target is not met, then none of the shares will vest and the award will be forfeited. For our performance-based restricted stock, Adjusted EBITDA is calculated as noted above, under "—Annual Performance-Based Cash Incentive."

        Credit is provided for dividends paid on unvested shares, but payment of those dividends is subject to the same vesting requirements as the underlying shares—in other words, if the underlying shares do not vest, the dividends are forfeited. We have not paid any cash dividends to date and have no current plans to pay any cash dividends for the foreseeable future.

We Promote Long-Term Stock Ownership for our Executives

        Our named executive officers and our board of directors maintain significant long-term investments in our Company. Collectively, as reported in the table under "Beneficial Ownership of New Black Knight Common Stock" on page 169, their expected beneficial ownership is an aggregate of 8,952,563 shares of New Black Knight common stock (excluding shares owned by THL), which represents 5.8% of New Black Knight common stock estimated to be outstanding immediately following the completion of the mergers based on the outstanding shares of Black Knight Class A and Class B common stock, as of July 31, 2017. The consummation of the transactions does not constitute a change of control under any executive compensation agreements or plans and will not trigger any vesting of outstanding long-term equity incentive awards. However, the fact that our executives and directors hold such a large investment in our shares is part of our Company culture and our compensation philosophy. Management's sizable investment in our shares aligns their economic interests directly with the interests of our shareholders, and their wealth will rise and fall as our share price rises and falls. This promotes teamwork among our management team and strengthens the team's focus on achieving long-term results and increasing shareholder return.

        We have formal stock ownership guidelines for all corporate officers, including our named executive officers and members of our board of directors. The guidelines were established to encourage such individuals to hold a multiple of their base salary (or annual retainer) in our common stock and, thereby, align a significant portion of their own economic interests with those of our shareholders.

        The guidelines call for the executive to reach the ownership multiple within four years. Shares of restricted stock and gain on stock options count toward meeting the guidelines. The guidelines, including those applicable to non-employee directors, are as follows:

Position	Minimum Aggregate Value
Executive Chairman and Chief Executive Officer	7 × base salary
Other Executive Officers	2 × base salary
Members of the Board	5 × annual cash retainer

        Each of our named executive officers and non-employee directors met these stock ownership guidelines as of December 31, 2016. The ownership levels are shown in the table under "Beneficial Ownership of New Black Knight Common Stock" on page 169.

Benefit Plans

        We provide retirement and other benefits to our U.S. employees under a number of compensation and benefit plans. Our named executive officers generally participate in the same compensation and benefit plans as our other executives and employees. In addition, our named executive officers are eligible to participate in broad-based health and welfare plans. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

        401(k) Plan.    FNF sponsors a defined contribution savings plan that is intended to be qualified under Section 401(a) of the IRC, which all of our employees in the U.S., including our named executive officers, are eligible to participate in. The plan contains a cash or deferred arrangement under Section 401(k) of the IRC. Participating employees may contribute up to 40% of their eligible compensation, but not more than statutory limits, generally $18,000 in 2016.

        A participant may receive the value of his or her vested account balance upon termination of employment. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions, if any, occurs proportionally each year over three years based on continued employment with us.

        Employee Stock Purchase Plan.    We maintain an employee stock purchase plan, or ESPP, through which our executives and employees can purchase shares of our common stock through payroll deductions and through matching employer contributions. At the end of each calendar quarter, we make a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. For officers, including our named executive officers, matching contributions are equal to 1/2 of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution was made. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market. For information regarding the matching contributions made to our named executive officers in 2016 see "—Summary Compensation Table" under the column "All Other Compensation" and the related footnote.

        Deferred Compensation Plan.    Our named executive officers are eligible to defer receipt of their compensation under FNF's nonqualified deferred compensation plan. Only Mr. Gravelle elected to defer 2016 compensation under an FNF deferred compensation plan. A description of FNF's deferred compensation plan and Mr. Gravelle's deferrals under the plan can be found in the Nonqualified Deferred Compensation Table and accompanying narrative. See "—Nonqualified Deferred Compensation."

        Health and Welfare Benefits.    We sponsor various broad-based health and welfare benefit plans for our employees. We provide all our employees, including our named executive officers, with basic life insurance and the option for additional life insurance. The taxable portion of the premiums on this additional life insurance for our named executive officers is reflected below under "—Summary Compensation Table" under the column "All Other Compensation" and related footnote.

        Other Benefits.    We provide few perquisites to our executives. In general, the perquisites provided are intended to help our executives be more productive and efficient and to protect us and the executive from certain business risks and potential threats. The compensation committee regularly reviews the perquisites provided to our executive officers. Further detail regarding executive perquisites in 2016 can be found in the "—Summary Compensation Table" under the column "All Other Compensation" and the related footnote.

Employment Agreements and Post-Termination Compensation and Benefits

        We have entered into employment agreements with our named executive officers. These agreements provide us and the executives with certain rights and obligations following a termination of employment, and in some instances, following a change of control. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in the event of certain termination events. In April of 2016, we amended the employment agreements to provide for vesting of unvested equity awards upon a termination of employment due to the employee's death or disability. Our compensation committee considered this change to be appropriate and in keeping with market practice. For a discussion of the material terms of the agreement, see the narrative following "—Grants of Plan-Based Awards" and "—Employment Agreements—Potential Payments Upon Termination or Change of Control."

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANT AND EXECUTIVE OFFICERS

        Our compensation committee is responsible for reviewing, approving and monitoring all compensation programs for our named executive officers. Our compensation committee is also responsible for administering our annual cash incentives under our Annual Incentive Plan, our Omnibus Incentive Plan and approving individual grants and awards under those plans for our executive officers.

        Our compensation committee engaged SCG, an independent compensation consultant, to conduct an annual review of our compensation programs for our named executive officers and other key executives and our board of directors. SCG was selected, and its fees and terms of engagement were approved, by our compensation committee. SCG reported directly to the compensation committee, received compensation only for services related to executive compensation issues and neither it nor any affiliated company provided any other services to us. In March 2016, the compensation committee reviewed the independence of SCG in accordance with the rules of the NYSE regarding the independence of consultants to the compensation committee, and affirmed the consultant's independence.

        Our Executive Chairman, Mr. Foley, participated in the 2016 executive compensation process by making recommendations with respect to equity-based incentive compensation awards and Mr. Sanzone's compensation generally. Our President and Chief Executive Officer, Mr. Sanzone, made recommendations with respect to his direct reports. In addition, Mr. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, coordinated with our compensation committee members and the consultant in preparing the committee's meeting agendas and, at the direction of the committee, assisted SCG in gathering our financial information and information on our executives' existing compensation arrangements for inclusion in SCG's reports to our compensation committee. Our executive officers do not make recommendations to our compensation committee with respect to their own compensation.

        While our compensation committee carefully considers the information provided by, and the recommendations of, SCG and the individuals who participate in the compensation process, our compensation committee retains complete discretion to accept, reject or modify any compensation recommendations.

Establishing Executive Compensation Levels

        We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary for building long-term value, motivate our executives to perform at a high level and reward outstanding achievement, our executives' compensation levels are set at levels that our compensation committee believes to be competitive in our market.

        When determining the amount of the various compensation components that each of our named executive officers would receive, our compensation committee considered a number of important qualitative and quantitative factors including:

  •
  the executive officer's experience, knowledge, skills, level of responsibility and potential to influence our Company's performance;

  •
  the business environment and our business objectives and strategy;

  •
  the executive's ability to impact the Company's achievement of the goals for which the compensation program was designed, including achieving the Company's long-term financial goals and increasing shareholder value;

  •
  market compensation data provided by the compensation committee's compensation consultant, with a focus on the 50th percentile; and

  •
  other corporate governance and regulatory factors related to executive compensation, including discouraging our named executive officers from taking unnecessary risks.

        Our compensation decisions are not formulaic, and the members of our compensation committee did not assign precise weights to the factors listed above. Our compensation committee utilized their individual and collective business judgment to review, assess and approve compensation for our named executive officers. For instance, with respect to Messrs. Foley and Sanzone, our compensation committee considered, as it did when structuring all of their compensation arrangements, the material role they play in our organization, their personal financial positions, and the importance of retaining their services and continued focus and dedication. Our compensation committee recognizes Mr. Foley's and Mr. Sanzone's knowledge of, and history and experience in, our industry and our organization, and the key role they have played, and continue to play, in developing and implementing our short-term and long-term business strategies. The relative size of Mr. Foley's and Mr. Sanzone's incentives is reflective of our compensation committee's subjective assessment of the value they add to our organization and its success. The structure and terms of the compensation provided to Mr. Foley and Mr. Sanzone is also reflective of the role they play within our organization, with the majority being performance-based. We believe that the cost of these incentives is outweighed by the immediate and long-term benefits we and our shareholders stand to gain by having Messrs. Foley and Sanzone dedicated, focused and materially aligned financially with our success. Additionally, the Chairman of our compensation committee is also the Chairman of FNF's compensation committee, and our compensation committee considers the services Messrs. Foley and Gravelle provide to, and the compensation they receive from, FNF.

        To assist our compensation committee, SCG conducts marketplace reviews of the compensation we pay to our executive officers. It gathers marketplace compensation data on total compensation, which consists of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from our Omnibus Incentive Plan, compensation levels as a percent of revenue, pay mix and other key statistics. This data is collected and analyzed twice during the year, once in the first quarter and again in the fourth quarter. The marketplace compensation data provides a point of reference for our compensation committee, but our compensation committee ultimately makes subjective compensation decisions based on all of the factors described above.

        For 2016, SCG used two marketplace data sources: (1) general industry companies with revenues between $900 million and $1.5 billion and (2) compensation information for a group of companies, or the peer group. The peer group was based on a revenue range of 1/2 to 2 times our projected 2016 revenue (which at the time was estimated to be about $1 billion), industry focus, nature and complexity of operations, and because they compete with us for business and/or executive talent.

        In addition to the compensation surveys, SCG gathers compensation practices data from independent sources. That data is helpful to the compensation committee when reviewing the executive compensation practices used by Black Knight.

        The 2016 peer group was consistent with the peer group used by the compensation committee in 2015, except that Solera Holdings, Inc. and Wex, Inc. were deleted because the industry focus and nature of operations are materially different than BKFS, and because those companies do not compete with BKFS. Global Payments, Inc. and Microstrategy, Inc. were added. The 2016 peer group consisted of:

Broadridge Financial	Informatica Corp.
Corelogic, Inc.	Microstrategy, Inc.
Equifax, Inc.	MSCI, Inc.
Euronet Worldwide	SS&C Technologies
Fair Isaac Corp.	Total System Services
Fleetcor	Vantiv, Inc.
Global Payments, Inc.	Verint Systems, Inc.
Heartland Payment	Verisk Analytics, Inc.
Jack Henry & Associates, Inc.
IHS, Inc.

        The revenue range of these companies at that time was between $580 million and $2.78 billion, with median revenue of $1.54 billion. This compares to our 2016 revenue estimate at that time of about $1 billion.

        We primarily focused on the 50th percentile of the data when considering what our named executive officers' 2016 target total compensation levels should be.

        The marketplace compensation information in this discussion is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

HEDGING AND PLEDGING POLICY

        In order to more closely align the interests of our directors and executive officers with those of our shareholders and to protect against inappropriate risk taking, we maintain a hedging and pledging policy, which prohibits our executive officers and directors from engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct or holding Black Knight securities in margin accounts or pledging them as collateral for loans without our approval. The policy was originally effective in April 2015. In July 2016, the Board approved a pledge of Black Knight Class A stock by one Board member, who confirmed that he was able to repay the related loans without resort to the pledged Black Knight shares.

CLAWBACK POLICY

        In July 2016, our compensation committee adopted a policy to recover any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. No clawbacks were made in 2016.

TAX AND ACCOUNTING CONSIDERATIONS

        Our compensation committee considers the effect of tax and accounting treatments when determining executive compensation.

        Section 162(m) of the IRC places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. There is, however, an exception for certain performance-based compensation. Our compensation committee takes the deduction limitation under Section 162(m) into account when structuring and approving awards under our plans. However, our compensation committee may approve compensation that will not meet these requirements.

        Our compensation committee also considers the accounting effect when structuring and approving awards. We account for share-based payments, including long-term incentive grants, in accordance with Accounting Standards Codification (ASC) Topic 718, which governs the appropriate accounting treatment of share-based payments under generally accepted accounting principles (GAAP).

2016 SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

        At our 2016 annual meeting of shareholders, we held a non-binding advisory vote, also called a "say on pay" vote, on the compensation of our named executive officers as disclosed in the 2016 proxy statement. A majority of our shareholders approved our "say on pay" proposal, with 99% of the votes cast in favor of the proposal.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Richard N. Massey (Chairman)
Thomas M. Hagerty

Executive Compensation

        The following table contains information concerning the cash and non-cash compensation awarded to or earned by our named executive officers for the years indicated.

Summary Compensation Table

        The following table sets forth certain information with respect to compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the year ended December 31, 2016 (together, our named executive officers).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas J. Sanzone,	2016	736,923	—	5,000,003	2,680,500	39,622	8,457,048
President and Chief	2015	650,000	500,000	—	1,898,000	18,147	3,066,147
Executive Officer	2014	650,000	—	7,324,996	9,534,900	3,535	17,513,431
Kirk T. Larsen,	2016	435,000	—	999,995	777,345	33,202	2,245,542
Executive Vice	2015	367,664	350,000	—	536,790	19,380	1,273,834
President and Chief	2014	217,500	—	1,786,664	2,225,378	40	4,229,582
Financial Officer
Anthony Orefice,	2016	425,000	—	—	759,475	22,155	1,206,630
Executive Vice	2015	418,077	—	2,006,940	620,500	6,125	3,051,642
President and Chief	2014	400,000	—	446,666	2,035,500	183	2,882,349
Operating Officer
William P. Foley, II,	2016	592,568	—	6,999,993	3,861,000	191,296	11,644,857
Executive	2015	212,500	—	—	918,000	10,375	1,140,875
Chairman	2014	212,500	—	11,166,668	6,645,431	21,982	18,046,581
Michael L. Gravelle,	2016	148,000	—	299,987	264,476	19,793	732,256
Executive Vice	2015	148,000	750,000	—	216,080	17,838	1,131,918
President, General	2014	70,400	—	223,333	203,510	13,323	510,566
Counsel and Corporate Secretary

(1)
Amounts are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary under our ESPP, or under FNF's 401(k) plan or deferred compensation plan.

(2)
Represents the grant date fair value of performance-based restricted stock award granted on February 3, 2016, computed in accordance with ASC Topic 718, Compensation—Stock Compensation, excluding forfeiture assumptions. See the Grants of Plan-Based Awards table for details regarding the award. Assumptions used in the calculation of this amount are included in Footnote 13 to our Audited Consolidated Financial Statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2017.

(3)
Amounts shown for 2016 represent performance-based amounts earned as annual cash incentives under our Annual Incentive Plan.

(4)
Amounts shown for 2016 include matching contributions under our ESPP or under FNF's 401(k) plan, life insurance premiums paid by us, health insurance fees paid by us under the executive medical plan and personal use of corporate aircraft, as set forth below.

2016 ($)	Sanzone	Larsen	Orefice	Foley*	Gravelle*
401(k) Matching Contributions	5,963	5,963	5,963	5,963	1,765
ESPP Matching Contributions	—	27,104	—	3,065	2,163
Life Insurance Premiums	387	135	387	297	—
Executive Medical	—	—	—	34,631	15,865
Personal Airplane Use	33,272	—	15,805	147,340	—

Total	39,622	33,202	22,155	191,296	19,793

*
Amounts represent Black Knight's reimbursements to FNF for Black Knight's portion of the benefits for Mr. Gravelle and for personal airplane use for Mr. Foley.

 Grants of Plan-Based Awards

        The following table sets forth information concerning awards granted to the named executive officers during the fiscal year ended December 31, 2016.

						Estimated Future Payments under Equity Incentive Plan Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				(h) Grant Date Fair Value of Restricted Stock Awards ($)(3)
(a) Name	(b) Grant Date	(c) Award Type	(d) Threshold ($)	(e) Target ($)	(f) Maximum ($)	(g) Target (#)(2)
Thomas J. Sanzone	N/A	Annual Incentive Plan	750,000	1,500,000	3,000,000	—	—
	02/03/16	Performance-Based Restricted Stock	—	—	—	176,741	5,000,003
Kirk T. Larsen	N/A	Annual Incentive Plan	217,500	435,000	870,000	—	—
	02/03/16	Performance-Based	—	—	—	35,348	999,995
		Restricted Stock
Anthony Orefice	N/A	Annual Incentive Plan	212,500	425,000	850,000	—	—
William P. Foley, II	N/A	Annual Incentive Plan	750,000	1,500,000	4,500,000	—	—
	02/03/16	Performance-Based	—	—	—	247,437	6,999,993
		Restricted Stock
Michael L. Gravelle	N/A	Annual Incentive Plan	74,000	148,000	296,000	—	—
	02/03/16	Performance-Based	—	—	—	10,604	299,987
		Restricted Stock

(1)
With respect to our performance-based Annual Incentive Plan, amounts reflect potential payments to be made under our Annual Incentive Plan for fiscal 2016. The amounts shown in the Threshold column reflect the amount payable if the threshold level of performance is achieved, which is 50% of the target amount shown in the Target column. The amount shown in the Maximum column is 200% of such target amount for all executives other than Mr. Foley, and 300% of such amount for Mr. Foley. Target amounts, as a percentage of base salary, for each of our named executive officers under our Annual Incentive Plan are as follows: Mr. Sanzone 200%, Mr. Orefice 100%, Mr. Larsen 100%, Mr. Foley 250%, and Mr. Gravelle 100%.

(2)
The amounts shown in column (g) represent the number of shares of performance-based restricted stock granted on February 3, 2016 under our Omnibus Incentive Plan, which are subject to Black Knight meeting an Adjusted EBITDA goal. These awards are also subject to time-based vesting over four years (three years for Mr. Foley) based on continued employment.

(3)
Represents the grant date fair value of restricted stock award based upon a $28.29 per share grant date fair value.

Outstanding Equity Awards at Year End

        The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers at December 31, 2016.

 Outstanding Restricted Stock Awards at Fiscal Year End

Name	Grant Date	Number of Shares That Have Not Vested (#)(1)	Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(2)
Thomas J. Sanzone	01/09/14	315,939	11,942,494	—	—
	10/29/14	248,935	9,409,743	—	—
	02/03/16	—	—	176,741	6,680,810
Kirk T. Larsen	01/09/14	168,501	6,369,338	—	—
	02/03/16	—	—	35,348	1,336,154
Anthony Orefice	01/09/14	42,125	1,592,325	—	—
	12/21/15	—	—	62,000	2,343,600
William P. Foley, II	01/09/14	—	—	—	—
	02/03/16	—	—	247,437	9,353,119
Michael L. Gravelle	01/09/15	42,124	1,592,287	—	—
	02/03/16	—	—	10,604	400,831

(1)
Restricted stock awards issued in exchange for profits interest awards originally issued by BKFS LLC in connection with the IPO that vest over a period of three years, with 50% vesting on the second anniversary of the grant and the remaining 50% vesting on the third anniversary of the grant, subject to the continued service of the award holder. Effective July 19, 2016, these restricted stock awards were amended to provide for immediate vesting of the portion of the restricted stock award that would have vested during the 12 months following a termination without cause or for good reason.

(2)
Market values are based on the December 30, 2016 closing price for our common stock of $37.80 per share.

(3)
Restricted stock awards that vest over four years (three years for Messrs. Foley and Orefice), subject to (i) Black Knight achieving Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016 (Adjusted EBITDA, as adjusted for purposes of the awards, of $456.8 million was achieved for this period), and (ii) the continued service of the award holder.

Outstanding ServiceLink Grant Unit Awards at Fiscal Year End

        In 2014, when our named executive officers received the profits interest awards originally issued by BKFS LLC, they each also received equivalent awards of profits interests of ServiceLink, or ServiceLink Grant Units, to foster cooperation, shared selling and a cohesive set of business goals and values between Black Knight and ServiceLink. The ServiceLink Grant Units are subject to the same vesting terms as the restricted stock awards that were issued in exchange for the BKFS LLC profits interest awards.

Name	Grant Date	Number of Grant Units That Have Not Vested (#)(1)	Market Value of Grant Units That Have Not Vested ($)(2)
Thomas J. Sanzone	01/09/14	416,667	—
	10/29/14	416,667	—
Kirk T. Larsen	01/09/14	222,222	—
Anthony Orefice	01/09/14	55,556	—
William P. Foley, II	01/09/14	2,777,778	—
Michael L. Gravelle	01/09/14	55,556	—

(1)
The Grant Units vest over a period of three years, with 50% having vested on the second anniversary of the grant date and the remaining 50% vesting on the third anniversary of the grant date, subject to the continued service of the award holder. This column reflects the unvested units as of December 31, 2016.

(2)
These reflect the redemption value of the unvested ServiceLink Grant Units on December 31, 2016, as determined in an independent valuation conducted in connection with ServiceLink's repurchase of vested profits interests from former employees.

        The following table sets forth information concerning each vesting of restricted stock during the fiscal year ended December 31, 2016 for each of the named executive officers on an aggregated basis:

	Stock Vested
	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas J. Sanzone	564,874	19,197,258
Kirk T. Larsen	168,500	5,100,495
Anthony Orefice	42,125	1,275,124
William P. Foley, II	—	—
Michael L. Gravelle	42,123	1,275,063

Nonqualified Deferred Compensation

        FNF sponsors a nonqualified deferred compensation plan in which some of our employees, including our named executive officers, were eligible to participate in 2016. Only Mr. Gravelle elected to defer some of his 2016 compensation under the plan.

        Under FNF's nonqualified deferred compensation plan, participants can defer up to 75% of their base salary and 100% of their monthly, quarterly and annual incentives, subject to a minimum deferral of $16,500. Deferral elections are made during specified enrollment periods. Deferrals and related earnings are not subject to vesting conditions.

        Upon retirement, which generally means separation of employment after attaining age sixty, an individual may elect either a lump-sum withdrawal or installment payments over 5, 10 or 15 years. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a five-year period. Account balances less than the applicable IRC Section 402(g) limit will be distributed in a lump-sum. Participants can elect to receive in-service distributions in a plan year designated by the participant, and these amounts will be paid within two and one-half months from the close of the plan year in which they were elected to be paid. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

        Plan participation continues until termination of employment. Participants will receive their account balance in a lump-sum distribution if employment is terminated within two years after a change in control.

        In accordance with Section 409A of the IRC, modification to a participant's payment elections may be made upon the following events:

  •
  Retirement: Participants may modify the distribution schedule for a retirement distribution from a lump-sum to annual installments or vice versa. However, a modification to the form of payment requires that the payment(s) commence at least five years after the participant's retirement, and this election must be filed with the administrator at least 12 months prior to retirement.

  •
  In-service Distributions: Participants may modify each in-service distribution date by extending it by at least five years. However, participants may not accelerate the in-service distribution date, and this election must be filed with the administrator at least 12 months prior to the scheduled in-service distribution date.

        The table below describes the contributions made to Mr. Gravelle's account under the FNF nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael L. Gravelle	70,000	—	43,949	—	414,256

Employment Agreements

        We have entered into employment agreements with our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found under "—Potential Payments Upon Termination or Change of Control" below.

William P. Foley, II

        We entered into an amended and restated three-year employment agreement with Mr. Foley, effective January 8, 2016, to serve as our Executive Chairman, with a provision for automatic annual extensions beginning on January 8, 2017 and continuing thereafter unless either party provides timely notice that the term should not be extended. The employment agreement provides that we will pay Mr. Foley a base salary of no less than $600,000 per year, and that Mr. Foley is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan. Under the agreement, Mr. Foley's annual cash incentive target shall be no less than 250% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Foley is entitled to the benefits we provide to our other employees generally except medical benefits, which he receives from FNF. Mr. Foley is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee (provided that the grant date fair value of each annual grant shall be at least $7,000,000).

        Mr. Foley's employment agreement also provides that, if any payments or benefits to be paid to Mr. Foley pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the IRC, then Mr. Foley may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the IRC; and that if Mr. Foley does not elect to have such payments so reduced, Mr. Foley is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Foley's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

        Concurrently with entering into the employment agreement with us, Mr. Foley also entered into a new director services agreement with FNF and a letter agreement with ServiceLink. These agreements contain cross-termination provisions under which a termination for any reason under one of the agreements will constitute termination under the other for the same reason.

Thomas J. Sanzone

        We entered into a three-year amended and restated employment agreement with Mr. Sanzone, effective January 3, 2014, to serve as our Chief Executive Officer and President, with a provision for automatic annual extensions on the second anniversary of the effective date and for an additional year each anniversary thereafter unless either party gives written notice to the other not to extend the employment term at least 90 days prior to the conclusion of the then-current employment term. The employment agreement provides that we will pay Mr. Sanzone a base salary of no less than $650,000 per year, and that Mr. Sanzone is eligible for an annual incentive bonus opportunity under the Annual

Incentive Plan, with amounts payable depending on performance relative to targeted results. For the period from January 3, 2014 through the remainder of his employment term, Mr. Sanzone's target bonus is set at 200% of his base salary, with a maximum of up to 400% of his base salary. Mr. Sanzone is entitled to the benefits we provide to our other employees generally.

        Mr. Sanzone's employment agreement also provides that, if any payments or benefits to be paid to Mr. Sanzone pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the IRC, then Mr. Sanzone may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the IRC; and that if Mr. Sanzone does not elect to have such payments so reduced, Mr. Sanzone is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Sanzone's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

Kirk T. Larsen

        We entered into an amended and restated employment agreement with Mr. Larsen, effective April 23, 2015, to serve as our Chief Financial Officer. Effective March 17, 2016, we entered into an amendment to Mr. Larsen's employment agreement, which provides for a three-year term ending on March 17, 2019, with a provision for automatic annual extensions beginning on March 17, 2018 and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Larsen's minimum annual base salary is $435,000 and Mr. Larsen is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. For the period from January 3, 2014 through the remainder of his employment term, Mr. Larsen's target bonus is set at 100% of his base salary, with a maximum of up to 200% of his base salary. Mr. Larsen is entitled to the benefits we provide to our other employees generally. Mr. Larsen's employment agreement also provides that, if any payments or benefits to be paid to Mr. Larsen pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the IRC, then Mr. Larsen may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the IRC; and that if Mr. Larsen does not elect to have such payments so reduced, Mr. Larsen is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Larsen's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

Anthony Orefice

        We entered into an amended and restated employment agreement with Mr. Orefice, effective January 3, 2014, to serve as our Executive Vice President and Chief Operating Officer. Effective January 3, 2016, we entered into an amendment to Mr. Orefice's employment agreement, which provides for a three-year term ending on January 3, 2019, with a provision for automatic annual extensions beginning on January 3, 2018 and continuing thereafter unless either party provides timely notice that the term should not be extended. The employment agreement provides that we will pay Mr. Orefice a base salary of no less than $400,000 per year and that Mr. Orefice is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. On September 2, 2014, we entered into an amendment to Mr. Orefice's employment agreement which set his target bonus at 100% of his base salary, with a maximum of up to 200% of his base salary for the period from January 3, 2014 through the remainder of his employment term. Mr. Orefice is entitled to the benefits we provide to our other employees generally.

        Mr. Orefice's employment agreement also provides that, if any payments or benefits to be paid to Mr. Orefice pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the IRC, then Mr. Orefice may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the IRC; and that if Mr. Orefice does not elect to have such payments so reduced, Mr. Orefice is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Orefice's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

Michael L. Gravelle

        We entered into a three-year employment agreement with Mr. Gravelle, effective March 1, 2015, to serve as our Executive Vice President, General Counsel and Corporate Secretary. Under the terms of the agreement, Mr. Gravelle's minimum annual base salary is $148,000, and Mr. Gravelle is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan (including a bonus for the full 12-month period for calendar year 2015), with amounts payable depending on performance relative to targeted results. For the period from March 1, 2015 through the remainder of his employment term, Mr. Gravelle's target bonus is set at 100% of his base salary, with a maximum of up to 200% of his base salary. Mr. Gravelle is entitled to the benefits we provide to our other employees generally.

        Mr. Gravelle's employment agreement also provides that, if any payments or benefits to be paid to Mr. Gravelle pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the IRC, then Mr. Gravelle may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the IRC; and that if Mr. Gravelle does not elect to have such payments so reduced, Mr. Gravelle is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Gravelle's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

Potential Payments Upon Termination or Change of Control

        In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change of control. The amounts described in this section reflect amounts that would have been payable under (i) our plans, and (ii) where applicable with respect to the named executive officers, their employment agreements if their employment had terminated on December 31, 2016.

        For the named executive officers, the types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change of control without a termination of employment. The actual payments and benefits that would be provided upon a termination of employment would be based on the named executive officers' compensation and benefit levels at the time of the termination of employment.

        For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our domestic salaried employees, such as distributions under our

401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees.

Potential Payments under Employment and Award Agreements

        As discussed above, we have entered into employment agreements with our named executive officers. The agreements provide for the payment of severance benefits following certain termination events. Following is a summary of the payments and benefits that the named executive officers would receive in connection with various employment termination scenarios.

Termination without Cause or by the Executive for Good Reason

        Under the terms of each employment agreement, if the executive's employment is terminated by us for any reason other than for cause and not due to death or disability, or by the executive for good reason (or, in the case of Mr. Foley, because he is not nominated to run for re-election as chairman of the board, is nominated, but does not receive enough votes to be re-elected to the board, or is removed as chairman of the board for reasons other than cause) then the executive is entitled to receive:

  •
  any accrued obligations, which includes any earned but unpaid base salary and annual bonus payments relating to the prior year and any unpaid expense reimbursements;

  •
  a prorated annual bonus based on the actual incentive the named executive officer would have earned for the year of termination;

  •
  a lump-sum payment equal to a percentage (300% in the case of Mr. Foley, 100% in the case of Mr. Sanzone, 200% in the case of Messrs. Larsen and Gravelle and 50% in the case of Mr. Orefice), of the sum of the executive's (a) annual base salary and (b) the target bonus opportunity in the year in which the termination of employment occurs or, in the case of Mr. Foley, the highest annual bonus paid to Mr. Foley within the preceding three years if such amount is higher than his target annual bonus opportunity;

  •
  the right to convert any life insurance provided by us into an individual policy, plus a lump sum cash payment equal to thirty-six months of premiums;

  •
  other COBRA coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments; and

  •
  in the case of Mr. Foley, all stock option, restricted stock, profits interest and other equity-based incentive awards granted by us or ServiceLink that were outstanding but not vested as of the date of termination become immediately vested and/or payable, as the case may be, unless the equity incentive awards are based upon satisfaction of performance criteria and not based solely on the passage of time, in which case they remain subject to the applicable performance-based vesting conditions.

        Additionally, the Black Knight restricted stock awards that were granted in exchange for BKFS LLC profits interest awards granted in 2014 were amended in August of 2016 to provide that, in the event of a termination of employment without cause or by the employee for good reason, all shares remaining subject to restriction that would have vested within 12 months following such termination event will vest upon termination.

Termination Due to Death or Disability

        If the executive's employment terminates due to death or disability, the executive, or his estate, will receive the following:

  •
  any accrued obligations, which includes any earned but unpaid base salary and annual bonus payments relating to the prior year and any unpaid expense reimbursements;

  •
  a prorated annual bonus based on (a) the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined and (b) the fraction of the year the executive was employed, or in the case of Messrs. Larsen and Gravelle, based on the amount of Messrs. Larsen and Gravelle's accrued annual bonus as contained on the internal books of the Company for the month in which the termination occurs; and

  •
  all stock option, restricted stock, profits interest and other equity-based incentive awards granted by us that were outstanding but not vested as of the date of termination become immediately vested and/or payable.

Termination for Cause or by the Executive without Good Reason

        If the executive's employment is terminated by us for cause or by the executive without good reason, our only obligation is the payment of any accrued obligations.

Definitions of Certain Terms Used in the Employment Agreements

        For purposes of each employment agreement, "cause" means the executive's:

  •
  persistent failure to perform duties consistent with a commercially reasonable standard of care;

  •
  willful neglect of duties;

  •
  conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty;

  •
  material breach of the employment agreement; or

  •
  impeding or failing to materially cooperate with an investigation authorized by our board of directors.

        For purposes of Messrs. Sanzone, Larsen and Gravelle's employment agreements, "cause" shall also mean the executive's:

  •
  material breach of the Company's business policies, accounting practices or standards of ethics; or

  •
  material breach of any applicable non-competition, non-solicitation, trade secrets, confidentiality or similar restrictive covenant.

        For purposes of each employment agreement, other than Messrs. Foley's and Orefice's employment agreements, "good reason" includes:

  •
  a material change in the geographic location of the executive's principal working location;

  •
  a material diminution of the executive's title, base salary or annual bonus opportunity; or

  •
  our material breach of any of our obligations under the employment agreement.

        For purposes of Mr. Foley's employment agreement, "good reason" includes:

  •
  a material diminution in the executive's position or title or the assignment of duties to the executive that are materially inconsistent with the executive's position or title;

  •
  a material diminution of the executive's base salary or annual bonus opportunity;

  •
  within six months immediately preceding or within two years immediately following a change of control, (1) a material adverse change in the executive's status, authority or responsibility, (2) a material adverse change in the position to whom the executive reports or to the executive's service relationship as a result of such reporting structure change, or a material diminution in the authority, duties or responsibilities of the position to whom the executive reports, (3) a material diminution in the budget over which the executive has managing authority, or (4) a material change in the geographic location of the executive's place of employment;

  •
  our material breach of any of our obligations under the employment agreement; or

  •
  the election of a new director to our board of directors who Mr. Foley did not consent to or vote for.

        For purposes of Mr. Orefice's employment agreement, "good reason" includes:

  •
  a material diminution of the executive's title, base salary or annual bonus opportunity; or

  •
  our material breach of any of our obligations under the employment agreement.

        For purposes of Mr. Foley's employment agreement, a "change of control" includes:

  •
  an acquisition by an individual, entity or group of more than 50% of our voting power;

  •
  a merger in which we are not the surviving entity, unless our shareholders immediately prior to the merger hold more than 50% of the combined voting power of the resulting corporation after the merger;

  •
  a reverse merger in which we are the surviving entity but in which more than 50% of the combined voting power is transferred to persons different from those holding the securities immediately prior to such merger;

  •
  during any period of two consecutive years during the employment term, a change in the majority of our board of directors, unless the changes are approved by 2/3 of the directors then in office;

  •
  a sale, transfer or other disposition of our assets that have a total fair market value equal to or more than 1/3 of the total fair market value of all of our assets immediately before the sale, transfer or disposition, other than a sale, transfer or disposition to an entity (i) which immediately after the sale, transfer or disposition owns 50% of our voting stock or (ii) 50% of the voting stock of which is owned by us after the sale, transfer or disposition; or

  •
  our shareholders approve a plan or proposal for the liquidation or dissolution of our Company.

Potential Payments under Omnibus Incentive Plan

        In addition to the post-termination rights and obligations set forth in the employment and award agreements, our Omnibus Incentive Plan provides for the potential acceleration of vesting and/or payment of equity awards in connection with a change in control. Under our Omnibus Incentive Plan, except as otherwise provided in a participant's award agreement, upon the occurrence of a change in control any and all outstanding options and stock appreciation rights will become immediately exercisable, any restriction imposed on restricted stock, restricted stock units and other awards will lapse, and any and all performance shares, performance units and other awards with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

        For purposes of our Omnibus Incentive Plan, the term "change in control" is defined as the occurrence of any of the following events:

  •
  an acquisition immediately after which any person, group or entity, other than FNF, possesses direct or indirect beneficial ownership of 25% or more of either our outstanding common stock or our outstanding voting securities, excluding any acquisition directly from us, by us, or by any of our employee benefit plans (or the related trusts) and certain other transactions described in the second-to-last bullet point below;

  •
  during any period of two consecutive years, the individuals who, as of the beginning of such period, constituted our board, which we refer to as the incumbent board of directors, cease to constitute at least a majority of the board of directors, provided that any individual who becomes a member of our board of directors subsequent to the beginning of such period and whose election or nomination was approved by at least two-thirds of the members of the incumbent board of directors (except as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board of directors) will be considered as though he or she were a member of the incumbent board of directors;

  •
  the consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of our assets, unless, pursuant to such transaction, (a) our shareholders immediately before the transaction will have beneficial ownership (directly or indirectly) of more than 50% of the outstanding shares of our common stock and the combined voting power of our then outstanding voting securities resulting from the transaction in substantially the same proportions as their ownership immediately prior to the transaction; (b) no person (other than us, FNF, an employee benefit plan sponsored by us, the resulting corporation or FNF, or any entity controlled by us, the resulting corporation or FNF) has direct or indirect beneficial ownership of 25% or more of the outstanding common stock of the resulting corporation or the combined voting power of the resulting corporation's outstanding voting securities (except to the extent that such ownership existed prior to the transaction); and (c) individuals who were members of the incumbent board of directors continue to constitute a majority of the members of the board of directors of the resulting corporation; or

  •
  our shareholders approve a complete liquidation or dissolution of Black Knight.

Potential Payments Upon Change of Control

        None of our named executive officers' employment agreements provide for a payment or a benefit upon a change of control without termination.

Estimated Cash Payments Upon Termination of Employment

        Our estimate of the cash severance amounts that would be provided to the named executive officers assumes that their employment terminated on December 31, 2016. The severance amounts do not include a prorated 2016 annual incentive since the named executive officers would have been paid based on their service through the end of the year and therefore would have received the annual incentive whether or not the termination occurred.

        For a termination of employment by us not for cause or a termination by the executive for good reason (or, in the case of Mr. Foley, because he is not nominated to run for re-election as chairman of the board, is nominated, but does not receive enough votes to be re-elected to the board, or is removed as chairman of the board for reasons other than cause), effective December 31, 2016, the following cash payments would have been made under the employment agreements: Mr. Foley $13,527,840; Mr. Sanzone $2,314,668; Mr. Larsen $1,767,370; Mr. Orefice $489,668; and Mr. Gravelle $779,507. Upon a termination of the executives' employment due to death or disability, the executives would receive any amounts that were earned and accrued, but not paid as of the date of termination, but no severance.

Estimated Equity Payments upon Termination of Employment or Change in Control

        As disclosed in the Outstanding Equity Awards at Fiscal Year End table, each named executive officer had outstanding unvested restricted stock awards on December 31, 2016.

        The estimated amounts below were determined by multiplying the number of shares of restricted stock that would vest by $37.80 per share, which was the closing price of our common stock on December 30, 2016. Our estimate of the value of equity that would vest assumes that the change in control and, as applicable, termination of employment occurred on December 31, 2016. The amounts reflected below assume only a change in control of Black Knight, and, consequently, do not include the named executive officers' ServiceLink Grant Units.

        The estimated value of the Black Knight restricted stock awards held by the named executive officers that would vest upon a change of control would be as follows: Mr. Foley $9,353,119; Mr. Sanzone $28,033,046; Mr. Larsen $7,705,492; Mr. Orefice $3,935,925 and Mr. Gravelle $1,993,118. The estimated value of the Black Knight restricted stock awards held by the named executive officers that would vest upon a termination of the named executive officers' employment by us without cause or a termination by the executives for good reason would be as follows: Mr. Foley $9,353,119; Mr. Sanzone $21,352,237; Mr. Larsen $6,369,338; Mr. Orefice $1,592,325 and Mr. Gravelle $1,592,287. The estimated value of the restricted stock awards held by the named executive officers that would vest upon a termination of the named executive officers' employment due to death or disability would be as follows: Mr. Foley $9,353,119; Mr. Sanzone $28,033,046; Mr. Larsen $7,705,492; Mr. Orefice $3,935,925 and Mr. Gravelle $1,993,118.

Compensation Committee Interlocks and Insider Participation

        The compensation committee is currently composed of Richard N. Massey (Chair) and Thomas M. Hagerty. During fiscal year 2016, no member of the compensation committee was a former or current officer or employee of Black Knight or any of its subsidiaries. In addition, during fiscal year 2016, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.

Discussion of Our Compensation Policies and Practices as They Relate to Risk Management

        We reviewed our compensation policies and practices for all employees including our named executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our Company. In conducting the analysis, we reviewed the structure of our executive, non-officer and sales commission incentive programs and the internal controls and risk abatement processes that are in place for each program. We also reviewed data compiled across our Technology (Servicing and Origination), Data and Analytics and corporate operations relative to Adjusted Revenues, Adjusted EBITDA, total compensation expenses and incentive program expenses (including as a percentage of both revenue and total compensation expenses).

        We believe that several design features of our executive compensation program mitigate risk. We set base salaries at levels that provide our employees with assured cash compensation that is appropriate to their job duties and level of responsibility and that, when taken together with incentive awards, motivate them to perform at a high level without encouraging inappropriate risk taking to achieve a reasonable level of secure compensation.

        With respect to our executives' incentive opportunities, we believe that our use of measurable corporate financial performance goals, multiple performance levels and minimum, target and maximum achievable payouts, together with the compensation committee's discretion to reduce awards, serve to mitigate excessive risk taking. The risk of overstatement of financial figures to which incentives are tied is mitigated by the compensation committee's review and approval of the awards and internal and external review of our financials. We also believe that our balance of restricted stock and use of multi-year vesting schedules in our long-term incentive awards encourages recipients to deliver incremental value to our shareholders and aligns their interests with our sustainable long-term performance, thereby mitigating risk.

Director Compensation

        Directors who are our salaried employees receive no additional compensation for services as a director or as a member of a committee of our board. In 2016, all non-employee directors received an annual retainer of $60,000, payable quarterly, plus $2,000 for each board meeting attended. The chairman and each member of the audit committee received an additional annual fee (payable in quarterly installments) of $25,000 and $15,000, respectively, for their service on the Audit Committee, plus a fee of $1,500 for each Audit Committee meeting attended. The chairmen and each member of the Compensation, Corporate Governance and Nominating, and Risk Committees received an additional annual fee (payable in quarterly installments) of $15,000 and $10,000, respectively, for their service on such committees, plus a fee of $1,500 for each committee meeting attended. In addition, in 2016 each non-employee director received a long-term incentive award of 4,419 restricted shares. The restricted shares were granted under our omnibus incentive plan and vest over a period of four years from the grant date subject to continued service on our board and the achievement of a performance target of Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016. We also reimburse each of our directors for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings, as well as with any director education programs they attend relating to their service on our board of directors.

        The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2016:

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Thomas M. Hagerty	97,000	125,014	222,014
David K. Hunt	118,500	125,014	243,514
Richard N. Massey	112,843	125,014	237,857
Ganesh B. Rao	96,157	125,014	221,170
John D. Rood	133,500	125,014	258,514

(1)
Amounts include the cash portion of annual board and committee retainers and meeting fees earned for services as a director in 2016.

(2)
Amounts shown for all directors represent the grant date fair value of restricted stock awards granted in 2016, computed in accordance with FASB ASC Topic 718. These awards consisted of 4,419 performance-based restricted shares granted in February 2016 which vest over a period of four years from the grant date, subject to (i) Black Knight achieving Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016 (Adjusted EBITDA, as adjusted for purposes of the awards, of $456.8 million was achieved for this period), and (ii) continued service on our board. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2016 on page F-44. The fair value of the awards is based on a per share fair value of $28.29. As of December 31, 2016, restricted stock awards outstanding for each director were as follows: Mr. Hagerty 4,419; Mr. Hunt 4,419; Mr. Massey 4,419; Mr. Rao 4,419; and Mr. Rood 4,419.

BENEFICIAL OWNERSHIP OF NEW BLACK KNIGHT COMMON STOCK

        The table below sets forth the expected beneficial ownership of New Black Knight common stock immediately after the completion of the mergers and is derived from information relating to the beneficial ownership of Black Knight common stock and FNF Group common stock as of the date of this prospectus. The table sets forth the expected beneficial ownership of New Black Knight common stock by the following individuals or entities:

  •
  each person who will beneficially own more than 5% of the outstanding shares of New Black Knight common stock immediately after completion of the mergers;

  •
  each named executive officer of Black Knight;

  •
  the individuals who will be the directors of New Black Knight; and

  •
  the individuals who will be the directors and executive officers of New Black Knight as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person or entity named in the table is expected to have sole voting and investment power with respect to all shares of New Black Knight common stock shown as beneficially owned. The percentage of beneficial ownership set forth below is based on 153,451,759 shares of New Black Knight common stock estimated to be outstanding immediately following the completion of the mergers based on the outstanding shares of Black Knight Class A and Class B common stock as of July 31, 2017.

Name	Shares Beneficially Owned		Percent of Outstanding(1)
T. Rowe Price Associates, Inc.	15,110,142	(2)	9.8%
100 E. Pratt Street, Baltimore, MD 21202	—		—
THL Funds	35,074,582	(3)	22.9%
c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, MA 02110

(1)
Applicable percentages based on 153,451,759 shares of New Black Knight common stock estimated to be outstanding immediately following the completion of the mergers based upon the outstanding shares of Black Knight Class A and Class B common stock as of July 31, 2017.

(2)
Based on information publicly filed with the Securities and Exchange Commission with respect to T. Rowe Price Associates, Inc.'s ownership of Black Knight Class A shares and FNF Group shares as of December 31, 2016.

(3)
The THL Funds direct ownership is based upon their ownership of Black Knight Class A and Class B shares as of July 31, 2017, as follows: 9,401,018 shares of Class A common stock held by Thomas H. Lee Equity Fund VI, L.P., 6,365,870 shares of Class A common stock held by Thomas H. Lee Parallel Fund VI, L.P., 1,111,989 shares of Class A common stock held by Thomas H. Lee Parallel (DT) Fund VI, L.P., 9,520,244 shares of Class A common stock held by THL Equity Fund VI Investors (BKFS), L.P., 5,962,679 shares of Class A common stock held by THL Equity Fund VI Investors (BKFS) II, L.P., 1,002,131 shares of Class A common stock held by THL Equity Fund VI Investors (BKFS) III, L.P., 308,404 shares of Class A common stock held by THL Coinvestment Partners, L.P., 1,815 shares of Class A common stock held by THL Operating Partners, L.P., 48,916 shares of Class A common stock held by Great-West Investors LP, 48,745 shares of Class A common stock held by Putnam Investments Employees' Securities Company III LLC, 1,252,664 shares of Class B common stock held by THL Equity Fund VI

  Investors (BKFS-LM), LLC and 50,107 shares of Class B common stock held by THL Equity Fund VI Investors (BKFS-NB), LLC.

Name	Number of Shares(1)	Percent of Outstanding(2)
William P. Foley, II	6,510,568	4.2%
Thomas M. Hagerty(3)	35,123,206	22.9%
David K. Hunt	49,845	*
Richard N. Massey	110,364	*
Ganesh B. Rao(3)	35,082,301	22.9%
John D. Rood	70,602	*
Thomas J. Sanzone(4)	1,215,864	*
Joseph M. Nackashi	195,671	*
Kirk T. Larsen(5)	427,050	*
Anthony Orefice	120,173	*
Michael L. Gravelle	196,082	*
All directors and officers (11 persons)(3)	44,027,145	28.7%

*
Represents less than 1% of our common stock.

(1)
Amounts based on the number of Class A shares of Black Knight beneficially owned by each individual and, with respect to Messrs. Foley, Hagerty, Massey, Rood and Gravelle, the number of FNF Group shares owned by each individual.

(2)
Applicable percentages based on 153,451,759 shares of New Black Knight common stock estimated to be outstanding immediately following the completion of the mergers based upon the outstanding shares of Black Knight Class A and Class B common stock as of July 31, 2017.

(3)
Messrs. Hagerty and Rao are managing directors of THL. The total shares represented for Messrs. Hagerty and Rao include 35,074,582 shares of held by affiliates of THL.

(4)
Includes 343,874 shares held by the Thomas J. Sanzone Revocable Trust.

(5)
Includes 182,621 shares held by the Kirk Larsen Revocable Trust.

DESCRIPTION OF CAPITAL STOCK OF NEW BKH

        The following description of select provisions of New BKH's certificate of incorporation that will be in effect as of the time of the spin-off, and of the Delaware General Corporation Law, is necessarily general and does not purport to be complete. This summary is qualified in its entirety by reference in each case to the applicable provisions of New BKH's certificate of incorporation to be effective as of the time of the spin-off, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Once issued, the shares of New BKH common stock will immediately be converted into the right to receive a number of shares of New Black Knight common stock. We therefore refer you to the section entitled "Description of Capital Stock of New Black Knight" for a description of the provisions that will apply to your shares following the completion of the transactions.

General

        Immediately prior to the spin-off, New BKH's authorized capital stock will consist of 1,000 shares of common stock, par value $0.0001 per share.

Common stock

        Holders of New BKH common stock will be entitled to receive such dividends as may be declared by New BKH's board of directors out of funds legally available therefor. Holders of New BKH common stock will be entitled to one vote per share on each matter on which the holders of common stock are entitled to vote and will not have any cumulative voting rights. In the event of New BKH's liquidation or dissolution, holders of New BKHs common stock would be entitled to share equally and ratable in New BKH's assets, if any, remaining after the payment of all liabilities. No holder of shares of New BKH's common stock will have any preemptive right to acquire shares of New BKH common stock pursuant to New BKH's certificate of incorporation or pursuant to the Delaware General Corporation Law. The shares of common stock to be issued by New BKH in the spin-off will be fully paid and non-assessable.

Provisions of New BKH's certificate of incorporation and bylaws

        There are no provisions of New BKH's certificate of incorporation or bylaws that would have the effect of delaying, deferring or preventing a change in control of New BKH.

Limitations on director liability

        Under the Delaware General Corporation Law, New BKH may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that he or she is or was New BKH's director, officer, employee or agent, or is or was serving at New BKH's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, New BKH's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, such a provision cannot eliminate or limit the liability of a director:

  •
  for any breach of the director's duty of loyalty to the corporation or its shareholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock); or

  •
  for any transaction from which the director derived an improper personal benefit.

        New BKH's certificate of incorporation contains the provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

DESCRIPTION OF CAPITAL STOCK OF NEW BLACK KNIGHT

        The following description of select provisions of our amended and restated certificate of incorporation and amended and restated bylaws that will be in effect immediately after completion of the mergers, and of the Delaware General Corporation Law, is necessarily general and does not purport to be complete. This summary is qualified in its entirety by reference in each case to the applicable provisions of our amended and restated certificate of incorporation and amended and restated bylaws to be in effect immediately after completion of the merger, which are filed as exhibits to this registration statement of which this prospectus forms a part.

General

Authorized Capitalization

        Immediately following the transactions, our authorized capital stock will consist of 550,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Rights

        The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of our common stock will vote on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law.

Dividend Rights

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See "Dividend Policy of New Black Knight."

Rights upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock, then outstanding, if any.

Other Rights

        The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Registration Rights

        On May 26, 2015, Black Knight entered into a registration rights agreement with the holders of the outstanding Units and the THL Affiliates that hold shares of Class A common stock and Class B common stock. This agreement provides these holders (and their permitted transferees) with the right to require Black Knight, at its expense, to register shares of Black Knight's Class A common stock that they hold or that are issuable to them upon exchange of Units (and an equal number of shares of Black Knight Class B common stock). The agreement also provides that Black Knight will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. The registration rights agreement will be assigned from Black Knight to New Black Knight in connection with the transactions contemplated herein.

Preferred Stock

        Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences and limitations thereof, including dividend rights, specification of par value, conversion rights, voting rights, terms of redemption, specification of par value, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by the shareholders and may adversely affect the voting and other rights of the holders of our common stock. At present, we have no shares of preferred stock issued and outstanding and we have no plans to issue any preferred stock.

Election and Removal of Directors; Vacancies

        Our amended and restated certificate of incorporation will provide that our board of directors will consist of between one and 14 directors. The exact number of directors will be fixed from time to time by a majority of our board of directors. In accordance with our amended and restated certificate of incorporation, our board of directors will be divided into three classes of directors, with each class constituting, as nearly as possible, one-third of the total number of directors. Each class of directors will be elected for a three-year term. As a result, approximately one-third of our board of directors will be elected each year. There will be no limit on the number of terms a director may serve on our board of directors.

Shareholder Action by Written Consent

        Our amended and restated certificate of incorporation will provide that actions required or permitted to be taken by shareholders at an annual or special meeting may be effected without a meeting by written consent. A shareholder seeking to have the shareholders authorize or take action by written consent must deliver requests from the holders of not less than 15% of our common stock, or from the holders of our preferred stock, if the terms of such class or series of preferred stock expressly provide for action by written consent, subject to certain procedural provisions.

Anti-takeover Effects of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Upon the closing of this offering, our amended and restated certificate of incorporation and amended and restated bylaws will contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our shareholders. However, they also give our board of directors the power to discourage acquisitions that some shareholders may favor.

Classified Board of Directors and Related Provisions

        Our amended and restated certificate of incorporation will provide that our board of directors must be divided into three classes of directors (each class containing approximately one-third of the total number of directors) serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. This classified board provision will prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual shareholders meeting following the date the acquirer obtains the controlling interest. The number of directors constituting our board of directors is determined from time to time by our board of directors. Our amended and restated certificate of incorporation will also provide that, subject to any rights of any preferred stock then outstanding, any director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. In addition, our amended and restated certificate of incorporation will provide that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director. This provision, in conjunction with the provisions of our amended and restated certificate of incorporation authorizing our board of directors to fill vacancies on the board of directors, will prevent shareholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings

        Our amended and restated certificate of incorporation will provide that, except as otherwise required by law, special meetings of the shareholders can only be called by a majority of our entire board of directors or our chairman of the board of directors or chief executive officer. Shareholders may not call a special meeting or require that our board of directors call a special meeting of shareholders.

Requirements for Advance Notification of Shareholder Meetings, Nominations and Proposals

        Our amended and restated bylaws will provide that, if one of our shareholders desires to submit a proposal or nominate persons for election as directors at an annual shareholders' meeting, the shareholder's written notice must be received by us not less than 120 days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting of shareholders, which date shall, for purposes of New Black Knight's first annual meeting of shareholders after its shares of common stock are first publicly traded, be deemed to have occurred on June 14, 2017. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder must be received by us not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the shareholder. Notices of shareholder proposals or nominations must set forth the reasons for the proposal or nomination and any material interest of the shareholder in the proposal or nomination and a representation that the shareholder intends to appear in person or by proxy at the annual meeting. Director nomination notices must set forth the name and address of the nominee, arrangements between the shareholder and the nominee and other information required under Regulation 14A of the Securities Exchange Act of 1934. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our amended and restated bylaws. The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the requisite procedures are not followed and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute

        Our amended and restated certificate of incorporation will not state that we have elected not to be governed by Section 203 of the DGCL and therefore, we will be subject to Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years after the time the shareholder became an interested shareholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested shareholder." Subject to various exceptions, an "interested shareholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change of control attempts that are not approved by a company's board of directors.

Limitations on Director Liability

        Under the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation will contain the provisions permitted by Section 102(b)(7) of the DGCL.

Corporate Opportunities

        To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and FNF or THL, our amended and restated certificate of incorporation will contain provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve FNF and THL and FNF's and THL's officers and directors.

        Our amended and restated certificate of incorporation will provide that, subject to any written agreement to the contrary, neither FNF nor THL will have a duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in our amended and restated certificate of incorporation, none of FNF, THL and FNF's and THL's officers and directors will be liable to us or our shareholders for any breach of any fiduciary duty due to any such activities of FNF or THL.

        Our amended and restated certificate of incorporation will also provide that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with FNF or THL. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us, any of our subsidiaries, FNF or THL, shall be considered contrary to any fiduciary duty to us or our shareholders of any director or officer of ours who is also a director, officer or employee of FNF or THL. With limited exceptions, to the fullest extent permitted by law, no director or officer of ours who is also a director, officer or employee of FNF or THL shall have or be under any fiduciary duty to us or our shareholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of FNF or THL in respect of any such agreement or performing any such agreement in accordance with its terms.

        Our amended and restated certificate of incorporation will further provide that if one of our directors or officers who is also a director or officer of FNF or THL acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of FNF, THL or us, the director or officer will have satisfied his or her fiduciary duty to us and our shareholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

  •
  a corporate opportunity offered to any person who is an officer of ours and who is also a director but not an officer of FNF or THL, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person's capacity as one of our officers, in which case it will not belong to us;

  •
  a corporate opportunity offered to any person who is a director but not an officer of ours, and who is also a director or officer of FNF or THL, will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our directors; and

  •
  a corporate opportunity offered to any person who is an officer of any of FNF, THL or us will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our officers.

        Notwithstanding these provisions, our amended and restated certificate of incorporation will not prohibit us from pursuing any corporate opportunity of which we become aware.

        These provisions that will be in our amended and restated certificate of incorporation will no longer be effective on the date that none of our directors or officers are also directors or officers of FNF or THL.

        If our amended and restated certificate of incorporation does not include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and either of FNF or THL conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, we do not believe the corporate opportunity guidelines that will be set forth in our amended and restated certificate of incorporation conflict with Delaware law. If, however, a conflict were to arise between the provisions of our amended and restated certificate of incorporation and Delaware law, Delaware law would control.

Amendment to Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that, subject to the affirmative vote of the holders of preferred stock if required by law or the applicable certificate of designations relating to such preferred stock, the provisions (i) of our amended and restated bylaws may be adopted, amended or repealed if approved by a majority of the board of directors then in office or approved by holders of the common stock in accordance with applicable law and the amended and restated certificate of incorporation, and (b) of our amended and restated certificate of incorporation may be adopted, amended or repealed as provided by the DGCL.

Listing on the New York Stock Exchange

        New Black Knight is expected to be listed on the NYSE.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust. Its address is 1 State Street Plaza, 30th Floor, New York NY 10004, and its telephone number is (212) 509-4000.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS

        The following is a discussion of the material U.S. federal income tax consequences of (i) the spin-off to U.S. holders (as defined below) of FNF Group common stock and (ii) the mergers to U.S. holders of Black Knight Class A common stock or New BKH common stock. This discussion constitutes the opinion of Deloitte Tax as to the material U.S. federal income tax consequences of (i) the spin off to U.S. holders of FNF Group common stock and (ii) the mergers to U.S. holders of Black Knight Class A common stock and FNF Group common stock.

        This discussion is based on the IRC, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this prospectus, all of which may change, possibly with retroactive effect. This discussion assumes that the spin-off will be completed in accordance with the terms of the reorganization agreement and the mergers will be completed in accordance with the terms of the merger agreement. No ruling has been or will be sought from the IRS as to the U.S. federal income tax consequences of the mergers, and the following summary is not binding on the IRS or the courts. As a result, the IRS could adopt a contrary position, and such a contrary position could be sustained by a court.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of a share of FNF Group Common Stock, Black Knight Class A common stock or New BKH common stock that is:

  •
  a citizen or individual resident of the United States.;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust if (1) in general, the trust is subject to the supervision of a court within the United States, and one or more U.S. persons have the authority to control all significant decisions of the trust or (2) has a valid election in effect to be treated as a U.S. person.

        This discussion does not purport to be a complete analysis of all potential U.S. federal income tax consequences of the spin-off and the mergers, and, in particular, does not address U.S. federal income tax considerations applicable to shareholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. holders, brokers or dealers in securities, financial institutions, mutual funds, real estate investment trusts, insurance companies, tax-exempt entities, holders who hold FNF Group Common stock, Black Knight Class A common stock or New BKH common stock as part of a hedge, appreciated financial position, straddle, conversion transaction or other risk reduction strategy, holders who acquired FNF Group common stock, Black Knight Class A common stock or New BKH common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders which are entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or investors in entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes and U.S. holders liable for the alternative minimum tax). In addition, this discussion does not address U.S. federal income tax considerations applicable to holders of options or warrants to purchase FNF Group common stock, Black Knight Class A common stock or New BKH common stock. No information is provided herein with respect to the tax consequences of the spin-off or the mergers under applicable state, local or non-U.S. laws, or under any proposed Treasury regulations that have not taken effect as of the date of this prospectus or the Medicare tax on net investment income. This discussion only addresses U.S. holders who hold shares of FNF Group common stock, Black Knight Class A common stock or New BKH common stock as capital assets within the meaning of Section 1221 of the IRC.

        HOLDERS OF FNF GROUP COMMON STOCK ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SPIN-OFF TO THEM, AND HOLDERS OF BLACK KNIGHT CLASS A COMMON STOCK OR NEW BKH COMMON STOCK ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGERS TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

The Spin-off

        FNF has received a private letter ruling from the Internal Revenue Service, which we refer to as the IRS, in connection with the spin-off, and the spin-off is conditioned upon the receipt by FNF of the opinion of Deloitte Tax to the effect that certain contributions made by FNF to BKHI and the spin-off should qualify as a tax-free reorganization under Sections 368(a) and 355 of the IRC and a distribution to which Sections 355 and 361 of the IRC applies, respectively. Accordingly, FNF and holders of FNF Group common stock generally should recognize no gain or loss with respect to the spin-off. The IRS private letter ruling is, and the opinion will be, subject to customary qualifications and assumptions, including that the spin-off will be completed according to the terms of the reorganization agreement. In rendering such tax opinion, tax counsel may require and rely upon certain representations, covenants and assumptions, including representations made by officers of FNF, New BKH and Black Knight. If any of those representations, covenants or assumptions is inaccurate, the tax consequences of the spin-off could differ from those described below. Opinions of counsel do not bind the IRS or the courts nor preclude the IRS from adopting a contrary position. Accordingly, there can be no assurance that the IRS or the courts will not challenge such conclusions or that a court will not sustain such a challenge.

        Holders of FNF Group common stock who have blocks of FNF Group common stock with different per share tax bases should consult their own tax advisors regarding the possible tax basis consequences to them of the spin-off.

        Principal Federal Income Tax Consequences to FNF.    Assuming that certain contributions made by FNF to BKHI and the spin-off qualify for U.S. federal income tax purposes as a tax-free reorganization under Sections 368(a) and 355 of the IRC and a distribution to which Sections 355 and 361 of the IRC applies, no gain or loss should be recognized by, and no amount should be includible in the income of, FNF as a result of the spin-off.

        Principal Federal Income Tax Consequences to Holders of FNF Group Common Stock.    Assuming the spin-off qualifies for U.S. federal income tax purposes as a tax-free distribution under Section 355 of the IRC, the spin-off generally should have the following tax consequences to holders of FNF Group common stock who receive shares of New BKH common stock:

  •
  no gain or loss should be recognized by, and no amount should be included in the income of, holders of FNF Group common stock upon the receipt of shares of New BKH common stock in the spin-off;

  •
  a holder of FNF Group common stock who receives New BKH common stock in the spin-off should have an aggregate tax basis in its shares of FNF Group common stock and New BKH common stock following the spin-off equal to the aggregate tax basis of the FNF Group common stock that the holder held immediately before the spin-off, allocated among such shares of FNF Group common stock and New BKH common stock in proportion to their respective fair market values; and

  •
  the holding period of the shares of New BKH common stock received by a holder of FNF Group common stock should include the holding period on the spin-off date of the shares of FNF Group common stock with respect to which the shares of New BKH common stock was received.

        Principal Federal Income Tax Consequences to FNF and Holders of FNF Group Common Stock if the Spin-Off is Taxable.    If certain contributions made by FNF to BKHI and the spin-off were to fail to qualify for tax-free treatment under Sections 355, 361 and 368 of the IRC, then the consolidated group of which FNF is the common parent would recognize gain equal to the excess of the fair market value of the New BKH common stock distributed by FNF in the spin-off over FNF's tax basis in such stock. Each holder of FNF Group common stock who receives shares of New BKH common stock in the spin-off would generally be treated as receiving a taxable distribution in an amount equal to the total fair market value of such shares of New BKH common stock. In general, the distribution would be taxable as a dividend to the extent of FNF's current and accumulated earnings and profits. Any amount of the distribution in excess of FNF's earnings and profits would be treated first as a non-taxable return of capital to the extent of the holder's tax basis in its shares of FNF Group common stock, with any remaining amount taxed as capital gain.

        Even if the spin-off otherwise qualifies for tax-free treatment under Sections 355, 361 and 368(a) of the IRC, the spin-off would result in a significant U.S. federal income tax liability to FNF (but not to holders of FNF Group common stock) under Section 355(e) of the IRC if one or more persons acquire a 50% or greater interest (measured by vote or value) in the stock of New BKH (including indirectly through acquisitions of New Black Knight common stock) as part of a plan or series of related transactions that includes the spin-off. Current U.S. federal income law generally creates a presumption that any acquisitions of the stock of New BKH within two years before or after the spin-off are part of a plan that includes the spin-off, although the parties may be able to rebut that presumption. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. New BKH does not expect that the mergers and the THL Interest Exchange, by themselves, will cause Section 355(e) to apply to the spin off. Notwithstanding the IRS ruling and the opinion of Deloitte Tax described above, New BKH or New Black Knight might inadvertently cause or permit a prohibited change in the ownership of New BKH or New Black Knight to occur, thereby triggering a tax liability to FNF. If the spin-off is determined to be taxable to FNF, FNF would recognize gain equal to the excess of the fair market value of the New BKH common stock held by it immediately before the spin-off over FNF's tax basis therein. Open market purchases of New Black Knight common stock by third parties without any negotiation with New Black Knight will generally not cause Section 355(e) of the IRC to apply to the spin-off.

        Under the tax matters agreement, New Black Knight will be obligated to indemnify FNF for (i) any action by New Black Knight or any of its subsidiaries, or the failure to take any action within their control which, negates the tax-free status of the transactions; or (ii) direct or indirect changes in ownership of New Black Knight or New BKH equity interests that cause the spin-off to be a taxable event to FNF as a result of the application of Section 355(e) of the IRC or to be a taxable event as a result of a failure to satisfy the "continuity of interest" or "device" requirements for tax-free treatment under Section 355 of the IRC.

The Mergers

        Neither Black Knight nor New BKH intends to seek a ruling from the IRS regarding the tax consequences of the mergers. Accordingly, the obligations of Black Knight and New BKH to consummate the mergers are conditioned on, among other things, (x) Black Knight's receipt of an opinion from Deloitte Tax, or another nationally recognized accounting or law firm, in form and substance reasonably acceptable to Black Knight, to the effect that the BKFS merger will qualify as a "reorganization" within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC, and (y) New BKH's receipt of an opinion from Deloitte Tax, or another nationally recognized accounting or law firm, in form and substance reasonably acceptable to FNF and New BKH, to the effect that the New BKH merger will qualify as a "reorganization" within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC.

        Each of the foregoing tax opinions will be subject to customary qualifications and assumptions, including that the mergers will be completed according to the terms of the merger agreement. In rendering such tax opinions, tax advisors may require and rely upon certain representations, covenants and assumptions, including representations made by officers of New BKH, New Black Knight and Black Knight. If any of those representations, covenants or assumptions is inaccurate, then the tax consequences of the mergers could differ from those described below. Opinions of advisors do not bind the IRS or the courts nor preclude the IRS from adopting a contrary position. Accordingly, there can be no assurance that the IRS will not challenge such conclusions or that a court will not sustain such a challenge. The remainder of this discussion assumes that each of the mergers will qualify as a "reorganization" within the meaning of Section 368(a) of the IRC or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the IRC.

        U.S. Federal Income Tax Consequences to Black Knight Shareholders and the New BKH Shareholders Exchange of Black Knight Class A Common Stock or New BKH Common Stock for New Black Knight Common Stock.    A U.S. holder who exchanges Black Knight Class A common stock or New BKH common stock for New Black Knight common stock pursuant to either of the mergers will not recognize any gain or loss, for U.S. federal income tax purposes, upon the exchange, except for gain or loss with respect to cash received in lieu of New Black Knight fractional shares, as described below. Such holder will have a tax basis in the New Black Knight common stock received equal to the tax basis of the Black Knight Class A common stock or New BKH common stock surrendered therefor, reduced by any tax basis allocable to the fractional share interests in New Black Knight stock for which cash is received, provided either that the Black Knight Class A common stock or New BKH common stock exchanged does not have a tax basis that exceeds its fair market value or, if it does, that a certain election to reduce the tax basis of the New Black Knight common stock received to its fair market value is not made. The holding period for the New Black Knight common stock received will include the holding period for the Black Knight Class A common stock or New BKH common stock surrendered therefor.

        Receipt of Cash in Lieu of Fractional Shares.    If you receive cash in lieu of fractional shares of New BKH common stock, you will be treated as receiving such fractional shares in the spin-off and then selling such fractional shares for the amount of cash received. The sale will generally result in the recognition of capital gain or loss for U.S. federal income tax purposes, measured by the difference between the amount of cash received for such fractional shares and your tax basis in such fractional shares.

        Backup Withholding.    Under the IRC, if you are a non-corporate New BKH shareholder and you receive cash in lieu of fractional shares of New Black Knight common stock, pursuant to the New BKH merger, then you may be subject, under certain circumstances, to backup withholding at the rates provided for in the IRC with respect to such cash unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided that you furnish the required information to the IRS.

        Information on the Mergers to Be Filed with Shareholders' Returns.    U.S. holders who receive New Black Knight common stock, and following the effective time of the mergers own New Black Knight common stock representing at least 5% of the total combined voting power or value of the total outstanding New Black Knight common stock, are required to attach to their tax returns for the year in which the mergers are consummated, and maintain a permanent record of, a complete statement that contains the information listed in Treasury regulation Section 1.351-3. Such statement must include the holder's aggregate fair market value and tax basis of the Black Knight Class A common stock or New BKH common stock surrendered in the exchange.

        Tax matters are very complicated, and the tax consequences of the mergers to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular U.S. federal, state, local, or foreign income or other tax consequences to you of the spin-off or the mergers, as applicable.

LEGAL MATTERS

        The validity of the shares of New BKH common stock to be issued in the spin-off will be passed upon for New BKH by Weil, Gotshal & Manges LLP.

EXPERTS

        The consolidated financial statements of Black Knight Financial Services, Inc. as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. As discussed in Note 1 to the Consolidated Financial Statements, Black Knight Financial Services, Inc. completed an initial public offering (IPO) of its stock on May 26, 2015 and contributed the net cash proceeds received from the IPO to Black Knight Financial Services, LLC in exchange for 44.5% of the units and a managing member's membership interest in Black Knight Financial Services, LLC. Additionally, as discussed in Notes 1 and 2 to the Consolidated Financial Statements, Lender Processing Services, Inc. merged with Lion Merger Sub, Inc. on January 2, 2014, through which Lender Processing Services, Inc. became a wholly-owned subsidiary of Fidelity National Financial, Inc., which then reorganized the operations of Lender Processing Services, Inc. and contributed certain of its operations into Black Knight Financial Services, LLC on January 3, 2014. Our report on the effectiveness of internal controls over financial reporting as of December 31, 2016, contains an explanatory paragraph that states that Black Knight Financial

Services, Inc. acquired eLynx Holdings, Inc. (eLynx) on May 16, 2016 and Motivity Solutions, Inc. (Motivity) on June 22, 2016, and management has excluded from its assessment of the effectiveness of Black Knight Financial Services, Inc.'s internal control over financial reporting as of December 31, 2016, eLynx's and Motivity's internal control over financial reporting associated with approximately 4.1% of total assets and 2.3% of total revenues included in the Consolidated Financial Statements of Black Knight Financial Services, Inc. and subsidiaries as of and for the year ended December 31, 2016, and that our audit of internal control over financial reporting of Black Knight Financial Services, Inc. also excludes an evaluation of the internal control over financial reporting of eLynx and Motivity.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a Registration Statement on Form S-1 with the SEC with respect to the shares of common stock to be distributed in the spin-off. This prospectus is a part of, and does not contain all of the information set forth in, the Registration Statement and the exhibits and schedules to the Registration Statement. For further information with respect to our company and our common stock, please refer to the Registration Statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement, including its exhibits and schedules, at the SEC's public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, as well as on the Internet website maintained by the SEC at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Information contained on any website referenced in this prospectus does not and will not constitute a part of this prospectus or the Registration Statement of which this prospectus is a part.

        New Black Knight has filed a Registration Statement on Form S-4 to register with the SEC the offering and sale of the shares of New Black Knight common stock to be issued to Black Knight and New BKH shareholders in the mergers. For further information regarding New Black Knight and the transactions, reference is made to such Registration Statement and the exhibits and schedules filed therewith. You may inspect and copy the Registration Statement at the SEC's reference room or web addresses listed above.

        You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Black Knight Financial Services, Inc.:

        We have audited Black Knight Financial Services, Inc.'s (the Company) internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, Black Knight Financial Services, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

        Black Knight Financial Services, Inc. acquired eLynx Holdings, Inc. (eLynx) on May 16, 2016 and Motivity Solutions, Inc. (Motivity) on June 22, 2016, and management has excluded from its assessment of the effectiveness of Black Knight Financial Services, Inc.'s internal control over financial reporting as of December 31, 2016, eLynx's and Motivity's internal control over financial reporting associated with approximately 4.1% of total assets and 2.3% of total revenues included in the Consolidated Financial Statements of Black Knight Financial Services, Inc. and subsidiaries as of and for the year ended December 31, 2016. Our audit of internal control over financial reporting of Black Knight Financial Services, Inc. also excludes an evaluation of the internal control over financial reporting of eLynx and Motivity.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Consolidated Balance Sheets of Black Knight Financial Services, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related Consolidated Statements of Operations and Comprehensive Earnings (Loss), Equity and Cash Flows for each of the years in the three-year period ended December 31, 2016, and our report dated February 24, 2017 expressed an unqualified opinion on those Consolidated Financial Statements.

/s/ KPMG LLP

February 24, 2017
Jacksonville, Florida
Certified Public Accountants

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Black Knight Financial Services, Inc.:

        We have audited the accompanying Consolidated Balance Sheets of Black Knight Financial Services, Inc. and subsidiaries (the Company) as of December 31, 2016 and 2015, and the related Consolidated Statements of Operations and Comprehensive Earnings (Loss), Equity and Cash Flows for each of the years in the three-year period ended December 31, 2016. These Consolidated Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Consolidated Financial Statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the financial position of Black Knight Financial Services, Inc. and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Black Knight Financial Services, Inc.'s internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 24, 2017, expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

        As discussed in Note 1 to the Consolidated Financial Statements, Black Knight Financial Services, Inc. completed an initial public offering (IPO) of its stock on May 26, 2015 and contributed the net cash proceeds received from the IPO to Black Knight Financial Services, LLC in exchange for 44.5% of the units and a managing member's membership interest in Black Knight Financial Services, LLC. Additionally, as discussed in Notes 1 and 2 to the Consolidated Financial Statements, Lender Processing Services, Inc. merged with Lion Merger Sub, Inc. on January 2, 2014, through which Lender Processing Services, Inc. became a wholly-owned subsidiary of Fidelity National Financial, Inc., which then reorganized the operations of Lender Processing Services, Inc. and contributed certain of its operations into Black Knight Financial Services, LLC on January 3, 2014.

/s/ KPMG LLP

February 24, 2017
Jacksonville, Florida
Certified Public Accountants

BLACK KNIGHT FINANCIAL SERVICES, INC.

Consolidated Balance Sheets

(In millions, except share data)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$133.9	$186.0
Trade receivables, net	155.8	138.7
Prepaid expenses and other current assets	45.4	28.2
Receivables from related parties	4.1	7.6

Total current assets	339.2	360.5
Property and equipment, net	173.0	152.0
Computer software, net	450.0	466.5
Other intangible assets, net	299.5	330.2
Goodwill	2,303.8	2,220.1
Other non-current assets	196.5	174.4

Total assets	$3,762.0	$3,703.7

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$55.2	$42.1
Accrued compensation and benefits	61.1	52.2
Current portion of long-term debt	63.4	43.5
Deferred revenues	47.4	40.4

Total current liabilities	227.1	178.2
Deferred revenues	77.3	56.2
Deferred income taxes, net	7.9	4.7
Long-term debt, net of current portion	1,506.8	1,618.0
Other non-current liabilities	3.5	1.6

Total liabilities	1,822.6	1,858.7

Commitments and contingencies (Note 12)
Equity:
Class A common stock; $0.0001 par value; 350,000,000 shares authorized, 69,091,008 and 68,303,680 shares issued and outstanding as of December 31, 2016 and 2015, respectively	—	—
Class B common stock; $0.0001 par value; 200,000,000 shares authorized, 84,826,282 shares issued and outstanding as of December 31, 2016 and 2015	—	—
Preferred stock; $0.0001 par value; 25,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	810.8	798.9
Retained earnings	65.7	19.9
Accumulated other comprehensive loss	(0.8)	(0.1)

Total shareholders' equity	875.7	818.7
Noncontrolling interests	1,063.7	1,026.3

Total equity	1,939.4	1,845.0

Total liabilities and equity	$3,762.0	$3,703.7

See Notes to Consolidated Financial Statements.

BLACK KNIGHT FINANCIAL SERVICES, INC.

Consolidated Statements of Operations and Comprehensive Earnings (Loss)

(In millions, except per share data)

	Year ended December 31,
	2016	2015	2014
Revenues	$1,026.0	$930.7	$852.1
Expenses:
Operating expenses	582.6	538.2	514.9
Depreciation and amortization	208.3	194.3	188.8
Transition and integration costs	2.3	8.0	119.3

Total expenses	793.2	740.5	823.0

Operating income	232.8	190.2	29.1

Other income and expense:
Interest expense	(67.6)	(89.8)	(128.7)
Other expense, net	(6.4)	(4.6)	(12.0)

Total other expense, net	(74.0)	(94.4)	(140.7)

Earnings (loss) from continuing operations before income taxes	158.8	95.8	(111.6)
Income tax expense (benefit)	25.8	13.4	(5.3)

Net earnings (loss) from continuing operations	133.0	82.4	(106.3)
Loss from discontinued operations, net of tax	—	—	(0.8)

Net earnings (loss)	133.0	82.4	(107.1)
Less: Net earnings (loss) attributable to noncontrolling interests	87.2	62.4	(107.1)

Net earnings attributable to Black Knight Financial Services, Inc.	$45.8	$20.0	$—

Other comprehensive earnings (loss):
Unrealized holding losses, net of tax	(1.1)	—	—
Reclassification adjustments for losses included in net earnings, net of tax(1)	0.5	—	—

Total unrealized losses on interest rate swaps, net of tax(2)	(0.6)	—	—
Foreign currency translation adjustment	(0.1)	(0.1)	(0.1)

Other comprehensive loss	(0.7)	(0.1)	(0.1)
Comprehensive earnings (loss) attributable to noncontrolling interests	86.0	62.4	(107.1)
Comprehensive earnings (loss)	$131.1	$82.3	$(107.2)

	Year ended December 31, 2016	May 26, 2015 through December 31, 2015
Net earnings per share attributable to Black Knight Financial Services, Inc., Class A common shareholders:
Basic	$0.69	$0.31

Diluted	$0.67	$0.29

Weighted average shares of Class A common stock outstanding (see Note 5):
Basic	65.9	64.4

Diluted	67.9	67.9

(1)
Amounts reclassified to net earnings relate to losses on interest rate swaps and are included in Interest expense on the Consolidated Statements of Operations and Comprehensive Earnings (Loss). Amount is net of income tax expense of $0.3 million for the year ended December 31, 2016.

(2)
Net of income tax benefit of $0.4 million for the year ended December 31, 2016.

See Notes to Consolidated Financial Statements.

BLACK KNIGHT FINANCIAL SERVICES, INC.

Consolidated Statements of Equity

(In millions)

	Black Knight Financial Services, LLC
	Contributed member capital	Accumulated deficit	Accumulated other comprehensive loss	Total equity	Redeemable members' interest
Balance, January 1, 2014	$—	$—	$—	$—	$—
Contribution of Black Knight InfoServ, LLC from Fidelity National Financial, Inc.	2,792.9	—	—	2,792.9	—
Assumption of debt from Fidelity National Financial, Inc.	(1,858.0)	—	—	(1,858.0)	—
Contribution of Fidelity National Commerce Velocity, LLC from Fidelity National Financial, Inc.	62.2	(28.4)	—	33.8	—
Contribution from Member (Thomas H. Lee Partners, L.P.)	—	—	—	—	350.0
Return of capital to members	(9.5)	—	—	(9.5)	(7.4)
Contribution of Property Insight, LLC from Fidelity National Financial, Inc.	95.0	1.8	—	96.8	—
Dividend of Property Insight, LLC assets to Fidelity National Financial, Inc.	—	(9.8)	—	(9.8)	—
Profits interests expense	6.1	—	—	6.1	—
Dividend profits interests to Fidelity National Financial, Inc. for awards granted to non-employees	3.2	(3.2)	—	—	—
Redemption values of profits interests grants	(28.1)	—	—	(28.1)	28.1
Net loss	—	(107.1)	—	(107.1)	—
Foreign currency translation adjustment	—	—	(0.1)	(0.1)	—

Balance, December 31, 2014	$1,063.8	$(146.7)	$(0.1)	$917.0	$370.7

See Notes to Consolidated Financial Statements.

BLACK KNIGHT FINANCIAL SERVICES, INC.

Consolidated Statements of Equity (Continued)

(In millions)

	Black Knight Financial Services, LLC			Black Knight Financial Services, Inc.
				Class A common stock		Class B common stock
			Accumulated other comprehensive loss							Accumulated other comprehensive loss
	Contributed member capital	Accumulated deficit						Additional paid-in capital	Retained earnings		Noncontrolling interests	Total equity	Redeemable members' interest
				Shares	$	Shares	$
Balance, December 31, 2014	$1,063.8	$(146.7)	$(0.1)	—	$—	—	$—	$—	$—	$—	$—	$917.0	$370.7
Profits interests expense	2.6	—	—	—	—	—	—	—	—	—	—	2.6	—
Redemption value of profits interests	(59.5)	—	—	—	—	—	—	—	—	—	—	(59.5)	59.5
Net earnings	—	21.4	—	—	—	—	—	—	—	—	—	21.4	—
Foreign currency translation adjustment	—	—	(0.1)	—	—	—	—	—	—	—	—	(0.1)	—

Balance, May 25, 2015, prior to organizational transactions and IPO	1,006.9	(125.3)	(0.2)	—	—	—	—	—	—	—	—	881.4	430.2
Issuance of Class A common stock, net of underwriters' discount and issuance costs	—	—	—	20.7	—	—	—	475.1	—	—	—	475.1	—
Conversion of THL member interest into shares of Class A common stock	—	—	—	39.3	—	—	—	319.4	—	—	12.7	332.1	(342.6)
Conversion of profits interests into restricted shares of Class A common stock	75.7	—	—	8.0	—	—	—	11.9	—	—	—	87.6	(87.6)
Issuance of Class B common stock to FNF and THL	—	—	—	—	—	84.8	—	—	—	—	—	—	—
Reclassification of FNF member capital to noncontrolling interests	(1,082.6)	—	—	—	—	—	—	—	—	—	1,082.6	—	—
Reclassification of accumulated deficit and accumulated other comprehensive loss	—	125.3	0.2	—	—	—	—	(15.5)	—	—	(110.0)	—	—
Issuance of restricted shares of Class A common stock	—	—	—	0.3	—	—	—	—	—	—	—	—	—
Equity-based compensation expense	—	—	—	—	—	—	—	8.0	—	—	—	8.0	—
Net earnings	—	—	—	—	—	—	—	—	20.0	—	41.0	61.0	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(0.1)	—	(0.1)	—
Tax distributions	—	—	—	—	—	—	—	—	(0.1)	—	—	(0.1)	—

Balance, December 31, 2015	—	—	—	68.3	—	84.8	—	798.9	19.9	(0.1)	1,026.3	1,845.0	—
Issuance of restricted shares of Class A common stock	—	—	—	0.8	—	—	—	—	—	—	—	—	—
Equity-based compensation expense	—	—	—	—	—	—	—	11.9	—	—	—	11.9	—
Net earnings	—	—	—	—	—	—	—	—	45.8	—	87.2	133.0	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(0.1)	—	(0.1)	—
Unrealized loss on interest rate swaps	—	—	—	—	—	—	—	—	—	(0.6)	(1.2)	(1.8)	—
Tax distributions	—	—	—	—	—	—	—	—	—	—	(48.6)	(48.6)	—

Balance, December 31, 2016	$—	$—	$—	69.1	$—	84.8	$—	$810.8	$65.7	$(0.8)	$1,063.7	$1,939.4	$—

See Notes to Consolidated Financial Statements.

BLACK KNIGHT FINANCIAL SERVICES, INC.

Consolidated Statements of Cash Flows

(In millions)

	Year ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net earnings (loss)	$133.0	$82.4	$(107.1)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	208.3	194.3	188.8
Amortization of debt issuance costs, bond premium and original issue discount	2.7	0.8	(2.1)
Loss on extinguishment of debt, net	—	4.8	—
Deferred income taxes, net	3.2	11.8	0.1
Equity-based compensation	12.4	11.4	6.4
Changes in assets and liabilities:
Trade and other receivables, including receivables from related parties	(6.4)	(20.9)	0.2
Prepaid expenses and other assets	(11.2)	(6.4)	(9.5)
Deferred contract costs	(51.9)	(54.9)	(42.5)
Deferred revenues	26.2	32.6	27.8
Trade accounts payable and other accrued liabilities	9.4	(7.7)	(42.7)

Net cash provided by operating activities	325.7	248.2	19.4

Cash flows from investing activities:
Additions to property and equipment	(38.1)	(45.6)	(21.4)
Additions to computer software	(41.9)	(50.1)	(45.5)
Business acquisitions, net of cash acquired	(150.2)	—	—
Investment in property records database	—	(6.8)	—
Proceeds from sale of PCLender	—	—	1.5

Net cash used in investing activities	(230.2)	(102.5)	(65.4)

Cash flows from financing activities:
Borrowings, net of original issue discount	55.0	1,299.0	88.0
Debt service payments	(149.0)	(1,745.9)	(432.2)
Distributions to members	(48.6)	(17.4)	(16.9)
Capital lease payments	(5.0)	—	—
Proceeds from issuance of Class A common stock, before offering expenses	—	479.3	—
Costs directly associated with issuance of Class A common stock	—	(4.2)	—
Debt issuance costs	—	(20.6)	—
Senior notes call premium	—	(11.8)	—
Contribution from Thomas H. Lee Partners, LP	—	—	350.0
Cash from contribution of Black Knight InfoServ, LLC	—	—	61.4
Net proceeds from sale of National Title Insurance of New York, Inc. to Fidelity National Financial, Inc.	—	—	50.2
Cash from contribution of Fidelity National Commerce Velocity, LLC from Fidelity National Financial, Inc.	—	—	0.7
Cash from contribution of Property Insight, LLC from Fidelity National Financial, Inc.	—	—	6.7

Net cash (used in) provided by financing activities	(147.6)	(21.6)	107.9

Net (decrease) increase in cash and cash equivalents	(52.1)	124.1	61.9
Cash and cash equivalents, beginning of period	186.0	61.9	—

Cash and cash equivalents, end of period	$133.9	$186.0	$61.9

Supplemental cash flow information:
Interest paid	$(60.2)	$(89.2)	$(131.8)

Income taxes (paid) refunded, net	$(21.9)	$0.2	$30.7

See Notes to Consolidated Financial Statements.

BLACK KNIGHT FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Except as otherwise indicated or unless the context otherwise requires, all references to "Black Knight," the "Company," "we," "us" or "our" are to Black Knight Financial Services, Inc., a Delaware corporation, and its subsidiaries.

(1) Basis of Presentation

        The accompanying audited Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). As further discussed below and in Note 2—Acquisition and Internal Reorganization by FNF and Other Transactions, Black Knight Financial Services, LLC ("BKFS LLC") was established in connection with the acquisition of Lender Processing Services, Inc. ("LPS") by Fidelity National Financial, Inc. ("FNF") on January 2, 2014 (the "Acquisition") and ensuing internal reorganization (the "Internal Reorganization"). As part of the Internal Reorganization, certain pre-existing FNF businesses were contributed to BKFS LLC. Accordingly, we have applied GAAP requirements for transactions between entities under common control to the Consolidated Financial Statements.

        We consider the contribution of Black Knight InfoServ, LLC ("BKIS"), a Delaware limited liability company, (including the Technology, Data and Analytics business of LPS) to BKFS LLC on January 3, 2014 to be a change in reporting entity. BKIS was contributed by FNF to BKFS LLC subsequent to the Acquisition, but has been retroactively reflected as being included in BKFS LLC since January 2, 2014, the date it came under the common control of FNF. The results of operations and cash flows for the day ended January 1, 2014 are immaterial and we have included these results and cash flows for that day within the accompanying Consolidated Statements of Operations and Comprehensive Earnings (Loss) and Consolidated Statements of Cash Flows for the year ended December 31, 2014. See Note 2—Acquisition and Internal Reorganization by FNF and Other Transactions for further discussion of these transactions.

        The periods presented represent the consolidated financial position, results of operations and cash flows of (1) Black Knight for the period from May 26, 2015, the date we completed our initial public offering (the "IPO"), through December 31, 2015 and for the year ended December 31, 2016 and (2) BKFS LLC for the period from January 2, 2014 through May 25, 2015, the day prior to the IPO.

Description of Business

        Black Knight was incorporated in the State of Delaware on October 27, 2014. We are a holding company that conducts business through our interest in BKFS LLC, our sole asset and a provider of integrated technology, data and analytics solutions that facilitates and automates many of the business processes across the mortgage lifecycle. We provide solutions to the mortgage and real estate industries primarily in the United States.

        BKFS LLC owns all of the membership interests of BKIS, formerly known as LPS. As discussed further in Note 2—Acquisition and Internal Reorganization by FNF and Other Transactions, FNF acquired LPS on January 2, 2014, and LPS underwent a series of transactions on January 3, 2014 in which the Technology, Data and Analytics businesses of LPS, as well as certain pre-existing FNF businesses, were contributed to BKFS LLC.

Reporting Segments

        We conduct our operations through two reporting segments, (1) Technology and (2) Data and Analytics. See further discussion in Note 17—Segment Information.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(1) Basis of Presentation (Continued)

Organizational Transactions

        An IPO of Black Knight was completed on May 26, 2015. In connection with the IPO, the following transactions occurred:

  •
  the amendment and restatement of our certificate of incorporation to authorize the issuance of two classes of common stock, Class A and Class B, which generally vote as a single class on all matters submitted for a vote to shareholders;

  •
  the issuance of shares of Class B common stock by us to FNF and certain Thomas H. Lee Partners, L.P. ("THL") affiliates ("THL Affiliates"), former holders of membership interests in BKFS LLC ("Units"). Class B common stock is neither registered nor publicly traded and does not entitle the holders thereof to any of the economic rights, including rights to dividends and distributions upon liquidation, that would be provided to holders of Class A common stock; and the total voting power of the Class B common stock is equal to the percentage of Units not held by us;

  •
  the issuance of shares of Class A common stock and a $17.3 million cash payment to certain THL Affiliates, in connection with the merger of certain THL affiliated entities (the "THL Intermediaries") with and into us, pursuant to which we acquired the Units held by the THL Intermediaries;

  •
  the issuance of shares of Class A common stock by Black Knight to the investors in the IPO;

  •
  the contribution by us of the net cash proceeds received in the IPO to BKFS LLC in exchange for 44.5% of the Units and a managing member's membership interest in BKFS LLC;

  •
  the conversion of all outstanding equity incentive awards in the form of profits interests in BKFS LLC into restricted shares of our Class A common stock; and

  •
  the restatement of the limited liability company agreement ("LLC Agreement") to provide for the governance and control of BKFS LLC by Black Knight as its managing member and to establish the terms upon which other holders of Units may exchange their Units, and a corresponding number of shares of Class B common stock for, at our option, shares of Class A common stock on a one-for-one basis or a cash payment from BKFS LLC.

        We refer to the above transactions as the "Offering Reorganization."

Initial Public Offering

        On May 26, 2015, we completed the IPO of 18,000,000 shares of our Class A common stock, par value $0.0001 per share ("Class A common stock"), at an offering price of $24.50 per share. We granted the underwriters a 30-day option to purchase an additional 2,700,000 shares of our Class A common stock at the offering price, which was exercised in full. A total of 20,700,000 shares of Class A common stock were issued on May 26, 2015, with net proceeds of $475.1 million, after deducting $32.1 million for the underwriters' discount and IPO-related expenses.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(1) Basis of Presentation (Continued)

        The use of the proceeds from the IPO is as follows (in millions):

Gross proceeds	$507.2
Less:
Underwriters' discount	27.9
IPO-related expenses	4.2
Partial redemption of 5.75% Senior Notes due 2023 (Note 11)	204.8
Call premium on partial redemption of 5.75% Senior Notes due 2023	11.8
Interest on partial redemption of 5.75% Senior Notes due 2023	1.4
Cash payment to THL Intermediaries	17.3
Partial repayment of principal on other outstanding long-term debt	203.0
Refinancing expenses	20.6
Cash to balance sheet	16.2

Unused proceeds	$—

        As a result of the organizational transactions and IPO described above, we owned 44.5% of the Units of BKFS LLC; Black Knight Holdings, Inc. ("BKHI"), Chicago Title Insurance Company ("CTIC") and Fidelity National Title Insurance Company, all subsidiaries of FNF, collectively owned 54.5% of the Units; and THL and THL Affiliates owned 1.0% of the Units immediately following the IPO.

Discontinued Operations

        On June 30, 2014, we completed the sale of PCLender.com, Inc. ("PCLender") for $1.5 million. No gain or loss was recognized on the disposal. The results of PCLender are reflected within the Consolidated Statements of Operations and Comprehensive Earnings (Loss) as discontinued operations. Revenues from discontinued operations were $2.5 million for the year ended December 31, 2014. Loss from discontinued operations before income taxes was $0.8 million for the year ended 2014.

Planned Distribution of FNF's Ownership Interest

        On December 7, 2016, we announced that FNF's Board of Directors approved a tax-free plan (the "Distribution Plan") whereby FNF intends to distribute all 83.3 million shares of Black Knight common stock that it currently owns to FNF Group shareholders. We plan to effectuate the Distribution Plan through four newly-formed corporations, New BKH Corp. ("New BKH"), Black Knight Holdco Corp. ("New Black Knight"), New BKH Merger Sub, Inc. ("Merger Sub One") and BKFS Merger Sub, Inc. ("Merger Sub Two"). BKHI will contribute its shares of Black Knight Class B common stock and its Units of BKFS LLC to New BKH in exchange for 100% of the shares of New BKH common stock, following which BKHI will distribute to FNF all of the shares of New BKH common stock held by BKHI. Immediately thereafter, FNF will distribute the shares of New BKH common stock to its shareholders, provided that such distribution shall be subject to the conversion of such shares of New BKH common stock into shares of New Black Knight common stock. Immediately following the spin-off, Merger Sub One will merge with and into New BKH (the "New BKH merger"). In the New BKH merger, each outstanding share of New BKH common stock (other than shares owned by New BKH) will be exchanged for one share of New Black Knight common stock. Immediately following the New BKH merger, Merger Sub Two will merge with and into Black Knight (the "BKFS merger"). In

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(1) Basis of Presentation (Continued)

the BKFS merger, each outstanding share of Black Knight common stock (other than shares owned by Black Knight and New BKH) will be exchanged for one share of New Black Knight common stock. New Black Knight will be the public company following the completion of the distribution and mergers.

        The Distribution Plan is subject to the receipt of private letter rulings from the Internal Revenue Service, approving the tax-free spin-off of the Black Knight shares; filing and acceptance of a registration statement for the Black Knight spin-off with the Securities and Exchange Commission ("SEC"); refinancing of BKIS's 5.75% senior notes due 2023 (the "Senior Notes"), which are subject to FNF's guarantee, on reasonable terms; Black Knight shareholder approval; and other customary closing conditions. The closing of the tax-free distribution is expected by the third quarter of 2017.

Realignment of Property Insight

        Effective January 1, 2017, Property Insight, LLC ("Property Insight"), a Black Knight subsidiary that provides information used by title insurance underwriters, title agents and closing attorneys to source and underwrite title insurance for real property sales and transfer, realigned its commercial relationship with FNF. In connection with the realignment, Property Insight employees responsible for title plant posting and maintenance were transferred to FNF. Under the new commercial arrangement, Black Knight will continue to own the title plant technology and retain sales responsibility for third parties, other than FNF. As a result of the realignment, Black Knight will no longer recognize revenues or expense related to title plant posting and maintenance, but will charge FNF a license fee for use of the technology to access and maintain the title plant data. This transaction will not result in any gain or loss.

Share Repurchase Program

        On January 31, 2017, our Board of Directors authorized a three-year share repurchase program, effective February 3, 2017, under which the Company may repurchase up to 10 million shares of its Class A common stock. The timing and volume of share repurchases will be determined by the Company's management based on its ongoing assessments of the capital needs of the business, the market price of its common stock and general market conditions. The repurchase program authorizes us to purchase Black Knight common stock from time to time through February 2, 2020, through open market purchases, negotiated transactions or other means, in accordance with applicable securities laws and other restrictions.

(2) Acquisition and Internal Reorganization by FNF and Other Transactions

        On January 2, 2014, FNF completed the Acquisition, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 28, 2013, among FNF, BKHI and Lion Merger Sub, Inc., a Delaware corporation and a subsidiary of BKHI ("Merger Sub") and LPS. Pursuant to the Merger Agreement, Merger Sub merged with and into LPS (the "Merger"), with LPS surviving as a subsidiary of BKHI, and each outstanding share of common stock, par value $0.0001 per share, of LPS (the "LPS Common Stock") (other than shares owned by LPS, its subsidiaries, FNF, BKHI or Merger Sub and shares in respect of which appraisal rights had been properly exercised and perfected under Delaware law) was automatically converted into the right to receive (i) $28.102 in cash and (ii) 0.28742 of a share of Class A common stock, par value $0.0001 per share, of FNF ("FNF Common Stock") (the "Merger Consideration"). The Merger was effective on January 2, 2014. Upon the closing of the

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2) Acquisition and Internal Reorganization by FNF and Other Transactions (Continued)

Merger, the shares of LPS Common Stock, which previously traded under the ticker symbol "LPS" on the New York Stock Exchange ("NYSE"), ceased trading on, and were delisted from, the NYSE. As a result of the Merger, LPS became an indirect subsidiary of FNF.

        On January 3, 2014, LPS was converted into a Delaware limited liability company and was renamed BKIS. Also on that date, pursuant to the Internal Reorganization, BKIS distributed all of its limited liability company membership interests and equity interests in its subsidiaries engaged in the Transaction Services business to BKHI (the "Distribution"). Following the Distribution, BKHI contributed the Transaction Services subsidiaries to its wholly-owned subsidiary Black Knight Financial Services II, LLC, which has been renamed ServiceLink Holdings, LLC ("ServiceLink") and contributed BKIS to its subsidiary Black Knight Financial Services I, LLC, now known as BKFS LLC. Also on January 3, 2014, BKHI contributed its subsidiary, Fidelity National Commerce Velocity, LLC ("Commerce Velocity") to BKFS LLC, which then contributed Commerce Velocity to BKIS. In addition, BKIS sold its interest in National Title Insurance of New York, Inc. ("NTNY") to CTIC (a wholly-owned subsidiary of FNF) on this date. All of these steps are referred to herein as the "Internal Reorganization." Thereafter, 35% of the membership interest of BKFS LLC was issued to certain funds affiliated with THL.

        As part of the LLC Agreement, THL had an option to put its ownership interest of BKFS LLC to BKFS LLC or FNF if no public offering of the corresponding business had been consummated after four years. As a result of the IPO completed on May 26, 2015, THL no longer has the option to put its ownership interest of BKFS LLC to BKFS LLC or FNF. As the redeemable interest provided for redemption features not solely within the control of BKFS LLC or FNF, BKFS LLC classified the redeemable interest, through the completion of the IPO, outside of permanent equity in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 480-10, Distinguishing Liabilities from Equity.

        In connection with the Acquisition and the subsequent formation of BKFS LLC, all LPS assets and liabilities contributed to BKFS LLC were set to their fair value on January 2, 2014 as part of FNF's allocation of the LPS purchase price to the identifiable assets and liabilities acquired. The purchase price was allocated to the assets acquired and liabilities assumed based on our best estimates of their fair values as of the Acquisition date. Goodwill was recorded based on the amount that the purchase price exceeded the fair value of the net assets acquired.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2) Acquisition and Internal Reorganization by FNF and Other Transactions (Continued)

        The opening balance sheet of LPS on January 2, 2014, as ultimately contributed to BKFS LLC on January 3, 2014, and based on the purchase price allocation of the acquired assets and liabilities by FNF, is as follows (in millions):

Cash and cash equivalents	$61.4
Trade receivables	103.0
Income tax receivable	26.9
Prepaid expenses and other assets, including indefinite-lived intangible assets	187.7
Property and equipment	140.4
Computer software	490.2
Other intangible assets	504.9
Deferred income taxes, net	0.3
Goodwill	2,148.5

Total assets	3,663.3

Long-term debt	623.3
Deferred revenues	35.8
Legal and regulatory accrual	14.0
Other liabilities	197.3

Total liabilities	870.4

Net assets	$2,792.9

        During 2016, we identified a $3.8 million adjustment related to the opening balance sheet of LPS resulting in an increase in Trade receivables, net and a decrease in Goodwill. This adjustment is reflected in the table above, in the Consolidated Balance Sheets as of December 31, 2015 and in Note 3—Significant Accounting Policies and Note 10—Goodwill. The adjustment had no effect on opening Equity or Net earnings in any period presented.

        On January 3, 2014, FNF, through BKHI, contributed Commerce Velocity to BKFS LLC at its historical basis, since the contribution was a transaction between entities under common control. BKFS LLC recognized assets of $35.9 million and liabilities of $2.1 million as a result of the contribution. In accordance with GAAP requirements for transactions between entities under common control, the Consolidated Financial Statements have been adjusted as if the contribution occurred as of the earliest period presented as the entities were under common control.

        Also on January 3, 2014, BKHI sold its interest in NTNY to CTIC for $85.0 million. No gain or loss was recognized on this sale.

        On June 2, 2014, as part of an internal reorganization, two wholly-owned subsidiaries of FNF contributed their respective interests in Property Insight to BKFS LLC in exchange for 6.4 million BKFS LLC Class A Units. As a result of the transaction, BKFS LLC now owns 100% of Property Insight. In accordance with GAAP requirements for transactions between entities under common control, assets and liabilities contributed in the transaction were recorded at their respective historical FNF book values on the date of contribution. Net assets recorded at the contribution date totaled $89.0 million. The Consolidated Financial Statements have been adjusted as if the contribution occurred as of the earliest period presented.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2) Acquisition and Internal Reorganization by FNF and Other Transactions (Continued)

        In connection with the contribution of Property Insight, the LLC Agreement was amended to increase the number of Class A Units issued from 100.0 million to 106.4 million. The amendment also provides FNF with the option, but not the obligation, to repurchase Property Insight from BKFS LLC at fair value in the event of a sale of BKFS LLC, as defined in the LLC Agreement. As a result of the additional shares issued, THL owned 32.9% of the outstanding member interests of BKFS LLC, while FNF and its subsidiaries collectively owned 67.1% of the outstanding member interests of BKFS LLC.

(3) Significant Accounting Policies

        The following describes our significant accounting policies that have been followed in preparing the accompanying Consolidated Financial Statements.

Principles of Consolidation

        The accompanying Consolidated Financial Statements were prepared in accordance with GAAP, and all adjustments considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated.

        BKFS LLC is subject to the consolidation guidance related to variable interest entities as set forth in ASC Topic 810, Consolidation ("ASC 810"). Black Knight, as the sole managing member of BKFS LLC, has the exclusive authority to manage, control and operate the business and affairs of BKFS LLC and its subsidiaries, pursuant to the terms of the LLC Agreement. Under the terms of the LLC Agreement, Black Knight is authorized to manage the business of BKFS LLC, including the authority to enter into contracts, manage bank accounts, hire employees and agents, incur and pay debts and expenses, merge or consolidate with other entities and pay taxes. Because Black Knight is the primary beneficiary through its sole managing member interest and possessing the rights established in the LLC Agreement and in accordance with the requirements of ASC 810, Black Knight controls BKFS LLC and appropriately consolidates the operations thereof.

        We account for noncontrolling interests in accordance with ASC 810. Noncontrolling interests represent BKHI and certain of its affiliates' and THL and THL Affiliates' share of net earnings or loss and of equity in BKFS LLC. Our Class A shareholders indirectly control BKFS LLC through our managing member interest. Our Class B shareholders have a noncontrolling interest in BKFS LLC. Their share of equity in BKFS LLC is reflected in Noncontrolling interests in our Consolidated Balance Sheets and their share of net earnings or loss in BKFS LLC is reported in Net earnings (loss) attributable to noncontrolling interests in our Consolidated Statements of Operations and Comprehensive Earnings (Loss). Net earnings or loss attributable to noncontrolling interests do not include expenses incurred directly by Black Knight, including income tax expense attributable to Black Knight.

        All earnings prior to the closing of our IPO on May 26, 2015 have been disclosed as Net earnings (loss) attributable to noncontrolling interests.

Reclassifications

        Certain reclassifications have been made in the 2015 and 2014 Consolidated Financial Statements to conform to the classifications used in 2016. These reclassifications have not changed Net earnings (loss) or Total equity, as previously reported.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

Fair Value

Fair Value of Financial Assets and Liabilities

        The fair values of financial assets and liabilities are determined using the following fair value hierarchy:

  •
  Level 1 inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that we have the ability to access.

  •
  Level 2 inputs to the valuation methodology include:

  •
  quoted prices for similar assets or liabilities in active markets;

  •
  quoted prices for identical or similar assets or liabilities in inactive markets;

  •
  inputs other than quoted prices that are observable for the asset or liability; and

  •
  inputs that are derived principally from or corroborated by observable market data by correlation or other means.

  •
  Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

        Assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. We believe our valuation methods are appropriate and consistent with other market participants. The use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

Fair Value of Assets Acquired and Liabilities Assumed

        The fair values of assets acquired and liabilities assumed in business combinations are estimated using various assumptions. The most significant assumptions, and those requiring the most judgment, involve the estimated fair values of intangible assets and software, with the remaining value, if any, attributable to goodwill. We utilize third-party valuation specialists to assist with determining the fair values of intangible assets and software purchased in business combinations. These estimates are based on Level 2 and Level 3 inputs.

Management Estimates

        The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The accounting estimates that require our most significant, difficult and subjective judgments include the determination of elements and allocation of fair value of our revenue arrangements, the recoverability of other intangible assets and goodwill, and the assessment of loss contingencies. Actual results that we experience could differ from our estimates.

Cash and Cash Equivalents

        Highly liquid instruments purchased with original maturities of three months or less are considered cash equivalents. Cash equivalents are invested with high credit quality financial institutions and consist

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

of short-term investments, such as demand deposit accounts, money market accounts, money market funds and time deposits. The carrying amounts of these instruments reported in the Consolidated Balance Sheets approximate their fair value because of their immediate or short-term maturities.

        Cash and cash equivalents include the following (in millions):

	December 31,
	2016	2015
Unrestricted:
Cash	$129.8	$52.3
Cash equivalents	1.8	130.1

Total unrestricted cash and cash equivalents	131.6	182.4
Restricted cash equivalents(1)	2.3	3.6

Total cash and cash equivalents	$133.9	$186.0

(1)
Restricted cash equivalents relate to our subsidiary, I-Net Reinsurance Limited, and are held in trust until the final reinsurance policy is canceled.

Trade Receivables, Net

        The carrying amounts reported in the Consolidated Balance Sheets for Trade receivables, net approximate their fair value because of their short-term nature.

        A summary of Trade receivables, net of allowance for doubtful accounts, as of December 31, 2016 and 2015 is as follows (in millions):

	December 31,
	2016	2015
Trade receivables—billed	$115.4	$102.7
Trade receivables—unbilled	42.6	38.5

Total trade receivables	158.0	141.2
Allowance for doubtful accounts	(2.2)	(2.5)

Total trade receivables, net	$155.8	$138.7

        In addition to the amounts above, we have approximately $14.8 million in unbilled receivables as of December 31, 2016 that we do not expect to collect within the next year. These unbilled receivables are classified in Other non-current assets in our Consolidated Balance Sheets and were $18.4 million as of December 31, 2015. Billings for these receivables are primarily based on contractual terms.

        The allowance for doubtful accounts represents management's estimate of those balances that are uncollectible as of the balance sheet date. We determine the allowance based on known troubled accounts, historical experience and other currently available evidence. We write off trade receivables when the likelihood of collection of a trade receivable balance is considered remote.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

        The rollforward of allowance for doubtful accounts for the years ended December 31, 2016, 2015 and 2014 is as follows (in millions):

	Beginning balance	Bad debt expense	Write-offs, net of recoveries	Transfers and acquisitions	Ending balance
Year ended December 31, 2014	$—	$(1.5)	$0.1	$(0.2)	$(1.6)
Year ended December 31, 2015	(1.6)	(2.1)	1.1	0.1	(2.5)
Year ended December 31, 2016	(2.5)	(0.6)	0.9	—	(2.2)

Prepaid Expenses and Other Current Assets

        Prepaid expenses and other current assets consists of the following (in millions):

	December 31,
	2016	2015
Prepaid expenses	$37.2	$25.0
Other current assets	8.2	3.2

Prepaid expenses and other current assets	$45.4	$28.2

Property and Equipment, Net

        Property and equipment is recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed primarily using the straight-line method based on the following estimated useful lives of the related assets: 30 years for buildings and 3 to 7 years for furniture, fixtures and computer equipment. Leasehold improvements are amortized using the straight-line method over the lesser of the initial term of the respective lease or the estimated useful life of such asset.

Computer Software, Net

        Computer software includes the fair value of software acquired in business combinations, purchased software and internally developed software. Purchased software is recorded at cost and amortized using the straight-line method over its estimated useful life, ranging from 3 to 7 years. Software acquired in business combinations is recorded at its fair value and amortized using the straight-line or accelerated methods over its estimated useful life.

        Internal development costs are accounted for in accordance with ASC Topic 985, Software, Subtopic 20, Costs of Software to Be Sold, Leased, or Otherwise Marketed, or ASC Topic 350, Intangibles—Goodwill and Other, Subtopic 40, Internal-Use Software. For computer software products to be sold, leased or otherwise marketed, all costs incurred to establish the technological feasibility are research and development costs and are expensed as they are incurred. Costs incurred subsequent to establishing technological feasibility, such as programmers salaries and related payroll costs and costs of independent contractors, are capitalized and amortized on a product by product basis commencing on the date of general release to customers. We do not capitalize any costs once the product is available for general release to customers. Amortization expense is recorded using straight-line or accelerated methods over the estimated software life, which generally ranges from 5 to 10 years. We also assess the

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

recorded value for impairment on a regular basis by comparing the carrying value to the estimated future cash flows to be generated by the underlying software asset.

        For internal-use computer software products, internal and external costs incurred during the preliminary project stage are expensed as they are incurred. Internal and external costs incurred during the application development stage are capitalized and amortized on a product-by-product basis commencing on the date the software is ready for its intended use. We do not capitalize any costs once the software is ready for its intended use. Amortization expense is recorded ratably over the software's estimated useful life, generally ranging from 5 to 7 years.

Other Intangible Assets, Net

        Other intangible assets, net consist primarily of customer relationships and trademarks that are recorded in connection with acquisitions at their fair value based on the results of a valuation analysis. Customer relationships are amortized over their estimated useful lives using an accelerated method that takes into consideration expected customer attrition rates over a period of up to 10 years from the acquisition date.

        Our property records database, which is an intangible asset not subject to amortization, is included in Other non-current assets in our Consolidated Balance Sheets. The carrying value as of December 31, 2016 and 2015 was $59.7 million.

Impairment Testing

        Long-lived assets, including property and equipment, computer software and other intangible assets with definite useful lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. We did not have any events or circumstances indicating impairment of our long-lived assets for the years ended December 31, 2016, 2015 and 2014.

Goodwill

        Goodwill represents the excess of cost over the fair value of identifiable assets acquired and liabilities assumed in business combinations. Goodwill is not amortized and is tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to the carrying amount. In evaluating the recoverability of goodwill, we perform an annual goodwill impairment analysis based on a review of qualitative factors to determine if events and circumstances exist that could lead to a determination that the fair value of a reporting unit is greater than its carrying amount. We have three reporting units that carry goodwill as of December 31, 2016—Servicing Technology, Origination Technology and Data and Analytics. We completed an annual goodwill impairment analysis as of September 30, 2016. We did not have any events or circumstances indicating impairment of our goodwill during the years ended December 31, 2016, 2015 and 2014.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

Deferred Contract Costs

        Cost of software sales, outsourced data processing and application management arrangements, including costs incurred for bid and proposal activities, are generally expensed as incurred. However, certain costs incurred upon initiation of a contract are deferred and expensed over the contract life. These costs represent incremental external costs or certain specific internal costs that are directly related to the contract acquisition or transition activities and are primarily associated with installation of systems, processes and data conversion.

        In the event indications exist that a deferred contract cost balance related to a particular contract may not be recoverable, undiscounted estimated cash flows of the contract are projected over its remaining estimated term and compared to the unamortized deferred contract cost balance. If the projected cash flows are not adequate to recover the unamortized cost balance, the balance would be adjusted with a charge to earnings to equal the contract's net realizable value, including any termination fees provided for under the contract, in the period such a determination is made.

        As of December 31, 2016 and 2015, we had deferred contract costs of $113.3 million and $87.0 million, respectively, included in Other non-current assets in our Consolidated Balance Sheets. Amortization expense for deferred contract costs was $25.5 million, $9.2 million and $1.0 million for the years ended December 31, 2016, 2015 and 2014, respectively, and is included in Depreciation and amortization in the accompanying Consolidated Statements of Operations and Comprehensive Earnings (Loss).

Trade Accounts Payable and Other Accrued Liabilities

        The carrying amount reported in the Consolidated Balance Sheets for Trade accounts payable and other accrued liabilities approximates fair value because of their short-term nature.

Loss Contingencies

        ASC Topic 450, Contingencies, requires that we accrue for loss contingencies associated with outstanding litigation, claims and assessments, as well as unasserted claims for which management has determined it is probable that a loss contingency exists and the amount of loss can be reasonably estimated.

Deferred Compensation Plan

        Certain of our management level employees and directors are eligible to participate in the FNF Deferred Compensation Plan (the "Plan"). The Plan permits participants to defer receipt of part of their current compensation. Participant benefits for the Plan are provided by a funded rabbi trust.

        The compensation withheld from Plan participants, together with investment income on the Plan, is recorded as a deferred compensation obligation to participants. During 2014, the LPS Deferred Compensation Plan was frozen for new contributions and eligible employees were allowed to enroll in the FNF Deferred Compensation Plan. Also during 2014, the underlying rabbi trust was merged into the FNF deferred compensation rabbi trust, and the related liability was transferred to FNF. As a result of the aforementioned activities, the liability to Plan participants as well as the assets of the funded rabbi trust are carried by FNF.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

Equity-Based Compensation

        We expense employee equity-based payments under ASC Topic 718, Compensation—Stock Compensation, which requires compensation cost for the grant date fair value of equity-based payments to be recognized over the requisite service period. We estimated the grant date fair value of the equity-based awards issued in the form of profits interests using the Black-Scholes option pricing model. The fair value of our restricted stock awards is measured based on the closing market price of our stock on the grant date.

Earnings Per Share

        Basic earnings per share is computed by dividing Net earnings attributable to Black Knight by the weighted average shares outstanding during the period. Diluted earnings per share is computed by dividing Net earnings attributable to Black Knight, adjusted as necessary for the affect of potentially dilutive securities, by the number of weighted-average shares outstanding during the period and the affect of securities that would have a dilutive effect on earnings per share. See Note 5—Earnings Per Share for a more detailed discussion.

Revenue Recognition

        The following describes our primary types of revenues and our revenue recognition policies as they pertain to the types of contractual arrangements we enter into with our customers to provide services, software licenses and software-related services either individually or as part of an integrated offering of multiple services. These arrangements occasionally include offerings from more than one segment to the same customer. We recognize revenues relating to hosted software, licensed software, software-related services, data and analytics services and valuation-related services. In some cases, these services are offered in combination with one another, and in other cases we offer them individually. Revenues from processing services are typically volume-based depending on factors such as the number of accounts processed, transactions processed and computer resources utilized.

        Revenue is realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectability is reasonably assured. For hosting arrangements, revenues and costs related to implementation, conversion and programming services are deferred and subsequently recognized using the straight-line method over the term of the related services agreement. We evaluate these deferred contract costs for recoverability in the event any indications exist that deferred contract costs may not be recoverable.

        In the event that our arrangements with our customers include more than one element, we determine whether the individual revenue elements can be recognized separately. In arrangements with multiple deliverables, the delivered items are considered separate units of accounting if (1) they have value on a standalone basis and (2) performance of the undelivered items is considered probable and within our control. Arrangement consideration is then allocated to the separate units of accounting based on relative selling price. If it exists, vendor-specific objective evidence ("VSOE") of fair value is used to determine relative selling price, otherwise third-party evidence of selling price is used. If neither exists, the best estimate of selling price is used for the deliverable.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

        For multiple element software arrangements, we determine the appropriate units of accounting and how the arrangement consideration should be measured and allocated to the separate units. Initial license fees are recognized when a contract exists, the fee is fixed or determinable, software delivery has occurred and collection of the receivable is deemed probable, provided that VSOE of fair value has been established for each element or for any undelivered elements. We determine the fair value of each element or the undelivered elements in multiple element software arrangements based on VSOE of fair value. VSOE of fair value for each element is based on the price charged when the same element is sold separately, or in the case of post-contract customer support, when a stated renewal rate is provided to the customer. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred, and the remaining portion of the arrangement fee is recognized as revenue. If evidence of fair value does not exist for one or more undelivered elements of a contract, then all revenue is deferred until all elements are delivered or fair value is determined for all remaining undelivered elements. Revenue from post-contract customer support is recognized ratably over the term of the agreement. We record deferred revenue for all billings invoiced prior to revenue recognition.

Operating Expenses

        Operating expenses include all costs, excluding depreciation and amortization, incurred by us to produce revenues. Operating expenses include personnel expense, employee benefits, occupancy costs, data processing costs, program design and development costs and professional services.

        General and administrative expenses, which are primarily included in our corporate segment within Operating expenses, include personnel expense, employee benefits, occupancy and other costs associated with personnel employed in marketing, human resources, legal, enterprise risk, finance and other support functions. General and administrative expenses also include certain professional and legal fees and costs of advertising and other marketing-related programs.

Depreciation and Amortization

        Depreciation and amortization includes depreciation of property and equipment and amortization of computer software, deferred contract costs and other intangible assets. Depreciation and amortization on the Consolidated Statements of Operations and Comprehensive Earnings (Loss) include the following (in millions):

	Year ended December 31,
	2016	2015	2014
Property and equipment	$28.4	$28.4	$29.6
Computer software	78.0	70.3	65.2
Other intangible assets	76.4	86.4	93.0
Deferred contract costs	25.5	9.2	1.0

Total	$208.3	$194.3	$188.8

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

Transition and Integration Costs

        Transition and integration costs primarily contain incremental costs associated with acquisitions for the year ended December 31, 2016. In prior periods, transition and integration costs contain incremental costs associated with executing the Acquisition and completing the Internal Reorganization and the Offering Reorganization as described above, as well as the related transitioning costs including employee severance, synergy program bonuses and certain other non-recurring professional and other costs, including costs related to the IPO, as well as member management fees, of which substantially all were incurred prior to the completion of the IPO on May 26, 2015.

Interest Expense

        Interest expense consists primarily of interest on our borrowings, a guarantee fee that we pay FNF for their ongoing guarantee of the Senior Notes, amortization of our debt issuance costs, bond premium and original issue discount, payments on our interest rate swaps and commitment fees on our revolving credit facility.

Income Taxes

        We are required to determine income taxes in each of the jurisdictions in which we operate as a part of the process of preparing the Consolidated Financial Statements. This process involves calculating actual current tax expense together with assessing basis differences resulting from differing recognition of items for income tax and accounting purposes. These differences result in deferred income tax assets and liabilities, which are included within the Consolidated Balance Sheets. We must then assess the likelihood that deferred income tax assets will be recovered from future taxable earnings and, to the extent we believe that recovery is not likely, establish a valuation allowance. We believe that based on its historical pattern of taxable earnings, projections of future earnings, tax planning strategies and other relevant evidence, we will produce sufficient earnings in the future to realize recorded deferred income tax assets. To the extent we establish a valuation allowance or increase this allowance in a period, we must reflect this increase as expense within Income tax expense in the Consolidated Statements of Operations and Comprehensive Earnings (Loss). Determination of income tax expense requires estimates and can involve complex issues that may require an extended period to resolve. Further, the estimated level of annual earnings before income tax can cause the overall effective income tax rate to vary from period to period. We believe our tax positions comply with applicable tax law, and we adequately provide for any known tax contingencies. Final determination of prior-year tax liabilities, either by settlement with tax authorities or expiration of statutes of limitations, could be materially different than estimates reflected in assets and liabilities and historical income tax expense. The outcome of these final determinations could have a material effect on our income tax expense, net earnings or cash flows in the period that determination is made.

        For the period through May 25, 2015, the day prior to the IPO, BKFS LLC was treated as a partnership under applicable federal and state income tax laws in connection with the Acquisition and Internal Reorganization. Corporate subsidiaries are subject to applicable U.S. federal, foreign and state taxation. Deferred tax assets and liabilities were recognized for temporary differences between the financial reporting basis and the tax basis of the corporate subsidiaries' assets and liabilities and expected benefits of utilizing net operating loss carryforwards.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

        Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable earnings in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of changes in tax rates and laws in future periods, if any, is reflected in the Consolidated Financial Statements in the period enacted.

Recent Accounting Pronouncements

Revenue Recognition (ASC Topic 606, Revenue from Contracts with Customers ("ASC 606"))

        In May 2016, the FASB issued Accounting Standards Update ("ASU") 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments in this ASU do not change the core principle of the guidance in ASC 606. Rather, the amendments in this update simplify the transition and clarify certain aspects of the revenue standard.

        Also in May 2016, the FASB issued ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. The SEC Staff is rescinding certain SEC Staff Observer comments that are codified in ASC Topic 605, Revenue Recognition, and ASC Topic 932, Extractive Activities-Oil and Gas, effective upon adoption of ASC 606. Specifically, registrants should not rely on the SEC Staff Observer comments upon adoption of ASC 606 related to revenue and expense recognition for freight services in process, accounting for shipping and handling fees and costs, accounting for consideration given by a vendor to a customer and accounting for gas-balancing arrangements.

        In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. This guidance clarifies how to determine whether goods and services are separately identifiable and thus accounted for as separate performance obligations. Additionally, this update clarifies how to evaluate the nature of a promise in granting a license of intellectual property, which determines whether to recognize revenue over time or at a point in time.

        In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). This new standard requires a company to determine whether it is a principal (that controls the promised good or service before transferring it to the customer) or an agent (that arranges for another entity to provide the goods or services). Principals are required to recognize revenue equal to the gross amount of consideration exchanged for the promised good or service. Agents are required to recognize revenue net of any fees or commissions paid for arranging the promised good or service to be provided by another party.

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). This ASU supersedes the revenue recognition requirements in ASC 605. The guidance requires a five-step analysis of transactions to determine when and how revenue is recognized based upon the core principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendment also requires additional disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows arising from contracts with customers. This ASU is effective for fiscal years, and interim periods within those fiscal years,

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

beginning after December 15, 2017, with early adoption permitted. The standard allows companies to use either a full retrospective or a modified retrospective approach to adopt this ASU.

        The ASUs listed above are related to ASC 606 and are effective on adoption of ASU 2014-09, which we plan to adopt on January 1, 2018. In preparation for adoption of ASC 606, we have formed a project team and engaged a third-party professional services firm to assist us with our evaluation. We have completed the assessment phase and are working through the next phases of the adoption project. We are continuing to evaluate which transition approach to use and assessing the effect the adoption of ASC 606 will have on our results of operations, financial position and related disclosures. It is too early to make a final determination of transition method and effect of adoption given the many facets of this adoption that need to be considered.

Other Accounting Pronouncements

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU introduce clarifications to the presentation of certain cash receipts and cash payments in the statement of cash flows. The primary updates include additions and clarifications of the classification of cash flows related to certain debt repayment activities, contingent consideration payments related to business combinations, proceeds from insurance policies, distributions from equity method investees and cash flows related to securitized receivables. This update is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods. This ASU requires retrospective application to all prior periods presented upon adoption. We do not expect this update to have a material effect on our statement of cash flows.

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses. This guidance significantly changes how companies measure and recognize credit impairment for many financial assets. The new Current Expected Credit Loss Model will require companies to immediately recognize an estimate of credit losses expected to occur over the remaining life of the financial assets included in the scope of this standard, which include trade receivables. This standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for annual and interim periods in fiscal years beginning after December 15, 2018. We do not expect this update to have a material effect on our results of operations or our financial position.

        In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. Under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies related to share-based awards in additional paid-in capital. Instead, income tax effects of awards will be recorded in the income statement when the awards vest or are settled. It also will allow an employer to repurchase more of an employee's shares than it can today for tax withholding purposes without triggering liability accounting and to make a policy election to account for forfeitures as they occur. Amendments requiring recognition of excess tax benefits and tax deficiencies in the income statements should be applied prospectively. Amendments related to minimum statutory withholding requirements and forfeitures should be applied using a modified retrospective transition method by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is adopted. The guidance is effective for public companies for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted, but all of the guidance must be adopted

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) Significant Accounting Policies (Continued)

in the same period. This update will not have a material effect on our results of operations or our financial position.

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under this ASU, lessees will be required to recognize the following for all leases (with the exception of leases with a term of 12 months or less) at the commencement date: (1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. Under this ASU, lessor accounting remains largely unchanged. The ASU requires a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expire before the earliest comparative period presented. A full retrospective transition approach is not permitted. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Early application is permitted. We are continuing to assess the effect the adoption of this ASU will have on our results of operations or our financial position.

(4) Business Acquisitions

        We include the results of operations of acquired businesses beginning on the respective acquisition dates. The purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values, with the excess recorded as goodwill. Measurement period adjustments to provisional purchase price allocations are recognized in the period in which they are determined, with the effect on earnings of changes in depreciation, amortization or other income resulting from such changes calculated as if the accounting had been completed on the acquisition date. Acquisition-related costs are expensed as incurred.

        During the year ended December 31, 2016, Black Knight completed the acquisitions of eLynx Holdings, Inc. ("eLynx") and Motivity Solutions, Inc. ("Motivity"). Neither acquisition meets the definition of "significant" pursuant to Article 3 of Regulation S-X (§210.3-05) either individually or in the aggregate. Further, the individual and aggregate results of operations are not material to Black Knight's financial statements. Further details on each acquisition are discussed below.

Allocation of Purchase Price

        The purchase price for each of the acquisitions was allocated to the assets acquired and liabilities assumed based on their estimated fair value at the acquisition date. The fair value of the acquired Computer software and Other intangible assets for both transactions was determined using a third-party valuation based on significant estimates and assumptions, including Level 3 inputs, which are judgmental in nature. These estimates and assumptions include the projected timing and amount of future cash flows, discount rates reflecting the risk inherent in the future cash flows and future market prices. These estimates for the eLynx acquisition are preliminary and subject to adjustments as we complete our valuation process with respect to Computer software, Other intangible assets and Goodwill. These estimates for the Motivity acquisition were finalized in the fourth quarter of 2016.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(4) Business Acquisitions (Continued)

eLynx

        On May 16, 2016, Black Knight completed its acquisition of eLynx, a leading lending document and data delivery platform now known as eLending. eLending helps clients in the financial services and real estate industries electronically capture and manage documents and associated data throughout the document lifecycle. Black Knight purchased eLynx to augment its origination technologies. This acquisition positions Black Knight to electronically support the full mortgage origination process.

        Total consideration paid, net of cash received, was $115.0 million for 100% of the equity interests of eLynx. Additionally, Black Knight incurred direct transaction costs of $1.2 million for the year ended December 31, 2016 that are included in Transition and integration costs on the Consolidated Statements of Operations and Comprehensive Earnings (Loss). The total consideration paid was as follows (in millions):

Cash paid from cash on hand	$95.6
Cash paid from Revolving Credit Facility (Note 11)	25.0
Less: cash acquired	(5.6)

Total consideration paid, net	$115.0

        The following table summarizes the total purchase price consideration and the preliminary fair value amounts recognized for the assets acquired and liabilities assumed as of the acquisition date (in millions):

Total purchase price consideration	$115.0

Trade receivables	$3.8
Prepaid expenses and other current assets	3.9
Property and equipment	1.1
Computer software	14.0
Other intangible assets (Note 9)	35.2
Goodwill (Note 10)	64.0

Total assets acquired	122.0

Trade accounts payable and other accrued liabilities	4.5
Accrued compensation and benefits	1.1
Deferred revenues	1.4

Total liabilities assumed	7.0

Net assets acquired	$115.0

Motivity

        On June 22, 2016, Black Knight completed its acquisition of Motivity, which provides customized mortgage business intelligence software solutions. Motivity will be integrated with Black Knight's LoanSphere product suite, including the LoanSphere Data Hub, to provide clients with deeper insights into their origination and servicing operations and portfolios.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(4) Business Acquisitions (Continued)

        Total consideration paid, net of cash received, was $35.2 million for 100% of the equity interests of Motivity. Additionally, Black Knight incurred direct transaction costs of $0.4 million for the year ended December 31, 2016 that are included in Transition and integration costs on the Consolidated Statements of Operations and Comprehensive Earnings (Loss). The total consideration paid was as follows (in millions):

Cash paid from Revolving Credit Facility (Note 11)	$30.0
Cash paid from cash on hand	6.0
Less: cash acquired	(0.8)

Total consideration paid, net	$35.2

        The following table summarizes the total purchase price consideration and the fair value amounts recognized for the assets acquired and liabilities assumed as of the acquisition date (in millions):

Total purchase price consideration	$35.2

Trade receivables	$0.4
Prepaid expenses and other current assets	0.7
Property and equipment	0.1
Computer software	5.7
Other intangible assets (Note 9)	10.5
Goodwill (Note 10)	19.7

Total assets acquired	37.1

Trade accounts payable and other accrued liabilities	1.4
Deferred revenues	0.5

Total liabilities assumed	1.9

Net assets acquired	$35.2

Estimated Useful Lives of Property and Equipment, Computer Software and Other Intangible Assets Acquired

        As of the respective acquisition dates, the gross carrying value and weighted average estimated useful lives of Property and equipment, Computer software and Other intangible assets acquired in the above acquisitions consisted of the following (dollars in millions):

	Gross carrying value
				Weighted average estimated life (in years)
	eLynx	Motivity	Total
Computer software	$14.0	$5.7	$19.7	5
Property and equipment	1.1	0.1	1.2	3
Other intangible assets:
Customer relationships	34.6	8.4	43.0	10
Trade names	0.4	1.7	2.1	8
Non-compete agreements	0.2	0.4	0.6	4

Total Other intangible assets (Note 9)	35.2	10.5	45.7

Total gross carrying value	$50.3	$16.3	$66.6

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(5) Earnings Per Share

        Basic earnings per share is computed by dividing Net earnings attributable to Black Knight by the weighted-average number of shares of Class A common stock outstanding during the period.

        For the periods presented, potentially dilutive securities include unvested restricted stock awards and the shares of Class B common stock that are convertible on a one-for-one basis into shares of our Class A common stock. However, the 84.8 million shares of Class B common stock have been excluded in computing diluted net earnings per share because including them on an "if-converted" basis would have an antidilutive effect. Diluted net earnings per share is calculated by dividing Net earnings attributable to Black Knight by the weighted-average diluted number of shares of Class A common stock outstanding. The denominator includes the dilutive effect of approximately 2.0 million and 3.5 million shares of unvested restricted shares of Class A common stock for the year ended December 31, 2016 and the period from May 26, 2015 through December 31, 2015, respectively.

        The shares of Class B common stock do not share in the earnings or losses of Black Knight and are, therefore, not participating securities. Accordingly, basic and diluted net earnings per share of Class B common stock have not been presented.

        The following table sets forth the computation of basic and diluted earnings per share (in millions, except per share amounts):

	Year ended December 31, 2016	May 26, 2015 through December 31, 2015
Basic:
Net earnings attributable to Black Knight	$45.8	$20.0
Shares used for basic net earnings per share:
Weighted average shares of Class A common stock outstanding	65.9	64.4

Basic net earnings per share	$0.69	$0.31

Diluted:
Net earnings attributable to Black Knight	$45.8	$20.0

Shares used for diluted net earnings per share:
Weighted average shares of Class A common stock outstanding	65.9	64.4
Dilutive effect of unvested restricted shares of Class A common stock	2.0	3.5

Weighted average shares of Class A common stock, diluted	67.9	67.9

Diluted net earnings per share	$0.67	$0.29

        Basic and diluted net earnings per share information is not applicable for reporting periods prior to the completion of the IPO.

(6) Related Party Transactions

        We are party to certain related party agreements, including those with FNF and THL. These parties became related parties of BKFS LLC on January 2, 2014 as a result of the Acquisition and Internal Reorganization and remain related parties after the completion of the Offering

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(6) Related Party Transactions (Continued)

Reorganization. The following table sets forth the ownership interests of FNF, THL and other holders of Black Knight common stock (shares in millions):

	December 31, 2016		December 31, 2015
	Shares	Ownership percentage	Shares	Ownership percentage
Class A common stock:
THL and its affiliates	39.3	25.5%	39.3	25.7%
Restricted shares	2.9	1.9%	3.9	2.5%
Other, including those publicly traded	26.9	17.5%	25.1	16.4%

Total shares of Class A common stock	69.1	44.9%	68.3	44.6%

Class B common stock:
FNF	83.3	54.1%	83.3	54.4%
THL and its affiliates	1.5	1.0%	1.5	1.0%

Total shares of Class B common stock	84.8	55.1%	84.8	55.4%

Total common stock outstanding	153.9	100.0%	153.1	100.0%

        Transactions with FNF and THL are described below.

FNF

        We have various agreements with FNF and certain FNF subsidiaries to provide technology, data and analytics services, as well as corporate shared services and information technology. In addition, FNF provided certain corporate services to us, including management consulting and corporate administrative services. Following the IPO, we no longer pay management fees to FNF. We are also a party to certain other agreements under which we incur other expenses or receive revenues from FNF.

        A detail of the revenues and expenses, net from FNF is set forth in the table below (in millions):

	Year ended December 31,
	2016	2015	2014
Revenues	$73.5	$68.5	$71.8
Operating expenses	15.6	8.0	(3.3)
Management fees(1)	—	2.3	5.8
Interest expense(2)	3.9	39.5	97.5

(1)
Amounts are included in Transition and integration costs on the Consolidated Statements of Operations and Comprehensive Earnings (Loss).

(2)
Amounts include guarantee fee (see below).

        We were party to intercompany notes with FNF through May 27, 2015 and recognized $37.2 million and $97.5 million in Interest expense related to the intercompany notes for the years ended December 31, 2015 and 2014. We had no outstanding intercompany notes as of December 31, 2016 and 2015.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(6) Related Party Transactions (Continued)

        Beginning on May 26, 2015, we pay FNF a guarantee fee of 1.0% of the outstanding principal of the Senior Notes (as defined in Note 11—Long Term Debt) in exchange for the ongoing guarantee by FNF of the Senior Notes. In October 2017, the guarantee fee increases to 2.0% of the outstanding principal of the Senior Notes. During the years ended December 31, 2016 and 2015, we recognized $3.9 million and $2.3 million, respectively, in Interest expense related to the guarantee fee.

        FNF subsidiaries held $49.3 million and $49.8 million as of December 31, 2016 and 2015, respectively, of principal amount of our Term B Loan (as defined in Note 11—Long Term Debt) from our credit agreement dated May 27, 2015.

THL

        Two managing directors of THL currently serve on our Board of Directors. We purchase software and systems services from certain entities over which THL exercises control. In addition, THL provided certain corporate services to us, including management and consulting services. Following the IPO, we no longer pay management fees to THL.

        A detail of the expenses, net from THL is set forth in the table below (in millions):

	Year ended December 31,
	2016	2015	2014
Operating expenses	$1.3	$1.6	$1.6
Management fees(1)	—	1.3	3.2
Software and software-related purchases	1.1	1.4	2.2

(1)
Amounts are included in Transition and integration costs on the Consolidated Statements of Operations and Comprehensive Earnings (Loss).

        In connection with the IPO, we made a $17.3 million cash payment to certain THL Affiliates during the year ended December 31, 2015, in connection with the merger of certain THL intermediaries with and into us.

        THL Affiliates held $39.4 million and $39.8 million as of December 31, 2016 and 2015, respectively, of principal amount of our Term B Loan (as defined in Note 11—Long Term Debt) from our credit agreement dated May 27, 2015.

Revenues and Expenses

        A detail of related party items included in Revenues is as follows (in millions):

	Year ended December 31,
	2016	2015	2014
Data and analytics services	$47.2	$48.1	$55.4
Servicing, origination and default technology services	26.3	20.4	16.4

Total related party revenues	$73.5	$68.5	$71.8

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(6) Related Party Transactions (Continued)

        A detail of related party items included in Operating expenses (net of expense reimbursements) is as follows (in millions):

	Year ended December 31,
	2016	2015	2014
Data entry, indexing services and other operating expenses	$9.6	$8.7	$11.8
Corporate services	10.4	8.8	12.4
Technology and corporate services	(3.1)	(7.9)	(25.9)

Total related party expenses, net	$16.9	$9.6	$(1.7)

        Additionally, related party prepaid fees were $0.1 million and $0.2 million as of December 31, 2016 and 2015, respectively, which are included in Prepaid expenses and other current assets on the Consolidated Balance Sheets.

        We believe the amounts earned from or charged by us under each of the foregoing arrangements are fair and reasonable. We believe our service arrangements are priced within the range of prices we offer to third parties, except for certain corporate services provided to an FNF subsidiary and certain corporate services provided by FNF, which are at cost. However, the amounts we earned or that were charged under these arrangements were not negotiated at arm's length and may not represent the terms that we might have obtained from an unrelated third party.

(7) Property and Equipment

        Property and equipment, net consists of the following (in millions):

	December 31,
	2016	2015
Land	$11.9	$11.9
Buildings and improvements	64.1	62.3
Leasehold improvements	4.8	4.7
Computer equipment	172.5	128.8
Furniture, fixtures and other equipment	9.2	6.1

Property and equipment	262.5	213.8
Accumulated depreciation and amortization	(89.5)	(61.8)

Property and equipment, net	$173.0	$152.0

        Depreciation and amortization expense on property and equipment related to continuing operations amounted to $28.4 million, $28.4 million and $29.6 million for the years ended December 31, 2016, 2015 and 2014, respectively.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(8) Computer Software

        Computer software, net consists of the following (in millions):

	December 31,
	2016	2015
Internally developed software	$634.9	$578.1
Purchased software	42.4	37.8

Computer software	677.3	615.9
Accumulated amortization	(227.3)	(149.4)

Computer software, net	$450.0	$466.5

        Amortization expense on computer software related to continuing operations amounted to $78.0 million, $70.3 million and $65.2 million for the years ended December 31, 2016, 2015 and 2014, respectively. Internally developed software and purchased software are inclusive of amounts acquired through acquisitions.

        Estimated amortization expense on Computer software for the next five fiscal years is as follows (in millions):

2017(1)	$83.7
2018	85.0
2019	74.7
2020	66.8
2021	52.7

(1)
Assumes assets not in service as of December 31, 2016 are placed in service equally throughout the year.

(9) Other Intangible Assets

        Other intangible assets, net consists of the following (in millions):

	December 31, 2016			December 31, 2015
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	$557.8	$(260.7)	$297.1	$514.8	$(186.3)	$328.5
Other	12.5	(10.1)	2.4	9.8	(8.1)	1.7

Total intangible assets	$570.3	$(270.8)	$299.5	$524.6	$(194.4)	$330.2

        Intangible assets, other than those with indefinite lives, are amortized over their estimated useful lives ranging from 2 to 10 years from the acquisition date using straight-line and accelerated methods. Amortization expense on intangible assets with definite lives related to continuing operations is included in Depreciation and amortization in the accompanying Consolidated Statements of Operations and Comprehensive Earnings (Loss) and amounted to $76.4 million, $86.4 million and $93.0 million for the years ended December 31, 2016, 2015 and 2014, respectively.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(9) Other Intangible Assets (Continued)

        Estimated amortization expense on existing intangible assets for the next five fiscal years is as follows (in millions):

2017	$67.8
2018	56.5
2019	55.8
2020	45.0
2021	34.2

(10) Goodwill

        Goodwill consists of the following (in millions):

	Technology	Data and Analytics	Corporate and Other	Total
Balance, December 31, 2014	$2,048.0	$172.1	$—	$2,220.1
Activity	—	—	—	—

Balance, December 31, 2015	2,048.0	172.1	—	2,220.1
Increases to goodwill related to:
eLynx acquisition (Note 4)	64.0	—	—	64.0
Motivity acquisition (Note 4)	—	19.7	—	19.7

Balance, December 31, 2016	$2,112.0	$191.8	$—	$2,303.8

        Goodwill related to the eLynx and Motivity acquisitions is deductible for tax purposes.

(11) Long-Term Debt

        Long-term debt consists of the following (in millions):

	December 31, 2016				December 31, 2015
	Principal	Debt issuance costs	Premium (discount)	Total	Principal	Debt issuance costs	Premium (discount)	Total
Term A Loan	$740.0	$(7.0)	$—	$733.0	$780.0	$(9.4)	$—	$770.6
Term B Loan	394.0	(3.4)	(0.8)	389.8	398.0	(3.9)	(0.9)	393.2
Revolving Credit Facility	50.0	(3.7)	—	46.3	100.0	(4.8)	—	95.2
Senior Notes, issued at par	390.0	—	11.1	401.1	390.0	—	12.5	402.5

Total long-term debt	1,574.0	(14.1)	10.3	1,570.2	1,668.0	(18.1)	11.6	1,661.5
Less: Current portion of long-term debt	64.0	(0.6)	—	63.4	44.0	(0.5)	—	43.5

Long-term debt, net of current portion	$1,510.0	$(13.5)	$10.3	$1,506.8	$1,624.0	$(17.6)	$11.6	$1,618.0

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(11) Long-Term Debt (Continued)

Credit Agreement

        On May 27, 2015, our indirect subsidiary, BKIS, entered into a credit and guaranty agreement (the "Credit Agreement"), dated as of May 27, 2015, with JPMorgan Chase Bank, N.A., as administrative agent, the guarantors party thereto and the other agents and lenders party thereto. The Credit Agreement provides for (i) an $800.0 million term loan A facility (the "Term A Loan"), (ii) a $400.0 million term loan B facility (the "Term B Loan") and (iii) a $400.0 million revolving credit facility (the "Revolving Credit Facility," and collectively with the Term A Loan and Term B Loan, the "Facilities"). The Term A Loan and the Revolving Credit Facility mature on May 27, 2020, and the Term B Loan matures on May 27, 2022. The Facilities are guaranteed by substantially all of BKIS's wholly-owned domestic restricted subsidiaries and BKFS LLC, and are secured by associated collateral agreements that pledge a lien on virtually all of BKIS's assets, including fixed assets and intangible assets, and assets of the guarantors.

        The Term A Loan is subject to amortization of principal, payable in quarterly installments on the last day of each fiscal quarter, which commenced on September 30, 2015, equal to the percentage set forth below of the initial aggregate principal amount of the Term A Loan for such fiscal quarter:

Payment Dates	Percentage
September 30, 2015 through and including June 30, 2017	1.25%
Commencing on September 30, 2017 through and including June 30, 2019	2.50%
Commencing on September 30, 2019 through and including March 31, 2020	3.75%

        The remaining principal balance of the Term A Loan is due upon maturity.

        The Term B Loan is subject to amortization of principal, payable in equal quarterly installments on the last day of each fiscal quarter, which commenced on September 30, 2015, with 1.0% of the initial aggregate advances thereunder to be payable each year prior to the maturity date of the Term B Loan, and the remaining initial aggregate advances thereunder to be payable at the Term B Loan maturity date.

        The Term A Loan and the Revolving Credit Facility bear interest at rates based upon, at the option of BKIS, either (i) the base rate plus a margin of between 50 and 125 basis points depending on the total leverage ratio of BKIS and its restricted subsidiaries on a consolidated basis (the "Consolidated Leverage Ratio") or (ii) the Eurodollar rate plus a margin of between 150 and 225 basis points depending on the Consolidated Leverage Ratio. As of December 31, 2016, the Term A Loan and the Revolving Credit Facility bear interest at the Eurodollar rate plus a margin of 200 basis points. The Term B Loan bears interest at rates based upon, at the option of BKIS, either (i) the base rate plus a margin of 175 or 200 basis points depending on the Consolidated Leverage Ratio or (ii) the Eurodollar rate plus a margin of 275 or 300 basis points depending on the Consolidated Leverage Ratio; subject to a Eurodollar rate floor of 75 basis points. As of December 31, 2016, the Term B Loan bears interest at the Eurodollar rate plus a margin of 300 basis points, subject to a Eurodollar rate floor of 75 basis points. In addition, BKIS will pay an unused commitment fee of between 25 and 35 basis points on the undrawn commitments under the Revolving Credit Facility, also depending on the Consolidated Leverage Ratio. As of December 31, 2016, we have $350.0 million capacity on the Revolving Credit Facility and pay an unused commitment fee of 30 basis points. During the year ended December 31, 2016, we borrowed $55.0 million on our Revolving Credit Facility, all of which was

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(11) Long-Term Debt (Continued)

related to the eLynx and Motivity acquisitions. See further discussion in Note 4—Business Acquisitions. We made payments of $105.0 million on this facility during the year ended December 31, 2016. As of December 31, 2016, the interest rates on the Term A Loan, Term B Loan and Revolving Credit Facility were 2.81%, 3.81% and 2.81%, respectively.

        Under the Credit Agreement, BKIS (and in certain circumstances, BKFS LLC) and its restricted subsidiaries are subject to customary affirmative, negative and financial covenants, and events of default for facilities of this type (with customary grace periods, as applicable, and lender remedies).

Intercompany and Mirror Notes

        On January 2, 2014, BKHI issued (i) a Mirror Note (the "Original Mirror Note"), in the original principal amount of $1,400.0 million and (ii) an Intercompany Note (the "Original Intercompany Note"), in the original principal amount of $1,175.0 million to FNF. BKFS LLC entered into an assumption agreement, dated as of January 3, 2014, among BKFS LLC, BKHI and FNF pursuant to which BKFS LLC assumed $820.0 million of the debt issued under the Original Mirror Note and $688.0 million of the debt issued under the Original Intercompany Note (such amounts, the "BKFS LLC Assumed Amounts") and FNF released BKHI of its obligations with respect to the BKFS LLC Assumed Amounts. Subsequently, on January 6, 2014, BKFS LLC borrowed an additional sum of $63.0 million pursuant to an intercompany note (the "Second Intercompany Note") issued by BKFS LLC to FNF, and on March 31, 2014, BKFS LLC borrowed an additional sum of $25.0 million pursuant to the Second Intercompany Note. BKFS LLC amended and restated the Second Intercompany Note on May 30, 2014 to remove required amortization payments. The Second Intercompany Note, as amended and restated, is referred to herein as the "Amended and Restated Second Intercompany Note." BKFS LLC amended and restated the Original Intercompany Note on May 30, 2014 to remove required amortization payments and to reflect BKFS LLC as the Borrower with respect to the indebtedness assumed thereunder. The Original Intercompany Note, as amended and restated, is referred to herein as the "Amended and Restated Original Intercompany Note." We amended and restated each of the Amended and Restated Original Intercompany Note and the Original Mirror Note on March 30, 2015 so that the obligations of each borrower thereunder are evidenced by a separate note. The Amended and Restated Original Intercompany Note and the Original Mirror Note, as amended and restated, are referred to herein as the "Second Amended and Restated Original Intercompany Note" and "Amended and Restated Original Mirror Note," respectively. The Amended and Restated Original Mirror Note is also referred to herein as the "Former Mirror Note." The Second Amended and Restated Original Intercompany Note and the Amended and Restated Second Intercompany Note are collectively referred to herein as the "Former Intercompany Notes." The Intercompany Notes bore interest at a rate of 10.0% per annum.

        The Former Mirror Note was divided into two tranches known as Tranche "T" and Tranche "R". Tranche "T" in the original amount of $644.0 million bore interest at the rate or rates of interest charged on borrowings under FNF's term loan credit agreement, plus 100 basis points. Tranche "R" in the original amount of $176.0 million bore interest at the rate or rates of interest charged on borrowings under FNF's revolving credit agreement, plus 100 basis points. On May 27, 2015, we repaid the entire $627.9 million in outstanding principal on Tranche "T", as well as $1.3 million in accrued interest. We also repaid the entire $176.0 million in outstanding principal on Tranche "R", as well as $0.3 million in accrued interest. Additionally, on May 27, 2015, we repaid the entire $699.0 million in

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(11) Long-Term Debt (Continued)

outstanding principal on the Amended and Restated Second Intercompany Note, as well as $10.7 million in accrued interest.

Senior Notes

        The 5.75% Senior Notes pay interest semi-annually and mature on April 15, 2023. The Senior Notes are senior unsecured obligations, registered under the Securities Act of 1933 and contain customary affirmative, negative and financial covenants, and events of default for indebtedness of this type (with grace periods, as applicable, and lender remedies).

        On May 29, 2015, we redeemed approximately $204.8 million in aggregate principal of the outstanding Senior Notes at a price of 105.75% (the "Redemption"), and paid $1.4 million in accrued interest. We incurred a charge on the Redemption of $11.8 million. We also reduced the bond premium by $7.0 million for the portion of the premium that related to the redeemed Senior Notes, resulting in a net loss on the Redemption of $4.8 million. Following the Redemption, $390.0 million in aggregate principal of the Senior Notes remained outstanding.

        On May 27, 2015, BKIS, Black Knight Lending Solutions, Inc. ("BKLS," and, together with BKIS, the "Issuers"), the guarantors named therein (the "Guarantors") and U.S. Bank National Association, as trustee (the "Trustee"), entered into the Third Supplemental Indenture (the "Third Supplemental Indenture") to the Indenture, dated as of October 12, 2012, governing the Senior Notes, among the Issuers, the Guarantors party thereto and the Trustee, (as supplemented to date, the "Indenture"). The Third Supplemental Indenture supplements the Indenture to add the Guarantors as guarantors of the Issuers' obligations under the Indenture and the Senior Notes. As the Guarantors consist of substantially all of the subsidiaries of BKHI, with the exception of two insignificant subsidiaries, the Consolidated Financial Statements present all of the required guarantor financial statements, and we have not presented separate guarantor financial statements.

        On January 16, 2014, we issued an offer to purchase the Senior Notes pursuant to the change of control provisions under the related Indenture at a purchase price of 101% of the principal amount plus accrued interest to the purchase date. As a result of the offer, bondholders tendered $5.2 million in principal of the Senior Notes, which were subsequently purchased by us on February 24, 2014. On February 7, 2014, BKIS, FNF, BKLS and the Trustee entered into a second Supplemental Indenture pursuant to which we paid $0.7 million to the holders of the Senior Notes in exchange for the removal of certain financial reporting covenants.

        On January 2, 2014, upon consummation of the Merger, LPS entered into a Supplemental Indenture (the "Supplemental Indenture") with FNF, BKLS and the Trustee, to the Indenture dated as of October 12, 2012, among LPS, the subsidiary guarantors party thereto and the Trustee, related to the Senior Notes. Pursuant to the terms of the Supplemental Indenture, (i) FNF became a guarantor of LPS' obligations under the Senior Notes and agreed to fully and unconditionally guarantee the Senior Notes, on a joint and several basis with the guarantors named in the Indenture and (ii) BKLS became a "co-issuer" of the Senior Notes and agreed to become a co-obligor of LPS' obligations under the Indenture and the Senior Notes, on the same terms and subject to the same conditions as LPS, on a joint and several basis. As a result of FNF's guarantee of the Senior Notes, the Senior Notes were rated as investment grade, which resulted in the suspension of certain restrictive covenants in the Indenture. Since May 26, 2015, we have been paying to FNF a guarantee fee of 1.0% of the outstanding principal of the Senior Notes in exchange for the ongoing guarantee by FNF of the Senior

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(11) Long-Term Debt (Continued)

Notes. In October 2017, the guarantee fee increases to 2.0% of the outstanding principal of the Senior Notes.

        Prior to October 15, 2017, we may redeem some or all of the Senior Notes by paying a "make-whole" premium based on U.S. Treasury rates. On or after October 15, 2017, we may redeem some or all of the Senior Notes at the redemption prices described in the table below, plus accrued and unpaid interest. In addition, if a change of control occurs, we are required to offer to purchase all outstanding Senior Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase.

Redemption Period	Percentage
October 15, 2017 to October 14, 2018	102.875%
October 15, 2018 to October 14, 2019	101.917%
October 15, 2019 to October 14, 2020	100.958%
October 15, 2020 and thereafter	100.000%

        As a result of the Acquisition, the Senior Notes were adjusted to fair value, resulting in our recording a premium on the Senior Notes of approximately $23.3 million. The premium is amortized over the remaining term of the Senior Notes using the effective interest method. During the years ended December 31, 2016, 2015 and 2014, we recognized $1.5 million, $1.7 million and $2.1 million of amortization, respectively, which is included as a component of Interest expense. As of December 31, 2016, the unamortized portion of the premium was $11.1 million.

Fair Value of Long-Term Debt

        The fair value of the Senior Notes as of December 31, 2016 was $408.5 million (104.8% of par value), based upon established market prices for the securities using Level 2 inputs. The fair value of our Facilities approximates their carrying value at December 31, 2016 as they are variable rate instruments with short reset periods (either monthly or quarterly), which reflect current market rates. The fair value of our Facilities is based upon established market prices for the securities using Level 2 inputs.

Interest Rate Swaps

        On January 20, 2016, we entered into two interest rate swap agreements to hedge forecasted monthly interest rate payments on $400.0 million of our floating rate debt ($200.0 million notional value each) (the "Swap Agreements"). Under the terms of the Swap Agreements, we receive payments based on the 1-month LIBOR rate (equal to 0.81% as of December 31, 2016) and pay a weighted average fixed rate of 1.01%. The effective term for the Swap Agreements is February 1, 2016 through January 31, 2019.

        We entered into the Swap Agreements to convert a portion of the interest rate exposure on our floating rate debt from variable to fixed. We designated these Swap Agreements as cash flow hedges. A portion of the amount included in Accumulated other comprehensive loss will be reclassified into Interest expense as a yield adjustment as interest payments are made on the Term A Loan. The fair value of our Swap Agreements is based upon level 2 inputs. We have considered our own credit risk and the credit risk of the counterparties when determining the fair value of our Swap Agreements.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(11) Long-Term Debt (Continued)

        The estimated fair value of our Swap Agreements in the Consolidated Balance Sheets is as follows (in millions):

Balance Sheet Account	December 31, 2016
Other non-current liabilities	$2.2

        As of December 31, 2016, a cumulative loss of $1.0 million ($0.6 million net of tax) is reflected in Accumulated other comprehensive loss, and a cumulative loss of $1.2 million is reflected in Noncontrolling interests. Below is a summary of the effect of our swap agreements on amounts recognized in other comprehensive earnings ("OCE") on the accompanying Consolidated Statements of Operations and Comprehensive Earnings (Loss) (in millions):

	Year ended December 31, 2016
	Amount of loss recognized in OCE	Amount of loss reclassified from Accumulated OCE into Net earnings
Swap agreements
Attributable to noncontrolling interests	$(2.2)	$1.0
Attributable to Black Knight	(1.1)	0.5

Total	$(3.3)	$1.5

        Approximately $0.1 million ($0.1 million net of tax) of the balance in Accumulated other comprehensive loss and Noncontrolling interests as of December 31, 2016 is expected to be reclassified into Interest expense over the next 12 months.

        It is our policy to execute such instruments with credit-worthy banks and not to enter into derivative financial instruments for speculative purposes. As of December 31, 2016, we believe our interest rate swap counterparties will be able to fulfill their obligations under our agreements, and we believe we will have debt outstanding through the various expiration dates of the swaps such that the occurrence of future cash flow hedges remains probable.

Principal Maturities of Debt

        Principal maturities as of December 31, 2016 for each of the next five years and thereafter are as follows (in millions):

2017	$64.0
2018	84.0
2019	104.0
2020	554.0
2021	4.0
Thereafter	764.0

Total	$1,574.0

        Scheduled maturities noted above exclude the effect of the $11.1 million unamortized bond premium as well as debt issuance costs and discounts associated with the Facilities.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(12) Commitments and Contingencies

        In the ordinary course of business, we are involved in various pending and threatened litigation and regulatory matters related to our operations, some of which include claims for punitive or exemplary damages. Our ordinary course litigation includes purported class action lawsuits, which make allegations related to various aspects of our business. From time to time, we also receive requests for information from various state and federal regulatory authorities, some of which take the form of civil investigative demands or subpoenas. Some of these regulatory inquiries may result in the assessment of fines for violations of regulations or settlements with such authorities requiring a variety of remedies. We believe that no actions, other than those discussed below, depart from customary litigation or regulatory inquiries incidental to our business.

        We review lawsuits and other legal and regulatory matters (collectively "legal proceedings") on an ongoing basis when making accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, management bases its decision on its assessment of the ultimate outcome assuming all appeals have been exhausted. For legal proceedings where it has been determined that a loss is both probable and reasonably estimable, a liability based on known facts and which represents our best estimate has been recorded. Actual losses may materially differ from the amounts recorded and the ultimate outcome of our pending cases is generally not yet determinable. The accrual for legal and regulatory matters was $0.6 million as of December 31, 2016 and $8.0 million as of December 31, 2015. While some of these matters could be material to our operating results or cash flows for any particular period if an unfavorable outcome results, at present we do not believe that the ultimate resolution of currently pending legal proceedings, either individually or in the aggregate, will have a material adverse effect on our financial condition.

Litigation Matters

        On December 16, 2013, LPS received notice that Merion Capital, L.P. and Merion Capital II, L.P. (together "Merion Capital") were asserting their appraisal right relative to their ownership of 5,682,276 shares of LPS stock (the "Appraisal Shares") in connection with the acquisition of LPS by FNF on January 2, 2014. On February 6, 2014, Merion Capital filed an appraisal proceeding, captioned Merion Capital LP and Merion Capital II, LP v. Lender Processing Services, Inc., C.A. No. 9320-VCL, in the Delaware Court of Chancery seeking a judicial determination of the "fair" value of Merion Capital's 5,682,276 shares of LPS common stock under Delaware law, together with statutory interest. Merion Capital's expert opined that the consideration should have been $50.46 per share, which was approximately 36 percent higher than the final consideration of $37.14. The Company's position was that the merger consideration paid was fair value, and no additional consideration was owed. A bench trial was held in May 2016, and post-trial arguments were heard on September 21, 2016. On December 16, 2016, the trial court issued its decision that the fair value of the stock as of January 2, 2014, was $37.14 per share. The final judgment was entered on December 23, 2016, with the parties acknowledging that no further consideration was due as a result of the court's decision. Merion Capital did not appeal the judgment and the time to do so has expired. This matter is now closed.

Regulatory Matters

        Following a review by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision (collectively, the "banking agencies"), LPS entered into a consent order (the "2011 Consent Order") dated April 13, 2011, with the banking agencies. The banking agencies' review

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(12) Commitments and Contingencies (Continued)

of LPS's services included the services provided by its default operations to mortgage servicers regulated by the banking agencies, including document execution services. The 2011 Consent Order did not make any findings of fact or conclusions of wrongdoing, nor did LPS admit any fault or liability. Although LPS is a party to the 2011 Consent Order, the ongoing costs of litigation and any potential resulting liability is expected to be borne by the underlying LPS default operations, which are now part of ServiceLink. Under the 2011 Consent Order, ServiceLink agreed to further study the issues identified in the review and to enhance ServiceLink's compliance, internal audit, risk management and board oversight plans with respect to those businesses. LPS also agreed to engage an independent third party to conduct a risk assessment and review of its default management businesses and document execution services it provided to mortgage servicers from January 1, 2008 through December 31, 2010, which has been on hold since June 2013.

        To the extent such third party review, once completed, requires additional remediation of mortgage documents, ServiceLink had agreed to implement an appropriate plan to address the issues. The 2011 Consent Order did not include any fine or other monetary penalty. The banking agencies notified ServiceLink in December 2015 that they wished to discuss amending the 2011 Consent Order through a possible agreed civil monetary penalty amount in lieu of requiring any additional document execution review by the independent third party. The parties entered into a tolling agreement to allow the parties to engage in these discussions.

        On January 24, 2017, the banking agencies and ServiceLink entered into an Amendment of Consent Order and Consent Order for Civil Money Penalty (the "Amendment"). Pursuant to the Amendment, (1) the banking agencies assessed and ServiceLink has paid a civil money penalty of $65.0 million, (2) ServiceLink's obligations under the 2011 Consent Order with respect to the document execution review have been terminated; and (3) the banking agencies have agreed they will not take any further action against ServiceLink or any of its current or former institution-affiliated parties, including without limitation, FNF and Black Knight, based upon the conduct alleged in the 2011 Consent Order. Neither the Amendment nor the 2011 Consent Order makes any findings of fact or conclusions of wrongdoing, nor did LPS or ServiceLink admit any fault or liability.

        This matter is subject to a Cross-Indemnity Agreement between BKFS LLC and ServiceLink (see Indemnification Agreement below).

Indemnifications and Warranties

        We often agree to indemnify our clients against damages and costs resulting from claims of patent, copyright, trademark infringement or breaches of confidentiality associated with use of our software through software licensing agreements. Historically, we have not made any payments under such indemnifications, but continue to monitor the conditions that are subject to the indemnifications to identify whether a loss has occurred that is both probable and estimable that would require recognition. In addition, we warrant to clients that our software operates substantially in accordance with the software specifications. Historically, no costs have been incurred related to software warranties and none are expected in the future, and as such, no accruals for warranty costs have been made.

Indemnification Agreement

        We are party to a cross-indemnity agreement dated December 22, 2014 with ServiceLink (the "Cross-Indemnity Agreement"). Pursuant to this agreement, ServiceLink indemnifies us from liabilities

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(12) Commitments and Contingencies (Continued)

relating to, arising out of or resulting from the conduct of ServiceLink's business or any action, suit or proceeding in which we or any of our subsidiaries are named by reason of being a successor to the business of LPS and the cause of such action, suit or proceeding relates to the business of ServiceLink. In return, we indemnify ServiceLink for liabilities relating to, arising out of, or resulting from the conduct of our business.

Operating Leases

        We lease certain of our property under leases which expire at various dates. Several of these agreements include escalation clauses and provide for purchases and renewal options for periods ranging from one to five years.

        Future minimum operating lease payments for leases with initial or remaining terms greater than one year for each of the next five years and thereafter are as follows (in millions):

2017	$9.4
2018	6.1
2019	4.7
2020	2.9
2021	0.6
Thereafter	0.1

Total	$23.8

        Rent expense incurred pertaining to continuing operations under all operating leases during the years ended December 31, 2016, 2015 and 2014 was $11.0 million, $10.4 million and $10.6 million, respectively.

Capital Leases

        On June 29, 2016, Black Knight entered into a one-year capital lease agreement with a bargain purchase option for certain computer equipment. The leased equipment has a useful life of five years and will be depreciated on a straight-line basis over this period. The leased equipment was valued based on the net present value of the minimum lease payments, which was $10.0 million (net of imputed interest of $0.1 million) and is included in Property and equipment, net on the Consolidated Balance Sheets. The remaining capital lease obligation of $5.0 million will be paid in 2017 and is included in Trade accounts payable and other accrued liabilities on the Consolidated Balance Sheets and represents the non-cash investing and financing activity for the year ended December 31, 2016.

        Black Knight entered into a one-year capital lease agreement commencing January 1, 2017 with a bargain purchase option for certain computer equipment. The leased equipment has a useful life of five years and will be depreciated on a straight-line basis over this period. The leased equipment was valued based on the net present value of the minimum lease payments, which was $8.4 million (net of imputed interest of $0.1 million) and will be paid in 2017.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(12) Commitments and Contingencies (Continued)

Data Processing and Maintenance Services Agreements

        We have various data processing and maintenance services agreements with vendors, which expire through 2020, for portions of our computer data processing operations and related functions.

        Data processing and maintenance services agreement payments for agreements with initial or remaining terms greater than one year as follows (in millions):

2017	$36.1
2018	26.7
2019	0.7
2020	0.4

Total	$63.9

        However, these amounts could be more or less depending on various factors such as the inflation rate, the introduction of significant new technologies or changes in our data processing needs.

Off-Balance Sheet Arrangements

        We do not have any material off-balance sheet arrangements other than operating leases and interest rate swaps.

(13) Equity-Based Compensation

Profits Interests Plan

        Under the Black Knight Financial Services, LLC 2013 Management Incentive Plan (the "Incentive Plan"), we were authorized to issue up to 11,111,111 Class B units of BKFS LLC ("BKFS LLC profits interests") to eligible members of management and the Board of Managers. During the year ended December 31, 2014, we issued BKFS LLC profits interests to certain members of BKFS LLC management, the BKFS LLC Board of Managers and certain employees of FNF and ServiceLink, which vested over three years, with 50% vesting after the second year and 50% vesting after the third year. The terms of the profits interests grants provided for the grantees to participate in any value of BKFS LLC in excess of its fair value at the date of grant in proportion to the Class A member unit holders participation in the same. The fair value of BKFS LLC at the date of grant was otherwise known as the hurdle amount. Profits interests granted were determined and approved by the Compensation Committee of the Board of Managers. Once vested, Class B units were not subject to expiration. The Class B units could be settled under various scenarios. According to the terms of the LLC Agreement and depending on the scenario, the Class B units could be settled in shares of FNF stock or cash at the election of FNF. We accounted for the BKFS LLC profits interests granted to employees and the Board of Managers in accordance with GAAP for equity-based payments, which requires that compensation cost relating to equity-based payments made to employees and directors be recognized in the Consolidated Financial Statements based on the fair value of each award. BKFS LLC profits interests granted to BKFS LLC employees and the Board of Managers were equity-classified in accordance with GAAP. Using the fair value method of accounting, compensation cost was measured based on the fair value of the award at the date of grant and recognized over the service period. We

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(13) Equity-Based Compensation (Continued)

utilized the Black-Scholes model to calculate the fair value of the profits interests awards on the date of grant (the "Calculation").

        There were 9.5 million BKFS LLC profits interests granted to BKFS LLC employees and the Board of Managers during the year ended December 31, 2014. The hurdle rate as of the date of grant was used to determine the per unit strike price for the Calculation. The risk free interest rates used in the calculation of the fair value of the BKFS LLC profits interests are the rates that correspond to the weighted average expected life of the profits interests. The volatility was estimated based on the historical volatility of BKFS LLC peers and of the historical LPS stock price over a term equal to the weighted average expected life of the profits interests. We used a weighted average risk free interest rate of 1.06%, a volatility factor for the expected market price of the member units of 33.6%, a dividend yield of 0.0% and a weighted average expected life of 3.5 years with a discount of 22.2% for lack of marketability resulting in a weighted average fair value of $2.10 per BKFS LLC profits interests unit granted. The redemption value of the BKFS LLC profits interests granted to BKFS LLC management and the Board of Managers was recorded to Redeemable members' interests and was $24.7 million as of December 31, 2014 with an offsetting amount recorded to Contributed member capital. The redemption value was determined based on the fair value of the award and the proportionate service period rendered through December 31, 2014.

        During the year ended December 31, 2014, 1.6 million BKFS LLC profits interests grants were made to certain FNF and ServiceLink employees. In accordance with GAAP for accounting for equity-based payments, these awards were recorded as a dividend from BKFS LLC to FNF at the fair value on the date of grant. The amount of this dividend was $3.2 million and was reflected in Accumulated loss with an offsetting amount in Contributed member capital. The redemption value of BKFS LLC profits interests granted to ServiceLink employees was recorded to Redeemable members' interest and was $3.4 million as of December 31, 2014 with the offsetting amount recorded to Contributed member capital.

        Certain employees of BKFS LLC were also granted profits interests of ServiceLink ("ServiceLink profits interests"). In accordance with GAAP, BKFS LLC is required to account for these ServiceLink profits interests because the grants are to BKFS LLC employees. The ServiceLink profits interests are liability-classified and must be revalued each quarter based on their current fair value with compensation costs recognized over the service period (the "Updated Calculation"). There were 2.6 million ServiceLink profits interests granted to BKFS LLC employees during the year ended December 31, 2014. The hurdle rate as of the grant date was used to determine the per unit strike price for the Updated Calculation. The risk free interest rates used in the calculation of the fair value of the ServiceLink profits interests are the rates that correspond to the weighted average expected life of the profits interests. The volatility was estimated based on the historical volatility of ServiceLink peers and of the historical LPS stock price over a term equal to the weighted average expected life of the profits interests. As of December 31, 2016, 2015 and 2014, we used a risk free interest rate of 0.8%, 0.6% and 0.9%, respectively, a dividend yield of 0.0% in each period, a volatility factor for the expected market price of the member units of 35%, 40% and 45%, respectively, and an expected life of 1.08, 1.75 and 2.5 years, respectively, with a discount of 14%, 20% and 26%, respectively, for lack of marketability resulting in a fair value of $0.30, $0.44 and $0.42, respectively, per profits interests unit granted. As of December 31, 2016 and 2015, we had a liability of approximately $0.8 million and $1.0 million, respectively, included on the Consolidated Balance Sheets related to the ServiceLink profits interests awards granted to BKFS LLC employees and the Board of Managers.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(13) Equity-Based Compensation (Continued)

Omnibus Incentive Plan

        In 2015, we established the Black Knight Financial Services, Inc. 2015 Omnibus Incentive Plan (the "Omnibus Plan") authorizing the issuance of up to 11.0 million shares of our Class A common stock, subject to the terms of the Omnibus Plan. The Omnibus Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other cash and stock-based awards and dividend equivalents. Awards granted are approved by the Compensation Committee of the Board of Directors.

        In connection with the IPO, we converted the 10,733,330 outstanding BKFS LLC profits interests units into 7,994,215 restricted shares of Black Knight Class A common stock. The fair value of the restricted shares was not greater than the value of the BKFS LLC profits interests units immediately prior to the conversion; therefore, no additional compensation expense was recognized. We accelerated the vesting of 4,381,021 restricted shares of Class A common stock held by our directors, incurring an acceleration charge of $6.2 million during the year ended December 31, 2015. The shares were subject to a six-month underwriter requested lock-up, which expired on November 15, 2015. The remaining 3,596,344 unvested restricted shares continued to vest on the same schedule as the former BKFS LLC profits interests.

        On December 21, 2015, we granted 318,000 restricted shares of our Class A common stock with a grant date fair value of $32.37 per share, which was based on the closing price of our common stock on the date of grant. These restricted shares vest over a three-year period; vesting is also based on certain operating performance criteria.

        On February 3, 2016, we granted 799,748 restricted shares of our Class A common stock with a grant date fair value of $28.29 per share, which was based on the closing price of our common stock on the date of grant. Of the 799,748 restricted shares granted, 247,437 restricted shares vest over a three-year period, and 552,311 restricted shares vest over a four-year period. The vesting of all the restricted shares granted on February 3, 2016 is also based on certain operating performance criteria.

        During 2016, the Company also granted 44,898 restricted shares of our Class A common stock with a grant date fair value ranging from $32.74 to $34.84, which was based on the closing price of our common stock on the date of grant. These vest over a four-year period.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(13) Equity-Based Compensation (Continued)

        Restricted stock transactions under the Omnibus plan in 2015 and 2016 are as follows:

	Shares	Weighted average grant date fair value
Balance December 31, 2014	—	$—
Converted	7,994,215		*
Granted	318,000	$32.37
Forfeited	(16,850)		*
Vested	(4,381,021)		*

Balance December 31, 2015	3,914,344		*
Granted	844,646	$28.56
Forfeited	(57,484)		*
Vested	(1,793,132)		*

Balance, December 31, 2016	2,908,374		*

*
The converted shares were originally BKFS LLC profits interests units with a weighted average grant date fair value of $2.10 per unit. The fair value of the restricted shares at the date of conversion, May 20, 2015, was $24.50 per share. The original grant date fair value of the forfeited and vested restricted shares, which were originally granted as profits interests units, was $2.01 per unit.

        On February 3, 2017, we granted 884,570 restricted shares of our Class A common stock with a grant date fair value of $37.90 per share, which was based on the closing price of our common stock on the date of grant. Of the 884,570 restricted shares granted, 203,160 restricted shares vest over a three-year period and 681,410 restricted shares vest over a four-year period. The vesting of all the restricted shares granted on February 3, 2017 is also based on certain operating performance criteria.

        Equity-based compensation expense is included in Operating expenses in the Consolidated Statements of Operations and Comprehensive Earnings (Loss). Net earnings (loss) from continuing operations reflects equity-based compensation expense of $12.4 million, $11.4 million and $6.4 million for the years ended December 31, 2016, 2015 and 2014, respectively. As noted above, the expense for the year ended December 31, 2015, includes an acceleration charge of $6.2 million for the accelerated vesting of the shares held by our directors. As of December 31, 2016, the total unrecognized compensation cost related to non-vested restricted shares of our Class A common stock and ServiceLink profits interests granted to BKFS LLC employees and directors is $24.9 million, which is expected to be recognized over a weighted average period of approximately 2.6 years.

(14) Employee Benefit Plans

Stock Purchase Plan

        Effective July 20, 2015, we adopted the Black Knight Financial Services, Inc. Employee Stock Purchase Plan (the "Black Knight ESPP Plan") that allows our eligible employees to voluntarily make after-tax contributions ranging from 3% to 15% of eligible earnings. We contribute varying matching amounts as specified in the Black Knight ESPP Plan document. Prior to July 20, 2015 and upon

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(14) Employee Benefit Plans (Continued)

consummation of the Acquisition (see Note 2—Acquisition and Internal Reorganization by FNF and Other Transactions for a more detailed discussion on the Acquisition), our employees became eligible to participate in the FNF Employee Stock Purchase Plan (the "FNF ESPP Plan") that allowed eligible employees to make voluntary after-tax contributions ranging from 3% to 15% of eligible earnings. We contributed varying matching amounts as specified in the FNF ESPP Plan document. During July of 2014, matching contributions were reinstated under the FNF ESPP Plan. We recorded expense of $5.8 million, $5.0 million and $2.8 million for the years ended December 31, 2016, 2015 and 2014, respectively, relating to the participation of our employees in the ESPP Plans.

401(k) Profit Sharing Plan

        Our employees participate in a qualified 401(k) plan sponsored by FNF. Under the terms of the plan and subsequent amendments, eligible employees may contribute up to 40% of their pretax annual compensation, up to the amount allowed pursuant to the Internal Revenue Code ("IRC"). We generally match 37.5% of each dollar of employee contribution up to 6% of the employee's total eligible compensation. We recorded expense of $5.5 million, $5.2 million and $5.4 million for the years ended December 31, 2016, 2015 and 2014, respectively, relating to the participation of our employees in the 401(k) plan.

(15) Income Taxes

        The income tax expense (benefit) attributable to continuing operations for the years ended December 31, 2016, 2015 and 2014 consists of the following (in millions):

	Year ended December 31,
	2016	2015	2014
Current:
Federal	$15.3	$0.5	$(5.3)
State	6.0	0.7	0.1
Foreign	1.0	0.4	—

Total current	22.3	1.6	(5.2)

Deferred:
Federal	5.0	11.3	(0.1)
State	(1.1)	0.5	—
Foreign	(0.4)	—	—

Total deferred	3.5	11.8	(0.1)

Total income tax expense (benefit)	$25.8	$13.4	$(5.3)

        As described in Note 1—Basis of Presentation, the IPO and Offering Reorganization were completed on May 26, 2015, and resulted in our ownership of 44.5% of BKFS LLC. For the period prior to the IPO, the taxable status of BKFS LLC was a partnership under federal and state income tax laws.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) Income Taxes (Continued)

        In connection with the IPO, two partners of BKFS LLC, THL Black Knight I Holding Corp. and THL Investors Black Knight I Holding Corp. (collectively, the "THL Blocker Corps"), merged with and into Black Knight with Black Knight as the surviving entity. For federal tax purposes, certain tax attributes, including a net operating loss of $46.1 million, were transferred to Black Knight under IRC Section 381.

        A reconciliation of the federal statutory income tax rate to our effective income tax rate for the years ended December 31, 2016, 2015 and 2014 is as follows:

	Year ended December 31,
	2016	2015	2014
Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	2.0	1.3	—
Noncontrolling interests	(19.2)	(14.9)	—
Partnership income not subject to tax	—	(7.7)	(22.2)
Tax credits	(0.6)	(0.3)	—
Transaction costs	—	—	(8.1)
Domestic Production Activities Deduction	(1.1)	—	—
Other	0.1	0.6	—

Effective tax rate	16.2%	14.0%	4.7%

        The significant components of deferred tax assets and liabilities as of December 31, 2016 and 2015 consist of the following (in millions):

	December 31,
	2016	2015
Deferred tax assets:
Net operating loss carryovers	$—	$10.1
Tax credit carryovers	—	0.7
State income tax	1.6	—
Other	0.4	0.2

Total deferred tax assets	2.0	11.0

Deferred tax liabilities:
Partnership basis	(9.9)	(15.6)
Other—foreign	—	(0.1)

Total deferred tax liabilities	(9.9)	(15.7)

Net deferred tax liability	$(7.9)	$(4.7)

        The merger described above resulted in a merger of the assets and liabilities of the THL Blocker Corps, which included the investment in BKFS LLC and the net deferred tax assets. During the 2016 and 2015 years, the change in the deferred tax liability related to the partnership basis book and tax difference was partially offset by the change in the deferred tax asset related to the net operating loss carryovers.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) Income Taxes (Continued)

        ASC Topic 740-10, Accounting for Uncertain Tax Positions, requires that a tax position be recognized or derecognized based on a more likely than not threshold. This applies to positions taken or expected to be taken on a tax return. There were no uncertain tax positions for Black Knight as of December 31, 2016 and 2015.

        We had a net operating loss as of December 31, 2015 on a pre-tax basis of $28.8 million, available to carryforward and offset future federal taxable income. The net operating loss carryovers are U.S. federal net operating losses arising from the merger with the THL Blocker Corps as described above. We were not limited under IRC Section 382 in our ability to utilize the net operating loss carryovers. These net operating loss carryovers were fully utilized in 2016.

        The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, and any resulting tax, interest and penalties collected, at the partnership level for tax years beginning after December 31, 2017. The Bipartisan Budget Act of 2015 allows a partnership to elect to apply these provisions to any return of the partnership filed for partnership taxable years beginning after the date of the enactment, November 2, 2015. BKFS LLC does not intend to elect to apply these provisions for any tax return filed for partnership taxable years beginning before January 1, 2018.

Tax Distributions

        The taxable income of BKFS LLC is allocated to its members, including Black Knight, and the members are required to reflect on their own income tax returns the items of income, gain, deduction and loss and other tax items of BKFS LLC that are allocated to them. BKFS LLC makes tax distributions to its members in order to enable them to pay taxes on their allocable share of BKFS LLC's taxable income. Tax distributions are calculated based on allocations of income to a member for a particular taxable year without taking into account any losses allocated to the member in a prior taxable year. This practice is consistent with IRS regulations. Subject to certain reductions, tax distributions are generally made based on an assumed tax rate equal to the highest combined marginal federal, state and local income tax rate applicable to a U.S. corporation.

(16) Concentrations of Risk

        We generate a significant amount of revenues from large customers, including a customer that accounted for 12% of total revenues for the years ended December 31, 2016 and 2015, respectively. We had two large customers that accounted for 14% and 12% of total revenues in the year ended December 31, 2014.

        Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash equivalents, trade receivables and interest rate swaps.

(17) Segment Information

        ASC Topic 280, Segment Reporting ("ASC 280"), establishes standards for reporting information about segments and requires that a public business enterprise reports financial and descriptive information about its segments. Segments are components of an enterprise for which separate financial information is available and are evaluated regularly by the chief operating decision maker ("CODM") in deciding how to allocate resources and in assessing performance. Black Knight's president and chief

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(17) Segment Information (Continued)

executive officer is identified as the CODM as defined by ASC 280. To align with the internal management of our business operations based on service offerings, our business is organized into two segments:

  •
  Technology—offers software and hosting solutions that support loan servicing, loan origination and settlement services.

  •
  Data and Analytics—offers data and analytics solutions to the mortgage, real estate and capital markets industries. These solutions include property ownership data, lien data, servicing data, automated valuation models, collateral risk scores, prepayment and default models, lead generation and other data solutions.

        Separate discrete financial information is available for these two segments and the operating results of each segment are regularly evaluated by the CODM in order to assess performance and allocate resources. We use EBITDA as the primary profitability measure for making decisions regarding ongoing operations. EBITDA is earnings before Interest expense, Income tax expense and the Depreciation and amortization of Property and equipment, Computer software, Other intangible assets and deferred contract costs. We do not allocate Interest expense, Other expense, net, Income tax expense and certain other items, such as purchase accounting adjustments and acquisition-related costs to the segments, since these items are not considered in evaluating the segments' overall operating performance.

        Effective January 2, 2014, the Technology segment includes the results of Commerce Velocity, and the Data and Analytics segment includes the results of Property Insight, which were contributed into BKFS LLC by FNF in transactions between entities under common control during 2014. See Note 1—Basis of Presentation for further discussion.

        Summarized financial information concerning our segments is shown in the tables below (in millions). Prior period results have been reclassified to conform to the current segment presentation.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(17) Segment Information (Continued)

We have reclassified purchase accounting adjustments from the Technology and Data and Analytics segments to Corporate and Other to provide a better indication of ongoing segment performance.

	Year ended December 31, 2016
	Technology	Data and Analytics	Corporate and Other		Total
Revenues	$855.8	$177.5	$(7.3)	(1)	$1,026.0
Expenses:
Operating expenses	368.0	151.0	63.6		582.6
Transition and integration costs	—	—	2.3		2.3

EBITDA	487.8	26.5	(73.2)		441.1
Depreciation and amortization	106.2	8.8	93.3	(2)	208.3

Operating income (loss)	381.6	17.7	(166.5)		232.8

Interest expense					(67.6)
Other expense, net					(6.4)

Earnings before income taxes					158.8
Income tax expense					25.8

Net earnings					$133.0

Balance sheet data:
Total assets	$3,196.7	$355.6	$209.7		$3,762.0

Goodwill	$2,112.0	$191.8	$—		$2,303.8

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

(2)
Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(17) Segment Information (Continued)

	Year ended December 31, 2015
	Technology	Data and Analytics	Corporate and Other		Total
Revenues	$765.8	$174.3	$(9.4	)(1)	$930.7
Expenses:
Operating expenses	341.4	145.5	51.3		538.2
Transition and integration costs	—	—	8.0		8.0

EBITDA	424.4	28.8	(68.7)		384.5
Depreciation and amortization	93.3	7.2	93.8	(2)	194.3

Operating income (loss)	331.1	21.6	(162.5)		190.2

Interest expense					(89.8)
Other expense, net					(4.6)

Earnings before income taxes					95.8
Income tax expense					13.4

Net earnings					$82.4

Balance sheet data:
Total assets	$3,126.7	$312.1	$264.9		$3,703.7

Goodwill	$2,048.0	$172.1	$—		$2,220.1

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

(2)
Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(17) Segment Information (Continued)

	Year ended December 31, 2014
	Technology	Data and Analytics	Corporate and Other		Total
Revenues	$708.2	$156.6	$(12.7)	(1)	$852.1
Expenses:
Operating expenses	338.2	140.2	36.5		514.9
Transition and integration costs	—	—	119.3		119.3

EBITDA	370.0	16.4	(168.5)		217.9
Depreciation and amortization	84.7	6.5	97.6	(2)	188.8

Operating income (loss)	285.3	9.9	(266.1)		29.1

Interest expense					(128.7)
Other expense, net					(12.0)

Loss from continuing operations before income taxes					(111.6)
Income tax benefit					(5.3)

Net loss from continuing operations					$(106.3)

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

(2)
Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 9A.    Controls and Procedures

        As of the end of the year covered by this report, we carried out an evaluation, under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that we file or submit under the Act is: (a) recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms; and (b) accumulated and communicated to management, including our principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

        There were no changes in our internal control over financial reporting that occurred during the quarter ended December 31, 2016 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management's Report on Internal Control Over Financial Reporting

        Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f) or 15d-15(f). Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting. Management has adopted the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our evaluation under this framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2016. Management has excluded eLynx and Motivity, (the "Excluded Businesses") from its assessment of internal control over financial reporting as of December 31, 2016, because the Excluded Businesses were acquired during 2016. The total assets, including goodwill and identifiable intangible assets, and total revenues of the Excluded Businesses represent approximately 4.1% and 2.3%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2016.

        The effectiveness of our internal control over financial reporting as of December 31, 2016 has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report which is included herein.

Item 9B.    Other Information

        None.

Condensed Consolidated Financial Statements (Unaudited)

BLACK KNIGHT FINANCIAL SERVICES, INC.

Condensed Consolidated Balance Sheets

(In millions, except share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99.3	$133.9
Trade receivables, net	163.6	155.8
Prepaid expenses and other current assets	58.7	45.4
Receivables from related parties	11.0	4.1

Total current assets	332.6	339.2
Property and equipment, net	170.7	173.0
Computer software, net	432.7	450.0
Other intangible assets, net	265.3	299.5
Goodwill	2,306.8	2,303.8
Other non-current assets	211.1	196.5

Total assets	$3,719.2	$3,762.0

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$45.8	$55.2
Accrued compensation and benefits	39.1	61.1
Current portion of long-term debt	55.0	63.4
Deferred revenues	47.2	47.4

Total current liabilities	187.1	227.1
Deferred revenues	91.2	77.3
Deferred income taxes	12.4	7.9
Long-term debt, net of current portion	1,499.7	1,506.8
Other non-current liabilities	2.9	3.5

Total liabilities	1,793.3	1,822.6

Commitments and contingencies (Note 6)
Equity:
Class A common stock; $0.0001 par value; 350,000,000 shares authorized; 70,057,538 and 68,867,482 shares issued and outstanding as of June 30, 2017 and 69,091,008 shares issued and outstanding as of December 31, 2016	—	—
Class B common stock; $0.0001 par value; 200,000,000 shares authorized, 84,612,711 and 84,826,282 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	—	—
Preferred stock; $0.0001 par value; 25,000,000 shares authorized; issued and outstanding, none	—	—
Additional paid-in capital	816.5	810.8
Retained earnings	86.1	65.7
Accumulated other comprehensive earnings (loss)	0.1	(0.8)
Treasury stock, 1,190,056 and 0 shares as of June 30, 2017 and December 31, 2016, respectively, at cost	(46.6)	—

Total shareholders' equity	856.1	875.7
Noncontrolling interests	1,069.8	1,063.7

Total equity	1,925.9	1,939.4

Total liabilities and equity	$3,719.2	$3,762.0

See Notes to Condensed Consolidated Financial Statements (Unaudited).

BLACK KNIGHT FINANCIAL SERVICES, INC.

Condensed Consolidated Statements of Earnings and Comprehensive Earnings

(Unaudited)

(In millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues	$262.2	$255.5	$520.3	$497.4
Expenses:
Operating expenses	142.0	144.4	287.5	281.2
Depreciation and amortization	50.1	49.2	102.9	97.4
Transition and integration costs	3.3	1.1	4.5	1.1

Total expenses	195.4	194.7	394.9	379.7

Operating income	66.8	60.8	125.4	117.7

Other income and expense:
Interest expense	(14.0)	(16.9)	(30.7)	(33.7)
Other expense, net	(14.5)	(4.0)	(16.5)	(4.8)

Total other expense, net	(28.5)	(20.9)	(47.2)	(38.5)

Earnings before income taxes	38.3	39.9	78.2	79.2
Income tax expense	9.1	6.7	15.1	12.9

Net earnings	29.2	33.2	63.1	66.3
Less: Net earnings attributable to noncontrolling interests	21.0	21.8	42.7	43.5

Net earnings attributable to Black Knight Financial Services, Inc.	$8.2	$11.4	$20.4	$22.8

Other comprehensive earnings (loss):
Unrealized holding gains (losses), net of tax	1.4	(0.6)	0.6	(1.3)
Reclassification adjustments for losses included in net earnings, net of tax(1)	0.1	0.2	0.2	0.3

Total unrealized gains (losses) on interest rate swaps, net of tax(2)	1.5	(0.4)	0.8	(1.0)
Foreign currency translation adjustment	—	(0.1)	0.1	(0.1)

Other comprehensive earnings (loss)	1.5	(0.5)	0.9	(1.1)
Comprehensive earnings attributable to noncontrolling interests	24.0	21.1	44.3	41.7

Comprehensive earnings	$33.7	$32.0	$65.6	$63.4

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Earnings per share:
Net earnings per share attributable to Black Knight Financial Services, Inc., Class A common shareholders:
Basic	$0.12	$0.17	$0.30	$0.35

Diluted	$0.11	$0.17	$0.29	$0.34

Weighted average shares of Class A common stock outstanding (Note 2):
Basic	67.7	65.9	67.7	65.9

Diluted	153.0	152.7	153.0	152.7

(1)
Amounts reclassified to net earnings relate to losses on interest rate swaps and are included in Interest expense on the Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited). Amount is net of income tax expense of less than $0.1 million for the three months ended June 30, 2017 and $0.1 million for the three months ended June 30, 2016. Amount is net of income tax expense of $0.1 million and $0.2 million for the six months ended June 30, 2017 and 2016, respectively.

(2)
Net of income tax expense of $0.9 million and $0.5 million for the three and six months ended June 30, 2017, respectively. Net of income tax benefit of $0.3 million and $0.6 million for the three and six months ended June 30, 2016, respectively.

See Notes to Condensed Consolidated Financial Statements (Unaudited).

BLACK KNIGHT FINANCIAL SERVICES, INC.

Condensed Consolidated Statement of Equity

(Unaudited)

(In millions)

	Class A common stock		Class B common stock				Accumulated other comprehensive earnings (loss)
								Treasury stock
					Additional paid-in capital	Retained earnings				Noncontrolling interests	Total equity
	Shares	$	Shares	$				Shares	$
Balance, December 31, 2016	69.1	$—	84.8	$—	$810.8	$65.7	$(0.8)	—	$—	$1,063.7	$1,939.4
Issuance of restricted shares of Class A common stock	0.9	—	—	—	—	—	—	—	—	—	—
Exchange of Class B common stock for Class A common stock	0.2	—	(0.2)	—	—	—	—	—	—	—	—
Tax withholding payments for restricted share vesting	(0.1)	—	—	—	(4.3)	—	—	—	—	—	(4.3)
Purchases of treasury stock	—	—	—	—	—	—	—	(1.2)	(46.6)	—	(46.6)
Equity-based compensation expense	—	—	—	—	10.0	—	—	—	—	—	10.0
Net earnings	—	—	—	—	—	20.4	—	—	—	42.7	63.1
Foreign currency translation adjustment	—	—	—	—	—	—	0.1	—	—	0.1	0.2
Unrealized gain on interest rate swaps	—	—	—	—	—	—	0.8	—	—	1.6	2.4
Tax distributions to members	—	—	—	—	—	—	—	—	—	(38.3)	(38.3)

Balance, June 30, 2017	70.1	$—	84.6	$—	$816.5	$86.1	$0.1	(1.2)	$(46.6)	$1,069.8	$1,925.9

See Notes to Condensed Consolidated Financial Statements (Unaudited).

BLACK KNIGHT FINANCIAL SERVICES, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six months ended June 30,
	2017	2016
Cash flows from operating activities:
Net earnings	$63.1	$66.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	102.9	97.4
Amortization of debt issuance costs, bond premium and original issue discount	1.2	1.4
Loss on extinguishment of debt, net	12.6	—
Deferred income taxes, net	4.5	1.9
Equity-based compensation	10.1	6.1
Changes in assets and liabilities, net of acquired assets and liabilities:
Trade and other receivables, including receivables from related parties	(16.3)	(5.9)
Prepaid expenses and other assets	(15.1)	(16.5)
Deferred contract costs	(25.6)	(28.6)
Deferred revenues	13.7	3.0
Trade accounts payable and other accrued liabilities, including accrued compensation and benefits	(27.7)	(2.7)

Net cash provided by operating activities	123.4	122.4

Cash flows from investing activities:
Additions to property and equipment	(4.0)	(17.4)
Additions to computer software	(26.5)	(22.1)
Business acquisitions, net of cash acquired	—	(150.2)

Net cash used in investing activities	(30.5)	(189.7)

Cash flows from financing activities:
Borrowings	400.0	55.0
Senior Notes redemption	(390.0)	—
Senior Notes redemption fee	(18.8)	—
Debt service payments	(12.0)	(97.0)
Distributions to members	(38.3)	(48.5)
Purchases of treasury stock	(46.6)	—
Capital lease payments	(9.0)	—
Tax withholding payments for restricted share vesting	(4.3)	—
Debt issuance costs	(8.5)	—

Net cash used in financing activities	(127.5)	(90.5)

Net decrease in cash and cash equivalents	(34.6)	(157.8)
Cash and cash equivalents, beginning of period	133.9	186.0

Cash and cash equivalents, end of period	$99.3	$28.2

Supplemental cash flow information:
Interest paid	$(32.6)	$(30.1)

Income taxes paid	$(11.9)	$(12.2)

See Notes to Condensed Consolidated Financial Statements (Unaudited).

BLACK KNIGHT FINANCIAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

        Except as otherwise indicated or unless the context otherwise requires, all references to "Black Knight," the "Company," "we," "us" or "our" are to Black Knight Financial Services, Inc., a Delaware corporation, and its subsidiaries.

(1) Basis of Presentation

        The accompanying Condensed Consolidated Financial Statements (Unaudited) were prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and all adjustments considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated. The preparation of these Condensed Consolidated Financial Statements (Unaudited) in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the Condensed Consolidated Financial Statements (Unaudited), as well as the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. This Quarterly Report on Form 10-Q should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission ("SEC") on February 24, 2017.

Description of Business

        Black Knight, a majority-owned subsidiary of Fidelity National Financial, Inc. ("FNF"), is a holding company that conducts business through our interest in Black Knight Financial Services, LLC ("BKFS LLC"), our sole asset and a provider of integrated technology, data and analytics solutions that facilitates and automates many of the business processes across the mortgage lifecycle. We believe we differentiate ourselves by the breadth and depth of our comprehensive, integrated solutions and the insight we provide to our clients.

Reporting Segments

        We conduct our operations through two reporting segments: (1) Technology and (2) Data and Analytics. See further discussion in Note 8—Segment Information.

Consolidation

        BKFS LLC is subject to the consolidation guidance related to variable interest entities as set forth in Accounting Standards Codification ("ASC") Topic 810, Consolidation ("ASC 810"). Black Knight, as the sole managing member of BKFS LLC, has the exclusive authority to manage, control and operate the business and affairs of BKFS LLC and its subsidiaries, pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement ("LLC Agreement"). Under the terms of the LLC Agreement, Black Knight is authorized to manage the business of BKFS LLC, including the authority to enter into contracts, manage bank accounts, hire employees and agents, incur and pay debts and expenses, merge or consolidate with other entities and pay taxes. Because Black Knight is the primary beneficiary through its sole managing member interest and possesses the rights established in the LLC Agreement, in accordance with the requirements of ASC 810, Black Knight controls BKFS LLC and appropriately consolidates the operations thereof.

        We account for noncontrolling interests in accordance with ASC 810. Our Class A shareholders indirectly control BKFS LLC through our managing member interest. Our Class B shareholders have a noncontrolling interest in BKFS LLC. Their share of equity in BKFS LLC is reflected in Noncontrolling interests in our Condensed Consolidated Balance Sheets (Unaudited) and their share of

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(1) Basis of Presentation (Continued)

net earnings or loss in BKFS LLC is reported in Net earnings attributable to noncontrolling interests in our Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited). Net earnings attributable to noncontrolling interests do not include expenses incurred directly by Black Knight, including income tax expense attributable to Black Knight.

Planned Distribution of FNF's Ownership Interest

        On December 7, 2016, we announced that FNF's Board of Directors approved a tax-free plan (the "Distribution Plan") whereby FNF intends to distribute all 83.3 million shares of Black Knight common stock that it currently owns to FNF Group shareholders. We expect the Distribution Plan to be effectuated through four newly-formed corporations, New BKH Corp. ("New BKH"), Black Knight Holdco Corp. ("New Black Knight"), New BKH Merger Sub, Inc. ("Merger Sub One") and BKFS Merger Sub, Inc. ("Merger Sub Two") as follows:

  •
  Black Knight Holdings, Inc. ("BKHI"), a wholly-owned subsidiary of FNF, will contribute all of its 83.3 million shares of Black Knight Class B common stock and all of its units of BKFS LLC to New BKH in exchange for 100% of the shares of New BKH common stock;

  •
  Following which BKHI will convert into a limited liability company and will then distribute to FNF all of the shares of New BKH common stock held by BKHI;

  •
  Immediately thereafter, FNF will distribute the shares of New BKH common stock to its shareholders (the "Spin-off"), provided that such distribution shall be subject to the conversion of such shares of New BKH common stock into shares of New Black Knight common stock.

  •
  Immediately following the Spin-off, Merger Sub One will merge with and into New BKH (the "New BKH merger").

  •
  In the New BKH merger, each outstanding share of New BKH common stock (other than shares owned by New BKH) will be exchanged for one share of New Black Knight common stock. New BKH shares owned by New BKH immediately prior to the New BKH merger shall be canceled for no consideration.

  •
  Immediately following the New BKH merger, Merger Sub Two will merge with and into Black Knight (the "BKFS merger").

  •
  In the BKFS merger, each outstanding share of Black Knight Class A common stock (other than shares owned by Black Knight) will be exchanged for one share of New Black Knight common stock. Black Knight Class A shares owned by Black Knight immediately prior to the BKFS merger shall be canceled for no consideration; and

  •
  New Black Knight will be the public company following the completion of the distribution and mergers.

        The Distribution Plan is subject to the filing and acceptance of registration statements relating to the Black Knight spin-off with the SEC; Black Knight shareholder approval; and other customary closing conditions.

        Significant progress was made on the planned distribution of FNF's ownership interest in Black Knight during the second quarter, with several milestones achieved. FNF announced the receipt of the

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(1) Basis of Presentation (Continued)

private letter ruling from the Internal Revenue Service ("IRS") approving certain aspects relating to the tax-free spin-off of the Black Knight shares on May 10, 2017, formal agreements with FNF were signed on June 8, 2017, preliminary Registration Statements on Forms S-4 and S-1 were filed with the SEC on June 13, 2017 and June 21, 2017, respectively, comments from the SEC were received on July 10, 2017 and Amendment No. 1 to Forms S-1 and S-4 were filed with the SEC on July 18, 2017. Once the SEC declares the Registration Statements on Forms S-1 and S-4 effective, the proxy statement/prospectus will be mailed to shareholders and the shareholder vote will be held at the earliest twenty business days after the mailing. We still expect a third quarter closing for the distribution.

Realignment of Property Insight

        Effective January 1, 2017, Property Insight, LLC ("Property Insight"), a Black Knight subsidiary that provides information used by title insurance underwriters, title agents and closing attorneys to source and underwrite title insurance for real property sales and transfer, realigned its commercial relationship with FNF. In connection with the realignment, Property Insight employees responsible for title plant posting and maintenance were transferred to FNF. Under the new commercial arrangement, Black Knight continues to own the title plant technology and retains sales responsibility for third parties, other than FNF. As a result of the realignment, Black Knight no longer recognizes revenues or expenses related to title plant posting and maintenance, but charges FNF a license fee for use of the technology to access and maintain the title plant data. This transaction did not result in any gain or loss.

Share Repurchase Program

        On January 31, 2017, our Board of Directors authorized a three-year share repurchase program, effective February 3, 2017, under which the Company may repurchase up to 10 million shares of its Class A common stock. The timing and volume of share repurchases will be determined by our management based on ongoing assessments of the capital needs of the business, the market price of Black Knight common stock and general market conditions. The repurchase program authorizes us to purchase Black Knight common stock from time to time through February 2, 2020, through open market purchases, negotiated transactions or other means, in accordance with applicable securities laws and other restrictions. During the three months ended June 30, 2017, we repurchased approximately 1.2 million shares of our Class A common stock for $46.6 million, or an average of $39.18 per share. At the end of the second quarter, we had approximately 8.8 million shares remaining under our share repurchase program.

THL Secondary Offering

        On May 8, 2017, Black Knight announced the pricing of an underwritten secondary offering of 5,000,000 shares of its Class A common stock (the "Offering") by affiliates of Thomas H. Lee Partners, L.P. ("THL") pursuant to a shelf registration statement on Form S-3 filed with the SEC on May 8, 2017. Affiliates of THL in the Offering granted the underwriter an option to purchase up to 750,000 additional shares (the "Overallotment Option"). The Offering closed on May 12, 2017, and the full exercise of the Overallotment Option closed on May 18, 2017. The Company did not sell any

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(1) Basis of Presentation (Continued)

shares and did not receive any proceeds related to the Offering or Overallotment Option. See Note 3—Related Party Transactions for the change in ownership percentages related to these transactions.

Reclassifications

        Certain reclassifications have been made in the 2016 Condensed Consolidated Financial Statements (Unaudited) to conform to the classifications used in 2017. These reclassifications have not changed previously reported Net earnings or Total equity.

Cash and Cash Equivalents

        Cash and cash equivalents include the following (in millions):

	June 30, 2017	December 31, 2016
Unrestricted:
Cash	$85.1	$129.8
Cash equivalents	12.2	1.8

Total unrestricted cash and cash equivalents	97.3	131.6
Restricted cash equivalents(1)	2.0	2.3

Total cash and cash equivalents	$99.3	$133.9

(1)
Restricted cash equivalents relate to our subsidiary, I-Net Reinsurance Limited, and are held in trust until the final reinsurance policy is canceled.

Trade Receivables, Net

        A summary of Trade receivables, net of allowance for doubtful accounts, as of June 30, 2017 and December 31, 2016 is as follows (in millions):

	June 30, 2017	December 31, 2016
Trade receivables—billed	$123.4	$115.4
Trade receivables—unbilled	42.5	42.6

Total trade receivables	165.9	158.0
Allowance for doubtful accounts	(2.3)	(2.2)

Total trade receivables, net	$163.6	$155.8

Capital Leases

        Black Knight entered into a one-year capital lease agreement commencing January 1, 2017 with a bargain purchase option for certain computer equipment. The leased equipment has a useful life of five years and will be depreciated on a straight-line basis over this period. The leased equipment was valued

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(1) Basis of Presentation (Continued)

based on the net present value of the minimum lease payments, which was $8.4 million (net of imputed interest of $0.1 million).

        The gross value of assets subject to capital leases was $8.4 million (net of imputed interest of $0.1 million) and $10.0 million (net of imputed interest of $0.1 million) as of June 30, 2017 and December 31, 2016, respectively, and is included in Property and equipment, net on the Condensed Consolidated Balance Sheets (Unaudited). The remaining capital lease obligation of $4.4 million and $5.0 million as of June 30, 2017 and December 31, 2016, respectively, is included in Trade accounts payable and other accrued liabilities on the Condensed Consolidated Balance Sheets (Unaudited). The non-cash investing and financing activity for the six months ended June 30, 2017 and 2016 was $4.4 million and $10.0 million, respectively, and relates to the unpaid portion of the capital lease obligation.

Equity-Based Compensation

        During the first quarter of 2017, Black Knight adopted Accounting Standards Update ("ASU") 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. In connection with the adoption, we made a policy election to account for forfeitures as they occur. The adoption of this ASU did not have a material effect on our business, financial condition or our results of operations.

Depreciation and Amortization

        Depreciation and amortization on the Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited) include the following (in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Property and equipment	$7.3	$7.3	$14.4	$14.2
Computer software	20.7	18.6	41.2	36.9
Other intangible assets	17.0	17.9	34.0	35.7
Deferred contract costs	5.1	5.4	13.3	10.6

Total	$50.1	$49.2	$102.9	$97.4

        Deferred contract costs amortization for the six months ended June 30, 2017 includes accelerated amortization of $3.3 million recorded in the first quarter related to certain deferred implementation costs.

Transition and Integration Costs

        Transition and integration costs during the three and six months ended June 30, 2017 primarily represent legal and professional fees related to the planned distribution of FNF's ownership interest in Black Knight. Transition and integration costs during the three and six months ended June 30, 2016 primarily represent acquisition-related costs.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(1) Basis of Presentation (Continued)

Recent Accounting Pronouncements

Revenue Recognition (ASC Topic 606, Revenue from Contracts with Customers ("ASC 606"))

        In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). This ASU supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. The guidance requires a five-step analysis of transactions to determine when and how revenue is recognized based upon the core principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendment also requires additional disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows arising from contracts with customers. The FASB has issued several additional ASUs since this time that add additional clarification. All of the new standards are effective for the Company on January 1, 2018.

        In preparation for adoption of ASC 606, we have formed a project team and engaged a third-party professional services firm to assist us with our evaluation. We are applying an integrated approach to analyzing ASC 606's impact on our pattern of revenue recognition, including a review of accounting policies and practices, evaluating differences from applying the requirements of the new standard to our contracts and business practices and assessing the need for changes to our processes, accounting systems and design of internal controls. Based upon our initial assessment, we currently do not anticipate a material change to the pattern of revenue recognition related to revenue earned from the majority of our Technology segment hosted software arrangements, Data and Analytics segment arrangements with transaction or volume-based fees and perpetual license arrangements in our Technology and Data and Analytics segments. However, due to the complexity of certain of our contracts, including contracts for multiple products and services related to each of our segments, the final determination will be dependent on contract-specific terms.

        During the second quarter, we continued our assessment with increased focus on more detailed contract reviews and further identification of data and disclosure requirements, including the effect on our processes, accounting system and design of internal controls.

        We continue to assess whether ASC 606 will result in a change in the number of distinct performance obligations within our contractual arrangements for set up and implementation services, which may affect the timing of revenue recognition. Additionally, as ASU 2014-09 includes new accounting principles related to the deferral and amortization of contract acquisition and fulfillment costs, we are evaluating if this will result in any effect to our current capitalization and deferral policies. Based on our initial assessment, we do not expect a significant change to our current practice for capitalizing such costs; however, in certain instances ASC 606 may result in a change to the related amortization period. Further, we continue to analyze our term license arrangements across our segments to determine the effect of any changes in revenue recognition treatment. Under ASC 606, we would generally be required to recognize term license revenues upfront at time of delivery rather than ratably over the related contract period. While our assessment of whether the term license is distinct in certain instances based on the nature of the contract is still ongoing, we have identified circumstances where the promised software license and ongoing services are not distinct from each other. In these scenarios, the timing of revenue recognition will be over time, which is consistent with the treatment under the current revenue recognition standard.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(1) Basis of Presentation (Continued)

        We are still in the process of quantifying the effects ASC 606 will have on our consolidated financial statements.

        The standard allows companies to use either a full retrospective or a modified retrospective adoption approach. We currently anticipate adopting the new standard using the modified retrospective transition approach. Our decision to adopt using the modified retrospective transition approach is dependent on the completion of our analysis of the effect the adoption of ASC 606 will have on our results of operations, financial position and related disclosures.

Other Accounting Pronouncements

        In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting. This ASU provides clarity and reduces both diversity in practice and cost and complexity when applying the guidance in Topic 718 to a change to the terms or conditions of a share-based payment award. This update provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This ASU is effective prospectively in fiscal years beginning after December 15, 2017 with early adoption permitted. We do not expect this update to have a material effect on our results of operations or our financial position.

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This ASU eliminates Step 2 of the goodwill impairment test that required a hypothetical purchase price allocation. Rather, entities should apply the same impairment assessment to all reporting units and recognize an impairment loss for the amount by which a reporting unit's carrying amount exceeds its fair value, without exceeding the total amount of goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. This update is effective prospectively for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019, or those beginning after January 1, 2017 if early adopted. We do not expect this update to have a material effect on our results of operations or our financial position.

(2) Earnings Per Share

        Basic earnings per share is computed by dividing Net earnings attributable to Black Knight by the weighted-average number of shares of Class A common stock outstanding during the period.

        For the periods presented, potentially dilutive securities include unvested restricted stock awards and the shares of Class B common stock. The numerator in the diluted net earnings per share calculation is adjusted to reflect our income tax expense at an expected effective tax rate assuming the conversion of the shares of Class B common stock into shares of Class A common stock on a one-for-one basis. The expected effective tax rate for the three and six months ended June 30, 2017 was 54.6% and 43.4%, respectively, including certain discrete items recorded during the second quarter. The estimated effective tax rate during the three and six months ended June 30, 2016 was 35.2% and 35.3%, respectively. The denominator includes approximately 84.7 million and 84.8 million shares of Class B common stock outstanding for the three and six months ended June 30, 2017, respectively, and approximately 84.8 million shares for the three and six months ended June 30, 2016. The denominator also includes the dilutive effect of approximately 0.6 million and 0.5 million shares of unvested

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(2) Earnings Per Share (Continued)

restricted shares of Class A common stock for the three and six months ended June 30, 2017, respectively, and approximately 2.0 million shares for the three and six months ended June 30, 2016.

        The shares of Class B common stock do not share in the earnings or losses of Black Knight and are, therefore, not participating securities. Accordingly, basic and diluted net earnings per share of Class B common stock have not been presented.

        The following table sets forth the computation of basic and diluted earnings per share (in millions, except per share amounts):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Basic:
Net earnings attributable to Black Knight	$8.2	$11.4	$20.4	$22.8

Shares used for basic net earnings per share:
Weighted average shares of Class A common stock outstanding	67.7	65.9	67.7	65.9

Basic net earnings per share	$0.12	$0.17	$0.30	$0.35

Diluted:
Earnings before income taxes	$38.3	$39.9	$78.2	$79.2
Income tax expense excluding the effect of noncontrolling interests	20.9	14.0	33.9	28.0

Net earnings	$17.4	$25.9	$44.3	$51.2

Shares used for diluted net earnings per share:
Weighted average shares of Class A common stock outstanding	67.7	65.9	67.7	65.9
Dilutive effect of unvested restricted shares of Class A common stock	0.6	2.0	0.5	2.0
Weighted average shares of Class B common stock outstanding	84.7	84.8	84.8	84.8

Weighted average shares of common stock, diluted	153.0	152.7	153.0	152.7

Diluted net earnings per share	$0.11	$0.17	$0.29	$0.34

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(3) Related Party Transactions

        We are party to certain related party agreements, including those with FNF and THL. The following table sets forth the ownership interests of FNF, THL and other holders of Black Knight common stock (shares in millions):

	June 30, 2017		December 31, 2016
	Shares	Ownership Percentage	Shares	Ownership Percentage
Class A common stock:
THL and its affiliates	33.8	22.0%	39.3	25.5%
Restricted shares	1.9	1.3%	2.9	1.9%
Other, including those publicly traded	33.2	21.6%	26.9	17.5%

Total shares of Class A common stock	68.9	44.9%	69.1	44.9%

Class B common stock:
FNF subsidiary	83.3	54.3%	83.3	54.1%
THL and its affiliates	1.3	0.8%	1.5	1.0%

Total shares of Class B common stock	84.6	55.1%	84.8	55.1%

Total common stock outstanding	153.5	100.0%	153.9	100.0%

        Transactions with FNF and THL are described below.

  FNF

        We have various agreements with FNF and certain FNF subsidiaries to provide technology, data and analytics services, as well as corporate shared services and information technology. We are also a party to certain other agreements under which we incur other expenses or receive revenues from FNF.

        A detail of the revenues and expenses, net from FNF is set forth in the table below (in millions). The decrease in Revenues from the prior year period are primarily the result of the Property Insight realignment as described in Note 1—Basis of Presentation.

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues	$17.2	$17.8	$29.4	$34.2
Operating expenses	3.1	4.3	6.4	7.7
Guarantee fee	0.2	1.0	1.2	2.0

        We paid to FNF a guarantee fee of 1.0% of the outstanding principal of the Senior Notes (as defined in Note 4—Long-Term Debt) in exchange for the ongoing guarantee by FNF of the Senior Notes. The guarantee fee is included in Interest expense on the Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited). On April 26, 2017, the Senior Notes were redeemed (see Note 4—Long-Term Debt for further information), and we are no longer required to pay a guarantee fee.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(3) Related Party Transactions (Continued)

        FNF subsidiaries held $49.0 million and $49.3 million as of June 30, 2017 and December 31, 2016, respectively, of principal amount of our Term B Loan (as defined in Note 4—Long-Term Debt) from our credit agreement dated May 27, 2015, as amended.

  THL

        Two managing directors of THL currently serve on our Board of Directors. We purchase software and systems services from certain entities over which THL exercises control.

        A detail of the expenses, net from THL is set forth in the table below (in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Operating expenses	$0.1	$0.4	$0.2	$0.8
Software and software-related purchases	—	0.2	—	1.1

        Certain affiliates of THL held $39.4 million of principal amount of our Term B Loan (as defined in Note 4—Long-Term Debt) as of December 31, 2016 from our credit agreement dated May 27, 2015. They did not hold any of our debt as of June 30, 2017.

  Revenues and Expenses

        A detail of related party items included in Revenues is as follows (in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Data and analytics services	$8.3	$11.5	$12.7	$21.9
Servicing, origination and default technology services	8.9	6.3	16.7	12.3

Total related party revenues	$17.2	$17.8	$29.4	$34.2

        A detail of related party items included in Operating expenses (net of expense reimbursements) is as follows (in millions):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Data entry, indexing services and other operating expenses	$1.1	$2.6	$2.5	$4.9
Corporate services	2.5	2.9	5.0	5.2
Technology and corporate services	(0.4)	(0.8)	(0.9)	(1.6)

Total related party expenses, net	$3.2	$4.7	$6.6	$8.5

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(3) Related Party Transactions (Continued)

        Additionally, related party prepaid fees were less than $0.1 million as of June 30, 2017 and $0.1 million as of December 31, 2016. These fees are included in Prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets (Unaudited). Finally, related party deferred revenues were $1.9 million as of June 30, 2017, which are included in current Deferred revenues on the Condensed Consolidated Balance Sheets (Unaudited).

        We believe the amounts earned from or charged by us under each of the foregoing arrangements are fair and reasonable. We believe our service arrangements are priced within the range of prices we offer to third parties, except for certain corporate services provided to an FNF subsidiary and certain corporate services provided by FNF, which are at cost. However, the amounts we earned or that were charged under these arrangements were not negotiated at arm's length, and may not represent the terms that we might have obtained from an unrelated third party.

(4) Long-Term Debt

        Long-term debt consisted of the following (in millions):

	June 30, 2017				December 31, 2016
	Principal	Debt Issuance Costs	Discount	Total	Principal	Debt Issuance Costs	Premium (Discount)	Total
Term A Loan	$1,030.0	$(8.2)	$—	$1,021.8	$740.0	$(7.0)	$—	$733.0
Term B Loan	392.0	(2.7)	(1.6)	387.7	394.0	(3.4)	(0.8)	389.8
Revolving Credit Facility	150.0	(4.8)	—	145.2	50.0	(3.7)	—	46.3
Senior Notes, issued at par	—	—	—	—	390.0	—	11.1	401.1

Total long-term debt	1,572.0	(15.7)	(1.6)	1,554.7	1,574.0	(14.1)	10.3	1,570.2
Less: Current portion of long-term debt	55.5	(0.5)	—	55.0	64.0	(0.6)	—	63.4

Long-term debt, net of current portion	$1,516.5	$(15.2)	$(1.6)	$1,499.7	$1,510.0	$(13.5)	$10.3	$1,506.8

        Principal maturities as of June 30, 2017 for each of the next five years and thereafter are as follows (in millions):

2017 (remaining)	$27.8
2018	55.5
2019	81.3
2020	107.0
2021	132.7
Thereafter	1,167.7

Total	$1,572.0

        Scheduled maturities noted above exclude the effect of the debt issuance costs of $15.7 million as well as $1.6 million net unamortized debt premium.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(4) Long-Term Debt (Continued)

Credit Agreement

        On May 27, 2015, our indirect subsidiary, Black Knight InfoServ, LLC ("BKIS"), entered into a credit and guaranty agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent, the guarantors party thereto and the other agents and lenders party thereto. The Credit Agreement provided for (i) an $800.0 million term loan A facility (the "Term A Loan"), (ii) a $400.0 million term loan B facility (the "Term B Loan") and (iii) a $400.0 million revolving credit facility (the "Revolving Credit Facility", and collectively with the Term A Loan and Term B Loan, the "Facilities"). The Facilities are guaranteed by substantially all of BKIS's wholly-owned domestic restricted subsidiaries and BKFS LLC, and are secured by associated collateral agreements that pledge a lien on virtually all of BKIS's assets, including fixed assets and intangible assets, and the assets of the guarantors.

        As of June 30, 2017, the Term A Loan and the Revolving Credit Facility bear interest at the Eurodollar rate plus a margin of 175 basis points, and the Term B Loan bears interest at the Eurodollar rate plus a margin of 225 basis points, subject to a Eurodollar rate floor of 75 basis points. As of June 30, 2017, we have $350.0 million capacity on the Revolving Credit Facility and pay an unused commitment fee of 25 basis points. During the six months ended June 30, 2017, there were $100.0 million of incremental borrowings and no payments on our Revolving Credit Facility and $55.0 million of borrowings and $75.0 million of payments during the six months ended June 30, 2016. As of June 30, 2017, the interest rates on the Term A Loan, Term B Loan and Revolving Credit Facility were 3.00%, 3.50% and 3.00%, respectively.

  Term B Loan Repricing

        On February 27, 2017, BKIS entered into a First Amendment to Credit and Guaranty Agreement (the "Credit Agreement First Amendment") with JPMorgan Chase Bank, N.A. as administrative agent. Pursuant to the Credit Agreement First Amendment, the Term B Loan bears interest at rates based upon, at the option of BKIS, either (i) the base rate plus a margin of 125 basis points, or (ii) the Eurodollar rate plus a margin of 225 basis points, subject to a Eurodollar rate floor of 75 basis points. The Term B Loan matures on May 27, 2022. In addition, the Credit Agreement First Amendment permits the Distribution Plan. The amount included in Other expense, net on the Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited) related to the Term B Loan repricing was $1.1 million.

  Term A Loan and Revolver Refinancing

        On April 26, 2017, BKIS entered into a Second Amendment to Credit and Guaranty Agreement (the "Credit Agreement Second Amendment") with the JPMorgan Chase Bank, N.A. as administrative agent, the guarantors party thereto, the other agents party thereto and the lenders party thereto. The Credit Agreement Second Amendment increases (i) the aggregate principal amount of the Term A Loan by $300.0 million to $1,030.0 million and (ii) the aggregate principal amount of commitments under the Revolving Credit Facility by $100.0 million to $500.0 million. The Credit Agreement Second Amendment also reduces the pricing applicable to the loans under the Term A Loan and Revolving Credit Facility by 25 basis points and reduces the unused commitment fee applicable to the Revolving Credit Facility by 5 basis points. The Term A Loan and Revolving Credit Facility bear interest at rates

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(4) Long-Term Debt (Continued)

based upon, at the option of BKIS, either (i) the base rate plus a margin of between 25 and 100 basis points depending on the total leverage ratio of BKFS LLC and its restricted subsidiaries on a consolidated basis (the "Consolidated Leverage Ratio") and (ii) the Eurodollar rate plus a margin of between 125 and 200 basis points depending on the Consolidated Leverage Ratio, subject to a Eurodollar rate floor of zero basis points. In addition, BKIS will pay an unused commitment fee of between 15 and 30 basis points on the undrawn commitments under the Revolving Credit Facility, also depending on the Consolidated Leverage Ratio. Pursuant to the terms of the Credit Agreement Second Amendment, the Term A Loan and the Revolving Credit Facility mature on February 25, 2022. The amount included in Other expense, net on the Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited) related to the Term A Loan and Revolving Credit Facility refinancing was $3.3 million.

Senior Notes

        Through April 25, 2017, BKIS had 5.75% Senior Notes, interest paid semi-annually, which were scheduled to mature on April 15, 2023 (the "Senior Notes"). The Senior Notes were senior unsecured obligations, registered under the Securities Act and contained customary affirmative, negative and financial covenants, and events of default for indebtedness of this type (with grace periods, as applicable, and lender remedies). On April 26, 2017, we redeemed the outstanding Senior Notes at a price of 104.825% (the "Redemption") and paid $0.7 million in accrued interest. The amount included in Other expense, net on the Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited) related to the Senior Notes redemption was $8.2 million.

Fair Value of Long-Term Debt

        The fair value of our Facilities approximates their carrying value at June 30, 2017. The fair value of our Facilities is based upon established market prices for the securities using level 2 inputs.

Interest Rate Swaps

        On March 7, 2017, we entered into an interest rate swap agreement to hedge forecasted monthly interest rate payments on $200.0 million of our floating rate debt (the "March 2017 Swap Agreement"). Under the terms of the March 2017 Swap Agreement, we receive payments based on the 1-month LIBOR rate (equal to 1.25% as of June 30, 2017) and pay a fixed rate of 2.08%. The effective term for the March 2017 Swap Agreement is March 31, 2017 through March 31, 2022.

        On January 20, 2016, we entered into two interest rate swap agreements to hedge forecasted monthly interest rate payments on $400.0 million of our floating rate debt ($200.0 million notional value each) (the "January 2016 Swap Agreements", and together with the March 2017 Swap Agreement, the "Swap Agreements"). Under the terms of the January 2016 Swap Agreements, we receive payments based on the 1-month LIBOR rate (equal to 1.25% as of June 30, 2017) and pay a weighted average fixed rate of 1.01%. The effective term for the January 2016 Swap Agreements is February 1, 2016 through January 31, 2019.

        We entered into the Swap Agreements to convert a portion of the interest rate exposure on our floating rate debt from variable to fixed. We designated these Swap Agreements as cash flow hedges. A portion of the amount included in Accumulated other comprehensive earnings (loss) is reclassified into

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(4) Long-Term Debt (Continued)

Interest expense as a yield adjustment as interest payments are made on the hedged debt. The fair value of our Swap Agreements is based upon level 2 inputs. We have considered our own credit risk when determining the fair value of our Swap Agreements.

        The estimated fair values of our Swap Agreements are as follows (in millions):

Balance Sheet Account	June 30, 2017	December 31, 2016
Other non-current assets	$2.8	$—
Other non-current liabilities	$2.1	$2.2

        As of June 30, 2017, a cumulative gain of $0.3 million ($0.2 million net of tax) is reflected in Accumulated other comprehensive earnings (loss), and a cumulative gain of $0.4 million is reflected in Noncontrolling interests. As of December 31, 2016, a cumulative loss of $1.0 million ($0.6 million net of tax) is reflected in Accumulated other comprehensive earnings (loss), and a cumulative loss of $1.2 million is reflected in Noncontrolling interests. Below is a summary of the effect of derivative instruments on amounts recognized in Other comprehensive earnings (loss) ("OCE") on the accompanying Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited) for the three months ended June 30, 2017 and 2016 (in millions):

	Three months ended June 30, 2017		Three months ended June 30, 2016
	Amount of Gain Recognized in OCE	Amount of Loss Reclassified from Accumulated OCE into Net earnings	Amount of Gain (Loss) Recognized in OCE	Amount of Loss Reclassified from Accumulated OCE into Net earnings
Swap agreements
Attributable to noncontrolling interests	$2.8	$0.2	$(1.0)	$0.3
Attributable to Black Knight Financial Services, Inc.	1.4	0.1	(0.6)	0.2

Total	$4.2	$0.3	$(1.6)	$0.5

        Below is a summary of the effect of derivative instruments on amounts recognized in other comprehensive earnings ("OCE") on the accompanying Condensed Consolidated Statements of

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(4) Long-Term Debt (Continued)

Earnings and Comprehensive Earnings (Unaudited) for the six months ended June 30, 2017 and 2016 (in millions):

	Six months ended June 30, 2017		Six months ended June 30, 2016
	Amount of Gain Recognized in OCE	Amount of Loss Reclassified from Accumulated OCE into Net earnings	Amount of Loss Recognized in OCE	Amount of Loss Reclassified from Accumulated OCE into Net earnings
Swap agreements
Attributable to noncontrolling interests	$1.2	$0.4	$(2.3)	$0.5
Attributable to Black Knight Financial Services, Inc.	0.6	0.2	(1.3)	0.3

Total	$1.8	$0.6	$(3.6)	$0.8

        Approximately $0.3 million ($0.2 million net of tax) of the balance in Accumulated other comprehensive earnings (loss) and Noncontrolling interests as of June 30, 2017 is expected to be reclassified into Interest expense over the next 12 months.

        It is our policy to execute such instruments with credit-worthy banks and not to enter into derivative financial instruments for speculative purposes. As of June 30, 2017, we believe our interest rate swap counterparties will be able to fulfill their obligations under our agreements, and we believe we will have debt outstanding through the various expiration dates of the swaps such that the occurrence of future cash flow hedges remains probable.

(5) Income Taxes

        As of June 30, 2017 and December 31, 2016, we had no uncertain tax positions. We record interest and penalties related to income taxes, if any, as a component of Income tax expense. Our effective tax rate for the three months ended June 30, 2017 and 2016 was 23.8% and 16.8%, respectively, and 19.3% and 16.3% for the six months ended June 30, 2017 and 2016, respectively. These rates are lower than the typical federal and state statutory rate because of the effect of our noncontrolling interests. The increase in the effective tax rate for the three and six months ended June 30, 2017 is primarily driven by the resolution of a legacy tax matter, partially offset by the effect on adoption of ASU 2016-09 related to the income tax effects of awards that vested.

Tax Distributions

        The taxable income of BKFS LLC is allocated to its members, including Black Knight, and the members are required to reflect on their own income tax returns the items of income, gain, deduction and loss and other tax items of BKFS LLC that are allocated to them. BKFS LLC makes tax distributions to its members in order to enable them to pay taxes on their allocable share of BKFS LLC's taxable income. Tax distributions are calculated based on allocations of income to a member for a particular taxable year without taking into account any losses allocated to the member in a prior taxable year. This practice is consistent with IRS regulations. Subject to certain reductions, tax distributions are generally made based on an assumed tax rate equal to the highest combined marginal

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(5) Income Taxes (Continued)

federal, state and local income tax rate applicable to a U.S. corporation. BKFS LLC made tax distributions of $38.3 million and $48.5 million during the six months ended June 30, 2017 and 2016, respectively.

(6) Commitments and Contingencies

Legal and Regulatory Matters

        In the ordinary course of business, we are involved in various pending and threatened litigation and regulatory matters related to our operations, some of which include claims for punitive or exemplary damages. Our ordinary course litigation includes purported class action lawsuits, which make allegations related to various aspects of our business. From time to time, we also receive requests for information from various state and federal regulatory authorities, some of which take the form of civil investigative demands or subpoenas. Some of these regulatory inquiries may result in the assessment of fines for violations of regulations or settlements with such authorities requiring a variety of remedies. We believe that none of these actions depart from customary litigation or regulatory inquiries incidental to our business.

        We review lawsuits and other legal and regulatory matters (collectively "legal proceedings") on an ongoing basis when making accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, management bases its decision on its assessment of the ultimate outcome assuming all appeals have been exhausted. For legal proceedings where it has been determined that a loss is both probable and reasonably estimable, a liability based on known facts and which represents our best estimate has been recorded. Actual losses may materially differ from the amounts recorded and the ultimate outcome of our pending cases is generally not yet determinable. While some of these matters could be material to our operating results or cash flows for any particular period if an unfavorable outcome results, at present we do not believe that the ultimate resolution of currently pending legal proceedings, either individually or in the aggregate, will have a material adverse effect on our financial condition.

Indemnifications and Warranties

        We often agree to indemnify our clients against damages and costs resulting from claims of patent, copyright, trademark infringement or breaches of confidentiality associated with use of our software through software licensing agreements. Historically, we have not made any payments under such indemnifications, but continue to monitor the conditions that are subject to the indemnifications to identify whether a loss has occurred that is both probable and estimable that would require recognition. In addition, we warrant to clients that our software operates substantially in accordance with the software specifications. Historically, no costs have been incurred related to software warranties and none are expected in the future, and as such, no accruals for warranty costs have been made.

Indemnification Agreement

        We are party to a cross-indemnity agreement dated December 22, 2014 with ServiceLink Holdings, LLC ("ServiceLink"). Pursuant to this agreement, ServiceLink indemnifies us from liabilities relating to, arising out of or resulting from the conduct of ServiceLink's business or any action, suit or proceeding in which we or any of our subsidiaries are named by reason of being a successor to the

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(6) Commitments and Contingencies (Continued)

business of Lender Processing Services, Inc. and the cause of such action, suit or proceeding relates to the business of ServiceLink. In return, we indemnify ServiceLink for liabilities relating to, arising out of, or resulting from the conduct of our business.

(7) Equity-Based Compensation

        On February 3, 2017, we granted 884,570 restricted shares of our Class A common stock with a grant date fair value of $37.90 per share, which was based on the closing price of our common stock on the date of grant. Of the 884,570 restricted shares granted, 203,160 restricted shares vest over a three-year period and 681,410 restricted shares vest over a four-year period. The vesting of all the restricted shares granted on February 3, 2017 is also based on certain operating performance criteria.

        Restricted stock transactions in 2017 are as follows:

	Shares	Weighted Averaged Grant Date Fair Value
Balance, December 31, 2016	2,908,374		*
Granted	884,570	$37.90
Forfeited	(19,163)	$29.35
Vested	(1,840,719)		*

Balance, June 30, 2017	1,933,062		*

*
The BKFS LLC profits interest units that were converted into restricted shares in connection with our initial public offering had a weighted average grant date fair value of $2.10 per unit. The fair value of the restricted shares at the date of conversion, May 20, 2015, was $24.50 per share. The original grant date fair value of the vested restricted shares, which were originally granted as profits interests units, was $2.01 per unit.

        Equity-based compensation expense was $4.9 million and $3.4 million for the three months ended June 30, 2017 and 2016, respectively, and $10.1 million and $6.1 million for the six months ended June 30, 2017 and 2016, respectively. These expenses are included in Operating expenses in the Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited).

        Total unrecognized compensation cost was $47.9 million as of June 30, 2017 and is expected to be recognized over a weighted average period of approximately 2.9 years.

(8) Segment Information

        ASC Topic 280, Segment Reporting ("ASC 280") establishes standards for reporting information about segments and requires that a public business enterprise reports financial and descriptive information about its segments. Segments are components of an enterprise for which separate financial information is available and are evaluated regularly by the chief operating decision maker ("CODM") in deciding how to allocate resources and in assessing performance. Black Knight's chief executive

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(8) Segment Information (Continued)

officer is identified as the CODM as defined by ASC 280. To align with the internal management of our business operations based on service offerings, our business is organized into two segments:

  •
  Technology—offers software and hosting solutions that support loan servicing, loan origination and settlement services.

  •
  Data and Analytics—offers data and analytics solutions to the mortgage, real estate and capital markets industries. These solutions include property ownership data, lien data, servicing data, automated valuation models, collateral risk scores, prepayment and default models, lead generation and other data solutions.

        Separate discrete financial information is available for these two segments and the operating results of each segment are regularly evaluated by the CODM in order to assess performance and allocate resources. We use EBITDA as the primary profitability measure for making decisions regarding ongoing operations. EBITDA is earnings before Interest expense, Income tax expense and Depreciation and amortization. We do not allocate Interest expense, Other expense, net, Income tax expense, equity-based compensation and certain other items, such as purchase accounting adjustments and acquisition-related costs to the segments, since these items are not considered in evaluating the segments' overall operating performance.

        Summarized financial information concerning our segments is shown in the tables below (in millions):

	Three months ended June 30, 2017
	Technology	Data and Analytics	Corporate and Other		Total
Revenues	$220.5	$42.9	$(1.2	)(1)	$262.2
Expenses:
Operating expenses	91.0	33.0	18.0		142.0
Transition and integration costs	—	—	3.3		3.3

EBITDA	129.5	9.9	(22.5)		116.9
Depreciation and amortization	23.5	3.8	22.8	(2)	50.1

Operating income (loss)	106.0	6.1	(45.3)		66.8

Interest expense					(14.0)
Other expense, net					(14.5)

Earnings before income taxes					38.3
Income tax expense					9.1

Net earnings					$29.2

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(8) Segment Information (Continued)

(2)
Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

	Three months ended June 30, 2016
	Technology	Data and Analytics	Corporate and Other		Total
Revenues	$213.2	$44.3	$(2.0	)(1)	$255.5
Expenses:
Operating expenses	90.3	37.5	16.6		144.4
Transition and integration costs	—	—	1.1		1.1

EBITDA	122.9	6.8	(19.7)		110.0
Depreciation and amortization	25.8	2.3	21.1	(2)	49.2

Operating income (loss)	97.1	4.5	(40.8)		60.8

Interest expense					(16.9)
Other expense, net					(4.0)

Earnings before income taxes					39.9
Income tax expense					6.7

Net earnings					$33.2

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(8) Segment Information (Continued)

(2)
Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

	Six months ended June 30, 2017
	Technology	Data and Analytics	Corporate and Other		Total
Revenues	$441.1	$81.8	$(2.6	)(1)	$520.3
Expenses:
Operating expenses	184.7	66.5	36.3		287.5
Transition and integration costs	—	—	4.5		4.5

EBITDA	256.4	15.3	(43.4)		228.3
Depreciation and amortization	50.6	7.3	45.0	(2)	102.9

Operating income (loss)	205.8	8.0	(88.4)		125.4

Interest expense					(30.7)
Other expense, net					(16.5)

Earnings before income taxes					78.2
Income tax expense					15.1

Net earnings					$63.1

Balance sheet data:
Total assets	$3,182.2	$352.6	$184.4		$3,719.2

Goodwill	$2,115.0	$191.8	$—		$2,306.8

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

BLACK KNIGHT FINANCIAL SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(8) Segment Information (Continued)

(2)
Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

	Six months ended June 30, 2016
	Technology	Data and Analytics	Corporate and Other		Total
Revenues	$415.6	$86.1	$(4.3	)(1)	$497.4
Expenses:
Operating expenses	177.3	72.5	31.4		281.2
Transition and integration costs	—	—	1.1		1.1

EBITDA	238.3	13.6	(36.8)		215.1
Depreciation and amortization	51.2	4.4	41.8	(2)	97.4

Operating income (loss)	187.1	9.2	(78.6)		117.7

Interest expense					(33.7)
Other expense, net					(4.8)

Earnings before income taxes					79.2
Income tax expense					12.9

Net earnings					$66.3

Balance sheet data:
Total assets	$3,240.8	$352.9	$110.1		$3,703.8

Goodwill	$2,106.1	$191.5	$—		$2,297.6

(1)
Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.

(2)
Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the registrant in connection with the registration of its common stock. All amounts are estimates except the Securities and Exchange Commission registration fee.

Item	Amount to Be Paid*
Securities and Exchange Commission registration fee	$431,527
Blue Sky fees and expenses	—
Legal fees and expenses	2,824,000
Accounting fees and expenses	1,814,000
Printing expenses	405,000
Miscellaneous**	1,045,000

Total	$6,519,527

*
The amounts set forth in this table reflect the combined amounts paid or to be paid in connection with the preparation of this Registration Statement on Form S-1 and the related Registration Statement on Form S-4 filed by Black Knight Holdco Corp. (File # 333-218707).

**
Expenses include NYSE listing fee, HSR filing fees, Transfer agent and registrar fees and estimates for miscellaneous expenses.

Item 14.    Indemnification of Directors and Officers

        The DGCL permits a Delaware corporation to indemnify directors, officers, employees, and agents under some circumstances, and mandates indemnification under certain limited circumstances. The DGCL permits a corporation to indemnify a director, officer, employee, or agent for expenses actually and reasonably incurred, as well as fines, judgments and amounts paid in settlement in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person's conduct was unlawful. Indemnification against expenses incurred by a present or former director or officer in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. The DGCL grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees, and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses to directors and officers is permitted, but a person receiving such advances must provide an undertaking to repay those expenses if it is ultimately determined that he is not entitled to indemnification.

        The Amended and Restated Certificate of Incorporation (the "Certificate") of New BKH provides for indemnification of directors and officers to the fullest extent authorized or permitted by the DGCL, as amended from time to time. The right to indemnification conferred by Article SEVENTH of the Certificate includes the right to be paid by New BKH the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

        In addition, the directors and officers of New BKH may also be indemnified by FNF as a subsidiary of FNF to the same extent as a director of officer of FNF. The Amended and Restated

Certificate of Incorporation of FNF (the "FNF Certificate") provides for indemnification to the fullest extent permitted by the DGCL, as amended from time to time. Under the FNF Certificate, any expansion of the protection afforded directors, officers, employees, or agents by the DGCL will automatically extend to FNF's directors, officers, employees, or agents, as the case may be. Article XII of the FNF Certificate provides for the indemnification of directors, officers, agents, and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents, and employees, respectively. Article XII of the FNF Certificate also requires FNF, to the fullest extent expressly authorized by Section 145 of the DGCL, to advance expenses incurred by a director or officer in a legal proceeding prior to final disposition of the proceeding.

Item 15.    Recent Sales of Unregistered Securities

        In connection with the registrant's incorporation, on February 3, 2017, the registrant issued 1,000 shares of its common stock, par value $0.0001 per share, to BKHI in consideration of an aggregate capital contribution of $100.00 by BKHI. This issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuance did not involve any public offering of securities.

Item 16.    Exhibits and Financial Statement Schedules

(a)   Exhibits

        The exhibits filed as part of this prospectus are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number		Description
2.1		Agreement and Plan of Merger, dated as of June 8, 2017, by and among New BKH Corp., Black Knight Financial Services, Inc., Black Knight Holdco Corp., New BKH Merger Sub, Inc., BKFS Merger Sub, Inc. and Fidelity National Financial, Inc. (incorporated by reference to Annex A of the Black Knight Holdco Corp. Form S-4 filed with the SEC on May 13, 2017)

2.2		Reorganization Agreement, dated as of June 8, 2017, by and between Fidelity National Financial, Inc., Black Knight Holdings, Inc. and New BKH Corp. (incorporated by reference to Annex B of the Black Knight Holdco Corp. Form S-4 filed with the SEC on May 13, 2017)

3.1	*	Certificate of Incorporation of New BKH Corp.

3.2	*	Bylaws of New BKH Corp.

3.3	*	Form of Amended and Restated Certificate of Incorporation of New BKH Corp.

3.4	*	Form of Amended and Restated Bylaws of New BKH Corp.

5.1		Opinion of Weil, Gotshal & Manges LLP as to the validity of the securities to be issued

8.1		Form of Opinion of Deloitte Tax LLP regarding certain tax matters

10.1		THL Interest Exchange Agreement, dated as of June 8, 2017, by and between Black Knight Holdco Corp., THL Equity Fund VI Investors (BKFS-LM), LLC, THL Equity Fund VI Investors (BKFS-NB), LLC and Black Knight Financial Services, Inc. (incorporated by reference to Exhibit 10.1 of the Black Knight Holdco Corp. Form S-4 filed with the SEC on June 13, 2017)

Exhibit Number		Description

23.1		Consent of KPMG, LLP, independent public accounting firm

23.2		Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 of this Registration Statement)

23.3		Consent of Deloitte Tax LLP (included in Exhibit 8.1)

24.1	*	Power of Attorney (included on signature page)

99.1		Form of Black Knight Holdco Corp. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Black Knight Holdco Corp. Form S-4 filed with the SEC on June 13, 2017)

99.2		Form of Black Knight Holdco Corp. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Black Knight Holdco Corp. Form S-4 filed with the SEC on June 13, 2017)

*
Previously filed by New BKH Corp. on Form S-1 filed on June 20, 2017.

(b)   Financial Statement Schedules:

(b)
(1)  Financial Statements

        Included in this Registration Statement on Form S-1:

(b)
(2)  Financial Statement Schedules

        All schedules have been omitted because they are not applicable, not material or the required information is set forth in the financial statements or notes thereto

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 14, 2017.

NEW BKH CORP.
By:	/s/ MICHAEL L. GRAVELLE
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Kirk T. Larsen		President and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	August 14, 2017
* Michael L. Gravelle		Director and Executive Vice President, General Counsel and Corporate Secretary	August 14, 2017
*By:	/s/ MICHAEL L. GRAVELLE Michael L. Gravelle Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description
2.1		Agreement and Plan of Merger, dated as of June 8, 2017, by and among New BKH Corp., Black Knight Financial Services, Inc., Black Knight Holdco Corp., New BKH Merger Sub, Inc., BKFS Merger Sub, Inc. and Fidelity National Financial, Inc. (incorporated by reference to Annex A of the Black Knight Holdco Corp. Form S-4 filed with the SEC on May 13, 2017)
2.2
Reorganization Agreement, dated as of June 8, 2017, by and between Fidelity National Financial, Inc., Black Knight Holdings, Inc. and New BKH Corp. (incorporated by reference to Annex B of the Black Knight Holdco Corp. Form S-4 filed with the SEC on May 13, 2017)
3.1	*	Certificate of Incorporation of New BKH Corp.
3.2	*	Bylaws of New BKH Corp.
3.3	*	Form of Amended and Restated Certificate of Incorporation of New BKH Corp.
3.4	*	Form of Amended and Restated Bylaws of New BKH Corp.
5.1		Opinion of Weil, Gotshal & Manges LLP as to the validity of the securities to be issued
8.1		Form of Opinion of Deloitte Tax LLP regarding certain tax matters
10.1
THL Interest Exchange Agreement, dated as of June 8, 2017, by and between Black Knight Holdco Corp., THL Equity Fund VI Investors (BKFS-LM), LLC, THL Equity Fund VI Investors (BKFS-NB), LLC and Black Knight Financial Services, Inc. (incorporated by reference to Exhibit 10.1 of the Black Knight Holdco Corp. Form S-4 filed with the SEC on June 13, 2017)
23.1		Consent of KPMG, LLP, independent public accounting firm
23.2		Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 of this Registration Statement)
23.3		Consent of Deloitte Tax LLP (included in Exhibit 8.1)
24.1	*	Power of Attorney (included on signature page)
99.1
Form of Black Knight Holdco Corp. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Black Knight Holdco Corp. Form S-4 filed with the SEC on June 13, 2017)
99.2		Form of Black Knight Holdco Corp. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Black Knight Holdco Corp. Form S-4 filed with the SEC on June 13, 2017)

*
Previously filed by New BKH Corp. on Form S-1 filed on June 20, 2017.